UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Tutogen Medical, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☒	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

$8,322

(2)	Form, Schedule or Registration Statement No.:

Amendment No. 1 to Registration Statement on Form S-4; Registration No. 333-148305

(3)	Filing Party:

Regeneration Technologies, Inc.

(4)	Date Filed:

January 22, 2008

Notes:

PROPOSED MERGER — YOUR VOTE IS VERY IMPORTANT

Each of the boards of directors of Regeneration Technologies, Inc. and Tutogen Medical, Inc. has approved a strategic merger, combining Regeneration Technologies and Tutogen. We believe that the combined company will be better positioned to compete in the marketplace for sterile biologic implants.

Tutogen and Regeneration Technologies have entered into an agreement and plan of merger pursuant to which Tutogen and Regeneration Technologies will combine their businesses through the merger of Tutogen with a newly formed, wholly-owned subsidiary of Regeneration Technologies, with Tutogen becoming a wholly-owned subsidiary of Regeneration Technologies.

In the proposed merger, Tutogen stockholders will receive 1.22 shares of Regeneration Technologies common stock for each share of Tutogen common stock. This exchange ratio is fixed and will not be adjusted to reflect stock price changes prior to the closing. Regeneration Technologies’ stockholders will continue to own their existing shares, which will not be affected by the merger. Based upon the number of shares outstanding on the date of the Merger Agreement, Tutogen’s former stockholders will own approximately 45% of the then-outstanding Regeneration Technologies common stock on a fully-diluted basis upon completion of the merger. The value of the merger consideration to be received in exchange for each share of Tutogen common stock will fluctuate with the market price of Regeneration Technologies common stock.

Based on the closing sale price for Regeneration Technologies common stock on November 12, 2007, the last trading day before public announcement of the merger, the 1.22 exchange ratio represented approximately $12.86 in value for each share of Tutogen common stock. Based on the closing sale price for Regeneration Technologies common stock on January 22, 2008, the latest practicable date before the printing of this joint proxy statement/prospectus, which we refer to as this Proxy Statement, the 1.22 exchange ratio represented approximately $9.16 in value for each share of Tutogen common stock.

Regeneration Technologies common stock is listed on the Nasdaq Global Market under the symbol “RTIX.” Tutogen common stock is listed on the American Stock Exchange under the symbol “TTG.” We urge you to obtain current market quotations for the shares of Regeneration Technologies and Tutogen.

Your vote is very important. The merger cannot be completed unless Regeneration Technologies stockholders approve the amendment and restatement of the Regeneration Technologies certificate of incorporation and the issuance of Regeneration Technologies capital stock in the merger, and Tutogen stockholders adopt the merger agreement. Each of Tutogen and Regeneration Technologies is holding a special meeting of its stockholders to vote on the proposals necessary to complete the merger. Information about these meetings, the merger and the other business to be considered by stockholders is contained in this Proxy Statement. We urge you to read this Proxy Statement carefully. You should also carefully consider the risk factors beginning on page 17.

Whether or not you plan to attend your respective company’s special meeting of stockholders, please submit your proxy as soon as possible to make sure that your shares are represented at that meeting.

The Regeneration Technologies board of directors recommends that Regeneration Technologies stockholders vote FOR the proposals to approve the amendment and restatement of the Regeneration Technologies certificate of incorporation and the issuance of Regeneration Technologies capital stock in the merger, both of which are necessary to effect the merger.

The Tutogen board of directors recommends that Tutogen stockholders vote FOR the proposal to adopt the merger agreement.

BRIAN K. HUTCHISON	GUY L. MAYER
Chief Executive Officer	Chief Executive Officer
Regeneration Technologies, Inc.	Tutogen Medical, Inc.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in connection with the merger or determined if this Proxy Statement is accurate or complete. Any representation to the contrary is a criminal offense.

This joint proxy statement/prospectus is dated January 23, 2008, and is first being mailed to stockholders of Tutogen and Regeneration Technologies on or about January 24, 2008.

ADDITIONAL INFORMATION

This Proxy Statement incorporates by reference important business and financial information about Regeneration Technologies and Tutogen from other documents that are not included in or delivered with this Proxy Statement. For a listing of the documents incorporated by reference into this Proxy Statement, see “Where You Can Find More Information”. This information is available to you without charge upon your written or oral request. You can obtain the documents incorporated by reference into this document through the Securities and Exchange Commission website at www.sec.gov or by requesting them in writing or by telephone at the appropriate address below:

By Mail:	Regeneration Technologies, Inc.
11621 Research Circle
Alachua, FL 32615
Attention: Thomas F. Rose

By Telephone: (386) 418-8888

By Mail:	Tutogen Medical, Inc.
13709 Progress Blvd.
Alachua, FL 32615
Attention: L. Robert Johnston, Jr.

By Telephone: (386) 462-0402

You may also obtain documents incorporated by reference into this Proxy Statement by requesting them in writing or by telephone from Georgeson, Inc., proxy solicitor for Regeneration Technologies and Tutogen, at the following address and telephone numbers:

By Mail:	Georgeson, Inc.
199 Water Street, 26th Floor
New York, NY 10038

By Telephone:	(800) 849-5307 (toll free)
(212) 440-9800 (collect)

You can make your request for these documents up to the meeting date.

REGENERATION TECHNOLOGIES, INC.

11621 RESEARCH CIRCLE

ALACHUA, FL 32615

(386) 418-8888

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON WEDNESDAY, FEBRUARY 27, 2008

To the Stockholders of Regeneration Technologies, Inc.:

A special meeting of stockholders of Regeneration Technologies, Inc. will be held on February 27, 2008 at 9:00 a.m., local time, at its headquarters at 11621 Research Circle, Alachua, Florida for the following purposes:

1. To amend and restate the Regeneration Technologies certificate of incorporation (a) to increase the number of authorized shares of Regeneration Technologies common stock, par value $0.001 per share, from 50,000,000 to 150,000,000 and (b) to change the name of Regeneration Technologies to RTI Biologics, Inc. (the “Charter Amendment”).

2. To approve the issuance of Regeneration Technologies common stock to former stockholders of Tutogen Medical, Inc. pursuant to the Agreement and Plan of Merger, dated as of November 12, 2007, by and among Regeneration Technologies, Inc., Rockets FL Corp. and Tutogen Medical, Inc., as the same may be amended from time to time (the “Share Issuance”).

3. To approve any motion to adjourn or postpone the special meeting to a later date or dates, if necessary, to solicit additional proxies if there are insufficient votes at the time of the special meeting.

4. To transact such other business as may properly come before the special meeting or any adjournment or postponement thereof.

Proposals 1 and 2 are conditioned on each other and approval of each is required for completion of the merger.

The accompanying Proxy Statement further describes the matters to be considered at the meeting. A copy of the merger agreement has been included as Annex A to the Proxy Statement.

The Regeneration Technologies board of directors has set January 16, 2008 as the record date for the special meeting. Only holders of record of Regeneration Technologies common stock at the close of business on the record date will be entitled to notice of and to vote at the special meeting and any adjournments or postponements thereof. Any stockholder entitled to attend and vote at the meeting is entitled to appoint a proxy to attend and vote on such stockholder’s behalf. Such proxy need not be a holder of Regeneration Technologies common stock. To ensure your representation at the special meeting, please complete and return the enclosed proxy card. Please vote promptly whether or not you expect to attend the special meeting. Submitting a proxy now will not prevent you from being able to vote at the special meeting by attending in person and casting a vote.

The Regeneration Technologies board of directors recommends that you vote FOR the proposals to amend and restate the Regeneration Technologies certificate of incorporation, FOR the proposal to approve the issuance of Regeneration Technologies common stock in the merger and FOR the proposal to approve any motion to adjourn or postpone the special meeting to a later date or dates if necessary to solicit additional proxies.

By Order of the Board of Directors,

THOMAS F. ROSE
Secretary
Alachua, Florida

January 23, 2008

PLEASE VOTE YOUR SHARES PROMPTLY. YOU CAN FIND INSTRUCTIONS FOR VOTING ON THE ENCLOSED PROXY CARD. IF YOU HAVE QUESTIONS ABOUT THE PROPOSALS OR ABOUT VOTING YOUR SHARES, PLEASE CONTACT GEORGESON, INC. AT (800) 849-5307 (TOLL FREE) OR (212) 440-9800 (COLLECT).

TUTOGEN MEDICAL, INC.

13709 PROGRESS BLVD.

ALACHUA, FL 32615

(386) 462-0402

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON WEDNESDAY, FEBRUARY 27, 2008

To the Stockholders of Tutogen Medical, Inc.:

A special meeting of stockholders of Tutogen Medical, Inc. will be held on February 27, 2008 at 9:00 a.m., local time, at its headquarters at 13709 Progress Boulevard, Alachua, Florida for the following purposes:

1. To adopt the Agreement and Plan of Merger, dated as of November 12, 2007, by and among Regeneration Technologies, Inc., Rockets FL Corp. and Tutogen Medical, Inc., as the same may be amended from time to time.

2. To approve any motion to adjourn or postpone the special meeting to a later date or dates, if necessary, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.

3. To transact such other business as may properly come before the special meeting or any adjournment or postponement thereof.

The accompanying Proxy Statement further describes the matters to be considered at the special meeting. A copy of the merger agreement has been included as Annex A to the Proxy Statement.

The Tutogen board of directors has set January 22, 2008 as the record date for the special meeting. Only holders of record of shares of Tutogen common stock at the close of business on the record date will be entitled to notice of and to vote at the special meeting and any adjournments or postponements thereof. To ensure your representation at the special meeting, please complete and return the enclosed proxy card. Please vote promptly whether or not you expect to attend the special meeting. Submitting a proxy now will not prevent you from being able to vote at the special meeting by attending in person and casting a vote.

The board of directors of Tutogen recommends that you vote FOR the proposal to adopt the merger agreement and FOR the proposal to approve any motion to adjourn or postpone the special meeting to a later date or dates if necessary to solicit additional proxies.

By Order of the Board of Directors,

ROY D. CROWNINSHIELD
Chairman of the Board
Alachua, Florida

January 23, 2008

PLEASE VOTE YOUR SHARES PROMPTLY. YOU CAN FIND INSTRUCTIONS FOR VOTING ON THE ENCLOSED PROXY CARD. IF YOU HAVE QUESTIONS ABOUT THE PROPOSALS OR ABOUT VOTING YOUR SHARES, PLEASE CONTACT GEORGESON, INC. AT (800) 849-5307 (TOLL FREE) OR (212) 440-9800 (COLLECT).

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(continued)

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QUESTIONS AND ANSWERS ABOUT THE MEETINGS

The following questions and answers briefly address some commonly asked questions about the Regeneration Technologies and Tutogen special meetings. They may not include all the information that is important to stockholders of Tutogen and Regeneration Technologies. We urge stockholders to read carefully this entire Proxy Statement, including the annexes and the other documents referred to herein.

Q:	Why am I receiving these materials?

A:	We are sending you these materials to help you decide how to vote your shares of Tutogen or Regeneration Technologies stock with respect to the proposed merger.

The merger cannot be completed unless Tutogen stockholders adopt the merger agreement, and Regeneration Technologies stockholders approve the amendment and restatement of the Regeneration Technologies certificate of incorporation and the issuance of Regeneration Technologies capital stock in the merger. Each of Regeneration Technologies and Tutogen is holding its special meeting of stockholders to vote on the proposals necessary to complete the merger. Information about these meetings, the merger and the other business to be considered by stockholders is contained in this Proxy Statement.

We are delivering this document to you as both a joint proxy statement of Tutogen and Regeneration Technologies and a prospectus of Regeneration Technologies. It is a joint proxy statement because each of our boards of directors is soliciting proxies from its stockholders. It is a prospectus because Regeneration Technologies will exchange shares of its common stock for shares of Tutogen in the merger.

Q:	What will stockholders receive in the merger?

A:	In the proposed merger, holders of Tutogen common stock will receive 1.22 shares of Regeneration Technologies common stock for each share of Tutogen common stock. This exchange ratio is fixed and will not be adjusted to reflect stock price changes prior to the closing.

Regeneration Technologies’ stockholders will continue to own their existing shares, which will not be affected by the merger.

Q:	When do Tutogen and Regeneration Technologies expect to complete the merger?

A:	Tutogen and Regeneration Technologies expect to complete the merger after all conditions to the merger in the merger agreement are satisfied or waived, including the conditions that stockholder approvals are received at the special meetings of stockholders of Tutogen and Regeneration Technologies, and all required regulatory approvals are received. Regeneration Technologies and Tutogen currently expect to complete the merger in late February, 2008. However, it is possible that factors outside of either company’s control could require Regeneration Technologies or Tutogen to complete the merger at a later time or not to complete it at all.

Q:	How do the boards of directors of Regeneration Technologies and Tutogen recommend that I vote?

A:	The Regeneration Technologies board of directors recommends that holders of Regeneration Technologies common stock vote FOR each of the proposals relating to the proposed merger.

The Tutogen board of directors recommends that Tutogen stockholders vote FOR the proposal to adopt the merger agreement.

Q:	What do I need to do now?

A:	After carefully reading and considering the information contained in this Proxy Statement, please vote your shares as soon as possible so that your shares will be represented at your respective company’s special meeting. Please follow the instructions set forth on the proxy card or on the voting instruction form provided by the record holder if your shares are held in the name of your broker or other nominee.

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Q:	How do I vote?

A:	You may vote before your company’s special meeting by completing, signing, dating and returning the enclosed proxy card in the enclosed postage-paid envelope.

You may also cast your vote in person at your company’s special meeting.

If your shares are held in “street name,” through a broker, bank or other nominee, that institution will send you separate instructions describing the procedure for voting your shares. If you wish to vote at the meeting and your shares are held in “street name,” you will need to obtain a proxy form from the institution that holds your shares.

Q:	When and where are the Regeneration Technologies and Tutogen special meetings of stockholders?

A:	The special meeting of Regeneration Technologies stockholders will be held at its headquarters at 11621 Research Circle, Alachua, Florida at 9:00 a.m., local time, on February 27, 2008. Subject to space availability, all stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. Registration and seating will begin at 8:30 a.m., local time.

The special meeting of Tutogen stockholders will be held at its headquarters at 13709 Progress Boulevard, Alachua, Florida at 9:00 a.m., local time, on February 27, 2008. Subject to space availability, all stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. Registration and seating will begin at 8:30 a.m., local time.

Q:	If my shares are held in “street name” by a broker or other nominee, will my broker or nominee vote my shares for me?

A:	Your broker or other nominee does not have authority to vote on the proposals described in this Proxy Statement. Your broker or other nominee will vote your shares held by it in “street name” with respect to these matters ONLY if you provide instructions to it on how to vote. You should follow the directions your broker or other nominee provides.

Q:	What constitutes a quorum?

Stockholders who hold a majority of the shares of the Regeneration Technologies common stock issued and outstanding as of the close of business on the record date and who are entitled to vote must be present in person or represented by proxy in order to constitute a quorum to conduct business at the Regeneration Technologies special meeting.

Stockholders who hold a majority in voting power of the Tutogen common stock issued and outstanding as of the close of business on the record date and who are entitled to vote must be present in person or represented by proxy in order to constitute a quorum to conduct business at the Tutogen special meeting.

Q:	What vote is required to approve each proposal?

A:	To amend and restate the certificate of incorporation of Regeneration Technologies: the affirmative vote of a majority of the outstanding shares of common stock of Regeneration Technologies entitled to vote is required to approve the amendment and restatement of the certificate of incorporation to increase the authorized number of shares of common stock and change the name of Regeneration Technologies to RTI Biologics, Inc., which is referred to in this Proxy Statement as the Charter Amendment.

To issue Regeneration Technologies common stock in the merger: the affirmative vote of a majority of the Regeneration Technologies shares voting on the proposal is required to approve the issuance of Regeneration Technologies common stock in the merger, which is referred to in this Proxy Statement as the Share Issuance.

ii

To approve the merger agreement: the affirmative vote of a majority of the outstanding shares of Tutogen common stock entitled to vote is required to approve the merger agreement, which is referred to in this Proxy Statement as the Merger Proposal.

Q:	What if I do not vote on the matters relating to the merger?

A:	If you are a Regeneration Technologies stockholder and you fail to vote or fail to instruct your broker or other nominee how to vote on the Charter Amendment, your failure to vote will have the same effect as a vote against the Charter Amendment. If you respond with an “abstain” vote, your proxy will have the same effect as a vote against this proposal. If you respond but do not indicate how you want to vote on the Charter Amendment, your proxy will be counted as a vote in favor of the Charter Amendment.

If you are a Regeneration Technologies stockholder and you fail to vote or fail to instruct your broker or other nominee how to vote on the Share Issuance, it will have no effect on the outcome of the vote for this proposal. Similarly, if you respond with an “abstain” vote, your proxy will have no effect on the outcome of the vote for this proposal. If you respond but do not indicate how you want to vote on the Share Issuance, your proxy will be counted as a vote in favor of the Share Issuance.

The approval of the Charter Amendment and the Share Issuance are conditioned on each other, and approval of each is required for completion of the merger.

If you are a Tutogen stockholder and you fail to vote or fail to instruct your broker or other nominee how to vote on the Merger Proposal, it will have the same effect as a vote against the Merger Proposal. If you respond with an “abstain” vote on the Merger Proposal, your proxy will have the same effect as a vote against the Merger Proposal. If you respond but do not indicate how you want to vote on the Merger Proposal, your proxy will be counted as a vote in favor of the Merger Proposal.

Q:	What if I hold shares in both Tutogen and Regeneration Technologies?

A.	If you are a stockholder of both Tutogen and Regeneration Technologies, you will receive two separate packages of proxy materials. A vote as a Tutogen stockholder for the Merger Proposal will not constitute a vote as a Regeneration Technologies stockholder for the Charter Amendment or the Share Issuance, or vice versa. Therefore, please sign, date and return all proxy cards that you receive, whether from Tutogen or Regeneration Technologies, or vote as both a Tutogen and Regeneration Technologies stockholder by internet or telephone.

Q:	May I change my vote after I have delivered my proxy or voting instruction card?

A:	Yes. You may change your vote at any time before your proxy is voted at your special meeting. You may do this in one of four ways:

•	by sending a notice of revocation to the corporate secretary of Regeneration Technologies or Tutogen, as applicable;

•	by sending a completed proxy card bearing a later date than your original proxy card; or

•	by attending your special meeting and voting in person. Your attendance alone will not revoke any proxy.

If you choose any of the first three methods, you must take the described action no later than the beginning of the applicable special meeting.

If your shares are held in an account at a broker or other nominee, you should contact your broker or other nominee to change your vote.

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Q:	What are the material U.S. federal income tax consequences of the merger?

A:	Regeneration Technologies and Tutogen intend for the merger to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, which we refer to as the Code, for U.S. federal income tax purposes. Accordingly, a holder of Tutogen common stock generally will not recognize any gain or loss for U.S. federal income tax purposes upon the exchange of the holder’s shares of Tutogen common stock for shares of Regeneration Technologies common stock pursuant to the merger.

Tax matters are very complicated, and the tax consequences of the merger to a particular holder of Tutogen common stock will depend in part on such holder’s circumstances. Accordingly, Tutogen and Regeneration Technologies urge you to consult your own tax advisor for a full understanding of the tax consequences of the merger to you, including the applicability and effect of federal, state, local, and foreign income tax and other laws that may apply to your particular situation. For more information, please see the section entitled “Material U.S. Federal Income Tax Consequences” beginning on page 55.

Q:	Do I have appraisal rights?

A:	Holders of Tutogen common stock or Regeneration Technologies common stock will not be entitled to exercise any appraisal rights in connection with the merger.

Q:	Should I send in my stock certificates now?

A:	No. Please do not send your stock certificates with your proxy card.

If you are a holder of Tutogen common stock, you will receive written instructions from the exchange agent after the merger is completed on how to exchange your stock certificates for Regeneration Technologies common stock. Regeneration Technologies stockholders will not be required to exchange their stock certificates in connection with the merger. Regeneration Technologies stockholders holding stock certificates should keep their stock certificates both now and after the merger is completed.

Q:	What if I hold Tutogen and Regeneration Technologies stock options or other stock-based awards?

A:	Regeneration Technologies stock options and other equity-based awards, including restricted stock units, will remain outstanding and will not be affected by the merger.

Each outstanding Tutogen employee stock option will become fully vested and will be assumed by Regeneration Technologies in the merger on terms substantially identical to those in effect immediately prior to the completion of the merger, and those options will be adjusted to entitle the holder to receive Regeneration Technologies common stock. The number of shares issuable under those options and the exercise prices for those options will be adjusted based on the exchange ratio.

Q:	Whom should I contact if I have any questions about the proxy materials or voting power?

A:	If you have any questions about the merger or if you need assistance in submitting your proxy or voting your shares or need additional copies of this Proxy Statement or the enclosed proxy card, you should contact Georgeson, Inc., the proxy solicitation agent for Regeneration Technologies and Tutogen, if you hold your shares in your own name. If your shares are held in a stock brokerage account or by a bank or other nominee, you should call your broker or other nominee for additional information.

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SUMMARY

This summary highlights selected information contained in this joint proxy statement/prospectus, referred to as this Proxy Statement, and does not contain all the information that may be important to you. Regeneration Technologies and Tutogen urge you to read this Proxy Statement carefully in its entirety, as well as the annexes. Important additional information is also contained in the documents incorporated by reference into this Proxy Statement; see “Where You Can Find More Information” beginning on page 107. Unless stated otherwise, all references in this Proxy Statement to Regeneration Technologies are to Regeneration Technologies, Inc., all references to Tutogen are to Tutogen Medical, Inc. and all references to the merger agreement are to the Agreement and Plan of Merger, dated as of November 12, 2007, by and among Regeneration Technologies, Rockets FL Corp. and Tutogen, a copy of which is attached as Annex A to this Proxy Statement.

The Merger

Each of the boards of directors of Tutogen and Regeneration Technologies has approved a strategic merger, combining the businesses of Tutogen and Regeneration Technologies. Regeneration Technologies and Tutogen have entered into an agreement and plan of merger pursuant to which a newly formed, wholly-owned subsidiary of Regeneration Technologies will merge with and into Tutogen, with Tutogen becoming a wholly-owned subsidiary of Regeneration Technologies. The combined company will be named RTI Biologics, Inc. In the proposed merger, Tutogen stockholders will receive 1.22 shares of Regeneration Technologies common stock for each share of Tutogen common stock. This exchange ratio is fixed and will not be adjusted to reflect stock price changes prior to the closing. Stockholders of Regeneration Technologies will continue to own their existing shares, which will not be affected by the merger.

The Parties

Regeneration Technologies

Regeneration Technologies is a leader in the use of natural tissues and innovative technologies to produce orthopedic and other surgical implants that repair and promote the natural healing of human bone and other human tissues and improve surgical outcomes. Regeneration Technologies processes tissues using its patented BioCleanse® process, a validated, Food and Drug Administration (FDA)-reviewed, tissue sterilization process. Regeneration Technologies provides a comprehensive portfolio of natural tissue products in a broad range of markets. Regeneration Technologies separates its implants into five primary product lines: spinal constructs, sports medicine, bone graft substitutes, cardiovascular and general orthopedic revenues applications.

For the year ended December 31, 2006, Regeneration Technologies had revenues of $73.9 million and a net loss of $11.1 million. For the nine months ended September 30, 2007, Regeneration Technologies had revenues of $68.7 million and net income of $507,000.

As of the date of this Proxy Statement, Regeneration Technologies is in the process of completing the closing procedures for its financial statements for the year ended December 31, 2007. Regeneration Technologies anticipates that it will report the 2007 results during the first week of February, 2008. Based on preliminary information, Regeneration Technologies anticipates that it may write down all or a substantial part of the value of two assets, an equity interest in Organ Recovery Systems, Inc., currently valued at $1.2 million, that may be substantially impaired as of December 31, 2007, and a leased facility currently held for sale in Birmingham, Alabama with a net book value of $3.2 million. See “Risk Factors — The value of Regeneration Technologies’ current investment in Organ Recovery Systems, Inc. is dependent on the financial success of this venture” and “Risk Factors — The value of Regeneration Technologies’ current investment in Assets Held For Sale is dependent upon finding a party to lease or purchase its vacant processing facility in Birmingham, Alabama.”

Regeneration Technologies was incorporated in the State of Delaware on April 25, 2000. Regeneration Technologies’ principal offices are located at 11621 Research Circle, Alachua, Florida 32615, and its telephone number is (386) 418-8888.

Tutogen

Tutogen Medical, Inc., with its consolidated subsidiaries, processes, manufactures and distributes specialty surgical products and performs tissue processing services for dental, spine, urology, hernia repair, breast reconstruction, ophthalmology, and ear, nose and throat applications. Tutogen’s core business is processing human donor tissue, utilizing its patented TUTOPLAST® process, for distribution to hospitals and surgeons. Tutogen processes tissues at its two manufacturing facilities located in Germany and the United States and distributes its products and services in over 20 countries worldwide.

For the year ended September 30, 2007, Tutogen had revenues of $53.8 million and net income of $6.8 million. There have been no material changes in the affairs of Tutogen since September 30, 2007 that have not been described in a report on Form 10-Q or Form 8-K.

Tutogen, a Florida corporation, was formed in 1985. Tutogen’s principal offices are located at 13709 Progressive Blvd., Alachua, Florida 32615, and its telephone number is (386) 462-0402.

Merger Sub

Rockets FL Corp., or the “Merger Sub,” a wholly-owned subsidiary of Regeneration Technologies, is a Florida corporation formed on November 8, 2007, for the purpose of effecting the merger. Upon completion of the merger, the Merger Sub will merge with and into Tutogen, the separate existence of the Merger Sub will cease and Tutogen will become a wholly-owned subsidiary of Regeneration Technologies.

The Merger Sub has not conducted any activities other than those incidental to its formation and the matters contemplated by the merger agreement, including the preparation of applicable regulatory filings in connection with the merger.

The Merger

A copy of the merger agreement is attached as Annex A to this Proxy Statement. We encourage you to read the entire merger agreement carefully because it is the principal document governing the merger. For more information on the merger agreement, see “The Merger Agreement” beginning on page 57.

Consideration to be Received in the Merger by Tutogen Stockholders

Each outstanding share of Tutogen common stock will be converted into the right to receive 1.22 shares of Regeneration Technologies common stock in the merger, which we refer to as the exchange ratio.

Holders of Tutogen common stock will not receive any fractional Regeneration Technologies shares in the merger. Instead, the total number of shares that each holder of Tutogen common stock will receive in the merger will be rounded down to the nearest whole number, and Regeneration Technologies will pay cash for any resulting fractional share that a Tutogen stockholder otherwise would be entitled to receive. The amount of cash payable for a fractional share of Regeneration Technologies common stock will be determined by multiplying the fraction by the volume weighted average closing price per share of Regeneration Technologies common stock for the ten consecutive trading days ending on the second-to-last trading day immediately prior to the merger. For more complete description of the merger consideration, see “The Merger Agreement — Consideration to be Received in the Merger by Tutogen Stockholders” on page 58.

Treatment of Stock Options

Regeneration Technologies

Regeneration Technologies stock options and other equity-based awards will remain outstanding and will not be affected by the merger.

Tutogen

Each outstanding Tutogen employee stock option will become fully vested and will be assumed by Regeneration Technologies in the merger on terms substantially identical to those in effect immediately prior to the completion of the merger, and those options will be adjusted to entitle the holder to receive Regeneration Technologies common stock. The number of shares issuable under those options and the exercise prices for those options will be adjusted based on the exchange ratio.

For a more complete discussion of the treatment of Tutogen options, see “The Merger Agreement — Treatment of Tutogen Options” on page 68.

Directors and Executive Management Following the Merger

After the merger, Regeneration Technologies will have a classified board, initially consisting of twelve members, divided into three classes and elected for three-year terms by a plurality of the shares of Regeneration Technologies common stock present in person or represented by proxy and entitled to vote at the annual meeting of stockholders. Seven of the twelve directors are the current members of the Regeneration Technologies board of directors. The remaining five directors have been selected from the eight current members of the Tutogen board of directors.

The members of the Regeneration Technologies board of directors and the class of director in which each member will serve after the merger is as set forth below:

Class	Term Expiring	Directors
I	2008	Peter F. Gearen, M.D.* Michael J. Odrich* Adrian J.R. Smith Udo Henseler, Ph.D.

II	2009	Philip R. Chapman* Gregory P. Rainey* Neal B. Freeman Guy L. Mayer

III	2010	Brian K. Hutchison* David J. Simpson* Julianne Bowler* Roy D. Crowninshield, Ph.D.

*	Indicates current director of Regeneration Technologies

In addition to serving as a director of the combined company, Brian K. Hutchison, Regeneration Technologies’ President, Chief Executive Officer and Chairman, will serve as Chief Executive Officer and

Chairman of the combined company, and Guy L. Mayer, Tutogen’s President and Chief Executive Officer, will serve as the President of the combined company. Thomas F. Rose, Vice President, Chief Financial Officer and Secretary of Regeneration Technologies, shall continue to serve in his current roles in the combined company. L. Robert Johnston, Jr., Tutogen’s Chief Financial Officer, will serve as Vice President – Finance of the combined company.

For a more complete discussion of the directors and management of Regeneration Technologies, see “The Merger — Interests of Directors and Executive Officers in the Merger” beginning on page 51.

Recommendations of the Regeneration Technologies Board of Directors

After careful consideration, the Regeneration Technologies board of directors recommends that holders of Regeneration Technologies common stock vote FOR the Charter Amendment and the Share Issuance.

For a more complete description of Regeneration Technologies’ reasons for the merger and the recommendations of the Regeneration Technologies board of directors, see “The Merger — Reasons for the Merger” and “— Recommendations of Regeneration Technologies Board of Directors” beginning on pages 33 and 34, respectively.

Recommendation of the Tutogen Board of Directors

After careful consideration, the Tutogen board of directors recommends that holders of Tutogen common stock vote FOR the Merger Proposal.

For a more complete description of Tutogen’s reasons for the merger and the recommendation of the Tutogen board of directors, see “The Merger — Reasons for the Merger” and “— Recommendation of Tutogen Board of Directors” beginning on pages 33 and 35, respectively.

Opinions of Financial Advisors

Regeneration Technologies Financial Advisor

In connection with the proposed merger, Regeneration Technologies engaged Lehman Brothers Inc. to act as its financial advisor. On November 12, 2007, Lehman Brothers rendered its opinion to the Regeneration Technologies board of directors that, as of that date and based upon and subject to the matters stated in its opinion, the exchange ratio to be paid by Regeneration Technologies in the merger was fair, from a financial point of view, to Regeneration Technologies. The full text of Lehman Brothers’ written opinion, dated November 12, 2007, is attached as Annex C to this Proxy Statement. Regeneration Technologies stockholders are urged to read this opinion carefully and in its entirety for a description of the assumptions made, procedures followed, matters considered and limitations on the review undertaken by Lehman Brothers in rendering its opinion.

The Lehman Brothers opinion is not intended to be and does not constitute a recommendation to any stockholder of Regeneration Technologies or Tutogen as to how that stockholder should vote or act with respect to any matter relating to the proposed merger or any other matter described in this Proxy Statement.

For a more complete description of the Lehman Brothers opinion, see “The Merger — Opinion of Financial Advisor to the Regeneration Technologies Board of Directors” beginning on page 36.

Tutogen Financial Advisor

The Tutogen board of directors considered the financial analyses of Cowen and Company, LLC (“Cowen”), and Cowen rendered its oral opinion that, as of November 12, 2007 and based upon and subject to the factors and assumptions set forth in its opinion, the exchange ratio in the merger was fair, from a financial point of view, to the stockholders of Tutogen. Cowen subsequently confirmed its oral opinion by delivering its written opinion, dated November 12, 2007, the full text of which is attached as Annex D to this Proxy Statement. Tutogen stockholders are urged to read the opinion carefully in its entirety for a description of the procedures followed, assumptions made, matters considered and limitations on the review undertaken.

Cowen provided its opinion for the use and benefit of the Tutogen board of directors in connection with its consideration of the merger, and is directed only to the fairness, from a financial point of view, of the exchange ratio in the merger as of the date of the opinion. The Cowen opinion does not address any other aspect of the merger, and is not intended to be and does not constitute a recommendation to any stockholder as to how that stockholder should vote or act with respect to the proposed merger or any other matter. Cowen was not requested to opine as to, and its opinion does not in any manner address, Tutogen’s underlying business decision to proceed with or effect the merger or any alternatives to the merger. The summary of the Cowen opinion in this Proxy Statement is qualified in its entirety by reference to the full text of the opinion.

For a more complete description of the Cowen opinion, see “The Merger — Opinion of Financial Advisor to the Tutogen Board of Directors” beginning on page 42.

Interests of Directors and Executive Officers in the Merger

You should be aware that some of the directors and officers of Regeneration Technologies and Tutogen have interests in the merger that are different from, or are in addition to, the interests of stockholders generally. These interests relate to:

•	the treatment of equity-based compensation awards held by directors and executive officers of Tutogen in the merger;

•

the agreement that Brian K. Hutchison, currently President, Chief Executive Officer and Chairman of Regeneration Technologies, who is also a director of Regeneration Technologies, will remain Chief Executive Officer of the combined company and will remain Chairman of the board of directors of the combined company;

•

the agreement that Thomas F. Rose, currently Vice President, Chief Financial Officer and Secretary of Regeneration Technologies, will continue to serve in his current positions in the combined company;

•	the agreement that Guy L. Mayer, currently President and Chief Executive Officer of Tutogen, will serve as President of the combined company;

•	the agreement that L. Robert Johnston, Jr., Tutogen’s Chief Financial Officer, will serve as Vice President — Finance of the combined company;

•

the appointment of Messrs. Smith, Henseler, Freeman, Mayer and Crowninshield (who are existing Tutogen directors) and Messrs. Gearen, Odrich, Chapman, Rainey, Hutchison and Simpson and Ms. Bowler (who are existing Regeneration Technologies directors) as directors of the combined company after the merger; and

•	change-in-control severance arrangements covering Tutogen’s executive officers.

For a further discussion of interests of directors and executive officers in the merger, see “The Merger — Interests of Directors and Executive Officers in the Merger” beginning on page 51.

Material U.S. Federal Income Tax Consequences of the Merger

Tutogen and Regeneration Technologies intend for the merger to qualify as a reorganization within the meaning of Section 368(a) of the Code for U.S. federal income tax purposes. Accordingly, a holder of Tutogen common stock generally will not recognize any gain or loss for U.S. federal income tax purposes upon the exchange of the holder’s shares of Tutogen common stock for shares of Regeneration Technologies common stock pursuant to the merger. Each of Tutogen and Regeneration Technologies has agreed not to take any action which would be reasonably likely to prevent the merger from being treated as a reorganization within the meaning of Section 368(a) of the Code for U.S. federal income tax purposes.

Tax matters are very complicated, and the tax consequences of the merger to a particular holder of Tutogen common stock will depend in part on such holder’s circumstances. Accordingly, Tutogen and Regeneration Technologies urge you to consult your own tax advisor for a full understanding of the tax consequences of the merger to you, including the applicability and effect of federal, state, local, and foreign income tax and other laws that may apply to your particular situation.

For more information, please see the section entitled “Material U.S. Federal Income Tax Consequences” beginning on page 55.

Accounting Treatment of the Merger

The merger will be accounted for as an acquisition by Regeneration Technologies of Tutogen under the purchase method of accounting according to U.S. generally accepted accounting principles.

No Appraisal Rights

Under Section 262 of the General Corporation Law of the State of Delaware, the holders of Regeneration Technologies common stock do not have appraisal rights in connection with the merger. Under Section 1302 of the Florida Business Corporation Act, the holders of Tutogen common stock do not have appraisal rights in connection with the merger.

Antitrust Approval

The applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or the Hart-Scott-Rodino Act, expired on January 7, 2008.

For a more complete discussion of regulatory matters relating to the merger, see “The Merger — Regulatory Approvals Required for the Merger” on page 53.

Conditions to Completion of the Merger

We expect to complete the merger after all the conditions to the merger in the merger agreement are satisfied or waived, including the conditions that stockholder approvals are received at the special meetings of stockholders of Regeneration Technologies and Tutogen, and all required regulatory approvals are received. We currently expect to complete the merger in late February, 2008. However, it is possible that factors outside of our control could require us to complete the merger at a later time or not to complete it at all.

Each party’s obligation to complete the merger is subject to the satisfaction or waiver of various conditions, including the following:

•

the Securities and Exchange Commission (“SEC”) declaring effective the registration statement, of which this Proxy Statement is a part, and the registration statement not being subject to any stop order or threatened stop order;

•	receipt of the required stockholder approvals;

•

receipt of approval for listing on the Nasdaq Global Market of Regeneration Technologies common stock to be issued in the merger or reserved for issuance upon exercise of converted Tutogen equity awards;

•	expiration or termination of the waiting period under U.S. antitrust laws;

•	receipt of all material foreign antitrust approvals, if any;

•	no injunctions, legal restraints or prohibitions preventing the consummation of the merger;

•	the accuracy of the other party’s representations and warranties in the merger agreement, including their representation that no material adverse change has occurred;

•	the other party’s compliance with its obligations under the merger agreement; and

•

receipt of all consents, approvals, qualifications, licenses, orders and authorizations of third parties required in connection with merger, except for any consents, approvals, qualifications, licenses, orders and authorizations that would not reasonably be expected to result, individually or in the aggregate, in a material adverse change.

The merger agreement provides that any or all of these conditions may be waived, in whole or in part, by Regeneration Technologies or Tutogen, to the extent legally allowed. Neither Tutogen nor Regeneration Technologies currently expects to waive any material condition to the completion of the merger. If either Regeneration Technologies or Tutogen determines to waive any condition to the merger that would result in a material and adverse change in the terms of the merger to Tutogen or Regeneration Technologies stockholders (including any change in the tax consequences of the transaction to Tutogen stockholders), proxies would be resolicited from the Regeneration Technologies or Tutogen stockholders, as applicable. For a more complete discussion of the conditions to the merger, see “The Merger Agreement — Conditions to Completion of the Merger” beginning on page 63.

Timing of the Merger

The merger is expected to be completed in late February, 2008 subject to the receipt of necessary regulatory approvals and the satisfaction or waiver of other closing conditions. For a discussion of the timing of the merger, see “The Merger Agreement — Closing and Effective Time of the Merger” on page 57.

No Solicitation of Other Offers

In the merger agreement, each of Tutogen and Regeneration Technologies has agreed that it will not:

•	solicit, initiate or encourage, or otherwise facilitate, directly or indirectly, any inquiries relating to any acquisition proposal;

•	directly or indirectly solicit, initiate, encourage or otherwise facilitate any discussions or negotiations relating to any acquisition proposal;

•

furnish to any third party any information or data for the purpose of encouraging or facilitating, or take any other action to knowingly, directly or indirectly, solicit, initiate, intentionally encourage, participate in or otherwise facilitate the making of any proposal that constitutes, or may reasonably be expected to lead to, any acquisition proposal;

•	enter into any agreement with respect to an acquisition proposal;

•	waive any benefits of, or agree to modify in any respect, or fail to enforce, any standstill or similar contract, agreement or arrangement with respect to any class of equity securities; or

•	approve or recommend, or withdraw or modify its approval and recommendations as a result of, a competing proposal.

The merger agreement does not, however, prohibit either party from considering a bona fide acquisition proposal from a third party if certain specified conditions are met. For a discussion of the prohibition on solicitation of acquisition proposals from third parties, see “The Merger Agreement — No Solicitation” beginning on page 65.

Termination of the Merger Agreement

Generally, the merger agreement may be terminated and the merger may be abandoned at any time prior to the completion of the merger (including after stockholder approval):

•	by mutual written consent of Regeneration Technologies and Tutogen; or

•	by either party, if:

•	the merger shall not have been consummated on or before May 15, 2008;

•

any governmental entity issues an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the merger, and such order, decree, ruling or other action has become final and non-appealable, except that this termination right is not available to any party whose failure to comply with the merger agreement has been the cause of, or resulted in, such action;

•	the required approval by the stockholders of Regeneration Technologies or Tutogen has not been obtained at the respective stockholders meeting or any adjournment or postponement thereof;

•

the board of directors of the other party withdraws or changes its recommendation that its stockholders vote in favor of the Merger Proposal or Charter Amendment and Share Issuance, as applicable, approves or recommends a “superior competing proposal” or enters into a definitive agreement for, or consummates, the transactions contemplated by, such superior competing proposal;

•	the other party has materially breached any of its obligations with respect to no solicitation of competing transactions or convening of its stockholder meeting;

•

in the event a tender or exchange offer relating to the securities of the other party has been commenced, the other party fails to send its security holders a statement disclosing that it recommends the rejection of such tender or exchange offer;

•

a competing proposal regarding the other party is publicly announced and such other party fails to issue a press release that reaffirms the recommendation of its board of directors that the stockholders vote in favor of the merger; or

•	the other party shall have breached any representation, warranty, covenant or other agreement.

See “The Merger Agreement — Termination” beginning on page 66.

Termination Fees and Expenses

Either party will be paid a $6.5 million termination fee by the other party if (i) the merger agreement is terminated by both Regeneration Technologies and Tutogen by mutual written consent, or either party terminates the merger agreement, because the stockholder vote required to approve the Merger Proposal or the Charter Amendment and Share Issuance, as applicable, has not been obtained upon a vote taken at the other party’s stockholders meeting, and (ii) within twelve months after the date of the merger agreement, a competing proposal with respect to the other party shall have been publicly announced or otherwise communicated to the other party or any of its subsidiaries.

In addition, if (i) either party terminates the merger agreement because the board of directors of the other party has withdrawn or modified its approval or recommendation of the Merger Proposal or the Charter Amendment and Share Issuance, as applicable, or failed to hold a special meeting of stockholders for the purpose of approving the Merger Proposal or the Charter Amendment and Share Issuance, as applicable, or approved or recommended a competing proposal, or (ii) the other party has materially breached any of its obligations relating to the prohibition against soliciting other offers, then such other party shall have to pay a $6.5 million termination fee.

This termination fee could discourage other companies from seeking to acquire or merge with either Tutogen or Regeneration Technologies. See “The Merger Agreement — Termination”, “— Effect of Termination” and “— Termination Fees and Expenses” beginning on pages 66, 67 and 67, respectively.

Matters to be Considered at the Special Meetings

Regeneration Technologies

Regeneration Technologies stockholders will be asked to vote on the following proposals:

•

to amend and restate the Regeneration Technologies certificate of incorporation (a) to increase the number of authorized shares of Regeneration Technologies common stock, par value $0.001 per share, from 50,000,000 to 150,000,000 and (b) to change the name of Regeneration Technologies to RTI Biologics, Inc., which is referred to in this Proxy Statement as the Charter Amendment;

•

to approve the issuance of Regeneration Technologies common stock to former stockholders of Tutogen in connection with the merger, which issuance is referred to in this Proxy Statement as the Share Issuance;

•	to approve any motion to adjourn or postpone the Regeneration Technologies special meeting to another time or place, if necessary, to solicit additional proxies; and

•	to conduct any other business that properly comes before the Regeneration Technologies special meeting or any adjournment or postponement thereof.

The first two proposals listed above relating to the merger are conditioned upon each other and the approval of each such proposal is required for completion of the merger.

The amendment and restatement of the certificate of incorporation to increase the number of authorized shares of common stock is being proposed because the current number of authorized shares is insufficient to issue shares to current holders of Tutogen common stock as required by the merger agreement. The increased number of authorized shares will permit the issuance of the shares necessary to complete the merger and leave the combined company with a number of authorized but unissued shares that Regeneration Technologies and Tutogen believe will be sufficient to accommodate their needs for the foreseeable future. The name change to RTI Biologics, Inc. is being proposed because Regeneration Technologies and Tutogen believe that the adoption of a new name for the combined company will facilitate the integration of Regeneration Technologies and Tutogen and the branding of the merged companies as a single, combined entity.

The Regeneration Technologies board of directors recommends that Regeneration Technologies stockholders vote FOR all of the proposals set forth above, as more fully described under “Regeneration Technologies Special Meeting” beginning on page 74.

Tutogen

Tutogen stockholders will be asked to vote on the following proposals:

•	to adopt the merger agreement, which is referred to in this Proxy Statement as the Merger Proposal;

•	to approve any motion to adjourn or postpone the Tutogen special meeting to another time or place, if necessary, to solicit additional proxies; and

•	to conduct any other business that properly comes before the Tutogen special meeting and any adjournment or postponement thereof.

The Tutogen board of directors recommends that Tutogen stockholders vote FOR all of the proposals set forth above, as more fully described under “Tutogen Special Meeting” beginning on page 80.

Voting by Regeneration Technologies and Tutogen Directors and Executive Officers

On January 16, 2008, the record date set by the Regeneration Technologies board of directors, directors and executive officers of Regeneration Technologies and their affiliates owned and were entitled to vote 1,911,841 shares of Regeneration Technologies common stock, or approximately 6.4%, of the total voting power of the shares of Regeneration Technologies common stock outstanding on that date. On January 22, 2008, the record date set by the Tutogen board of directors, directors and executive officers of Tutogen and their affiliates owned and were entitled to vote 138,300 shares of Tutogen common stock, or approximately 0.7% of the shares of Tutogen common stock outstanding on that date.

Contracts with Proxy Solicitors

Each of Regeneration Technologies and Tutogen has engaged Georgeson, Inc. to solicit proxies on its behalf in connection with its special meeting of stockholders. The agreements with Georgeson provide that Georgeson is to receive a base fee of $7,500 from each of Regeneration Technologies and Tutogen. The base fee under each agreement is subject to adjustment in the event the meeting is contested or controversial, and is exclusive of administrative fees for payment of invoices to brokers and banks, and fees for additional services, including vote projection and direct telephone solicitation. Regeneration Technologies and Tutogen have also agreed to reimburse Georgeson for costs and expenses actually incurred by Georgeson and to indemnify Georgeson for any damages which arise out of Georgeson’s services (other than those relating to Georgeson’s gross negligence or intentional misconduct). Regeneration Technologies and Tutogen estimate that the aggregate cost of Georgeson’s services will be approximately $12,500 each.

SELECTED HISTORICAL FINANCIAL DATA OF REGENERATION TECHNOLOGIES

The selected historical financial data set forth below for each of the five years ended December 31, 2006, have been derived from audited consolidated financial statements of Regeneration Technologies which are incorporated by reference into this Proxy Statement. The data as of September 30, 2006 and 2007 and the nine months then ended have been derived from unaudited consolidated condensed financial statements of Regeneration Technologies, which are incorporated by reference into this Proxy Statement. In the opinion of Regeneration Technologies, such unaudited consolidated condensed financial statements include all adjustments, including those of a normal recurring nature, necessary for a fair presentation of its financial position and results of operations for such periods. Interim results for the nine months ended September 30, 2007 are not necessarily indicative of, and are not projections for, the results to be expected for the full year ending December 31, 2007.

The selected historical financial data below should be read in conjunction with the consolidated financial statements that are incorporated by reference into this document and their accompanying notes.

	Year Ended December 31,					Nine Months Ended September 30,
	2002	2003	2004	2005	2006	2006	2007
	(in thousands, except per share data)
Statements of Operations Data:
Revenues	$69,060	$75,510	$92,703	$75,199	$73,970	$54,879	$68,706
Operating income (loss)	(13,965)	6,619	9,979	(8,947)	(17,534)	(6,520)	1,108
Net income (loss)	(13,505)	6,356	6,155	(5,551)	(11,125)	(4,436)	507
Net income (loss) per share - basic	(0.60)	0.24	0.23	(0.20)	(0.37)	(0.15)	0.02
Net income (loss) per share - diluted	(0.60)	0.24	0.23	(0.20)	(0.37)	(0.15)	0.02
Weighted average common shares outstanding (basic	22,434	26,365	26,593	27,754	29,753	29,753	29,822
and diluted)	22,434	26,999	27,063	27,754	29,753	29,753	30,297

Balance Sheet Data:
Cash and cash equivalents	9,811	10,051	11,484	25,559	15,509	16,472	18,795
Total working capital	25,752	40,196	54,192	69,597	56,784	59,194	67,410
Total assets	141,190	136,353	124,730	142,262	129,808	134,203	136,894
Long-term debt - less current portion	2,266	621	7,919	5,606	3,401	3,851	2,258
Accumulated deficit	(15,733)	(9,377)	(3,222)	(8,773)	(19,898)	(13,209)	(19,391)
Stockholders’ equity	$82,622	$92,397	$99,602	$117,813	$109,890	$115,813	$113,442

SELECTED HISTORICAL FINANCIAL DATA OF TUTOGEN

The selected historical financial data set forth below for the five years ended September 30, 2007, have been derived from Tutogen’s audited consolidated financial statements which are incorporated by reference into this Proxy Statement.

The selected historical financial data below should be read in conjunction with the consolidated financial statements that are incorporated by reference into this document and their accompanying notes.

	Year Ended September 30,
	2003	2004	2005	2006	2007
	(in thousands, except per share data)
Statements of Operations Data:
Revenues	$30,260	$29,330	$31,860	$37,947	$53,819
Operating income (loss)	5,265	3,158	(7,227)	(287)	3,535
Net income (loss)	3,707	1,133	(7,017)	(589)	6,758
Net income (loss) per share — basic	0.24	0.07	(0.44)	(0.04)	0.38
Net income (loss) per share — diluted	0.23	0.07	(0.44)	(0.04)	0.36
Weighted average common shares outstanding (basic	15,495	15,734	15,919	16,027	17,683
and diluted)	16,095	16,469	15,919	16,027	19,080

Balance Sheet Data:
Cash and cash equivalents	5,049	5,063	3,562	3,463	7,849
Short-term marketable securities	—	—	—	—	5,000
Total working capital	15,342	17,471	8,433	8,215	29,086
Total Assets	29,962	33,536	26,205	38,917	59,250
Long-term debt — less current portion	728	827	630	3,673	3,278
Accumulated deficit	(18,612)	(17,479)	(24,496)	(25,085)	(18,327)
Stockholders’ equity	$17,606	$21,272	$13,722	$15,221	$40,359

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

The following selected unaudited pro forma condensed combined financial information is designed to show how the merger of Regeneration Technologies and Tutogen might have affected historical financial statements if the merger had been completed at an earlier time and was prepared based on the historical financial results reported by Regeneration Technologies and Tutogen. The following should be read in connection with the “Unaudited Pro Forma Condensed Combined Financial Statements” beginning on page 84 and the Regeneration Technologies and Tutogen audited consolidated financial statements, which are incorporated by reference into this Proxy Statement.

The unaudited pro forma condensed combined balance sheet data assumes that the merger took place on September 30, 2007 and combines Regeneration Technologies’ consolidated balance sheet as of September 30, 2007 with Tutogen’s consolidated balance sheet as of September 30, 2007. The unaudited pro forma condensed combined statements of operations data for the nine months ended September 30, 2007 and for the year ended December 31, 2006 give effect to the merger as if it occurred at the beginning of each period presented.

The selected unaudited pro forma condensed combined financial data is presented for illustrative purposes only and is not necessarily indicative of the financial condition or results of operations of future periods or the financial condition or results of operations that actually would have been realized had the entities been a single company during these periods.

	Year Ended December 31, 2006	Nine Months Ended September 30, 2007
	(in thousands, except per share data)
Statements of Operations Data

Revenues	$114,598	$109,187
Operating income (loss)	(17,072)	3,670
Net income (loss)	(11,400)	6,742
Net income (loss) per share — basic	(0.23)	0.13
Net income (loss) per share — diluted	(0.23)	0.13

		As of September 30, 2007
		(in thousands)
Balance Sheet Data:

Cash and cash equivalents		$26,644
Working capital		88,996
Total assets		420,201
Long-term debt — less current portion		5,536
Accumulated deficit		(19,391)
Stockholders’ equity		370,563

COMPARATIVE PER SHARE DATA (UNAUDITED)

The following table sets forth certain historical per share data for Regeneration Technologies and Tutogen, unaudited pro forma combined per share data, and unaudited pro forma equivalent per share data for Tutogen. The pro forma book value per share information was computed as if the merger had been completed on September 30, 2007. The pro forma net income (loss) from continuing operations information was computed as if the merger had been completed on January 1, 2006. The Tutogen pro forma equivalent information was calculated by multiplying the corresponding pro forma combined data by the exchange ratio of 1.22 to 1. This information shows how each share of Tutogen common stock would have participated in the combined companies’ net income (loss) and book value per share if the merger had been completed on the relevant dates. These amounts do not necessarily reflect future per share amounts of net incomes (losses) from operations and book value per share of the combined company.

The following unaudited comparative per share data is derived from the historical consolidated financial statements of each of Regeneration Technologies and Tutogen. The information below should be read in conjunction with the audited consolidated financial statements and accompanying notes of Regeneration Technologies and Tutogen, which are incorporated by reference into this Proxy Statement. We urge you also to read the “Unaudited Pro Forma Condensed Combined Financial Statements” beginning on page 84.

	As of and For the Year Ended December 31, 2006	As of and For the Nine Months Ended September 30, 2007
REGENERATION TECHNOLOGIES - HISTORICAL

Net income (loss) per share — basic	$(0.37)	$0.02
Net income (loss) per share — diluted	(0.37)	0.02
Book value at end of period — per common share outstanding	3.69	3.80

TUTOGEN — HISTORICAL

Net income (loss) per share — basic	$(0.01)	$0.36
Net income (loss) per share — diluted	(0.01)	0.34
Book value at end of period — per common share outstanding	1.04	2.11

	As of and For the Year Ended December 31, 2006	As of and For the Nine Months Ended September 30, 2007
UNAUDITED REGENERATION TECHNOLOGIES PRO FORMA COMBINED

Net income (loss) per share — basic	$(0.23)	$0.13
Net income (loss) per share — diluted	(0.23)	0.13
Book value at end of period — per common share outstanding	NA	6.96

UNAUDITED PRO FORMA TUTOGEN EQUIVALENTS

Net income (loss) per share — basic	$(0.28)	$0.16
Net income (loss) per share — diluted	(0.28)	0.16
Book value at end of period — per common share outstanding	NA	8.49

MARKET PRICES AND DIVIDENDS AND OTHER DISTRIBUTIONS

Stock Prices

The table below sets forth, for the calendar quarters indicated, the high and low sales prices per share of Regeneration Technologies common stock and Tutogen common stock. Regeneration Technologies common stock trades on the Nasdaq Global Market under the symbol “RTIX” and Tutogen common stock trades on the American Stock Exchange under the symbol “TTG.”

	Regeneration Technologies Common Stock		Tutogen Common Stock
	High	Low	High	Low
2005
First Quarter	$11.72	9.60	$2.65	2.25
Second Quarter	10.62	5.60	2.49	2.10
Third Quarter	9.65	6.32	4.90	2.33
Fourth Quarter	8.48	6.50	4.60	2.50

2006
First Quarter	8.25	6.86	5.10	2.85
Second Quarter	8.24	6.10	5.28	4.40
Third Quarter	7.18	4.87	6.29	4.20
Fourth Quarter	7.19	5.59	7.50	4.28

2007
First Quarter	7.89	5.12	8.95	6.24
Second Quarter	11.94	7.12	11.31	8.05
Third Quarter	11.99	9.05	12.28	7.50
Fourth Quarter	11.40	8.23	12.70	9.50

2008
First Quarter (through January 22, 2008)	9.03	7.30	10.87	7.00

On November 12, 2007, the last trading day before the public announcement of the signing of the merger agreement, the last sales price per share of Regeneration Technologies common stock on the Nasdaq Global Market was $10.54 and the closing price per share of Tutogen common stock on the American Stock Exchange was $10.15. On January 22, 2008, the latest practicable date before the date of this Proxy Statement, the last sales price per share of Regeneration Technologies common stock on the Nasdaq Global Market was $7.51 and the closing price per share of Tutogen common stock on the American Stock Exchange was $9.01.

Dividends and Other Distributions

Regeneration Technologies has never paid cash dividends on its common stock. It currently intends to retain earnings, if any, for use in its business and does not anticipate paying any cash dividends in the foreseeable future.

Tutogen has never paid any dividends on its common stock. Tutogen does not intend to pay cash dividends on its common stock in the foreseeable future.

The board of directors of the combined company will determine the new dividend policy, but it is expected that no dividends will be paid in the foreseeable future.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

We make forward-looking statements in this Proxy Statement and in the documents that are incorporated by reference. These forward-looking statements relate to outlooks or expectations for earnings, revenues, expenses, asset quality or other future financial or business performance, strategies or expectations, or the impact of legal, regulatory or supervisory matters on business, results of operations or financial condition. Specifically, forward looking statements may include:

•	statements relating to the benefits of the merger, including anticipated synergies and cost savings estimated to result from the merger;

•	statements relating to future business prospects, revenue, income and financial condition; and

•	statements preceded by, followed by or that include the words “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions.

These statements reflect management’s judgment based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. With respect to these forward-looking statements, management of each of Tutogen and Regeneration Technologies has made assumptions regarding, among other things, pricing, operating costs and the economic environment.

Future performance cannot be ensured. Actual results may differ materially from those in the forward-looking statements. Some factors that could cause actual results to differ include:

•	the ability to obtain governmental approvals of the merger on the proposed terms and time schedule, and without the imposition of significant terms, conditions, obligations or restrictions;

•	the risk that the businesses will not be integrated successfully;

•	expected cost savings from the merger may not be fully realized within the expected time frames or at all;

•	revenues following the merger may be lower than expected;

•	the effects of vigorous competition in the markets in which Regeneration Technologies and Tutogen operate;

•

the possibility of one or more of the markets in which Tutogen and Regeneration Technologies compete being adversely affected by changes in political or other factors such as monetary policy, legal and regulatory changes or other external factors over which they have no control;

•	changes in general economic and market conditions; and

•	other risks referenced from time to time in filings with the SEC and those factors listed or incorporated by reference into this Proxy Statement under “Risk Factors” beginning on page 17.

You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this Proxy Statement, or in the case of a document incorporated by reference, as of the date of that document. Except as required by law, neither Regeneration Technologies nor Tutogen undertakes any obligation to publicly update or release any revisions to these forward-looking statements to reflect any events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in reports filed with the SEC by Tutogen and Regeneration Technologies. See “Where You Can Find More Information” beginning on page 107 for a list of the documents incorporated by reference.

RISK FACTORS

In addition to the other information contained or incorporated by reference into this Proxy Statement, you should carefully consider the following risk factors in deciding how to vote on the merger. You also should read and consider the risks associated with each of the businesses of Regeneration Technologies and Tutogen because these risks will also relate to the combined company. Certain of these risks can be found in the documents incorporated by reference into this Proxy Statement.

Risks Relating to the Merger

Because the market price of Regeneration Technologies common stock will fluctuate, Tutogen stockholders cannot be sure of the market value of Regeneration Technologies common stock that they will receive.

The market price of Regeneration Technologies common stock will likely be different on the date Tutogen stockholders receive such shares than it is today. When we complete the merger, each share of Tutogen common stock will be converted into the right to receive 1.22 shares of Regeneration Technologies common stock. The exchange ratio is fixed and will not be adjusted for changes in the market price of either Regeneration Technologies common stock or Tutogen common stock. The merger agreement does not provide for any price-based termination right. Accordingly, the market value of the shares of Regeneration Technologies common stock that Regeneration Technologies issues to Tutogen stockholders when we complete the merger will depend on the market value of shares of Regeneration Technologies common stock at that time and could vary significantly from the market value on the date of this Proxy Statement or the date of the Tutogen special meeting. The market value of the shares of Regeneration Technologies common stock will continue to fluctuate after the completion of the merger. For example, during 2007, the market price of Regeneration Technologies common stock ranged from a low of $5.12 to a high of $11.99, all as reported on the Nasdaq Global Market. See “Market Prices and Dividends and Other Distributions” on page 15.

The price of Regeneration Technologies common stock may change as a result of:

•	Regeneration Technologies’ quarterly results;

•	failure to meet analysts’ expectations;

•	financial results of competitors of Regeneration Technologies and their ability or failure to meet analysts’ expectations;

•	patents issued or not issued to Regeneration Technologies or its competitors;

•	announcements by Regeneration Technologies or its competitors regarding acquisitions or dispositions;

•	loss of existing customers;

•	new procedures or technology;

•	litigation;

•	sales of substantial amounts of Regeneration Technologies’ common stock, including shares issued upon the exercise of outstanding options or warrants; and

•	changes in general conditions in the economy and general market conditions.

Any of these factors, among others, could cause the market price of Regeneration Technologies common stock to fluctuate substantially. Tutogen stockholders are urged to obtain a current market quotation for Regeneration Technologies common stock. Regeneration Technologies cannot predict or give any assurances as to the market price of its common stock at any time before or after the completion of the merger.

The issuance of shares of Regeneration Technologies common stock to Tutogen stockholders in the merger will substantially reduce the percentage interests of Regeneration Technologies stockholders.

If the merger is completed, Regeneration Technologies will issue approximately 23,694,000 shares of Regeneration Technologies common stock to Tutogen stockholders in the merger and up to 2,900,000 additional shares of common stock upon exercise of Tutogen employee stock options. Based on the number of shares of Regeneration Technologies and Tutogen common stock outstanding on the date of the Merger Agreement, former Tutogen stockholders will own, in the aggregate, approximately 45% of the shares of common stock of the combined company outstanding immediately after the merger. The issuance of shares of Regeneration Technologies common stock to Tutogen stockholders in the merger and to holders of assumed options and restricted stock units to acquire shares of Tutogen common stock and warrants will cause a significant reduction in the relative voting power and percentage interests in earnings of current Regeneration Technologies stockholders and also will reduce their liquidation value and book value.

The anticipated benefits of the merger may not be realized fully or at all or may take longer to realize than expected.

The merger involves the integration of two companies that have previously operated independently, with principal offices in two distinct locations. Due to legal restrictions, Regeneration Technologies and Tutogen have conducted only limited planning regarding the integration of the two companies. The combined company will be required to devote significant management attention and resources to integrating the two companies. This process could adversely affect the business, operating results, financial condition and stock price of the combined company. Even if Regeneration Technologies and Tutogen are able to integrate their business operations successfully, there can be no assurance that this integration will result in the realization of the full benefits of synergies, cost savings, innovation and operational efficiencies that may be possible from this integration or that these benefits will be achieved within a reasonable period of time.

Stockholders may receive a lower return on their investment after the merger.

Although Regeneration Technologies and Tutogen believe that the merger will create financial, operational and strategic benefits for the combined company and its stockholders, these benefits may not be achieved. The combination of Regeneration Technologies and Tutogen’s businesses, even if conducted in an efficient, effective and timely manner, may not result in combined operating efficiencies and financial performance that are better than what each company would have achieved independently if the merger had not occurred. In addition, the issuance of Regeneration Technologies common stock pursuant to the merger may result in a decrease in the market price of Regeneration Technologies common stock.

Regeneration Technologies and Tutogen expect to incur potentially significant merger-related costs in connection with the transaction and the integration of the two companies.

Regeneration Technologies expects to incur charges of approximately $4 million in outside costs, including legal, accounting and financial advisory fees, which are expected to be accounted for as part of the purchase price when the merger is completed. Tutogen expects to incur charges of approximately $3.75 million in outside costs, including legal, accounting and financial advisory fees, which are expected to be accounted for as part of the purchase price when the merger is completed. The actual transaction costs may be higher than these estimates. In addition, the combined company expects to incur integration costs associated with the merger. These integration costs will be charged to operations in the fiscal quarter in which they are incurred, which would adversely affect the financial condition, results of operations and cash flows of the combined company.

Uncertainty about the merger and diversion of management could harm Tutogen, Regeneration Technologies or the combined company, whether or not the merger is completed.

In response to the announcement of the merger, existing or prospective distributors, customers or suppliers of Tutogen or Regeneration Technologies may delay or defer their purchasing or other decisions concerning

Tutogen or Regeneration Technologies, or they may seek to change their existing business relationship. In addition, as a result of the merger, current and prospective employees could experience uncertainty about their future with Tutogen or Regeneration Technologies or the combined company. These uncertainties may impair each company’s ability to retain, recruit or motivate key personnel. Completion of the merger will also require a significant amount of time and attention from management. The diversion of management attention away from ongoing operations could adversely affect ongoing operations and business relationships.

If the merger is not completed, each party’s stock price and future business operations could be harmed.

Completion of the merger is conditioned upon, among other things, the receipt of approval by the stockholders of Regeneration Technologies and Tutogen. There is no assurance that we will receive the necessary approvals or satisfy the other conditions in the completion of the merger.

If the merger is not completed for any reason, the stock price of Regeneration Technologies or Tutogen may decline if the current market price reflects a positive market assumption that the merger will be completed. If the merger is not completed, each company would still be required to pay its respective costs related to the merger, including financial advisory, legal, accounting and other fees and expenses. To date, Regeneration Technologies has capitalized these costs; however, in the event the merger agreement is terminated, these and any additional expenses would be written off as a one-time expense upon termination.

Additionally, if the merger agreement is terminated, either company may be unable to find a partner willing to engage in a similar transaction on terms as favorable as those set forth in the merger agreement, or at all. This could limit each company’s ability to pursue its strategic goals.

The merger agreement contains provisions that could discourage a potential competing acquiror that might be willing to pay more to acquire Tutogen or that might be willing to acquire Regeneration Technologies.

The merger agreement contains “no shop” provisions that restrict Regeneration Technologies’ and Tutogen’s ability to solicit or facilitate proposals regarding a merger or similar transaction with another party. Further, the respective board of directors of Regeneration Technologies and Tutogen may not withdraw or adversely qualify their recommendation regarding the merger agreement. Although each of the Regeneration Technologies and Tutogen boards are permitted to terminate the merger agreement in response to a superior proposal if they determine that a failure to do so would be inconsistent with their fiduciary duties, doing so would entitle the non-terminating party to collect a $6.5 million termination fee from the terminating party. We describe these provisions under “The Merger Agreement — Termination” beginning on page 66 and “— Termination Fees and Expenses” beginning on page 66.

These provisions could discourage a potential competing acquiror from considering or proposing an acquisition, even if it were prepared to pay consideration with a higher value than that proposed to be paid in the merger, or might result in a potential competing acquiror proposing to pay a lower per share price than it might otherwise have proposed to pay because of the added expense of the termination fee.

Resales of shares of Regeneration Technologies common stock following the merger and additional obligations to issue shares of Regeneration Technologies common stock may cause the market price of Regeneration Technologies common stock to fall.

As of January 16, 2008, Regeneration Technologies had 29,880,296 shares of common stock outstanding and 3,697,739 shares of common stock subject to outstanding options and other rights to purchase or acquire its shares. Regeneration Technologies currently expects that it will issue approximately 23,694,000 shares of Regeneration Technologies common stock in connection with the merger. The issuance of these new shares of Regeneration Technologies common stock and the sale of additional shares of Regeneration Technologies common stock that may become eligible for sale in the public market from time to time upon exercise of options (including up to 2,900,000 Regeneration Technologies options as a result of the assumption of Tutogen options) could have the effect of depressing the market price for shares of Regeneration Technologies common stock.

The trading price of shares of Regeneration Technologies common stock after the merger may be affected by factors different from those affecting the price of shares of Regeneration Technologies common stock or shares of Tutogen common stock before the merger.

When we complete the merger, holders of Tutogen common stock will become holders of Regeneration Technologies common stock. The results of operations of Regeneration Technologies, as well as the trading price of Regeneration Technologies common stock, after the merger may be affected by factors different from those currently affecting Regeneration Technologies’ or Tutogen’s results of operations and the trading price of Tutogen common stock. For a discussion of the businesses of Regeneration Technologies and Tutogen and of certain factors to consider in connection with these businesses, see the documents incorporated by reference into this Proxy Statement and referred to under “Where You Can Find More Information” beginning on page 107.

Risks Relating to the Business of the Combined Company

Regeneration Technologies and Tutogen depend heavily upon a limited number of sources of human tissue, and any failure to obtain tissue from these sources in a timely manner will interfere with the combined company’s ability to process and distribute allografts.

The limited supply of human tissue has at times limited the growth of Regeneration Technologies and Tutogen, and may not be sufficient to meet future needs of the combined company. In addition, due to seasonal changes in mortality rates, some scarce tissues that Regeneration Technologies and Tutogen currently use for their allografts are at times in particularly short supply. Other factors, some of which are unpredictable, such as negative publicity and regulatory actions in the industry in which the combined company will operate also could unexpectedly reduce the available supply of tissue.

Regeneration Technologies and Tutogen rely on donor recovery groups for their human tissue supplies. Donor recovery groups are part of relatively complex relationships. They provide support to donor families, are regulated by the FDA, and are often affiliated with hospitals, universities or organ procurement organizations. The relationships of the combined company with donor recovery groups, which will be critical to its supply of tissue, could be affected by relationships recovery groups have with other organizations. Any negative impact of the regulatory and disease transmission issues facing the industry, as well as the negative publicity that these issues create, could have an impact on the ability of the combined company to negotiate favorable contracts with recovery groups.

Regeneration Technologies’ four largest donor recovery groups together recovered for the year ended December 31, 2006 and the nine months ended September 30, 2007, approximately 48% and 50%, respectively of its total tissue supply. Southeast Tissue Alliance, or SETA (formerly the University of Florida Tissue Bank, Inc.), supplied Regeneration Technologies for the year ended December 31, 2006, and the nine months ended September 30, 2007, with approximately 22% and 15%, respectively, of its total tissue. RTI Donor Services, Inc. supplied Regeneration Technologies for the year ended December 31, 2006, and the nine months ended September 30, 2007, with approximately 11% and 17%, respectively, of its total tissue. Alabama Organ Center supplied Regeneration Technologies for the year ended December 31, 2006, and the nine months ended September 30, 2007, with approximately 10% and 9%, respectively, of its total tissue. Dialysis Clinic, Inc., supplied Regeneration Technologies for the year ended December 31, 2006, and the nine months ended September 30, 2007, with approximately 5% and 10%, respectively, of its total tissue. For the years ended September 30, 2006, and 2007, Tutogen recovered 65% and 37%, respectively, of its tissue supply from Allosource, Inc. We expect the merger to reduce the dependence of the combined company on each of these companies. Nevertheless, if the combined company were to lose any one of these sources of tissue, the impact on operating results of the combined company would be material.

Regeneration Technologies and Tutogen cannot be sure that the supply of human tissue will continue to be available at current levels or will be sufficient to meet the needs of the combined company. If the combined company is not able to obtain tissue from current sources of Regeneration Technologies and Tutogen sufficient to meet its needs, the combined company may not be able to locate additional replacement sources of tissue on commercially reasonable terms, if at all. Any interruption of the business of the combined company caused by the need to locate additional sources of tissue would significantly hurt its revenues. Regeneration Technologies and Tutogen expect that revenues of the combined company would decline in proportion to any decline in tissue supply.

If Regeneration Technologies and Tutogen fail to maintain their existing strategic relationships or are unable to identify distributors of the combined company’s implants, revenues may decrease.

Regeneration Technologies currently derives the majority of its revenues through its relationships with two companies, Medtronic Sofamor Danek, or MSD, and Exactech, Inc. For the year ended December 31, 2006, and the nine months ended September 30, 2007, Regeneration Technologies derived approximately 54% and 49% and 6% and 6% of its revenues from distribution by MSD and Exactech, respectively. Tutogen currently derives the majority of its revenues through relationships with two companies, Zimmer Dental, Inc. and Zimmer Spine, Inc. For the year ended September 30, 2007, Tutogen derived approximately 48% and 10% of its consolidated revenues from distribution by Zimmer Dental and Zimmer Spine, respectively. In addition, MSD and Zimmer provide nearly all of the instrumentation, surgeon training, distribution assistance and marketing materials for the lines of allografts they distribute for Regeneration Technologies and Tutogen, respectively.

Variations in the timing and volume of orders by MSD and Zimmer may have a material effect upon the revenues of the combined company. We expect the merger to reduce the dependence of the combined company on each of these companies. Nevertheless, if the relationships with MSD or Zimmer are terminated or reduced for any reason and the combined company is unable to replace these relationships with other means of distribution, the combined company could suffer a material decrease in revenues.

The combined company may need to obtain the assistance of additional distributors to market and distribute new allografts and technologies, as well as to market and distribute its existing allografts and technologies to new market segments or geographical areas. The combined company may not be able to find additional distributors who will agree to and successfully market and distribute its allografts and technologies on commercially reasonable terms, if at all. If the combined company is unable to establish additional distribution relationships on favorable terms, its revenues may decline.

If third-party payors fail to provide appropriate levels of reimbursement for the use of the combined company’s implants, revenues could be adversely affected.

Political, economic and regulatory influences are subjecting the healthcare industry in the United States to fundamental change. Any new federal or state legislation could result in significant changes in the availability, delivery, pricing or payment for healthcare services and products. While we cannot predict what form any new legislation will take, it is possible that any significant healthcare legislation, if adopted, could adversely affect amounts paid to the combined company for its services, which could have a negative impact on the revenues of the combined company.

The revenues of the combined company will likely depend largely on the reimbursement of patients’ medical expenses by government health care programs and private health insurers. Governments and private insurers closely examine medical procedures incorporating new technologies to determine whether the procedures will be covered by payment, and if so, the level of payment which may apply. We cannot be sure that third-party payors will reimburse the combined company at the current levels.

If the combined company fails to maintain the high processing standards that implants require or if the combined company is unable to develop processing capacity as required, its commercial opportunity will be reduced or eliminated.

Implants of the combined company will require careful calibration and precise, high-quality processing. Achieving precision and quality control will require skill and diligence by the combined company’s personnel. If the combined company fails to achieve and maintain these high processing standards, including avoiding processing errors, design defects or component failures:

•	the combined company could be forced to recall, withdraw or suspend distribution of its implants;

•	the combined company’s implants and technologies could fail quality assurance and performance tests;

•	production and deliveries of the combined company’s implants could be delayed or cancelled; and

•	the combined company’s processing costs could increase.

Further, to be successful, the combined company will need to manage its human tissue processing capacity related to tissue recovery and demand for its allografts. It may be difficult for the combined company to match its processing capacity to demand due to problems related to yields, quality control and assurance, tissue availability, adequacy of control policies and procedures, and lack of skilled personnel. If the combined company is unable to process and produce its implants on a timely basis, at acceptable quality and costs, and in sufficient quantities, or if the combined company experiences unanticipated technological problems or delays in processing, it will reduce revenues and increase the combined company’s cost per allograft processed.

The allograft and xenograft implants and technologies of the combined company could become subject to significantly greater regulation by the FDA, which could disrupt its business.

The FDA and several states have statutory authority to regulate allograft processing and allograft-based materials. The FDA could identify deficiencies in future inspections of the facilities of the combined company or its suppliers or promulgate future regulatory rulings that could disrupt the business of the combined company, hurting its profitability.

For example, in mid-2001, the FDA reviewed the Regeneration Technologies BioCleanse® process after the FDA raised concerns about the process. While the FDA concluded that the compliance portion of its review of Regeneration Technologies’ BioCleanse® process in January 2002 and determined Regeneration Technologies was in compliance with existing FDA requirements and that no regulatory action was warranted, the possibility always exists that the FDA could raise concerns with these or other aspects of the business of Regeneration Technologies. The FDA’s decision, that no regulatory action was warranted, does not constitute a formal approval of the Regeneration Technologies BioCleanse® process and the FDA is free to raise the same or similar concerns in the future.

If any of the combined company’s allografts fall under the FDA’s definitions of “more than minimally manipulated or indicated for nonhomologous use,” the combined company would be required to obtain medical device approval or clearance or biologics licenses, which could require clinical testing. Disapproval of the combined company’s license applications and restricted distribution of any of the combined company’s allografts, which may become subject to pre-market approval, may result. The FDA could require post-market testing and surveillance to monitor the effects of such allografts, could restrict the commercial applications of these allografts, and could conduct periodic inspections of the facilities of the combined company and its suppliers. Delays encountered during the FDA approval process could shorten the patent protection period during which the combined company has the exclusive right to commercialize such technologies or could allow others to come to market with similar technologies before the combined company.

FDA regulations of human cellular and tissue-based products, titled “Good Tissue Practices,” became effective as of May 2005. These regulations cover all stages of allograft processing, from procurement of tissue to distribution of final allografts. These regulations may increase regulatory scrutiny within the industry in which the combined company will operate and lead to increased enforcement action which affects the conduct of the combined company’s business. In addition, these regulations may have a significant effect upon recovery agencies which supply the combined company with tissue and increase the cost of recovery activities. Any such increase would translate into increased costs to the combined company, as we expect the combined company to reimburse the recovery agencies based on their cost of recovery.

Other regulatory entities include state agencies with statutes covering tissue banking. Of particular relevance to the business of the combined company will be the regulations issued by Florida, New York, California and Maryland. Most states do not currently have tissue banking regulations. However, recent incidents of allograft related infections in the industry may stimulate the development of regulation in other states. It is possible that others may make allegations against the combined company or against donor recovery groups or tissue banks, including those with which Regeneration Technologies and Tutogen have relationships, about non-compliance with applicable FDA regulations or other relevant statutes and regulations. Allegations like these could cause regulators or other authorities to take investigative or other action, or could cause negative publicity for the combined company’s business and the industry in which it will operate.

Some of the combined company’s implants in development will contain tissue derived from animals, commonly referred to as xenografts. Xenograft implants are medical devices that are subject to pre-market approval or clearance by the FDA. Regeneration Technologies received FDA clearance on several xenograft implants in 2005 and 2006. However, the combined company may not receive FDA approval or clearance to market new implants as it attempts to expand the quantity of xenograft implants available for distribution.

The allograft industry is subject to additional local, state, federal and international government regulations and any increased regulations of the activities of the combined company could significantly increase the cost of doing business, thereby reducing profitability.

Some aspects of the anticipated business of the combined company are subject to additional local, state, federal or international regulation. Changes in the laws or new interpretations of existing laws could negatively affect the business, revenues or prospects of the combined company, and increase the costs associated with conducting its business. In particular, the procurement and transplantation of allograft tissue is subject to federal regulation under the National Organ Transplant Act, or NOTA, a criminal statute that prohibits the purchase and sale of human organs, including bone and other tissue. NOTA permits the payment of reasonable expenses associated with the transportation, processing, preservation, quality control and storage of human tissue, which are the types of services the combined company will perform. If in the future NOTA were amended or interpreted in a way that made the combined company unable to include some of these costs in the amounts it could charge its customers, it could reduce the revenues of the combined company and therefore hurt its business. It is possible that more restrictive interpretations or expansions of NOTA could be adopted in the future which could require the combined company to change one or more aspects of its business, at a substantial cost, in order to continue to comply with this statute.

A variety of additional local, state, federal and international government laws and regulations will govern the business of the combined company, including those relating to the storage, handling, generation, manufacture and disposal of medical wastes from the processing of tissue. If the combined company fails to conduct its business in compliance with these laws and regulations, it could be subject to significant liabilities arising from hazardous biological materials for which its insurance may not be adequate. Moreover, such insurance may not always be available in the future on commercially reasonable terms, if at all. If the combined company’s insurance proves to be inadequate to pay a damage award, it may not have sufficient funds to do so, which could harm its financial condition and liquidity.

The success of the combined company will depend on the continued acceptance of the allograft and xenograft implants and technologies of Regeneration Technologies and Tutogen by the medical community.

New allograft and xenograft implants, technologies or enhancements to existing implants of Regeneration Technologies and Tutogen may never achieve broad market acceptance, which can be affected by numerous factors, including:

•	lack of clinical acceptance of implants and technologies;

•	introduction of competitive tissue repair treatment options which render implants and technologies too expensive or obsolete;

•	lack of availability of third-party reimbursement; and

•	difficulty training surgeons in the use of tissue implants and technologies.

Market acceptance will also depend on the combined company’s ability to demonstrate that its existing and new implants and technologies are an attractive alternative to existing tissue repair treatment options. The ability of the combined company to do so will depend on surgeons’ evaluations of the clinical safety, efficacy, ease of use, reliability and cost-effectiveness of these tissue repair options and technologies. For example, we believe that some in the medical community have lingering concerns over the risk of disease transmission through the use of allografts.

Furthermore, we believe that even if the medical community generally accepts the combined company’s implants and technologies, recommendations and endorsements by influential surgeons will be important to their broad commercial success. If the combined company’s implants and technologies are not broadly accepted in the marketplace, it may not achieve a competitive position in the market.

Rapid technological changes will adversely affect the combined company and its customers, which could result in reduced demand for its products.

Technologies change rapidly in the industry in which Regeneration Technologies and Tutogen operate. For example, steady improvements have been made in synthetic human tissue substitutes which compete with the tissue implants of Regeneration Technologies and Tutogen. Unlike allografts, synthetic tissue technologies are not dependent on the availability of tissue. If one of the competitors of the combined company successfully introduces synthetic technologies using recombinant technologies, which stimulate the growth of tissue surrounding an implant, it could result in a decline in demand for tissue implants. The combined company may not be able to respond effectively to technological changes and emerging industry standards, or to successfully identify, develop or support new technologies or enhancements to existing implants in a timely and cost-effective manner, if at all. If the combined company is unable to achieve the improvements in its implants necessary for their successful commercialization, the demand for the combined company’s implants will suffer.

The combined company will face intense competition, which could result in reduced acceptance and demand for its implants and technologies.

The medical technology/biotechnology industry is intensely competitive. The combined company will compete with companies in the United States and internationally that engage in the development and production of medical technologies and processes including:

•	biotechnology, orthopedic, pharmaceutical, biomaterial and other companies;

•	academic and scientific institutions; and

•	public and private research organizations.

Many of the competitors of the combined company will have much greater financial, technical, research, marketing, distribution, service and other resources than the combined company. Moreover, competitors of the combined company may offer a broader array of tissue repair treatment products and technologies or may have greater name recognition than the combined company in the marketplace. For example, the combined company will likely compete with a number of divisions of Johnson & Johnson, a company with significantly greater resources and brand recognition than the combined company. The competitors of the combined company, including several development stage companies, may develop or market technologies that are more effective or commercially attractive than the combined company’s technologies, or that may render the combined company’s technologies obsolete. For example, the successful development of a synthetic tissue product that permits remodeling of bones could result in a decline in the demand for allograft and xenograft-based products and technologies.

If the combined company does not manage the medical release of donor tissue into processing in an effective and efficient manner, it could adversely affect profitability.

Many factors affect the level and timing of donor medical releases, such as effectiveness of donor screening currently performed by donor recovery groups, the timely receipt, recording and review of required medical documentation, and employee loss and turnover in the combined company’s medical records department. Some of the combined company’s donor recovery groups are also processors who provide partially processed tissues which they have already determined to be medically suitable for processing. Therefore, these sources provide a higher level of documentation than those that perform donor recovery alone. We can provide no assurance that donor medical releases will occur at levels which will maximize the combined company’s processing efficiency and minimize its cost per allograft processed.

Negative publicity concerning methods of human tissue recovery and screening of donor tissue in the industry in which the combined company will operate could reduce demand for its allografts and impact the supply of available donor tissue.

Media reports or other negative publicity concerning both improper methods of tissue recovery from donors and disease transmission from donated tissue could limit widespread acceptance of the combined company’s allografts. Unfavorable reports of improper or illegal tissue recovery practices, both in the United States and internationally, as well as incidents of improperly processed tissue leading to transmission of disease, may broadly affect the rate of future tissue donation and market acceptance of allograft technologies.

Potential patients may not be able to distinguish the combined company’s allografts, technologies and the tissue recovery and the processing procedures from those of its competitors or others engaged in tissue recovery. In addition, families of potential donors may become reluctant to agree to donate tissue to for-profit tissue processors.

If the combined company’s patents and the other means it uses to protect its intellectual property prove to be inadequate, its competitors could exploit its intellectual property to compete more effectively against it.

The law of patents and trade secrets is constantly evolving and often involves complex legal and factual questions. The U.S. government may deny or significantly reduce the coverage the combined company seeks in its patent applications before or after a patent is issued. We therefore cannot be sure that any particular patent for which the combined company applies will be issued, that the scope of the patent protection will be comprehensive enough to provide adequate protection from similar technologies which may compete with those of the combined company, that interference proceedings regarding any of the combined company’s patent applications will not be filed, or that the combined company will achieve any other competitive advantage from a patent. In addition, it is possible that one or more of the combined company’s patents will be held invalid if challenged or that others will claim rights in or ownership of the combined company’s patents and other proprietary rights. If any of these events occur, competitors of the combined company may be able to use its intellectual property to compete more effectively against it.

Because patent applications are secret until patents are actually issued (or until 18 months after a patent application has been filed) and the publication of discoveries in the scientific or patent literature lags behind actual discoveries, the combined company cannot be certain that its patent application was the first application filed covering a particular invention. If another party’s rights to an invention are superior to those of the combined company, the combined company may not be able to obtain a license to use that party’s invention on commercially reasonable terms, if at all. In addition, competitors of the combined company, many of which will have greater resources than the combined company, could obtain patents that will prevent, limit or interfere with the combined company’s ability to make use of its inventions either in the United States or in international markets. Further, the laws of some foreign countries will not always protect the combined company’s intellectual property rights to the same extent as the laws of the United States. Litigation or regulatory proceedings in the United States or foreign countries also may be necessary to enforce the combined company’s patent or other intellectual property rights or to determine the scope and validity of the proprietary rights of its competitors. These proceedings can be costly, result in development delays, and divert the attention of the combined company’s management from its business.

Regeneration Technologies and Tutogen rely upon unpatented proprietary techniques and processes in tissue recovery, research and development, tissue processing and quality assurance. It is possible that others will independently develop technology similar to technology of the combined company or otherwise gain access to or disclose its proprietary technologies. The combined company may not be able to meaningfully protect its rights in these proprietary technologies, which would reduce its ability to compete.

The combined company’s success will depend in part on its ability to operate without infringing on or misappropriating the proprietary rights of others, and if the combined company is unable to do so it may be liable for damages.

We cannot be certain that U.S. or foreign patents or patent applications of other companies do not exist or will not be issued that would prevent the combined company from commercializing its allografts and technologies. Third parties may sue the combined company for infringing or misappropriating their patent or other intellectual property rights. Intellectual property litigation is costly. If the combined company does not prevail in litigation, in addition to any damages it might have to pay, it could be required to stop the infringing activity or obtain a license requiring it to make royalty payments. It is possible that a required license will not be available to the combined company on commercially acceptable terms, if at all. In addition, a required license may be non-exclusive, and therefore competitors of the combined company may have access to the same technology licensed to the combined company. If the combined company fails to obtain a required license or is unable to design around another company’s patent, it may be unable to make use of some of the affected technologies or distribute the affected allografts which would negatively impact its revenues.

The defense costs and settlements for patent infringement lawsuits are not covered by insurance. Patent infringement lawsuits can take up to several years to settle. If the combined company is not successful in its defenses or is not successful in obtaining dismissals of any such lawsuit, legal fees or settlement costs could have a material adverse effect on the quarterly results of operations and the financial position of the combined company.

On September 11, 2006, Osteotech, Inc. filed a lawsuit in the United States District Court for the District of New Jersey claiming infringement of one of their patents by Regeneration Technologies’ BioCleanse® process. The suit requests (i) that Regeneration Technologies be enjoined permanently from infringing the patent, (ii) damages, along with treble damages as a result of alleged willful infringement, and (iii) reimbursement of costs and expenses and reasonable attorney fees. Although Regeneration Technologies believes the suit is without merit and will vigorously defend its position, a finding of infringement would have a material adverse effect upon its revenues.

The combined company or its competitors may be exposed to product or professional liability claims which could cause it to be liable for damages or cause investors to think the combined company will be liable for similar claims in the future.

The development of allografts and technologies for human tissue repair and treatment entails an inherent risk of product or professional liability claims, and substantial product or professional liability claims may be asserted against the combined company. Regeneration Technologies and Tutogen are parties to a number of legal proceedings relating to product liability.

The implantation of donated human tissue products creates the potential for transmission of communicable disease. Although we comply with Federal and state regulations and guidelines intended to prevent communicable disease transmission, and our tissue suppliers are also required to comply with such regulations, there can be no assurances that: (i) our tissue suppliers will comply with such regulations intended to prevent communicable disease transmissions; (ii) even if such compliance is achieved, that our products have not been or will not be associated with transmission of disease; or (iii) a patient otherwise infected with disease would not erroneously assert a claim that the use of our products resulted in disease transmission.

Regeneration Technologies currently has $20 million of product liability insurance and $10 million of professional liability insurance and Tutogen currently has $5 million of product liability insurance to cover claims. This amount of insurance may not be adequate for current claims if we are not successful in our defenses, and furthermore, we may not have adequate insurance coverage for any future claims that arise. Moreover, insurance covering the business of the combined company may not always be available in the future on commercially reasonable terms, if at all. If our insurance proves to be inadequate to pay a damage award, we may not have sufficient funds to do so, which would harm our financial condition and liquidity. In addition, successful product liability claims made against one of our competitors could cause claims to be made against us or expose us to a perception that we are vulnerable to similar claims. Claims against us, regardless of their merit or potential outcome, may also hurt our ability to obtain surgeon endorsement of our allografts or to expand our business.

Regeneration Technologies has been named as a party, along with a number of other defendants, in product liability lawsuits relating to the recall of tissue recovered by Biomedical Tissue Service, Ltd., an unaffiliated recovery agency (“BTS”). There have been 825 law suits filed related to the recall, of which 12 law suits have been dismissed. On October 20, 2006, Regeneration Technologies filed a joint motion to dismiss the claims based on scientific evidence that it is impossible for sterilized tissue to transmit infections to implant recipients. These lawsuits generally allege that Regeneration Technologies was negligent in not discovering deficiencies in recovery practices at BTS and include related claims for matters such as misrepresentation and breach of warranty. Where specific damages have been identified, the actions seek compensatory damages in ranges of $15,000 to $5 million and punitive damages in ranges of $75,000 to $10 million.

Tutogen has been named as one of the several defendants in a class action suit related to the BTS recall and in a number of lawsuits related to the recall.

We believe that we have meritorious defenses to these claims, and are defending them vigorously. In addition, we believe Regeneration Technologies’ and Tutogen’s existing insurance should cover all litigation expenses and damage awards, if any. However, the existing insurance coverage may not be adequate if we are not successful in our defenses and certain lawsuits may not be eligible for such insurance coverage. If we are not successful in our defenses to lawsuits not covered by insurance the legal fees, or if existing insurance coverage is not adequate, the legal fees and settlements for such lawsuits could have a material adverse effect on quarterly results of operations and the financial position of the combined company.

If the combined company is not successful in expanding its distribution activities into international markets, it will not be able to pursue one of its planned strategies for increasing its revenues.

The planned international distribution strategies of the combined company vary by market, as well as within each country in which it will operate. For example, Regeneration Technologies distributes only a portion of its line of allograft and xenograft products within each country. The combined company’s international operations will be subject to a number of risks which may vary from the risks the combined company faces in the United States, including:

•	the need to obtain regulatory approvals in additional foreign countries before it can offer its implants and technologies for use;

•	longer distribution-to-collection cycles, as well as difficulty in collecting accounts receivable;

•	dependence on local distributors;

•	limited protection of intellectual property rights;

•	fluctuations in the values of foreign currencies; and

•	political and economic instability.

The value of Regeneration Technologies’ current investment in Organ Recovery Systems, Inc. is dependent on the financial success of this venture.

Regeneration Technologies owns, and the combined company will own, an equity interest in Organ Recovery Systems, Inc., or ORS, for which the purchase price was $5.25 million. ORS is organized for the purpose of advancing organ transplantation technology. Realization of Regeneration Technologies’ investment in ORS is dependent upon ORS’s successful execution of its operational strategies and the continued industry acceptance of its current and future product developments.

Regeneration Technologies wrote down its investment in ORS by $4.1 million in the fourth quarter of 2006 due to an other than temporary impairment in the asset and anticipates an additional write-down in the fourth quarter of 2007. If ORS does not successfully execute its operational strategies and recognize long-term profitability, or does not raise sufficient debt or equity to meets its working capital needs, the value of the investment could be further impaired which could have a negative effect on the combined company’s financial statements for the period in which the impairment occurs.

The value of Regeneration Technologies’ current investment in Assets Held For Sale, is dependent upon finding a party to lease or purchase its vacant processing facility in Birmingham, Alabama.

Regeneration Technologies has an operating lease for its former cardiovascular facility with leasehold improvements with a net book value of $3.2 million. Regeneration Technologies plans to sublease the facility or sell the lease and leasehold improvements as part of an asset disposal plan. Regeneration Technologies has retained a real estate broker to actively market the property.

Realization of the investment in the facility is dependent upon commercial real estate market conditions and locating a willing lessor or buyer of the assets. Regeneration Technologies anticipates a write down of all or a substantial part of the value of this facility in the fourth quarter of 2007. If Regeneration Technologies is not successful in locating a new lessor or buyer of the assets, or if the commercial real estate market in Birmingham, Alabama deteriorates, the value of this investment could be further impaired which could have a negative effect on the combined company’s financial statements for the period in which the impairment occurs.

THE MERGER

The following is a discussion of the merger and the material terms of the merger agreement between Regeneration Technologies and Tutogen, a copy of which is attached as Annex A to this Proxy Statement and incorporated by reference herein. Regeneration Technologies and Tutogen urge you to read the merger agreement carefully in its entirety.

Background of the Merger

In January, 2005, Regeneration Technologies engaged Lehman Brothers to explore strategic opportunities including but not limited to a possible sale to or merger with a third party and new strategic alliances. In May, 2005, the board of directors of Regeneration Technologies determined that the best strategic alternative for its shareholders, employees and customers at that time was to remain an independent company but that Regeneration Technologies would continue to consider new strategic alliances. Subsequent to that date, Regeneration Technologies and a third party discussed a possible business combination but did not reach an agreement.

In March 2006, Zimmer Holdings, Inc., Tutogen’s largest shareholder and product distributor, initiated discussions with Tutogen concerning an acquisition of Tutogen by Zimmer. In connection with these negotiations, Tutogen engaged Lehman Brothers and Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. to act as its financial and legal advisor, respectively. Tutogen also received overtures from a third party that ultimately decided not to pursue a business combination with Tutogen. In August 2006, Zimmer proposed to acquire Tutogen at a price of $5.00 to $6.00 per share of Tutogen common stock. After consulting with management, Lehman Brothers and Mintz Levin, Tutogen’s board of directors determined that Zimmer’s proposal was inadequate and not in the best interest of Tutogen’s shareholders.

Representatives of Regeneration Technologies and Tutogen first discussed the possibility of a business combination in August 2006. Brian Hutchison, Chairman and Chief Executive Officer of Regeneration Technologies, telephoned Guy L. Mayer, Chief Executive Officer of Tutogen, on August 18, 2006, and they met in Gainesville Florida, on August 21, 2006 to share ideas, concepts and goals of each business, to discuss the tissue industry in general and to determine if there was mutual interest in exploring a business combination between the two companies. The parties agreed to explore a possible business combination.

On August 22, 2006, Mr. Mayer provided the board of directors of Tutogen with an overview of the discussions taking place with Regeneration Technologies; and the board authorized Mr. Mayer to continue such discussions. On that same day, the board formed a special committee to advise Tutogen management on negotiations with Regeneration Technologies. The board of directors designated Neal B. Freeman, Udo Hensler, Ph.D. and Adrian J.R. Smith as the members of Tutogen’s special committee.

On August 25, 2006, Mr. Hutchison, Thomas Rose, Vice President and Chief Financial Officer and Caroline A. Hartill, Vice President of Quality Assurance and Regulatory Affairs of Regeneration Technologies, met with Mr. Mayer and L. Robert Johnston, Jr., Chief Financial Officer of Tutogen, to explore their interest in a possible business combination and discussed in general terms why a combination would make sense from a business and financial perspective for the two companies and their respective stockholders. Both parties agreed to inform their respective board of directors about the possibility of merger discussions between the two companies. On that same day, Lehman Brothers informed Mr. Mayer that it had to resign from its engagement with Tutogen to act as financial advisor in connection with potential business combinations because it had continuously represented Regeneration Technologies before its engagement by Tutogen and, thus, could not represent Tutogen in connection with any discussions concerning Regeneration Technologies.

On September 5, 2006, the Tutogen special committee authorized the engagement of Cowen and Company, LLC as Tutogen’s financial advisor. Such engagement included Cowen, if requested by the Tutogen board, providing an opinion regarding fairness, from a financial point of view, of the consideration to be received in connection with a possible business combination with Regeneration Technologies.

On September 5, 2006, Mr. Hutchison provided the board of directors of Regeneration Technologies with an overview of the discussions taking place with Tutogen. The board authorized Mr. Hutchison to continue discussions with Tutogen. Mr. Hutchison recommended to the board that Lehman Brothers be engaged to assist Regeneration Technologies in the discussions. The board approved the engagement of Lehman Brothers.

During late August and September 2006, Regeneration Technologies and Tutogen performed limited due diligence in support of on-going dialogue between the two companies.

On September 5, 6 and 7, 2006, Ms. Hartill visited the German facilities of Tutogen to perform due diligence procedures.

On September 16, 2006, Mr. Mayer provided the Tutogen special committee with an update on the discussions with Regeneration Technologies.

On September 20, 2006, Regeneration Technologies delivered a draft merger agreement to Tutogen.

On September 21, 2006, Messrs. Hutchison and Mayer met to discuss potential exchange ratios in connection with a possible business combination, as well as issues concerning corporate governance. No agreement was reached on any terms.

On October 2, 2006, Mr. Hutchison provided the board of directors of Regeneration Technologies with an update on discussions with Tutogen.

On October 26, 2006, Messrs. Hutchison and Mayer met to further discuss potential exchange ratios in connection with a possible business combination, but again failed to reach agreement on potential terms.

In November 2006, Messrs. Hutchison and Mayer met and determined that the timing was not right to reach an agreement on a business combination. Tutogen had higher expectations for its business then was reflected in the estimates by analysts. Regeneration Technologies had recently completed its effort to restructure its distribution agreement with Medtronic Sofamor Danek, Inc. and was near completion of its exchange transaction with Cryolife, Inc., both of which Regeneration Technologies expected to have a significant impact on its future operations and valuation.

On December 15, 2006, Mr. Rose reported to the board of directors of Regeneration Technologies that Regeneration Technologies and Tutogen were unable to agree on a basis to proceed with discussions regarding a business combination, and, as a result, those discussions had been terminated.

On June 4, 2007, at the request of the Tutogen board, Cowen discussed with the Tutogen board certain financial analyses it conducted with respect to a proposed transaction. The board authorized Mr. Mayer to resume discussions with Regeneration Technologies.

In late June 2007, at the request of the Tutogen board, Cowen contacted Lehman Brothers to determine whether Regeneration Technologies would be interested in reopening discussions concerning a possible business combination. Mr. Mayer then contacted Mr. Hutchison to determine if Regeneration Technologies desired to resume discussions on a potential business combination. Mr. Mayer indicated that the Tutogen board of directors believed it was an appropriate time to take another look at a possible merger.

On August 21, 2007, Messrs. Hutchison and Rose of Regeneration Technologies and Messrs. Mayer and Johnston of Tutogen met to explore their collective interest in a possible business combination. In addition to management, representatives of Lehman Brothers were present representing Regeneration Technologies and representatives of Cowen were present representing Tutogen. During the meeting, participants discussed each company’s financial projections and business prospects. Regeneration Technologies and Tutogen agreed to inform their respective board of directors about the possibility of merger discussions between the two companies.

On August 31, 2007, Mr. Hutchison provided the board of directors of Regeneration Technologies with an update on the discussions with Tutogen. The board authorized Mr. Hutchison to continue discussions. Mr. Hutchison recommended to the board that Lehman Brothers be engaged to assist Regeneration Technologies in the discussions. The board approved the engagement of Lehman Brothers.

On September 5, 2007 at the request of the board of directors of both companies, representatives of Lehman Brothers and Cowen met to discuss potential transaction structures.

Between September 20, 2007 and October 11, 2007, Messrs. Hutchison and Mayer continued to have discussions regarding various structural aspects of a potential business combination of the two companies, including the exchange ratio, board of directors’ composition and management transition issues.

On September 20, 2007, Mr. Hutchison orally communicated a proposal to Mr. Mayer whereby each Tutogen stockholder would receive shares of Regeneration Technologies common stock in exchange for Tutogen common stock and a proposal for the composition of the board of directors of the combined company.

On September 26, 2007, Mr. Mayer provided Tutogen’s board of directors with an update on the discussions with Regeneration Technologies. At the meeting, at the request of the Tutogen board, Cowen discussed with the board certain financial analyses it conducted with respect to a potential business combination of Tutogen and Regeneration Technologies.

On September 28, 2007, Mr. Mayer orally communicated a counter-proposal to Mr. Hutchison, which included a stock exchange ratio and the composition of the board of directors of the combined company.

On October 8, 2007, Mr. Hutchison and Mr. Mayer met to discuss the potential terms of offers made regarding a transaction between the two companies, as well as the structure of the combined company and reporting lines for key management personnel.

On October 10, 2007, Mr. Hutchison orally communicated a counter-proposal to Mr. Mayer for the stock exchange ratio and the composition of the board of directors of the combined company.

On October 11, 2007, Mr. Hutchison and Mr. Mayer orally agreed to a transaction whereby each Tutogen stockholder would receive 1.22 shares of Regeneration Technologies common stock and the board of directors of the combined company would be composed of seven of the current Regeneration Technologies directors and five of the Tutogen directors. In addition, there was general agreement on the roles of both Messrs. Mayer and Johnston in the combined company.

On October 13, 2007, Mr. Mayer provided to Tutogen’s board of directors, in a telephonic meeting, a summary of legal and financial due diligence as well as potential transaction terms. At the request of the Tutogen board, Cowen representatives discussed with the board certain financial analyses with respect to a potential business combination of Tutogen and Regeneration Technologies.

On October 16, 2007, Messrs. Hutchison and Rose and Ms. Hartill met with representatives of Fulbright and Jaworski L.L.P., counsel to Regeneration Technologies, to discuss potential terms of a merger agreement.

On October 18, 2007, Fulbright & Jaworski delivered a request for due diligence documents and information to Tutogen, and Mintz Levin, counsel to Tutogen, delivered a request for due diligence documents and information to Regeneration Technologies. After receipt of the request from Mintz Levin, Messrs. Hutchison and Rose and Ms. Hartill commenced due diligence on Tutogen with the assistance of Fulbright & Jaworski Similarly, after receipt of the request from Fulbright & Jaworski, Messrs. Mayer and Johnston commenced due diligence on Regeneration Technologies with the assistance of Mintz Levin.

On October 19, 2007, Messrs. Rose and Johnston held a conference call with representatives of Lehman Brothers and Cowen to discuss Tutogen’s preliminary financial results for the quarter and year ended September 30, 2007. Later that same day, Fulbright & Jaworski circulated the first draft of the merger agreement to Mintz Levin.

On October 23, 2007, Messrs. Hutchison and Rose made presentations to the board of directors of Regeneration Technologies on the merits of a proposed merger with Tutogen and representatives of Lehman Brothers presented preliminary financial analyses with respect to the proposed merger. The board discussed and considered the synergies, risks and opportunities of pursuing a possible transaction with Tutogen. The board authorized management to continue to pursue the merger. In addition, the board approved the formal engagement of Lehman Brothers to act as financial advisor in connection with the proposed merger.

On October 29, 2007, Mr. Hutchison and Ms. Hartill visited the German facilities of Tutogen to conduct due diligence procedures.

On November 1, 2007, Messrs. Rose and Johnston conducted due diligence concerning the audit work papers and the other financial documents of Tutogen and Regeneration Technologies, respectively.

On November 2, 2007, Messrs. Hutchison and Mayer met to discuss terms of Mr. Mayer’s employment agreement, as well as severance agreements for several of the key employees of Tutogen.

On November 5, 2007, Messrs. Hutchison and Rose provided to the Regeneration Technologies board of directors, in a telephonic meeting, a general review of legal and financial due diligence as well as potential transaction terms. At the request of the Regeneration Technologies board of directors, Lehman Brothers representatives also made a presentation to the board of directors updating its preliminary financial analyses with respect to the proposed transaction. Following the presentations, the board engaged in a full discussion and asked Messrs. Hutchison and Rose and Lehman Brothers various questions regarding the proposed transaction. The board of directors deferred final approval of the merger agreement until negotiations had been concluded and each director had further time to consider the proposed transaction.

On November 9, 2007, at a special meeting, Tutogen’s board of directors discussed the final terms of the proposed transaction with Regeneration Technologies. At this meeting, Mintz Levin updated Tutogen’s board on the material terms of the merger agreement, discussed the interests of certain persons in the proposed transaction and explained the fiduciary duties of the Tutogen board of directors to Tutogen’s stockholders. Prior to the meeting, each member of the Tutogen board of directors had been provided with a copy of the merger agreement and related ancillary documents. At the request of the Tutogen board, Cowen discussed with the board certain financial analyses with respect to the proposed merger. Mr. Johnston, with assistance from Mintz Levin, reviewed for Tutogen’s board of directors the results of due diligence on Regeneration Technologies. Following the presentations, the board engaged in a lengthy discussion and asked various questions of management, Mintz Levin and Cowen regarding the proposed merger. Thereafter, the board determined to vote on the merger agreement and the transactions contemplated thereby on November 12, 2007 after each director had further time to contemplate the merger and his fiduciary duties.

On November 10, 2007, Messrs. Hutchison, Rose and Johnston held a conference call with representatives of Lehman Brothers and Cowen to discuss each company’s financial condition and results of operations and financial projections.

On November 12, 2007, Messrs. Hutchison and Mayer contacted the Chief Financial Officer of Zimmer to discuss the proposed transaction. Zimmer holds approximately 27% of Tutogen’s outstanding common stock and has business relationships with both companies.

On November 12, 2007, Mr. Hutchison and Mr. Rose briefed the Regeneration Technologies board of directors in a telephonic meeting about the status of negotiations with Tutogen and the completion of the due diligence procedures. At the meeting, Lehman Brothers rendered its opinion that, as of the date of the meeting and based upon and subject to the factors and assumptions set forth in its written opinion, the exchange ratio to be paid by Regeneration Technologies in the merger was fair, from a financial point of view, to Regeneration Technologies. After the presentations by management and Lehman Brothers and additional discussion and deliberation, the board of directors unanimously determined that the merger agreement and merger contemplated thereby were advisable and in the best interest of Regeneration Technologies and its stockholders, authorized the issuance of shares in the merger, determined that the amendment and restatement of the Regeneration Technologies certificate of incorporation to increase the number of authorized shares was advisable and in the best interest of Regeneration Technologies and its stockholders, approved the form, terms and provisions of the proposed employment agreement with Mr. Mayer, and resolved to recommend that the Regeneration Technologies stockholders approve the share issuance and the amendment and restatement of Regeneration Technologies certificate of incorporation.

On November 12, 2007, Mr. Mayer, with the assistance of Mintz Levin, briefed Tutogen’s board of directors, in a telephonic meeting, on the further negotiations and due diligence that occurred since November 9th. Cowen then delivered its oral opinion (subsequently confirmed in writing) that as of November 12th and based upon and subject to the considerations, assumptions and limitations described in its opinion, the exchange ratio in the merger was fair, from a financial point of view, to the stockholders of Tutogen. After additional discussion and deliberations, the board of directors unanimously determined that the merger was in the best interest of Tutogen and its shareholders and approved the merger agreement and the transactions contemplated thereby.

Shortly after the conclusion of the respective board of directors meetings, Regeneration Technologies, Merger Sub and Tutogen executed and delivered the merger agreement.

Reasons for the Merger

Both Regeneration Technologies and Tutogen believe that the merger offers the potential for substantial strategic and financial benefits. This section summarizes the principal potential strategies and financial benefits that the parties expect to realize in the merger. For a discussion of various factors that could prohibit or limit the parties from realizing some or all of these benefits, see “Risk Factors” beginning on page 17.

Each of Tutogen and Regeneration Technologies believes that the merger will enhance stockholder value through, among other things, enabling Regeneration Technologies and Tutogen to capitalize on the following strategic advantages and opportunities:

•	Diversification of markets, enabling the combined company to help more patients with sterile, biological solutions.

•	Balanced distribution model with reduced concentration risk.

•	Accelerated growth of xenograft products.

•	Combination of strong recovery networks.

•	Expansion of distribution and marketing team.

•	Expected cost synergies.

The actual synergistic benefits from the merger and costs of integration could be different from the foregoing estimates and these differences could be material. Accordingly, there can be no assurance that any of the potential benefits described above or included in the factors considered by the Regeneration Technologies board of directors or Tutogen board of directors will be realized. See “— Recommendations of Regeneration Technologies Board of Directors” and “— Recommendation of Tutogen Board of Directors,” beginning on pages 34 and 35, respectively, as well as “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” beginning on pages 17 and 16, respectively. In connection with the proposed merger, both companies prepared and provided certain non-public, forward-looking information to their respective financial advisors to assist in the evaluation of the financial terms of the merger. A selected subset of this information was shared between Tutogen and Regeneration Technologies through their respective financial advisors in connection with such evaluation. Neither Regeneration Technologies nor Tutogen considered this information to be material in its negotiation of an appropriate exchange ratio or in the respective board’s decision to approve the merger and recommend the merger to its stockholders.

Recommendations of Regeneration Technologies Board of Directors

At a meeting on November 12, 2007, the Regeneration Technologies board of directors (i) determined that the merger and entering into the merger agreement were advisable and in the best interest of Regeneration Technologies and its stockholders, (ii) approved the merger and the merger agreement and the transactions contemplated thereby, and (iii) determined to recommend that the holders of Regeneration Technologies common stock vote FOR the Charter Amendment increasing the number of authorized shares of common stock and FOR the Share Issuance.

At a meeting on December 12, 2007, the Regeneration Technologies board of directors approved the change of name of Regeneration Technologies to RTI Biologics, Inc. and determined to recommend that the holders of Regeneration Technologies common stock vote FOR the Charter Amendment including the name change.

In connection with the foregoing actions, the Regeneration Technologies board of directors consulted with Regeneration Technologies’ management, as well as Regeneration Technologies’ financial advisor and outside legal counsel and considered the following factors and risks in addition to the specific reasons described above under “— Reasons for the Merger”:

•

The information concerning Tutogen’s and Regeneration Technologies’ respective historic businesses, financial results and prospects, including the results of Regeneration Technologies’ due diligence review of Tutogen.

•	The assessment of the board of directors and management of Regeneration Technologies that the two companies can be integrated effectively and efficiently.

•	The strong commitment on the part of both parties to complete the merger pursuant to their respective obligations under the terms of the merger agreement.

•

The oral opinion of Lehman Brothers Inc., that, as of November 12, 2007 and based upon and subject to the factors and assumptions set forth in its written opinion, the exchange ratio to be paid by Regeneration Technologies in the merger was fair, from a financial point of view, to Regeneration Technologies. Lehman Brothers subsequently confirmed its oral opinion by delivery of its written opinion dated November 12, 2007.

The Regeneration Technologies board of directors also identified and considered a number of uncertainties, risks and other potentially negative factors, including the following:

•

The significant reduction in the percentage interest of the current stockholders of Regeneration Technologies as a result of issuance of shares of Regeneration Technologies common stock to Tutogen stockholders in the merger.

•	The possibility of an adverse reaction to the merger by one or more current customers and distributors.

•	Uncertainty regarding Tutogen’s performance during its fourth fiscal quarter ending on September 30, 2007.

•	The additional risks of the type and nature described above under “Risk Factors,” in particular those relating to the integration of the two companies.

Recommendation of Tutogen Board of Directors

On November 12, 2007, the Tutogen board of directors (i) determined that the approval of the merger agreement and the transactions contemplated thereby, including the merger, are in the best interests of Tutogen and its stockholders, (ii) approved and adopted the merger agreement and the transactions contemplated thereby and (iii) resolved to recommend the adoption of the merger agreement to the stockholders of Tutogen.

In reaching this conclusion, the Tutogen board of directors consulted with Tutogen’s management, as well as its financial advisor and outside legal counsel, and considered the following factors in addition to the specific reasons described above under “— Reasons for the Merger” beginning on page 33:

•

The information concerning Tutogen’s and Regeneration Technologies’ respective historic businesses, financial results and prospects, including the results of Tutogen’s due diligence review of Regeneration Technologies.

•	The assessment of the board of directors and management of Tutogen that the two companies can be integrated effectively and efficiently.

•

The oral opinion of Tutogen’s financial advisor, Cowen and Company, LLC, that, as of November 12, 2007 and based upon and subject to the factors, assumptions and limitations set forth in its written opinion, the exchange ratio in the merger was fair, from a financial point of view, to the stockholders of Tutogen. Such oral opinion was subsequently confirmed by Cowen by delivery of its written opinion dated November 12, 2007.

•

The fact that the implied value of the merger consideration, based on the closing price of Regeneration Technologies common stock on November 9, 2007 (the last trading day prior to execution of the merger agreement) represented a premium of 26.9% to the closing price of Tutogen common stock on such date, and that the proposed exchange ratio represented a 30.3% premium to the average implied historical exchange ratio for the six-month period ended November 9, 2007 and a substantial premium over other recent historical periods.

•

The expectation that Tutogen stockholders, immediately after completion of the merger, would hold approximately 45% of the shares of common stock of the combined company on a fully diluted basis, and will have the opportunity to share in the future growth and expected synergies of the combined company while retaining the flexibility of selling all or a portion of those shares.

•	The strong commitment on the part of both parties to complete the merger pursuant to their respective obligations under the terms of the merger agreement.

•

The terms of the merger agreement, including the termination fee, which, in the view of the Tutogen board of directors, does not preclude a proposal for an alternative acquisition transaction involving Tutogen.

•

The fact that the merger agreement allows the Tutogen board of directors to change or withdraw its recommendation of the merger agreement if a superior proposal is received from a third party or if the Tutogen board of directors determines that the failure to change its recommendation would be inconsistent with its fiduciary duties under applicable law, subject to the payment of a termination fee upon termination under certain circumstances.

The Tutogen board of directors also identified and considered a number of uncertainties, risks and other potentially negative factors, including the following:

•

The risk that regulatory agencies may not approve the merger or may impose terms and conditions on their approvals that would materially and adversely affect the financial results of the combined company.

•

The potential impact of the restrictions under the merger agreement on Tutogen’s ability to take certain actions during the period prior to the closing of the merger (which may delay or prevent Tutogen from undertaking business opportunities that may arise pending completion of the merger).

•

The potential for diversion of management and employee attention and for increased employee attrition during the period prior to the closing of the merger agreement, and the potential effect of these issues on Tutogen’s business and relations with customers, suppliers and regulators.

•	The risk that an unanticipated technological development may materially and adversely affect the business benefits anticipated to result from the merger.

•

The fact that certain provisions of the merger agreement, although reciprocal, may have the effect of discouraging proposals for alternative acquisition transactions involving Tutogen, including: (i) the restriction on Tutogen’s ability to solicit proposals for alternative transactions; (ii) the requirement that the Tutogen board of directors submit the merger agreement to the Tutogen stockholders for adoption in certain circumstances, even if it withdraws its recommendation for the merger; and (iii) the requirement that Tutogen pay a termination fee of $6.5 million to Regeneration Technologies in certain circumstances following the termination of the merger agreement.

•

The risk that certain of Tutogen’s directors and officers may have interests in the merger as individuals that are in addition to, or that may be different from, the interests of the Tutogen stockholders.

•	The fees and expenses associated with completing the merger.

•	The risk that certain members of Tutogen’s senior management might choose not to remain employed with Tutogen prior to the completion of the merger or with the combined company.

•	The risk that anticipated cost savings will not be achieved.

•	The risks of the type and nature described above under “Risk Factors.”

The Tutogen board recommends that Tutogen common stockholders vote FOR the Merger Proposal.

Opinion of Financial Advisor to the Regeneration Technologies Board of Directors

On November 12, 2007, Lehman Brothers delivered its opinion to the Regeneration Technologies board of directors to the effect that as of that date and, based upon and subject to factors and assumptions described at the meeting of the Regeneration Technologies board of directors on November 12, 2007 and set forth in the written opinion, the exchange ratio to be paid by Regeneration Technologies in the merger was fair, from a financial point of view, to Regeneration Technologies.

The full text of Lehman Brothers’ written opinion, dated November 12, 2007, is attached as Annex C to this Proxy Statement. Regeneration Technologies stockholders are urged to read this opinion for a discussion of the assumptions made, procedures followed, factors considered and limitations upon the review undertaken by Lehman Brothers in rendering its opinion.

The following is a summary of Lehman Brothers’ opinion and the methodologies that Lehman Brothers used to render its fairness opinion. The summary is qualified in its entirety by reference to the full text of the opinion.

Lehman Brothers’ advisory services and opinion were provided for the information and assistance of the Regeneration Technologies board of directors in connection with its consideration of the merger. Lehman Brothers’ opinion is not intended to be and does not constitute a recommendation to any stockholder of Regeneration Technologies or Tutogen as to how the stockholder should vote in connection with the merger. Lehman Brothers was not requested to opine as to, and Lehman Brothers’ opinion does not address, the underlying business decision of Regeneration Technologies to proceed with or effect the merger.

In arriving at its opinion, Lehman Brothers reviewed and analyzed:

•	the merger agreement and the specific terms of the merger;

•

publicly available information concerning Regeneration Technologies that Lehman Brothers believed to be relevant to its analysis, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2007, June 30, 2007 and September 30, 2007;

•

publicly available information concerning Tutogen that Lehman Brothers believed to be relevant to its analysis, including its Annual Report on Form 10-K for the fiscal year ended September 30, 2006 and Quarterly Reports on Form 10-Q for the fiscal quarters ended December 31, 2006, March 31, 2007 and June 30, 2007;

•

financial and operating information with respect to the business, operations and prospects of Regeneration Technologies furnished to Lehman Brothers by Regeneration Technologies, including financial projections of Regeneration Technologies prepared by management of Regeneration Technologies;

•

financial and operating information with respect to the business, operations and prospects of Tutogen furnished to Lehman Brothers by Tutogen, including financial projections of Tutogen prepared by management of Tutogen;

•	the trading histories of Regeneration Technologies common stock and Tutogen common stock from November 8, 2006 to November 9, 2007 and a comparison of those trading histories with each other;

•

a comparison of the historical financial results and present financial condition of Regeneration Technologies and Tutogen with each other and with those of other companies that Lehman Brothers deemed relevant;

•	the relative contributions of Regeneration Technologies and Tutogen to the current and future financial performance of the combined company on a pro forma basis; and

•

the potential pro forma impact of the merger on the future financial performance of Regeneration Technologies, including the amounts of certain cost savings, operating synergies and revenue enhancements expected by the managements of Regeneration Technologies and Tutogen to result from the merger (referred to as estimated synergies).

In addition, Lehman Brothers had discussions with the managements of Regeneration Technologies and Tutogen concerning their respective businesses, operations, assets, liabilities, financial conditions and prospects and have undertaken such other studies, analyses and investigations as Lehman Brothers deemed appropriate.

In arriving at its opinion, Lehman Brothers assumed and relied upon the accuracy and completeness of the financial and other information used by it without assuming any responsibility for independent verification of such information and further relied upon the assurances of managements of Regeneration Technologies and Tutogen that they were not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to projections prepared by management of Regeneration Technologies and Tutogen, upon advice of Regeneration Technologies, Lehman Brothers assumed that these projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the managements of Regeneration Technologies and Tutogen as to the future financial performance of Regeneration Technologies and Tutogen and that Regeneration Technologies and Tutogen will perform substantially in accordance with these projections. Lehman Brothers assumed that the amount and timing of the estimated synergies are reasonable and, upon the advice of Regeneration Technologies, also assumed that the estimated synergies will be realized substantially in accordance with those estimates.

In arriving at its opinion, Lehman Brothers did not conduct a physical inspection of the properties and facilities of Regeneration Technologies or Tutogen and did not make or obtain any evaluations or appraisals of the assets or liabilities of Regeneration Technologies or Tutogen. Lehman Brothers’ opinion necessarily was based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date of Lehman Brothers’ opinion. Lehman Brothers expressed no opinion as to the prices at which shares of Regeneration Technologies common stock or Tutogen common stock will trade at any time following the announcement of the merger or as to the price Regeneration Technologies common stock will trade at any time following the completion of the merger. No limitations were imposed by Regeneration Technologies on the scope of Lehman Brothers’ investigations or the procedures followed by Lehman Brothers in rendering its opinion.

Although Lehman Brothers evaluated the fairness, from a financial point of view, to Regeneration Technologies of the exchange ratio to be paid by Regeneration Technologies in the merger, Lehman Brothers was not requested to, and did not, recommend the specific exchange ratio to be paid in the merger, which was determined through negotiations between Regeneration Technologies and Tutogen. Lehman Brothers’ opinion and financial analyses were only one of the many factors considered by the board of directors of Regeneration Technologies in its evaluation of the merger and should not be viewed as determinative of the views of the Regeneration Technologies board of directors with respect to the merger or the exchange ratio.

In connection with rendering its opinion, Lehman Brothers performed certain financial, comparative and other analyses as summarized below. In arriving at its opinion, Lehman Brothers did not ascribe a specific range of values to Regeneration Technologies or Tutogen, but rather made its determination as to the fairness, from a financial point of view, to Regeneration Technologies of the exchange ratio to be paid by Regeneration Technologies on the basis of financial, comparative and other analyses. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial and comparative analysis and the application of those methods to the particular circumstances. Therefore, such an opinion is not readily susceptible to summary description. Furthermore, in arriving at its opinion, Lehman Brothers did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Lehman Brothers believes that its analyses must be considered as a whole and that considering any portion of such analyses and factors, without considering all analyses and factors as a whole, could create a misleading or incomplete view of the process underlying its opinion. In its analyses, Lehman Brothers made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Regeneration Technologies and Tutogen. Because these assumptions are inherently subject to uncertainty, none of Regeneration Technologies, Tutogen, Lehman Brothers or any other person assumes responsibility if future results are materially different from those forecast. Any estimates contained in these analyses were not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth in these analyses. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be sold.

The following is a summary of the material financial analyses used by Lehman Brothers in connection with providing its opinion to the Regeneration Technologies board of directors. The financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses used by Lehman Brothers, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Accordingly, the analyses listed in the tables and described below must be considered as a whole. Considering any portion of such analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the results of Lehman Brothers’ opinion.

Historical Exchange Ratio Analysis

Lehman Brothers compared the historical share prices of Regeneration Technologies and Tutogen common stock during different periods between November 8, 2006 and November 9, 2007, in order to determine the implied average exchange ratios that existed for those periods.

The following table sets forth the exchange ratio of shares of Regeneration Technologies common stock for each share of Tutogen common stock for the period referred above:

Exchange Ratio
High	1.332x
Low	0.718x
Proposed Transaction	1.220x

Comparable Company Analysis

In order to assess how the public market values shares of similar publicly-traded companies, Lehman Brothers, based on its experience with companies in the healthcare industry, reviewed and compared specific financial and operating data relating to Regeneration Technologies and Tutogen with selected companies that Lehman Brothers deemed generally comparable to Regeneration Technologies and Tutogen, including five companies in the biologics sector (CryoLife, Inc., Kensey Nash Corporation, LifeCell Corporation, Orthovita, Inc., Osteotech, Inc.) and four companies in the orthopedics sector (Exactech, Inc., Orthofix, Inc., Symmetry Medical, Inc., Wright Medical Technology, Inc.). Using internal estimates and forecasts prepared by Regeneration Technologies management for Regeneration Technologies, internal estimates and forecasts prepared by Tutogen management for Tutogen, and publicly available information for the other companies, Lehman Brothers calculated and analyzed the ratios of each company’s enterprise value to estimated calendar year 2008 revenues. The enterprise value of each company was obtained by adding its short and long-term debt to, and subtracting its cash from, the sum of the market value of its diluted common equity as of November 9, 2007, the value of any preferred stock (at liquidation value), the book value of any minority interest and the value of any material debt-equivalent liabilities. The following presents the results of this analysis:

Biologics Companies	EV/2008 Revenue
Mean	3.37x
Median	3.98x

Mid-cap Orthopedic Companies
Mean	2.11x
Median	2.06x

Lehman Brothers then calculated implied stock prices of Regeneration Technologies and Tutogen using a range of EV/2008 revenue multiples of 2.75x to 4.00x. It then divided the implied stock prices of Tutogen by the implied stock prices of Regeneration Technologies to obtain an exchange ratio range. The result of the analysis is presented below:

Exchange Ratio
Implied Exchange Ratio Range	0.758x – 1.640x
Proposed Transaction	1.220x

Lehman Brothers selected the comparable companies above because their businesses and operating profiles are reasonably similar to those of Regeneration Technologies and Tutogen. However, because of the inherent differences between the business, operations and prospects of Regeneration Technologies and Tutogen and the business, operations and prospects of the selected companies included, no selected company is exactly the same as Regeneration Technologies or Tutogen. Therefore, Lehman Brothers believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the comparable company analysis. Accordingly, Lehman Brothers also made qualitative judgments concerning differences between the financial and operating characteristics and prospects of Regeneration Technologies and Tutogen and the companies included in the comparable company analysis that would affect the public trading values of each in order to provide a context in which to consider the results of the quantitative analysis. These qualitative judgments related primarily to the differing sizes, growth prospects, profitability levels and degree of operational risk between Regeneration Technologies, Tutogen and the selected companies.

Contribution Analysis

Lehman Brothers analyzed the respective contributions of Regeneration Technologies and Tutogen to certain income statement metrics for the combined company for calendar years 2008 and 2009, using internal projections prepared by Regeneration Technologies management for Regeneration Technologies and internal projections prepared by Tutogen management for Tutogen. The proportionate contributions were calculated taking into account Regeneration Technologies’ and Tutogen’s respective current debt and cash levels and compared to the pro forma ownership of the combined company by Regeneration Technologies and Tutogen stockholders as a result of the merger. Based on the implied diluted equity ownership of each of Regeneration Technologies and Tutogen stockholders of the combined company, Lehman Brothers calculated a range of implied exchange ratios. The following table sets forth the results of this analysis:

	Implied Diluted Equity Ownership		Implied Exchange Ratio
	Regeneration Technologies	Tutogen
Revenue:
Estimated 2008	58.1%	41.9%	1.068x
Estimated 2009	57.0%	43.0%	1.116x

Gross Profit:
Estimated 2008	51.5%	48.5%	1.381x
Estimated 2009	52.3%	47.7%	1.340x

EBITDA:
Estimated 2008	52.0%	48.0%	1.354x
Estimated 2009	53.9%	46.1%	1.258x

EBIT:
Estimated 2008	46.1%	53.9%	1.703x
Estimated 2009	50.6%	49.4%	1.431x

Net Income:
Estimated 2008	45.5%	54.5%	1.815x
Estimated 2009	50.6%	49.4%	1.479x

Proposed Transaction	55.2%	44.8%	1.220x

Discounted Cash Flow Analysis

Lehman Brothers performed a discounted cash flow analysis of Regeneration Technologies and Tutogen to calculate the estimated present values of Regeneration Technologies common stock and Tutogen common stock. A discounted cash flow analysis is a traditional valuation methodology used to derive a valuation of an asset by calculating the “present value” of estimated future cash flows of the asset. “Present value” refers to the current value of future cash flows or amounts and is obtained by discounting those future cash flows or amounts by a discount rate that takes into account macro-economic assumptions and estimates of risk, the opportunity cost of capital, expected returns and other appropriate factors applicable to a particular asset. The estimated present values of Regeneration Technologies common stock and Tutogen common stock were calculated by adding the present values of the estimated free cash flow estimates for the calendar years 2008 through 2012 for each of Regeneration Technologies and Tutogen. The cash flow estimates for 2008 to 2012 were based on internal projections prepared by Regeneration Technologies management for Regeneration Technologies and internal projections prepared by Tutogen management for Tutogen.

To estimate the residual value of Regeneration Technologies and Tutogen at the end of the forecast period, or terminal value, Lehman Brothers applied a range of terminal value multiples based on estimated calendar 2012 earnings before interest, taxes, depreciation and amortization, or EBITDA, of 10.0x to 12.0x for Regeneration Technologies and Tutogen and discount rates ranging from 11.0% to 15.0%.

Based upon these terminal values and discount rates, Lehman Brothers calculated a range of implied equity values per share of Regeneration Technologies and Tutogen common stock, which were then used to calculate a range of implied exchange ratios. Based on these implied per share values, this analysis indicated the following implied exchange ratio range, as compared to the exchange ratio in the proposed merger:

Exchange Ratio
Implied Exchange Ratio Range	0.946x – 1.323x
Proposed Transaction	1.220x

Premiums Paid Analysis

Using publicly available information, Lehman Brothers reviewed and compared the implicit premiums paid for 84 all-stock transactions in the past three years with transaction values greater than $100 million. The premiums paid were calculated by comparing the transaction value with the market value of the target one day prior to deal announcement. The premiums were applied to the 20-day average stock price of Tutogen of $11.78 as of November 9, 2007, to calculate the implicit value of Tutogen and the associated exchange ratio. A range of exchange ratios was derived by choosing the average of 1st quartile and 3rd quartile of premiums for the transactions considered.

Exchange Ratio
Implied Exchange Ratio Range	1.131x – 1.380x
Proposed Transaction	1.220x

Pro Forma Analysis

Lehman Brothers analyzed the pro forma impact of the merger on the future financial condition and performance of Regeneration Technologies, reflected in the pro forma earnings per share of Regeneration Technologies. For purposes of this analysis, Lehman Brothers utilized internal projections prepared by Regeneration Technologies management for Regeneration Technologies and internal projections prepared by Tutogen management for Tutogen, as well as the estimated synergies expected by Regeneration Technologies and Tutogen management. This analysis indicated that the merger would be accretive to Regeneration Technologies’ calendar year 2008 and 2009 earnings per share. The financial forecasts and assumptions that underlie this analysis are subject to substantial uncertainty and exclude one-time costs that may be incurred in connection with the implementation of the expected synergies and, therefore, actual results may be substantially different.

Illustrative Trading Prices Analysis

Lehman Brothers calculated the illustrative implied per share price of the combined company following completion of the merger. Lehman Brothers added the market value of diluted common equity as of November 9, 2007 of Regeneration Technologies and Tutogen to the value of estimated synergies to estimate the illustrative common equity value of the combined company. Lehman Brothers then calculated the illustrative stock price for Regeneration Technologies by dividing that equity value by the pro forma diluted shares as adjusted for the merger. The analysis resulted in an implied trading price per share of Regeneration Technologies common stock of $11.44.

Miscellaneous

Lehman Brothers is an internationally recognized investment banking firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. The Regeneration Technologies board of directors selected Lehman Brothers because of its expertise, reputation and familiarity with Regeneration Technologies and the healthcare industry generally, and because its investment banking professionals have substantial experience in transactions comparable to the merger.

As compensation for its services in connection with the merger, Regeneration Technologies has agreed to pay Lehman Brothers a fee of approximately $3 million, a portion of which was due upon delivery of Lehman Brothers’ opinion and the substantial remainder of which is contingent upon the consummation of the merger. In addition, Regeneration Technologies has agreed to reimburse Lehman Brothers for out-of-pocket expenses incurred in connection with the merger and to indemnify Lehman Brothers for certain liabilities that may arise out of its engagement by Regeneration Technologies and the rendering of Lehman Brothers’ opinion. Although from April 2006 until August 2006, Lehman Brothers was engaged by Tutogen to act as financial advisor in connection with potential business combinations, Lehman Brothers did not receive any fees for those services. Regeneration Technologies has had an investment banking relationship with Lehman Brothers since its initial public offering in August 2000. Prior to that, LBI Group, Inc., a wholly-owned subsidiary of Lehman Brothers Holdings, Inc., made an investment in Regeneration Technologies as a result of which it holds approximately 5.6% of the Regeneration Technologies common stock. In addition, a managing director of Lehman Brothers sits on the board of directors of Regeneration Technologies. Lehman Brothers expects to provide various investment banking and financial services for Regeneration Technologies in the future and expects to receive fees for those services. In the ordinary course of its business, Lehman Brothers actively trades in the securities of Regeneration Technologies and Tutogen for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in those securities.

Opinion of Financial Advisor to the Tutogen Board of Directors

Pursuant to an engagement letter dated September 5, 2006, Tutogen retained Cowen and Company, LLC to render an opinion to the board of directors of Tutogen as to the fairness, from a financial point of view, to the stockholders of Tutogen of the exchange ratio received in the merger.

On November 12, 2007, Cowen delivered certain of its written analyses and its oral opinion to the Tutogen board, subsequently confirmed in writing as of the same date, to the effect that and subject to the various assumptions set forth therein, as of November 12, 2007, the exchange ratio received in the merger was fair, from a financial point of view, to the stockholders of Tutogen. The full text of the written opinion of Cowen, dated November 12, 2007, is attached as Annex D to this Proxy Statement and is incorporated in this Proxy Statement by reference. Stockholders of Tutogen are urged to read the opinion in its entirety for the assumptions made, procedures followed, other matters considered and limits of the review by Cowen. The summary of the written opinion of Cowen set forth herein is qualified in its entirety by reference to the full text of such opinion. Cowen’s analyses and opinion were prepared for and addressed to the Tutogen board and are directed only to the fairness, from a financial point of view, of the exchange ratio received in the merger, and do not constitute an opinion as to the merits of the merger or a recommendation to any stockholder as to how to vote on the proposed merger. The exchange ratio received in the merger was determined through negotiations between Tutogen and Regeneration Technologies and not pursuant to any recommendations of Cowen.

In arriving at its opinion, Cowen reviewed and considered such financial and other matters as it deemed relevant, including, among other things:

•	a draft of the merger agreement received on November 12, 2007, which was the most recent draft made available to Cowen;

•

certain publicly available financial and other information for Tutogen and Regeneration Technologies, respectively, including equity research, and certain other relevant financial and operating data furnished to Cowen by the managements of Tutogen and Regeneration Technologies, respectively;

•

certain internal financial analyses, financial forecasts, reports and other information concerning Tutogen, which we refer to as the Tutogen forecasts, and Regeneration Technologies, which we refer to as the Regeneration Technologies forecasts, prepared by the managements of Tutogen and Regeneration Technologies, respectively, and the amounts and timing of the cost savings and related expenses expected to result from the merger furnished to Cowen by the managements of Tutogen and Regeneration Technologies, which we refer to as the expected synergies;

•

discussions Cowen had with certain members of the managements of each of Tutogen and Regeneration Technologies concerning the historical and current business operations, financial conditions and prospects of Tutogen and Regeneration Technologies, respectively, the expected synergies and such other matters Cowen deemed relevant;

•

the reported price and trading histories of the shares of the common stock of Tutogen and Regeneration Technologies, respectively, as compared to the reported price and trading histories of certain publicly traded companies Cowen deemed relevant;

•	certain financial terms of the merger as compared to the financial terms of certain selected business combinations Cowen deemed relevant;

•

based on the Tutogen forecasts and the Regeneration Technologies forecasts, the cash flows generated by Tutogen and Regeneration Technologies, respectively, on a stand-alone basis, as well as the combined pro forma company, to determine the present value of the discounted cash flows;

•	certain pro forma financial effects of the merger; and

•	such other information, financial studies, analyses and investigations and such other factors that Cowen deemed relevant for the purposes of its opinion.

In conducting its review and arriving at its opinion, Cowen, with Tutogen’s consent, assumed and relied, without independent investigation, upon the accuracy and completeness of all financial and other information provided to it by Tutogen and Regeneration Technologies, respectively, or which was publicly available. Cowen did not undertake any responsibility for the accuracy, completeness or reasonableness of, or independently verify, such information. In addition, Cowen did not conduct nor did Cowen assume any obligation to conduct any physical inspection of the properties or facilities of Tutogen or Regeneration Technologies. Cowen further relied upon the assurance of management of Tutogen that they were unaware of any facts that would make the information provided to Cowen incomplete or misleading in any respect. Cowen, with Tutogen’s consent, assumed that the financial forecasts and expected synergies were reasonably prepared by the respective managements of Tutogen and Regeneration Technologies on bases reflecting the best currently available estimates and good faith judgments of such managements as to the future performance of Tutogen and Regeneration Technologies, respectively. Management of each of Tutogen and Regeneration Technologies confirmed to Cowen, and Cowen assumed, with Tutogen’s consent, that each of the financial forecasts and expected synergies, and the Reuters estimates and analyst projections utilized in Cowen’s analyses with respect to Tutogen and Regeneration Technologies provided a reasonable basis for its opinion.

Cowen did not make or obtain any independent evaluations, valuations or appraisals of the assets or liabilities of Tutogen or Regeneration Technologies, nor was Cowen furnished with these materials. With respect to all legal matters relating to Tutogen and Regeneration Technologies, Cowen relied on the advice of legal counsel to Tutogen. Cowen expresses no opinion with respect to such legal matters. Cowen’s services to Tutogen in connection with the merger were comprised of rendering an opinion from a financial point of view of the exchange ratio received in the merger. Cowen expressed no view as to any other aspect or implication of the merger or any other agreement, arrangement or understanding entered into in connection with the merger or otherwise. Cowen’s opinion was necessarily based upon economic and market conditions and other circumstances as they existed and could be evaluated by Cowen on the date of its opinion. It should be understood that although subsequent developments may affect its opinion, Cowen does not have any obligation to update, revise or reaffirm its opinion and Cowen expressly disclaims any responsibility to do so. Additionally, Cowen was not engaged to be involved in any determinations of the board of directors or management of Tutogen to pursue strategic alternatives, and Cowen was not authorized or requested to, and did not, solicit alternative offers for Tutogen or its assets, nor did Cowen investigate any other alternative transactions that may be available to Tutogen.

In rendering its opinion, Cowen assumed, in all respects material to its analysis, that the representations and warranties of each party contained in the merger agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the merger agreement and that all conditions to the consummation of the merger will be satisfied without waiver thereof. Cowen assumed that the final form of the merger agreement would be substantially similar to the last draft received by Cowen prior to rendering its opinion. Cowen also assumed that all governmental, regulatory and other consents and approvals contemplated by the merger agreement would be obtained and that, in the course of obtaining any of those consents, no restrictions will be imposed or waivers made that would have an adverse effect on the contemplated benefits of the merger. Tutogen informed Cowen, and Cowen assumed, that the merger will be treated as a tax-free reorganization.

Cowen’s opinion does not constitute a recommendation to any stockholder as to how the stockholder should vote with respect to the merger or to take any other action in connection with the merger or otherwise. Cowen has not been requested to opine as to, and its opinion does not in any manner address, Tutogen’s underlying business decision to effect the merger or the relative merits of the merger as compared to other business strategies or transactions that might be available to Tutogen. Furthermore, Cowen expressed no view as to the price or trading range for shares of Regeneration Technologies common stock at any time.

The following is a summary of the principal financial analyses performed by Cowen to arrive at its opinion. Some of the summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data set forth in the tables without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses. Cowen performed certain procedures, including each of the financial analyses described below, and reviewed with the management of Tutogen and Regeneration Technologies the assumptions on which such analyses were based, and other factors, including the historical and projected financial results of Tutogen and Regeneration Technologies. No limitations were imposed by the Tutogen board of directors with respect to the investigations made or procedures followed by Cowen in rendering its opinion.

Historical Stock Trading and Exchange Ratio Analysis.

Cowen analyzed the ratios of the closing prices of Tutogen common stock to those of Regeneration Technologies common stock over various periods ending November 9, 2007. The table below illustrates the ratios for those periods and the premium or discount implied by the offer price and exchange ratio in the merger to the historical stock price and exchange ratios.

Historical Spot Prices:	Exchange Ratio	Premium (Discount) Implied by Offer Price	Premium (Discount) Implied by Exchange Ratio
Current	0.962x	26.9%	26.9%
One day prior	0.985x	25.4%	23.9%
Latest one month	1.018x	12.9%	19.9%
Latest three months	0.785x	47.9%	55.3%
Latest six months	0.973x	28.5%	25.4%
High (latest twelve months)	1.332x	4.7%	(8.4)%
Low (latest twelve months)	0.718x	125.6%	69.9%

Historical Average Prices:	Exchange Ratio	Premium (Discount) Implied by Offer Price	Premium (Discount) Implied by Exchange Ratio
Latest one month average	1.104x	10.8%	10.5%
Latest three months average	1.011x	19.3%	20.6%
Latest six months average	0.936x	28.1%	30.3%
Latest twelve months average	1.000x	46.9%	22.0%

Stock Trading History.

To provide contextual data and comparative market data, Cowen reviewed the historical market prices of Tutogen common stock from November 9, 2005 to November 9, 2007 and for the twelve month period ended November 9, 2007. Cowen noted that over the indicated periods the high and low prices for shares of Tutogen common stock were:

•	$12.46 and $5.78 for the 12-month period; and

•	$12.46 and $2.62 for the 24-month period.

Cowen also reviewed the historical market prices of Regeneration Technologies common stock from November 9, 2005 to November 9, 2007 and for the twelve month period ended November 9, 2007. Cowen noted that over the indicated periods the high and low prices for shares of Regeneration Technologies common stock were:

•	$11.90 and $5.15 for the 12-month period; and

•	$11.90 and $4.95 for the 24-month period.

Analysis of Selected Publicly Traded Companies.

To provide contextual data and comparative market information, Cowen compared selected historical operating and financial data and ratios for Tutogen to the corresponding financial data and ratios of certain other companies, which we refer to as the selected publicly traded companies whose securities are publicly traded and which Cowen believes have operating, market valuation and trading valuations similar to what might be expected of Tutogen. These companies were:

•	LifeCell Corporation

•	Regeneration Technologies Inc.

•	Orthovita Inc.

•	CryoLife Inc.

•	Osteotech Inc.

The data and ratios included the market capitalization of common stock plus total debt less cash and equivalents, which we refer to as enterprise value, of the selected publicly traded companies as multiples of estimates for 2007, 2008 and 2009 revenues and earnings before interest and taxes, which we refer to as EBIT. Cowen also examined the ratios of the current share prices of the selected publicly traded companies to the estimated 2008 calendar year fully-taxed earnings per share, which we refer to as EPS, and estimated 2009 calendar year fully-taxed EPS (in each case, as available from both Tutogen forecasts and Reuters) for the selected publicly traded companies.

The following table presents, for the periods indicated, the multiples implied by the ratio of enterprise value to estimates for 2007, 2008 and 2009 revenues and EBIT, and the ratio of stock price to estimates for 2008 and 2009 calendar years EPS. The information in the table is based on the closing stock price of Tutogen and Regeneration Technologies stock on November 9, 2007.

	Multiples for Selected Publicly Traded Companies				Multiple Implied for Tutogen by Exchange Ratio Based on
	Low	Median	Mean	High	Reuters Estimates	Tutogen Mgmt. Forecasts
Enterprise Value as a ratio of:
Projected CY 2007 Revenue	1.15x	3.33x	3.53x	7.01x	4.63x	4.46x
Projected CY 2008 Revenue	1.03x	2.83x	2.91x	5.69x	3.71x	3.08x
Projected CY 2009 Revenue	0.95x	2.41x	2.40x	4.69x	NA	2.42x
Enterprise Value as a ratio of:
Projected CY 2007 EBIT	24.5x	27.8x	27.0x	28.7x	41.5x	47.6x
Projected CY 2008 EBIT	16.8x	19.7x	22.4x	33.4x	NA	16.4x
Projected CY 2009 EBIT	10.0x	13.5x	13.2x	16.0x	NA	10.4x

	Multiples for Selected Publicly Traded Companies				Multiple Implied for Tutogen by Exchange Ratio Based on
	Low	Median	Mean	High	Reuters Estimates	Tutogen Mgmt. Forecasts
Share Price as a ratio of:
CY 2008 EPS	28.6x	29.5x	32.1x	38.3x	45.0x	27.8x
CY 2009 EPS	17.7x	24.6x	24.4x	30.5x	NA	17.8x

Although the selected publicly traded companies were used for comparison purposes, none of those companies is directly comparable to Tutogen. Accordingly, an analysis of the results of such a comparison is not purely mathematical, but instead involves complex considerations and judgments concerning differences in historical and projected financial and operating characteristics of the selected publicly traded companies and other factors that could affect the public trading value of the selected publicly traded companies or Tutogen, to which they are being compared.

Analysis of Selected Transactions.

Cowen reviewed the financial terms, to the extent publicly available, of 26 transactions involving the acquisition of companies in the orthopedic and medical implant industries, with over $50 million in transaction value and which were announced or completed since 2002.

Cowen reviewed the enterprise value paid in the selected transactions as a multiple of revenue for the latest reported twelve months, which we refer to as LTM, transaction year, which we refer to as TY, and transaction year plus one, which refer to as TY+1.

The following table presents, for the periods indicated, the multiples implied by the ratio of Enterprise Value to LTM, TY and TY+1 revenues. The information in the table is based on the closing stock price of Tutogen and Regeneration Technologies stock on November 9, 2007.

	Multiples for Selected Transactions				Multiple Implied by Exchange Ratio Based on
					Reuters Estimates	Tutogen Mgmt. Forecasts
	Low	Median	Mean	High
Enterprise Value as a ratio of:
LTM Revenue	2.23x	3.64x	5.56x	21.91x	5.26x	5.26x
TY Revenue	1.88x	3.70x	3.78x	6.29x	4.63x	4.46x
TY+1 Revenue	1.69x	2.91x	3.07x	5.19x	3.71x	3.08x

Although the selected transactions were used for comparison purposes, none of those transactions is directly comparable to the merger, and none of the companies in those transactions is directly comparable to Tutogen or Regeneration Technologies. Accordingly, an analysis of the results of such a comparison is not purely mathematical, but instead involves complex considerations and judgments concerning differences in historical and projected financial and operating characteristics of the companies involved and other factors that could affect the acquisition value of such companies Tutogen, or Regeneration Technologies, to which they are being compared.

Analysis of Selected Merger-of-Equals Transactions.

Cowen reviewed the premiums of the offer prices implied by the pertinent exchange ratio over the trading prices one trading day, one week, one month, three months and one year prior to the announcement date of fifteen merger-of-equals transactions across all industries, with transaction values from $141 million to $4.6 billion, in which pro forma ownership of the target company was between 37.0% and 63.0% and announced since 2002.

The following table presents the premiums of the offer prices implied by the pertinent exchange ratio over the trading price prices one trading day, one week, one month, three months and one year prior to the announcement date for the selected merger-of-equals transactions, and the premiums implied for Tutogen based on the exchange ratio received in the merger. The information in the table for Tutogen and Regeneration Technologies is based on the closing stock prices on November 9, 2007.

	Premium to Average Stock Price				Premium to Average Exchange Ratio				Premium Based on
Premiums Paid to Stock Price:	Low	Median	Mean	High	Low	Median	Mean	High	Implied Stock Price	Implied Exchange Ratio
One Day Prior to Announcement	(16.1)%	5.0%	9.1%	46.9%	(16.1)%	5.0%	9.1%	46.9%	26.1%	25.4%
One Week Prior to Announcement	(23.7)%	5.1%	8.4%	57.2%	(23.7)%	6.4%	8.4%	57.3%	18.0%	16.6%
One Month Prior to Announcement	(33.5)%	4.5%	6.1%	56.4%	(25.3)%	4.1%	8.5%	47.7%	10.8%	10.5%
Three Months Prior to Announcement	(36.4)%	4.8%	6.8%	82.3%	(15.8)%	0.2%	7.0%	57.4%	19.3%	20.6%
One Year Prior to Announcement	(48.5)%	14.1%	15.8%	90.8%	(54.4)%	8.5%	8.0%	55.4%	46.9%	22.0%

Relative Discounted Cash Flow Analysis for Tutogen and Regeneration Technologies.

Cowen estimated a range of values for Tutogen common stock and Regeneration Technologies common stock based upon the discounted present value of the projected after-tax cash flows of Tutogen and Regeneration Technologies described in the financial forecasts provided by the managements of Tutogen and Regeneration Technologies, respectively, and in the financial forecasts on a fully taxed basis for the fiscal years ended December 31, 2008 through December 31, 2012, and the terminal values of each of Tutogen and Regeneration Technologies at December 31, 2012 based upon multiples of revenue. After-tax cash flow was calculated by taking projected EBIT and subtracting from this amount projected taxes, capital expenditures and changes in working capital and adding back projected depreciation and amortization. This analysis was based upon certain assumptions described by, projections supplied by and discussions held with the respective managements of Tutogen and Regeneration Technologies. In performing this analysis, Cowen utilized discount rates ranging from 12.5% to 17.5%, which were selected based on the estimated industry weighted average cost of capital. Cowen utilized terminal multiples ranging from 3.00 times to 4.00 times LTM revenue, which represented the general range of multiples of LTM revenue for the selected publicly traded companies.

Utilizing this methodology to derive an implied valuation range, Cowen calculated a pro forma implied exchange ratio range of:

•	1.140x to 1.147x, based on the fully taxed financial forecasts.

Pro Forma Discounted Cash Flow Analysis.

Cowen estimated a range of values for the combined company common stock based upon the discounted present value of the projected after-tax cash flows of the combined company described in the financial forecasts provided by the managements of Tutogen and Regeneration Technologies, respectively, and in the financial forecasts on a fully taxed basis for the fiscal years ended December 31, 2008 through December 31, 2012, and of the terminal value of the combined company at December 31, 2012 based upon multiples of revenue. After-tax cash flow was calculated by taking projected EBIT and subtracting from this amount projected taxes, capital expenditures and changes in working capital and adding back projected depreciation and amortization. This analysis was based upon certain assumptions described by, projections supplied by and discussions held with the respective managements of Tutogen and Regeneration Technologies. In performing this analysis, Cowen utilized discount rates ranging from 12.5% to 17.5%, which were selected based on the estimated industry weighted average cost of capital. Cowen utilized terminal multiples ranging from 3.00 times to 4.00 times, which represented the general range of multiples of LTM revenue for the selected publicly traded companies.

Utilizing this methodology to derive an implied valuation range of Tutogen shareholders’ pro forma ownership of the combined company, Cowen calculated an implied value creation range to Tutogen shareholders of:

•	$20.9 million to $32.6 million, based on the fully taxed financial forecasts.

Pro Forma Ownership Analysis.

Cowen analyzed the pro forma ownership in the combined company by the holders of Tutogen common stock and noted that such holders would own approximately 45% on a diluted basis of the combined company, based on the Regeneration Technologies’ closing share price on November 9, 2007.

Contribution Analysis.

Cowen analyzed the respective contributions of 2007, 2008 and 2009 calendar year estimated revenues, gross profits, sales, general and administrative costs, which we refer to as SG&A, research and development, which we refer to as R&D, and operating income of Tutogen and Regeneration Technologies to the combined company, based on the projected financial results of Tutogen and Regeneration Technologies prepared by the respective managements of Tutogen and Regeneration Technologies, and the implied exchange ratios resulting from this analysis.

	% of Combined Company
	Regeneration Technologies Contribution	Tutogen Contribution
Operating Results:
CY 2007
Total Revenues	62.2%	37.8%
Gross Profit	53.8%	46.2%
SG&A	51.8%	48.2%
R&D	68.0%	32.0%
Operating Income	38.9%	61.1%
CY 2008
Total Revenues	58.1%	41.9%
Gross Profit	51.5%	48.5%
SG&A	49.2%	50.8%
R&D	68.3%	31.7%
Operating Income	46.1%	53.9%
CY 2009
Total Revenues	57.0%	43.0%
Gross Profit	52.3%	47.7%
SG&A	48.7%	51.3%
R&D	68.5%	31.5%
Operating Income	50.6%	49.4%

Pro Forma Earnings Analysis.

Cowen analyzed the potential effect of the merger on the projected combined income statement of operations of Tutogen and Regeneration Technologies for the calendar years ended 2008 and 2009, assuming Tutogen’s results for the years ended September 30, 2008 and September 30, 2009 correspond to calendar quarters ended September 30, 2008 and September 30, 2009. This analysis was based upon the projected financial forecasts of Tutogen and Regeneration Technologies managements for Tutogen and Regeneration Technologies, respectively. This analysis, with Tutogen management’s consent, used Tutogen and Regeneration Technologies management’s forecasts.

This analysis indicated that the proposed merger could increase Regeneration Technologies’ projected earnings per share, on an after-tax basis, for the calendar years ended December 31, 2008 and December 31, 2009. Cowen’s pro forma earnings analysis took into account the possible effect of cost savings and synergies in the proposed merger.

The summary set forth above does not purport to be a complete description of all the analyses performed by Cowen. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analyses and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. Cowen did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, notwithstanding the separate factors summarized above, Cowen believes, and has advised the Tutogen board of directors, that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, could create an incomplete view of the process underlying its opinion. In performing its analyses, Cowen made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond the control of Tutogen and Regeneration Technologies. These analyses performed by Cowen are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses or securities may actually be sold. Accordingly, such analyses and estimates are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors. None of Tutogen, Regeneration Technologies, Cowen or any other person assumes responsibility if future results are materially different from those projected. The analyses supplied by Cowen and its opinion were among several factors taken into consideration by the Tutogen board in making its decision to enter into the merger agreement and should not be considered as determinative of such decision.

Cowen was selected by the Tutogen board of directors to render an opinion to the Tutogen board because Cowen is a nationally recognized investment banking firm and because, as part of its investment banking business, Cowen is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Cowen is providing financial services for Tutogen for which it will receive customary fees. In addition, in the ordinary course of its business, Cowen and its affiliates may trade the equity securities of Tutogen and Regeneration Technologies for their own account and for the accounts of their customers, and, accordingly, may at any time hold a long or short position in such securities. Cowen and its affiliates in the ordinary course of business have from time to time provided, and in the future may continue to provide, commercial and investment banking services to Tutogen and Regeneration Technologies, including serving as a financial advisor on potential acquisitions and as an underwriter on equity offerings, and have received and may in the future receive fees for the rendering of such services.

For services rendered in connection with the merger (including the delivery of its opinion), Tutogen has agreed to pay Cowen approximately $2.7 million, a substantial portion of which is dependent on completion of the merger. In addition, Tutogen has agreed to reimburse Cowen for its expenses incurred in connection with its services, including the fees and disbursements of counsel, and will indemnify Cowen against certain liabilities, including liabilities arising under the federal securities laws. The terms of the fee arrangement with Cowen, which are customary in transactions of this nature, were negotiated at arm’s length between Tutogen and Cowen, and the Tutogen board of directors was aware of the arrangement, including the fact that the transaction fee payable to Cowen is contingent upon the completion of the merger.

Interests of Directors and Executive Officers in the Merger

Interests of Directors and Executive Officers of Tutogen in the Merger

In considering the recommendations of the board of directors of Tutogen with respect to its approval of the merger agreement, stockholders of Tutogen should be aware that the executive officers and directors of Tutogen have interests in the merger that are different from, or in addition to, those of the Tutogen stockholders generally.

Stock Options

Each outstanding Tutogen employee stock option will become fully vested and will be assumed by Regeneration Technologies in the merger on terms substantially identical to those in effect immediately prior to the completion of the merger, and those options will be adjusted to entitle the holder to receive Regeneration Technologies common stock. The number of shares issuable under those options and the exercise prices for those options will be adjusted based on the exchange ratio.

Employment Agreements

Tutogen has an employment agreement with Guy L. Mayer, its President and Chief Executive Officer, dated December 6, 2004, commencing January 1, 2005. The term of his employment is indefinite and terminates upon written notice by Tutogen, notice of termination by Mr. Mayer or termination of employment for cause. Minimum notice of termination by Tutogen, except for cause, is one year from the end of any calendar quarter. If Mr. Mayer terminates for good reason or is terminated without cause, he is entitled to receive his then-current salary and medical benefits for a one-year period following his termination.

Upon completion of the merger, Regeneration Technologies will enter into an employment agreement with Mr. Mayer, which has a term of two years and will supersede his current employment agreement with Tutogen. The initial annual salary will be $400,000, subject to a potential upward adjustment after the first year. In addition, Mr. Mayer will be eligible to receive a discretionary cash bonus of 60% of his base salary in the event the plans and targets that are determined by the Regeneration Technologies board of directors are met. Further, Mr. Mayer will be eligible to receive stock option grants and other equity-based awards at such times and in such amounts as determined by the Regeneration Technologies board of directors or compensation committee. In the event that Mr. Mayer voluntarily terminates the employment agreement, he will be entitled only to his salary and other benefits otherwise due him through his last day on payroll. In the event that Mr. Mayer (i) is terminated without cause and other than for death, incompetence or disability, (ii) terminates his employment for good reason, (iii) continuously serves as President during the entire two year term, or (iv) continuously serves as the President during the first year of employment, and Mr. Mayer and the Chief Executive Officer agree in writing Mr. Mayer should transition to the role of consultant, then Regeneration Technologies has agreed to engage Mr. Mayer as a consultant in exchange for compensation equal to his regular annual salary during the two-year period subsequent to such termination, or the expiration of the employment term, as the case may be.

Severance Agreements

Tutogen has certain severance arrangements with L. Robert Johnston, Jr., its Chief Financial Officer. Pursuant to a severance agreement entered into in January 2008, in the event that Mr. Johnston is terminated without cause or resigns for good reason within 24 months of a sale of Tutogen, he will be entitled to receive a payment of 12 months of his then current salary, less any severance payment he has received or is entitled to receive pursuant to his original employment offer letter from Tutogen. Pursuant to Mr. Johnston’s original employment offer letter, upon his termination without cause or a change in control (before or after the date 24 months from a sale of Tutogen), he will be entitled to a payment of 6 months of his then current salary.

In addition, in January 2008, Tutogen entered into severance agreements with Claude O. Pering, its Vice President and Chief Operating Officer, and Clifton J. Seliga, its Vice President of Global Sales and Marketing. Pursuant to these agreements, in the event that either Mr. Pering or Mr. Seliga is terminated without cause or resigns for good reason within 24 months of a sale of Tutogen, he will be entitled to receive a payment of 12 months of his then current salary.

The merger will constitute a sale and change of control of Tutogen for purposes of the severance arrangements.

Continued Employment with the Combined Company

Except as described below, the composition of the combined company’s executive management following the merger has not been finalized as of the date of this Proxy Statement. No executive of either company has given notice of intent to terminate his or her employment. Similarly, neither company has given notice of intent to terminate the employment of any of its respective executives. Accordingly, we do not know at this time whether any terminations of employment in connection with the merger will occur which will trigger severance and termination payments.

Pursuant to the merger agreement, after the effective time of the merger:

•	Guy L. Mayer, Tutogen’s President and Chief Executive Officer, will become President of the combined company;

•

L. Robert Johnston, Jr., Tutogen’s Chief Financial Officer, will serve as Vice President — Finance of the combined company. An employment agreement has not been finalized as of the date of this Proxy Statement; and

•	each of Messrs. Smith, Henseler, Freeman, Mayer and Crowninshield (who are existing Tutogen directors) will be appointed as directors of the combined company.

Interests of Directors and Executive Officers of Regeneration Technologies in the Merger

In considering the recommendations of the board of directors of Regeneration Technologies with respect to its approval of the merger agreement, stockholders of Regeneration Technologies should be aware that the executive officers and directors of Regeneration Technologies have interests in the merger that are different from, or in addition to, those of the Regeneration Technologies stockholders generally. Pursuant to the merger agreement,

•	Brian K. Hutchison, the President, Chief Executive Officer and Chairman of Regeneration Technologies will, pursuant to the merger agreement, remain Chief Executive Officer of the combined company;

•	Thomas F. Rose will continue to serve in his current positions as the Vice President, Chief Financial Officer and Secretary of Regeneration Technologies in the combined company; and

•	each of the existing Regeneration Technologies directors will be appointed as a director of the combined company, with Mr. Hutchison serving as Chairman.

Accounting Treatment

The merger will be accounted for as an acquisition of Tutogen by Regeneration Technologies under the purchase method of accounting of U.S. generally accepted accounting principles. Under the purchase method of accounting, the assets and liabilities of the acquired company are, as of completion of the merger, recorded at their respective fair values and added to those of the reporting public issuer, including an amount for goodwill representing the difference between the purchase price and the fair value of the identifiable net assets. Financial statements of Regeneration Technologies issued after the merger will reflect the operations of Tutogen only after the merger and will not be restated retroactively to reflect the historical financial position or results of operations of Tutogen.

All unaudited pro forma condensed combined financial statements contained in this Proxy Statement were prepared using the purchase method of accounting. The final allocation of the purchase price will be determined after the merger is completed and after completion of an analysis to determine the fair value of Tutogen’s assets and liabilities. Accordingly, the final purchase accounting adjustments may be materially different from the unaudited pro forma adjustments. Any decrease in the fair value of the assets or increase in the fair value of the liabilities of Tutogen as compared to the unaudited pro forma information included in this Proxy Statement will have the effect of increasing the amount of the purchase price allocable to goodwill.

Regulatory Approvals Required for the Merger

Tutogen and Regeneration Technologies each filed notification and report forms under the Hart-Scott-Rodino Act with the FTC and the Antitrust Division of the DOJ on December 6, 2007 and the applicable waiting period expired on January 7, 2008. The merger also is subject to review under state antitrust laws and could be the subject of challenges by states or private parties under the antitrust laws.

Restrictions on Sales of Shares of Regeneration Technologies Common Stock Received in the Merger

Shares of Regeneration Technologies common stock issued in the merger will not be subject to any restrictions on transfer arising under the Securities Act of 1933, as amended, except for shares issued to any Tutogen stockholder who may be deemed to be an “affiliate” of Tutogen or Regeneration Technologies.

Under Rule 145, former Tutogen stockholders who were affiliates of Tutogen at the time of the Tutogen special meeting and who are not affiliates of the combined company after the completion of the merger may sell their Regeneration Technologies shares after a period of 90 days has elapsed following the merger, subject to the volume and manner of sale limitations of Rule 144 under the Securities Act and the availability of adequate current public information about Regeneration Technologies. In addition, so long as former Tutogen affiliates are not, and have not been for at least three months, affiliates of Regeneration Technologies following the completion of the merger, and a period of at least six months has elapsed after the completion of the merger, the former Tutogen affiliates may sell their Regeneration Technologies shares without regard to the volume and manner of sale limitations of Rule 144 under the Securities Act if there is adequate current public information available about Regeneration Technologies. After a period of one year has elapsed following the completion of the merger, and so long as former Tutogen affiliates are not, and have not been for at least three months before any sale, affiliates of Regeneration Technologies, they may freely sell their Regeneration Technologies shares. Former Tutogen stockholders who are or become affiliates of Regeneration Technologies after completion of the merger will remain or be subject to the volume and manner of sale limitations of Rule 144 until they are no longer affiliates of Regeneration Technologies. This Proxy Statement does not cover resales of Regeneration Technologies shares received by any person upon completion of the merger, and no person is authorized to make any use of this Proxy Statement in connection with any resale.

Appraisal Rights

Under Section 262 of the General Corporation Law of the State of Delaware, the holders of Regeneration Technologies common stock do not have appraisal rights in connection with the merger. Under Section 1302 of the Florida Business Corporation Act, the holders of Tutogen common stock do not have appraisal rights in connection with the merger.

Listing of Regeneration Technologies Common Stock on the Nasdaq Global Market; Delisting and Deregistration of Tutogen Common Stock

Before the completion of the merger, Regeneration Technologies has agreed to use commercially reasonable efforts to cause the shares of Regeneration Technologies common stock to be issued in the merger and the shares of its common stock reserved for issuance under any equity awards to be approved for listing on the Nasdaq Global Market or such other exchange or market as may be mutually agreed. Such approval is a condition to the completion of the merger. If the merger is completed, Tutogen common stock will cease to be listed for trading on the American Stock Exchange and its shares will be deregistered under the Securities Exchange Act of 1934, as amended, or the Exchange Act. In addition, Tutogen will no longer file periodic reports with the SEC.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the material U.S. federal income tax consequences of the merger applicable to a holder of shares of Tutogen common stock that is a “United States person” as defined for United States federal income tax purposes and that holds its shares of Tutogen common stock as a capital asset. This discussion is based upon the Code, U.S. treasury regulations, judicial authorities, published positions of the U.S. Internal Revenue Service, which we refer to as the IRS, and other applicable authorities, all as in effect on the date of this Proxy Statement and all of which are subject to change or differing interpretations (possibly with retroactive effect).

No ruling has been or will be obtained from the IRS regarding any matter relating to the merger and no assurance can be given that the IRS will not assert, or that a court will not sustain, a position contrary to any of the tax consequences described below. The statements in this Proxy Statement and the opinion of counsel that the merger will constitute a reorganization described in Section 368(a) of the Code that is described below are not binding on the IRS or a court. As a result, neither Tutogen nor Regeneration Technologies can assure you that the tax considerations or such opinion will not be challenged by the IRS or sustained by a court if so challenged.

For U.S. federal income tax purposes, a “United States person” is:

•	a U.S. citizen or resident alien as determined under the Code;

•

a corporation or partnership or other entity that is taxable as a corporation, or an association or partnership (as defined by the Code) that is organized under the laws of the United States or any state or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; and

•

a trust if a court within the U.S. is able to exercise primary supervision over its administration and at least one United States person is authorized to control all of its major decisions, or a trust that validly has elected under applicable Treasury Regulations to be treated as a United States person.

This summary does not address aspects of U.S. taxation other than U.S. federal income taxation. It does not address all aspects of U.S. federal income taxation that may apply to Tutogen stockholders who are subject to special rules under the Code, including, without limitation, stockholders other than United States persons, stockholders that are partnerships or the owners of a partnership that owns stock, stockholders who acquired shares of Tutogen common stock as a result of the exercise of employee stock options, tax-exempt organizations, financial institutions, broker-dealers, insurance companies, persons having a “functional currency” other than the U.S. dollar, persons who hold their Tutogen shares as part of a straddle, wash sale, hedging or conversion transaction, and certain U.S. expatriates. In addition, the summary and the opinion described herein do not address the state, local or foreign tax consequences of the merger.

This discussion is not intended to be, and should not be construed as, tax advice to any stockholder. You are urged to consult and rely on your own tax advisor with respect to the U.S. federal, state, local and foreign tax consequences of the merger based upon your particular circumstances.

The merger is expected to qualify as a reorganization described in Section 368(a) of the Code. Tutogen has obtained an opinion from its counsel, Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., to the effect that the merger will constitute a reorganization described in Section 368(a) of the Code. This opinion is based both upon current facts and upon certain facts as they are expected to exist at the effective time of the merger, and in rendering such opinion counsel has required and relied upon factual representations and assumptions provided by Tutogen and Regeneration Technologies. If any of the factual representations or assumptions relied upon by Mintz, Levin in giving its opinion are inaccurate, the legal opinion and this summary may not accurately describe the U.S. federal income tax treatment of the merger, and the tax consequences of the merger to Tutogen and its stockholders may be materially different from those described in this summary. In addition, the opinion will be subject to certain qualifications and limitations as set forth in the opinion.

As a result of the treatment of the merger as a reorganization described in Section 368(a) of the Code:

•	None of Tutogen, Regeneration Technologies, nor any Regeneration Technologies stockholder will recognize taxable gain or loss as a result of the merger.

•

Tutogen stockholders will not recognize taxable gain or loss as a result of the exchange of Tutogen common stock for Regeneration Technologies common stock in the merger, except with respect to any cash received in lieu of fractional shares. Cash received by Tutogen stockholders in lieu of fractional shares of Regeneration Technologies common stock will be treated as if such fractional shares were issued in the merger and then redeemed by Regeneration Technologies for cash, resulting in a recognition of gain or loss equal to the difference, if any, between the stockholder’s basis in the fractional share and the amount of cash received in lieu of such fractional share. The gain or loss will be a capital gain or loss and will be long term capital gain or loss if the Tutogen stockholder’s holding period for the Tutogen shares exchanged in the merger is more than one year. Long-term capital gains of non-corporate taxpayers currently are taxed at a maximum 15% federal rate. Short-term capital gains are taxed at ordinary income rates.

•

The tax basis of Regeneration Technologies common stock received by Tutogen stockholders in the merger will be the same as the tax basis of the Tutogen common stock surrendered in exchange therefor (reduced by any amount allocable to a fractional share interest for which cash is received).

•	The holding period of the Regeneration Technologies common stock received by Tutogen stockholders will include the holding period of the Tutogen common stock surrendered in exchange therefor.

For purposes of the above discussion of the basis and holding periods for shares of Tutogen common stock and Regeneration Technologies common stock, stockholders who acquired different blocks of Tutogen common stock at different times for different prices must calculate their gains and losses and holding periods separately for each identifiable block of such stock exchanged, converted, cancelled, or received in the merger.

In addition, you generally will be required to retain records pertaining to the merger, and if you owned at least five percent (by vote or value) of the total outstanding stock of Tutogen or Tutogen stock with a tax basis of $1,000,000 you also will be required to file a statement with your U.S. federal income tax return for the taxable year in which the merger takes place that sets forth certain facts relating to the merger, including your basis in any Tutogen common stock surrendered in connection with the merger and the fair market value of any Regeneration Technologies common stock you receive in connection with the merger. Tutogen, or Regeneration Technologies as Tutogen’s successor, also will be required to provide to the IRS information with respect to the merger, which may include information regarding your identity (and the identities of other Tutogen stockholders) and the fair market value of Regeneration Technologies common stock received by you (and by each other Tutogen stockholder) in the merger.

Backup Withholding. If you are a non-corporate holder of Tutogen common stock you may be subject to information reporting and backup withholding on any cash payments you receive. You will not be subject to backup withholding, however, if you furnish a correct taxpayer identification number and certify that you are not subject to backup withholding on the substitute Form W-9 or successor form included in the election form/letter of transmittal to be supplied by Regeneration Technologies or its agent promptly after completion of the merger, or you are otherwise exempt from backup withholding. Any amounts withheld from payments to you under the backup withholding rules are not an additional tax, and will be allowed as a refund or credit against your U.S. federal income tax liability, provided you furnish the required information to the IRS.

THE MERGER AGREEMENT

The following discussion summarizes material provisions of the merger agreement, a copy of which is attached as Annex A to this Proxy Statement and is incorporated by reference herein. The rights and obligations of the parties are governed by the express terms and conditions of the merger agreement and not by this summary. This summary is not complete and is qualified in its entirety by reference to the complete text of the merger agreement. We urge you to read the merger agreement carefully in its entirety, as well as this Proxy Statement, before making any decisions regarding the merger.

The representations and warranties described below and included in the merger agreement were made by Regeneration Technologies and Tutogen to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the merger agreement and may be subject to important qualifications and limitations agreed to by Regeneration Technologies and Tutogen in connection with negotiating its terms. Moreover, the representations and warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders, or may have been used for the purpose of allocating risk between Regeneration Technologies and Tutogen rather than establishing matters as facts. The merger agreement is described in this Proxy Statement and included as Annex A only to provide you with information regarding its terms and conditions, and not to provide any other factual information regarding Regeneration Technologies, Tutogen or their respective businesses. Accordingly, you should not rely on the representations and warranties in the merger agreement as characterizations of the actual state of facts about Regeneration Technologies or Tutogen, and you should read the information provided elsewhere in this Proxy Statement and in the documents incorporated by reference into this Proxy Statement for information regarding Regeneration Technologies and Tutogen and their respective businesses. See “Where You Can Find More Information” beginning on page 107 of this Proxy Statement.

The Merger

Subject to the terms and conditions of the merger agreement and in accordance with Florida law, Rockets FL Corp., a Florida corporation and wholly owned subsidiary of Regeneration Technologies, will merge with and into Tutogen, and Tutogen will survive the merger as a wholly owned subsidiary of Regeneration Technologies.

Closing and Effective Time of the Merger

The merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Florida or at such later time as may be agreed upon by Tutogen and Regeneration Technologies and specified in the certificate of merger. The filing of the certificate of merger will occur as soon as practicable after the conditions to completion of the merger have been satisfied or duly waived.

Directors and Certain Officers Following the Merger

After the merger, Regeneration Technologies will have a classified board initially consisting of twelve members, divided into three classes and elected for three-year terms by a plurality of the shares of Regeneration Technologies common stock present in person or represented by proxy and entitled to vote at the annual meeting of stockholders. Seven of the twelve directors are the current members of the Regeneration Technologies board of directors. The remaining five directors are current members of the Tutogen board of directors.

The members of the Regeneration Technologies board of directors after the merger and the class of director in which each member will serve are set forth below:

Class	Term Expiring	Directors
I	2008	Peter F. Gearen, M.D.* Michael J. Odrich* Adrian J.R. Smith Udo Henseler, Ph.D.

II	2009	Philip R. Chapman* Gregory P. Rainey* Neal B. Freeman Guy L. Mayer

III	2010	Brian K. Hutchison* David J. Simpson* Julianne Bowler* Roy D. Crowninshield, Ph.D.

*	Indicates current director of Regeneration Technologies

In addition to serving as a director of the combined company, Brian K. Hutchison, Regeneration Technologies’ President, Chief Executive Officer and Chairman, will serve as Chief Executive Officer and Chairman of the combined company, and Guy L. Mayer, Tutogen’s President and Chief Executive Officer, will serve as the President of the combined company and report to Mr. Hutchison. Thomas F. Rose, Vice President, Chief Financial Officer and Secretary of Regeneration Technologies, shall continue to serve in his current roles in the combined company. L. Robert Johnston, Jr., Tutogen’s Chief Financial Officer, will serve as Vice President — Finance of the combined company and report to Mr. Rose.

Consideration to be Received in the Merger by Tutogen Stockholders

Each outstanding share of Tutogen common stock will be converted into the right to receive 1.22 shares of Regeneration Technologies common stock in the merger, which we refer to as the exchange ratio.

Holders of Tutogen common stock will not receive any fractional Regeneration Technologies shares in the merger. Instead, the total number of shares that each holder of Tutogen common stock will receive in the merger will be rounded down to the nearest whole number, and Regeneration Technologies will pay cash for any resulting fractional share that a Tutogen stockholder otherwise would be entitled to receive. The amount of cash payable for a fractional share of Regeneration Technologies common stock will be determined by multiplying the fraction by the volume weighted average closing price per share of Regeneration Technologies common stock for the ten consecutive trading days ending on the second-to-last trading day immediately prior to the merger.

Adjustments to Prevent Dilution

The merger agreement provides for adjustments to the exchange ratio to reflect fully the effect of any reclassification, stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Regeneration Technologies common stock or Tutogen common stock, as the case may be), reorganization, recapitalization or other like change with respect to Regeneration Technologies common stock or Tutogen common stock with a record date after the signing of the merger agreement and before the earlier of the closing or the termination of the merger agreement. Otherwise, the exchange ratio will not be adjusted to reflect stock price changes prior to the closing.

Procedures for Exchange of Certificates

The stock transfer agent of Regeneration Technologies, Registrar and Transfer Company, will act as exchange agent for the purpose of exchanging certificates representing Tutogen common stock. Promptly after the completion of the merger, Regeneration Technologies will cause to be mailed transmittal materials to each holder of record of shares of Tutogen common stock, advising such holders of the effectiveness of the merger and the procedure for surrendering their share certificates to the exchange agent.

Each holder of a share of Tutogen common stock that has been converted into a right to receive the applicable merger consideration (as well as cash for fractional shares) will receive the applicable merger consideration upon surrender to the exchange agent of the Tutogen common stock certificate, together with a completed and signed letter of transmittal covering such shares and any other documents as the exchange agent may reasonably require.

After completion of the merger, each certificate that previously represented shares of Tutogen common stock will automatically represent only the right to receive the merger consideration as described above under “Consideration to be Received in the Merger by Tutogen Stockholders,” and cash for any fractional shares of Regeneration Technologies common stock.

Holders of Tutogen common stock should not send in their Tutogen stock certificates until they receive and complete and submit a signed letter of transmittal sent by the exchange agent with instructions for the surrender of Tutogen stock certificates.

The exchange agent, Tutogen and Regeneration Technologies are not liable to holders of shares of Tutogen common stock for any amount delivered to a public official pursuant to any applicable abandoned property, escheat or similar laws.

After completion of the merger, Tutogen will not register any transfers of the shares of Tutogen common stock outstanding prior to the merger. Regeneration Technologies stockholders need not exchange their stock certificates.

Representations and Warranties

The merger agreement contains customary and similar representations and warranties made by Regeneration Technologies and Tutogen to each other. These representations and warranties relate to, among other things:

•	organization and subsidiaries;

•

capital structure, corporate power and authority, due execution, delivery and enforceability of the merger agreement, required consents, approvals, orders and authorizations of governmental entities relating to, the merger agreement and related matters, stockholder votes required to approve the merger and board approval of the merger;

•	documents filed with the SEC and the accuracy of information contained in those documents, financial statements and the absence of undisclosed liabilities, and compliance with reporting requirements;

•	absence of material adverse effect since the end of the most recent fiscal year;

•	legal proceedings;

•	compliance with applicable laws;

•	filing of tax returns, payment of taxes and other tax matters;

•	benefit plans and the Employee Retirement Income Security Act of 1974;

•	environmental matters;

•	intellectual property;

•	certain material contracts;

•	labor and employment matters;

•	title to properties and assets;

•	brokers used in connection with the merger;

•	receipt of fairness opinions from financial advisors;

•	insurance matters;

•	regulatory compliance;

•	absence of restrictions on manufacture and sale of products and other business activities;

•	absence of certain unlawful business practices; and

•	the information supplied for inclusion in this Proxy Statement.

In addition to the foregoing, the merger agreement contains a representation and warranty made by Tutogen regarding the amendment of Tutogen’s stockholders rights plan to allow for the merger and the other transactions contemplated by the merger agreement, and a representation and warranty made by Regeneration Technologies regarding the formation of Rockets FL Corp. solely for purposes of the merger.

Conduct of Business Pending the Merger

Pending the completion of the merger, each of Tutogen, Regeneration Technologies and each of their respective subsidiaries will (i) carry on its respective business in the ordinary course of business, consistent with past practice and in compliance in all material respects with applicable laws, (ii) not take any action, or fail to take any action, except in the ordinary course of business, consistent with past practice, and (iii) preserve intact its business organization, properties and assets, keep available the services of its officers and other key employees, maintain in effect all material contracts, and preserve its relationships with customers, licensors, licensees, suppliers, distributors and others with which it has business dealings with the intention that the goodwill and ongoing business shall be preserved.

In addition, each of Tutogen and Regeneration Technologies and each of their respective subsidiaries may not, among other things and subject to certain exceptions, without the consent of the other party:

•	amend its charter or by-laws (except with respect to Regeneration Technologies as set forth in the Charter Amendment);

•

issue, deliver, grant, sell, transfer, pledge, dispose of or encumber any shares of capital stock of any class, any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock;

•	redeem, repurchase or otherwise acquire, directly or indirectly, any shares of capital stock, subject to customary exceptions;

•

sell, transfer, pledge, dispose of or encumber any material properties, facilities, equipment or other assets, except for (i) sales of inventory in the ordinary course of business, (ii) pledges of up to $500,000 in assets, (iii) sales of equipment in the ordinary course of business where any such sales do not exceed, with respect to Tutogen and its subsidiaries, $100,000 individually or $250,000 in the aggregate, and with respect to Regeneration Technologies and its subsidiaries, $200,000 individually or $500,000 in the aggregate, and solely with respect to Regeneration Technologies, and (iv) the sublease or sale of leased space of the former cardiovascular facility of Regeneration Technologies, Inc.-Cardiovascular, a wholly-owned subsidiary, located at 201 London Parkway, Suite 2300, Birmingham, Alabama, and the leasehold improvements made to and the equipment located at such property;

•	declare or pay any dividends on or make other distributions in respect of its capital stock or other equity interests;

•	split, combine or reclassify any of its capital stock;

•

other than in the ordinary course of business and consistent with past practice, sell, transfer, lease, license, sublicense, mortgage, pledge, encumber, grant or otherwise dispose of any intellectual property, or amend or modify in any material respect any existing material agreements with respect to any intellectual property;

•	acquire (by merger, consolidation, acquisition of stock or assets or otherwise) an interest in any business organization or division;

•

incur indebtedness for borrowed money, guarantee, or make capital contributions or investments, in an amount in excess of $500,000 (other than guarantees of bank debt of Tutogen’s subsidiaries entered into in the ordinary course of business);

•	make any capital expenditures, other than capital expenditures which do not exceed, in the aggregate, with respect to Tutogen, $500,000, and with respect to Regeneration Technologies, $5,000,000;

•

increase the compensation or benefits of any officers, employee, director, consultant, agent, independent contractor or other individual service provider or pay any benefit not required by any then-existing agreement;

•	with respect solely to Tutogen, enter into any new employment or severance arrangements;

•	establish, amend or terminate any employee benefit plan;

•

with respect to Tutogen and its subsidiaries, pay any bonuses in amounts greater than those accrued on its balance sheet through the end of fiscal 2007, and with respect to Regeneration Technologies and its subsidiaries, pay any bonuses in an amount greater than $1,500,000;

•

with respect to Tutogen, hire or promote any employee at a level of Vice President or above or with an annual base salary in excess of $125,000 and with respect to Regeneration Technologies, hire any employee at a level of Vice President or above or with an annual base salary in excess of $150,000;

•	make any material changes to the personnel or business policies;

•	unless required by statutory accounting principles or generally accepted accounting principles, change any accounting policies, procedures or practices;

•	create, incur, suffer to exist or assume any lien on any of its material properties, facilities or other assets;

•

other than in the ordinary course of business and consistent with past practice, enter into, modify or waive a material contract or lease with respect to real property, and solely with respect to Tutogen, initiate or participate in any new research, clinical trials or development programs;

•

except in the ordinary course of business, enter into, negotiate or extend any contracts, agreements or arrangements relating to the research, clinical trial, development, distribution, sale, supply, license, marketing, co-promotion or manufacturing by third parties of products;

•	make any tax election or settle or compromise any material federal, state, local or foreign tax liability, or agree to an extension of an applicable statute of limitations;

•

(i) other than in the ordinary course of business and consistent with past practice or in accordance with their terms, pay, discharge, settle or satisfy any claims, liabilities, obligations or litigation (absolute, accrued, asserted or unasserted, contingent or otherwise), (ii) cancel any indebtedness, (iii) waive or assign any claims or rights of substantial value, or (iv) waive any material benefits of, or agree to modify in any material respect, or fail to enforce in any material respect, or consent to any matter with respect to which consent is required under, any confidentiality or similar contract, agreement or arrangement;

•	fail to maintain in full force and effect all insurance policies;

•	take any action that would be reasonably likely to prevent the merger from qualifying as a tax-free reorganization;

•

take any action or fail to take any reasonable action permitted by the merger agreement that would reasonably be expected to result in any of its representations and warranties being or becoming untrue in any material respect or any of the conditions to the merger not being satisfied;

•	other than in the ordinary course of business, sell, assign, transfer, encumber, enter into any license or covenant not to sue, settlements or arrangements, each with respect to intellectual property;

•

take any action with respect to its intellectual property other than prosecution of patent and trademark applications in the ordinary course of business consistent with past practice and payment of any fees or other actions required to maintain such intellectual property;

•

with respect to Tutogen and its subsidiaries, fail to allow Regeneration Technologies to participate fully in the preparation of the reply or response to any written correspondence or other documents or communication from third parties in connection with Tutogen intellectual property; and

•	enter into any agreement or contract to do any of the foregoing actions.

In addition, Tutogen agreed to, and will cause its subsidiaries to, solicit and accept customer orders in the ordinary course of business and cooperate with Regeneration Technologies in communicating with suppliers, collaborators, customers and licensors to facilitate the post-closing integration of the business of Tutogen with the business of Regeneration Technologies.

Commercially Reasonable Efforts; Other Agreements

Commercially Reasonable Efforts. Regeneration Technologies and Tutogen have each agreed to use their commercially reasonable efforts to satisfy or cause to be satisfied all actions of the conditions precedent to the merger, as applicable to each of them.

Proxy Statement; Stockholders Meetings. Regeneration Technologies and Tutogen have agreed to cooperate in preparing and filing with the SEC this Proxy Statement and the registration statement of which it forms a part. Each has agreed to use its commercially reasonable efforts to have this Proxy Statement cleared and the registration statement of which it forms a part declared effective. Further, each has agreed to cause this Proxy Statement to be mailed to its stockholders as promptly as practicable after it is declared effective.

As soon as practicable following the date upon which the registration statement is declared effective, each of Regeneration Technologies and Tutogen has agreed (i) to call, give notice of and hold its stockholder meeting, (ii) not to postpone or adjourn its stockholder meeting without the written consent of the other (except for the absence of a quorum), and (iii) to recommend to its stockholders that the Merger Proposal or the Charter Amendment and Share Issuance, as applicable, be approved. In addition, each of Regeneration Technologies and Tutogen has agreed that its board of directors will submit the Merger Proposal or the Charter Amendment and Share Issuance, as applicable, to its stockholders for their approval, whether or not its board of directors changes, withdraws or modifies its recommendations. As long as the board of directors of each of Regeneration Technologies and Tutogen has not changed, withdrawn or modified its recommendations, it has agreed to solicit from its stockholders proxies in favor of the Merger Proposal or the Charter Amendment and Share Issuance, as applicable, and take all other action necessary or advisable to secure the required vote or consent of its stockholders.

Affiliates. Tutogen agreed to use commercially reasonable efforts to cause each person who is an “affiliate” (for purposes of Rule 145 under the Securities Act) to deliver to Regeneration Technologies, as soon as reasonably practicable and in any event prior to the Tutogen special meeting, a written agreement, in form and substance reasonably satisfactory to Regeneration Technologies, relating to required transfer restrictions on the Regeneration Technologies common stock received by them in the merger pursuant to Rule 145 under the Securities Act.

Listing on the Nasdaq Global Market. Regeneration Technologies agreed to use commercially reasonable efforts to cause the shares of Regeneration Technologies common stock to be issued as part of the merger consideration (including upon the exercise of Tutogen stock options assumed by Regeneration Technologies) to be approved for listing on the Nasdaq Global Market prior to the closing date.

Indemnification and Insurance. The merger agreement provides that, for six years following the completion of the merger, Regeneration Technologies will indemnify and hold harmless, and provide advancement of claims-related expenses to, all past and present directors, officers and employees of Tutogen and its subsidiaries to the same extent such persons are indemnified or have the right to advancement of expenses as of the date of the merger agreement by Tutogen pursuant to Tutogen’s articles of incorporation, by-laws and indemnification agreements in existence on the date hereof with any directors, officers and employees of Tutogen and its subsidiaries.

The merger agreement also provides that Regeneration Technologies will cause to be maintained, for a period of six years after the completion of the merger, the current policies of directors’ and officers’ liability insurance maintained by Tutogen, or policies of at least comparable coverage and amounts containing terms that are no less advantageous to the insured parties, with respect to claims arising from facts or events that occurred before the date of the completion of the merger. Regeneration Technologies will not be required to expend in any one year an amount more than 150% of the last annual premium paid by Tutogen prior to the date of the merger agreement for directors’ and officers’ liability insurance, and in the event that Regeneration Technologies would be required to expend an amount in excess of such maximum for the insurance coverage, it shall, instead, maintain the maximum amount of coverage available within the specified premium limits.

Conditions to Completion of the Merger

Each party’s obligation to effect the merger is subject to the satisfaction or waiver of various conditions, which include the following:

•	the registration statement of which this Proxy Statement forms a part is effective under the Securities Act and is not the subject of any stop order or proceedings seeking a stop order;

•	receipt of the approval of the holders of capital stock of Tutogen and Regeneration Technologies required for the completion of the merger;

•	shares of Regeneration Technologies common stock to be issued or reserved for issuance in the merger shall have been approved for listing on the Nasdaq Global Market;

•

no statute, rule or regulation is enacted, promulgated or deemed applicable to the merger by any governmental entity which prevents the consummation of the merger or makes the consummation of the merger unlawful, and no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction preventing the consummation of the merger is in effect;

•

(i) the representations and warranties of the other party being true and correct on the date of the merger agreement and on the date on which the merger is to be completed as if made as of that date or, if these representations and warranties expressly relate to an earlier date, then as of that specified date, other than any failures to be true and correct that, individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect on the other party; (ii) the other party to the merger agreement having performed or complied in all material respects with the agreements and covenants required to be performed by or complied with by it under the merger agreement; and (iii) the receipt of a certificate signed on behalf of the other party by its Chief Executive Officer or Chief Financial Officer certifying as to the satisfaction of the foregoing conditions;

•

since the end of the other party’s fiscal year, there shall not have occurred any event and no circumstance shall exist which, alone or together with any one or more other events or circumstances has had, is having or would reasonably be expected to result in a material adverse effect on the business, properties, assets (including intangible assets), condition (financial or otherwise), capitalization, liabilities or results of operations of the other party and its subsidiaries, taken as a whole, or which would reasonably be expected to prevent or materially delay the consummation of the merger;

•

there is no pending or threatened suit, action or proceeding brought by any governmental entity and no legal restraint that has the effect of (i) challenging the merger, seeking to restrain or prohibit the consummation of the transactions related to the merger or seeking to obtain from any of the parties any material damages, (ii) seeking to prohibit or limit the ownership or operation by any of the parties of any material portion of their business or assets, or to compel any of the parties to dispose of or hold separate any material portion of the business or assets of the parties as a result of the transactions, (iii) seeking to prohibit Regeneration Technologies from effectively controlling or operating in any material respect the business or operations of Tutogen, or (iv) imposing material limitations on the ability of Regeneration Technologies or any of its affiliates to acquire or hold, or exercise full rights of ownership of, any shares of Tutogen common stock, including the right to vote the Tutogen common stock on all matters properly presented to the stockholders of Tutogen, except, in each case, where any such suits, actions, proceedings or legal restraints would not reasonably be expected to result, individually or in the aggregate, in a material adverse effect with respect to Regeneration Technologies upon consummation of the transactions related to the merger; and

•

receipt of all consents, approvals, qualifications, licenses, orders and authorizations of third parties required in connection with merger, except for any consents, approvals, qualifications, licenses, orders and authorizations that would not reasonably be expected to result, individually or in the aggregate, in a material adverse effect with respect to Regeneration Technologies upon consummation of the transactions related to the merger.

The merger agreement provides that any or all of the additional conditions described above may be waived, in whole or in part, by Regeneration Technologies or Tutogen. Neither Regeneration Technologies nor Tutogen currently expects to waive any material condition to the completion of the merger. If either Regeneration Technologies or Tutogen determines to waive any condition to the merger that would result in a material adverse change in the terms of the merger to Tutogen or Regeneration Technologies stockholders (including any change in the tax consequences of the transaction to Tutogen stockholders), proxies will be resolicited from the Regeneration Technologies or Tutogen stockholders, as applicable.

Changes or events caused by or resulting from the following shall not be deemed “material” or to have a “material adverse effect”:

•	any adverse change in the market price or trading volume of the capital stock;

•

any adverse change, event, development or effect arising from or relating to general business or economic conditions (including prevailing interest rate and stock market levels) and the general state of the industries and market sectors in which the entities operate that does not disproportionately affect the entity and its subsidiaries, taken as a whole, relative to other industry participants;

•

any adverse change, event, development, or effect arising from or relating to any change in accounting principles generally accepted in the United States that does not disproportionately affect the entity and its subsidiaries, taken as a whole, relative to other industry participants;

•

any adverse change, event, development or effect arising from or relating to national or international political or social conditions, including the engagement by the United States in hostilities or the escalation thereof, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack anywhere in the world; and

•

any adverse change, event, development or effect arising from or relating to law that does not disproportionately affect the entity and its subsidiaries, taken as a whole, relative to other industry participants.

No Solicitation

In the merger agreement, each of Tutogen and Regeneration Technologies has agreed that it will not:

•

solicit, initiate or encourage, or otherwise facilitate, directly or indirectly, any inquiries relating to any proposal from a third party to acquire certain amounts of the assets or capital stock of Tutogen or Regeneration Technologies, as the case may be, which we refer to as an acquisition proposal;

•	directly or indirectly solicit, initiate, encourage or otherwise facilitate any discussions or negotiations relating to any acquisition proposal;

•

furnish to any third party any information or data for the purpose of encouraging or facilitating, provide access to its properties, offices, books, records, officers, directors or employees in connection with, or take any other action to knowingly, directly or indirectly, solicit, initiate, intentionally encourage, participate in or otherwise facilitate the making of any proposal that constitutes, or may reasonably be expected to lead to, any acquisition proposal;

•	enter into any agreement with respect to an acquisition proposal;

•	waive any benefits of, or agree to modify in any respect, or fail to enforce, any standstill or similar contract, agreement or arrangement with respect to any class of equity securities;

•

withdraw or modify, or propose or resolve to withdraw or modify in a manner adverse to the other party, the approval and recommendation by its board of directors of the merger, the merger agreement and ancillary documents, and the transactions related the merger;

•	approve or recommend, or propose or resolve to approve or recommend, any competing proposal;

•

approve or recommend, or propose or resolve to approve or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, stock purchase agreement, asset purchase agreement, acquisition agreement, option agreement or similar agreement relating to a competing proposal;

•

approve or recommend, or propose or resolve to approve or recommend, or execute or enter into, any agreement (written or oral) requiring it to abandon, terminate or fail to consummate the merger, any transaction document or the transactions related to the merger;

•

take any action necessary to render the provisions of any “moratorium”, “control share”, “fair price”, “affiliate transaction”, “business combination”, or other anti-takeover laws and regulations of any state or other jurisdiction, inapplicable to any competing proposal, except with respect to stockholder approval with respect to the Merger Proposal or the Charter Amendment and Share Issuance, as applicable, or

•	propose or agree to do any of the foregoing constituting or related to, or that is intended to or would reasonably be expected to lead to, any competing proposal.

However, at any time before the date that the vote required to be obtained from its stockholders in connection with the merger has been obtained, each of Tutogen and Regeneration Technologies has agreed that the other may:

•

furnish information to, and participate in discussions and negotiations with, any person if it has not violated the no-solicitation provisions of the merger agreement described above and its board of directors determines in good faith that the acquisition proposal constitutes a “superior competing proposal,” as described below, and, after consultation with outside legal counsel, that the failure to do so could reasonably be expected to constitute a breach by the board of directors of its fiduciary duties to the stockholders, and prior to providing any information to any person in connection with an acquisition proposal by any such person, its board of directors receives from such person a confidentiality agreement; and

•

in response to a superior competing proposal that was not solicited, initiated, intentionally encouraged, participated in or otherwise facilitated, if it determines in good faith (after consultation with outside legal counsel) that the failure to do so could reasonably be expected to result in a breach of the fiduciary duties of its board of directors to the stockholders, (i) withdraw or modify, or propose or resolve to modify, in a manner adverse to the other party, the approvals and recommendations of its board of directors of the merger or the transactions related to the merger, and (ii) approve, recommend and enter into such superior competing proposal.

The term “competing proposal” means, with respect to either Regeneration Technologies or Tutogen, any proposal or offer from a third party to acquire (i) the beneficial ownership of 5% of any class of equity securities (or with respect to any stockholder that has beneficial ownership of at least 5% of any class of equity securities as of the date of the merger agreement, an additional amount which would increase its ownership by 1% or more) or (ii) assets that constitute or account for 5% or more of the consolidated net revenues, consolidated net income or consolidated assets of either party, in each case pursuant to a merger, consolidation or other business combination, sale of shares of stock, sale of assets, tender offer, exchange offer or similar transaction or series of related transactions.

The term “superior competing proposal” means a bona fide, unsolicited written proposal or offer made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, sale of shares of stock, sale of assets, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, more than 50% of the capital stock of Regeneration Technologies or Tutogen, as the case may be, then outstanding (including the capital stock of Regeneration Technologies or Tutogen, as the case may be, then owned by such third party or more than 50% of the consolidated total assets of Regeneration Technologies and its subsidiaries, or Tutogen and its subsidiaries, as the case may be, (i) on terms the board of directors of Regeneration Technologies or Tutogen, as the case may be, determines in good faith (after consulting Regeneration Technologies’ outside legal counsel and financial advisor), taking into account, among other things, all legal, financial, regulatory, timing and other aspects of the offer and the third party making the offer, are more favorable from a financial point of view to the holders of Regeneration Technologies’ common stock or Tutogen’s common stock, as the case may be, than the merger, (ii) such competing proposal is reasonably capable of being consummated, and (iii) the financing for such competing proposal, if required, has been committed in writing.

Termination

Generally, the merger agreement may be terminated and the merger may be abandoned at any time prior to the completion of the merger (including after stockholder approval):

•	by mutual written consent of Regeneration Technologies and Tutogen; or

•	by either party, if:

•

the merger shall not have been consummated on or before May 15, 2008, except that this right to terminate is not available to a party whose failure to fulfill any material obligation under merger agreement has been a principal cause of, or resulted in, the failure of the merger to have been consummated on or before May 15, 2008;

•	any governmental entity issues an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the merger, and such order, decree, ruling or other action has become final and non-appealable, except that this termination right is not available to any party whose failure to comply with the merger agreement has been the cause of, or resulted in, such action;

•

the required approval by the stockholders of Regeneration Technologies or Tutogen has not been obtained at the respective stockholders meeting or any adjournment or postponement thereof, except that this right to terminate is not available to that party whose stockholders fail to give the required vote to approve the Merger Proposal or the Charter Amendment and Share Issuance, as applicable, nor to a party that has materially breached any of its obligations with respect to no solicitation of competing transactions or convening of its stockholders meeting;

•

the board of directors of the other party withdraws or changes its approval or recommendation that its stockholders vote in favor of the Merger Proposal or the Charter Amendment and Share Issuance, as applicable;

•	the other party has materially breached any of its obligations with respect to no solicitation of competing transactions or convening of its stockholders meeting;

•

in the event a tender or exchange offer relating to the securities of the other party has been commenced, the other party fails to send its security holders a statement disclosing that it recommends the rejection of such tender or exchange offer;

•

in the event a competing proposal regarding the other party is publicly announced and such other party fails to issue a press release that reaffirms the recommendation of its board of directors that the stockholders vote in favor of the merger;

•	the other party fails to include in the Proxy Statement the recommendation that its stockholders vote to approve the Merger Proposal or the Charter Amendment and Share Issuance, as applicable;

•

(i) the Merger Proposal or the Charter Amendment and Share Issuance, as applicable, have not been adopted by the required vote of stockholders, (ii) its board of directors has approved or recommended a superior competing proposal, (iii) solely with respect to Tutogen, it has complied with its no solicitation obligations, (iv) on the date of such termination, it enters into a definitive agreement for, or consummates, the transactions contemplated by such superior competing proposal, and (v) on or prior to the date of such termination, it pays to the other party any termination fees; or

•

the other party shall have breached any representation, warranty, covenant or other agreement, which breach, individually or in the aggregate, does or could reasonably be expected to give rise to a failure of the breaching party’s representations and warranties or covenants, and cannot be or has not been cured within 30 days after the giving of written notice to the other party.

Effect of Termination

If the merger agreement is terminated as described in “Termination” above, the agreement will be void, and there will be no liability or obligation of any party or any of their respective officers or directors except that designated provisions of the merger agreement, including the confidential treatment of information and the allocation of fees and expenses, including, if applicable, the termination fees described below, will survive termination.

Termination Fees and Expenses

Either party will be paid a $6.5 million termination fee by the other party if (i) the merger agreement is terminated by mutual written consent, or either party terminates the merger agreement because the stockholder vote required to approve the Merger Proposal or the Charter Amendment and Share Issuance, as applicable, has not been obtained upon a vote taken at either party’s stockholders meeting, and (ii) within twelve months after the date of the merger agreement, a competing proposal with respect to the other party shall have been publicly announced or otherwise communicated to the other party or any of its subsidiaries.

In addition, if (i) either party terminates the merger agreement because the board of directors of the other party has withdrawn or modified its approval or recommendation of the Merger Proposal or the Charter Amendment and Share Issuance, as applicable, or failed to hold a special meeting of stockholders for the purpose of approving the Merger Proposal or the Charter Amendment and Share Issuance, as applicable, or approved or recommended a competing proposal, or (ii) the other party has materially breached any of its obligations relating to the prohibition against soliciting other offers, then such other party shall have to pay a $6.5 million termination fee.

Treatment of Tutogen Options

The merger agreement provides that at the time of the merger, each outstanding option to purchase shares of Tutogen common stock will be assumed by Regeneration Technologies and shall become an option to purchase shares of Regeneration Technologies common stock on terms substantially identical to those in effect immediately prior to the completion of the merger, but adjusting the number of shares, exercise price and other terms to reflect the exchange ratio.

Tutogen has agreed that prior to the merger, the Tutogen board of directors will adopt such resolutions and take such other and further actions as are required or reasonably requested by Regeneration Technologies in order to ensure that the assumption of the Tutogen stock options complies and is otherwise consistent with Tutogen’s stock option plans, the applicable stock option agreements, the intent and purposes of the merger agreement and the provisions of applicable law. Each of Regeneration Technologies and Tutogen agreed that it will take such corporate action reasonably necessary to cause the assumption of the Tutogen stock options to be exempt transactions under Rule 16b-3 of the Exchange Act.

Expenses

Whether or not the merger is completed, all costs and expenses incurred in connection with the merger agreement and the transactions contemplated by the merger agreement will be paid by the party incurring those costs or expenses, except that if the merger is consummated, Regeneration Technologies and Tutogen will share equally the expenses (other than accountants’ and attorneys’ fees) incurred in connection with printing, mailing and filing of this Proxy Statement, the registration statement to which this Proxy Statement forms a part (including financial statements and exhibits) and any amendments or supplements thereto and all filing fees payable in connection with filings made under the Hart-Scott-Rodino Act and other laws.

Governance Matters

Prior to the completion of the merger, the Regeneration Technologies board of directors has agreed to take such actions as are necessary to:

•	amend its by-laws to provide for the office of Chief Executive Officer;

•	cause the number of directors that will comprise the full board of directors at the completion of the merger to be twelve persons;

•	cause the board of directors of the combined company immediately following the completion of the merger to be as set forth under “Directors and Certain Officers Following the Merger” on page 57; and

•	effective as of the completion of the merger, appoint the following persons to the executive officer positions in the combined company set forth across from their names:

Brian K. Hutchison	Chief Executive Officer and Chairman of the Board

Guy L. Mayer	President

Thomas F. Rose	Vice President, Chief Financial Officer and Secretary

L. Robert Johnston, Jr.	Vice President — Finance

Amendment; Extension and Waiver

Subject to applicable law:

•

the merger agreement may be amended by the parties in writing at any time; however, after any approval of the transactions by the stockholders of Regeneration Technologies and Tutogen, there may not be any amendment which by law or the rules of the Nasdaq Global Market or American Stock Exchange requires further approval by Regeneration Technologies stockholders or Tutogen stockholders without the further approval of such stockholders; and

•

at any time before the completion of the merger, a party may extend the time for performance of any of the obligations or other acts of the other party to the merger agreement, waive any inaccuracies in the representations and warranties of the other party or, subject to applicable law or rules of the Nasdaq Global Market or American Stock Exchange, waive compliance by the other party with any agreement or condition in the merger agreement.

Governing Law

The merger agreement and the rights and duties of the parties are governed by and will be construed in accordance with the Delaware General Corporation Law as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the laws of the State of New York.

INFORMATION ABOUT THE COMPANIES

Regeneration Technologies

Regeneration Technologies is a leader in the use of natural tissues and innovative technologies to produce orthopedic and other surgical implants that repair and promote the natural healing of human bone and other human tissues and improve surgical outcomes. Regeneration Technologies processes tissues using its patented BioCleanse® process, a validated, FDA-reviewed, tissue sterilization process. Regeneration Technologies provides a comprehensive portfolio of natural tissue products in a broad range of markets. Regeneration Technologies separates its implants into five primary product lines: spinal constructs, sports medicine, bone graft substitutes, cardiovascular and general orthopedic revenues applications.

For the year ended December 31, 2006, Regeneration Technologies had revenues of $73.9 million and a net loss of $11.1 million. For the nine months ended September 30, 2007, Regeneration Technologies had revenues of $68.7 million and net income of $507,000.

As of the date of this Proxy Statement, Regeneration Technologies is in the process of completing the closing procedures for its financial statements for the year ending December 31, 2007. Regeneration Technologies anticipates that it will report the 2007 closing procedures results during the first week of February, 2008. Based on preliminary information, Regeneration Technologies anticipates that it may write down all or a substantial part of the value of two assets, an equity interest in Organ Recovery Systems, Inc., currently valued at $1.2 million, that may be substantially impaired as of December 31, 2007, and a leased facility currently held for sale in Birmingham, Alabama with a net book value of $3.2 million. See “Risk Factors — The value of Regeneration Technologies’ current investment in Organ Recovery Systems, Inc. is dependent on the financial success of this venture” and “Risk Factors — The value of Regeneration Technologies’ current investment in Assets Held For Sale is dependent upon finding a party to lease or purchase its vacant processing facility in Birmingham, Alabama.”

Regeneration Technologies was incorporated in the State of Delaware on April 25, 2000. Regeneration Technologies’ principal offices are located at 11621 Research Circle, Alachua, Florida 32615, and its telephone number is (386) 418-8888.

Tutogen

Tutogen Medical, Inc., with its consolidated subsidiaries, processes, manufactures and distributes specialty surgical products and performs tissue processing services for dental, spine, urology, hernia repair, breast reconstruction, ophthalmology, and ear, nose and throat applications. Tutogen’s core business is processing human donor tissue, utilizing its patented TUTOPLAST® process, for distribution to hospitals and surgeons. Tutogen processes tissues at its two manufacturing facilities located in Germany and the United States and distributes its products and services in over 20 countries worldwide.

For the year ended September 30, 2007, Tutogen had revenues of $53.8 million and net income of $6.8 million. There have been no material changes in the affairs of Tutogen since September 30, 2007 that have not been described in a report on Form 10-Q or Form 8-K.

Tutogen, a Florida corporation, was formed in 1985. Tutogen’s principal offices are located at 13709 Progressive Blvd., Alachua, Florida 32615, and its telephone number is (386) 462-0402.

Rockets FL Corp.

Rockets FL Corp., or Merger Sub, a wholly-owned subsidiary of Regeneration Technologies, is a Florida corporation formed on November 8, 2007 for the purpose of effecting the merger. In the merger, Merger Sub will merge with Tutogen and Tutogen will become a wholly-owned subsidiary of Regeneration Technologies. Merger Sub has not conducted any activities other than those incidental to its formation and the matters contemplated by the merger agreement, including the preparation of applicable regulatory filings in connection with the merger.

SECURITY OWNERSHIP OF OFFICERS, DIRECTORS AND CERTAIN

BENEFICIAL OWNERS OF REGENERATION TECHNOLOGIES

The following table sets forth information as of January 16, 2008 regarding the beneficial ownership of Regeneration Technologies common stock by: (i) each person known by us to own beneficially more than 5% of our outstanding common stock; (ii) each of our directors; (iii) each executive officer named in the Summary Compensation Table below; and (iv) all of our directors and executive officers as a group. Except as otherwise specified, the named beneficial owner has the sole voting and investment power over the shares listed. Unless otherwise indicated, the address of the beneficial owner is: c/o Regeneration Technologies, Inc., 11621 Research Circle, Alachua, Florida 32615.

	Shares Beneficially Vested and Owned(1)
Name and Address of Beneficial Owner	Number	Percent
Brian K. Hutchison(2)	1,258,200	4.1%
Thomas F. Rose(3)	277,501	*
Roger W. Rose(4)	185,003	*
Caroline A. Hartill(5)	147,001	*
Joseph W. Condon(6)	90,002	*
David J. Simpson(7)	53,157	*
Philip R. Chapman(8)	97,688	*
Peter F. Gearen(9)	68,800	*
Michael J. Odrich(10)	1,752,765	5.9
Gregory P. Rainey(11)	15,000	*
Julianne M. Bowler	0	*
Kern Capital Management LLC(12) 114 West 47th Street Suite 1926 New York, NY 10036-1510	1,795,518	6.0
Gagnon Securities LLC(13) 1370 Avenue of the Americas Suite 2002 New York, NY 10019-4602	3,806,928	12.7
LB I Group Inc.(10) c/o Lehman Brothers Inc. 745 Seventh Avenue 30th Floor New York, NY 10019	1,683,925	5.6
Frontier Capital Management Co., Inc.(14) 99 Summer Street Boston, MA 02110	1,986,329	6.6
LeRoy C. Kopp(15) 7701 France Avenue South Suite 500 Edina, MN 55435	1,969,390	6.6
HealthCor Management, L.P.(16) Carnegie Hall Tower 152 West 57th Street, 47th Floor New York, NY 10019	1,580,000	5.3
All executive officers and directors, including those named, as a group (12 persons)(17)	3,969,317	12.4%

*	Represents beneficial ownership of less than 1%.

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities. Shares of common stock issuable pursuant to options, to the extent such options are exercisable or convertible within 60 days after January 16, 2008 are treated as outstanding for purposes of computing the percentage of the person holding such securities but are not treated as outstanding for purposes of computing the percentage of any other person.

(2)	Includes currently-exercisable options to purchase 1,088,000 shares of our common stock, options to purchase an additional 6,000 shares of common stock that will vest on March 2, 2008 and options to purchase an additional 8,000 shares of common stock that will vest on March 7, 2008.
(3)	Includes currently-exercisable options to purchase 252,001 shares of our common stock, options to purchase an additional 6,000 shares of common stock that will vest on March 2, 2008 and options to purchase an additional 4,000 shares of common stock that will vest on March 7, 2008.
(4)	Includes currently-exercisable options to purchase 164,003 shares of our common stock, options to purchase an additional 6,000 shares of common stock that will vest on March 2, 2008 and options to purchase an additional 4,000 shares of common stock that will vest on March 7, 2008.
(5)	Includes currently-exercisable options to purchase 132,001 shares of our common stock, options to purchase an additional 6,000 shares of common stock that will vest on March 2, 2008 and options to purchase an additional 4,000 shares of common stock that will vest on March 7, 2008.
(6)	Includes currently-exercisable options to purchase 68,002 shares of our common stock, options to purchase an additional 6,000 shares of common stock that will vest on March 2, 2008 and options to purchase an additional 2,000 shares of common stock that will vest on March 7, 2008.
(7)	Includes currently-exercisable options to purchase 43,000 shares of our common stock. Mr. Simpson also holds 10,000 shares of common stock and his wife owns 157 shares of common stock as part of an individual retirement account. Mr. Simpson disclaims beneficial ownership of all shares other than those held in his name.
(8)	Includes currently-exercisable options to purchase 56,629 shares of our common stock.
(9)	Includes currently-exercisable options to purchase 68,800 shares of our common stock.
(10)	Includes currently-exercisable options to purchase 14,440 shares of our common stock. We have been advised that Mr. Odrich has investment control with respect to shares of our common stock held by LB I Group, Inc., a wholly-owned subsidiary of Lehman Brothers Holdings, Inc. The LB I holding includes an option to purchase 54,400 shares of our common stock. Mr. Odrich disclaims beneficial ownership of all shares other than those held in his name.
(11)	Includes options to purchase an additional 10,000 shares of common stock that will vest on March 7, 2008.
(12)	Information is derived from the Schedule 13F, filed November 14, 2007 by Kern Capital Management LLC with the Securities and Exchange Commission. Such filing states that R. Kern and D. Kern, controlling members of Kern Capital Management LLC, may be deemed the beneficial owners of the securities of the company owned by Kern Capital Management LLC in that they might be deemed to share the voting or disposition of 1,795,518 shares. The filing states that R. Kern and D. Kern disclaim beneficial ownership.
(13)	Information is derived from the Schedule 13F, filed October 22, 2007 by Gagnon Securities LLC with the Securities and Exchange Commission. N. Gagnon beneficially owns 3,806,928 shares of our common stock, which amount includes (i) 647,033 shares beneficially owned by Mr. Gagnon over which he has sole voting power and sole dispositive power; (ii) 65,254 shares beneficially owned by Mr. Gagnon over which he has sole voting power and shared dispositive power; (iii) 396,890 shares beneficially owned by L. Gagnon, Mr. Gagnon’s wife, over which Mr. Gagnon has shared voting power and shared dispositive power; (iv) 7,280 shares beneficially owed by Mr. Gagnon and Mrs. Gagnon as Joint Tenants with Rights of Survivorship, over which he has shared voting power and shared dispositive power; (v) 107,663 shares held by the Lois E. and Neil E. Gagnon Foundation (the “Foundation”), of which Mr. Gagnon is a trustee and over which he has shared voting power and shared dispositive power; (vi) 126,771 shares held by the Gagnon Family Limited Partnership (the “Partnership”) of which Mr. Gagnon is a partner and over which he has shared voting power and shared dispositive power; (vii) 110,623 shares held by the Gagnon Grandchildren Trust (the “Trust”) over which Mr. Gagnon has shared dispositive power but no voting power; (viii) 794,120 shares held by four hedge funds (collectively, the “Funds”), of which Mr. Gagnon is either a member of the general partner or the managing member and over which he has sole dispositive power and sole voting power; (ix) 4,267 shares held by the Gagnon Securities LLC Profit Sharing Plan and Trust (the “Plan”) of which Mr. Gagnon is a Trustee and over which Mr. Gagnon has sole dispositive power and sole voting power; (x) 7,345 shares held by the Plan over which Mr. Gagnon has shared dispositive power and sole voting power; and (xi) 1,759,956 shares held for certain customers of Gagnon Securities LLC, of which Mr. Gagnon is the managing member and the principal owner and over which he has shared dispositive power but no voting power.
(14)	Information is derived from the Schedule 13F, filed November 14, 2007 with the Securities and Exchange Commission.

(15)	Information is derived from the Schedule 13G, filed January 4, 2008 by Kopp Investment Advisors, LLC with the Securities and Exchange Commission. Such filing states that Mr. Kopp beneficially owns 1,969,390 common shares of our common stock, which amount includes (i) 200,000 shares over which Mr. Kopp has sole dispositive power and (ii) 1,769,390 shares held for clients of Kopp Investment Advisors, LLC over which Mr. Kopp has shared dispositive power through his control of Kopp Investment Advisors, LLC.
(16)	Information is derived from the Schedule 13G filed December 17, 2007 by HealthCor Management, L.P. with the Securities and Exchange Commission. Collectively, HealthCor, L.P., HealthCor Offshore, Ltd. and HealthCor Hybrid Offshore, Ltd. (each a “HealthCor Fund” and together, the “HealthCor Funds”) are the beneficial owners of a total of 1,580,000 shares of our common stock. By virtue of its position as the investment manager of the HealthCor Funds, HealthCor Management, L.P. may be deemed a beneficial owner of all the shares of common stock owned by the HealthCor Funds. HealthCor Associates, LLC is the general partner of HealthCor Management, L.P. and thus may also be deemed to beneficially own the shares of common stock that are beneficially owned by the HealthCor Funds. HealthCor Group LLC is the general partner of HealthCor Capital, L.P., which is in turn the general partner of HealthCor, L.P. Accordingly, each of HealthCor Capital L.P. and HealthCor Group, LLC may be deemed to beneficially own the shares of common stock that are beneficially owned by HealthCor, L.P. As the Managers of HealthCor Associates, LLC, Arthur Cohen and Joseph Healey exercise both voting and investment power with respect to the shares of common stock reported herein, and therefore each may be deemed a beneficial owner of such common stock.
(17)	Includes options to purchase 1,954,476 shares of our common stock.

REGENERATION TECHNOLOGIES SPECIAL MEETING

Date, Time and Place

The special meeting of stockholders of Regeneration Technologies will be held at its headquarters at 11621 Research Circle, Alachua, Florida at 9:00 a.m., local time, on February 27, 2008.

Purpose of the Regeneration Technologies Special Meeting

Regeneration Technologies stockholders will be asked to vote on the following proposals:

1.	to amend and restate the Regeneration Technologies certificate of incorporation (a) to increase the number of authorized shares of Regeneration Technologies common stock, par value $0.001 per share, from 50,000,000 to 150,000,000 and (b) to change the name of Regeneration Technologies to RTI Biologics, Inc., which we refer to as the Charter Amendment (Item 1 on the Proxy Card);

2.	to approve the issuance of Regeneration Technologies common stock to former stockholders of Tutogen in connection with the merger, which we refer to as the Share Issuance (Item 2 on the Proxy Card);

3.	to approve any motion to adjourn or postpone the Regeneration Technologies special meeting to another time or place, if necessary, to solicit additional proxies (Item 3 on the Proxy Card); and

4.	to conduct other business that properly comes before the Regeneration Technologies special meeting or any adjournment or postponement thereof.

The first two proposals listed above relating to the merger are conditioned upon each other and approval of each such proposal is required for completion of the merger. The Charter Amendment and the Share Issuance become effective only if both proposals related to the merger are approved by the Regeneration Technologies stockholders and the merger is completed.

Auditors

Representatives of Deloitte & Touche LLP, an independent registered public accounting firm and the independent auditors of Regeneration Technologies for the current year and for the most recently completed fiscal year, are expected to be present at the meeting of Regeneration Technologies stockholders, will have an opportunity to make a statement if they desire to do so, and are expected to be available to respond to questions.

Regeneration Technologies Record Date; Stock Entitled to Vote

The close of business on January 16, 2008, which we refer to as the Regeneration Technologies record date, has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the Regeneration Technologies special meeting or any adjournments or postponements of the Regeneration Technologies special meeting.

As of the Regeneration Technologies record date, the following shares were outstanding and entitled to vote:

Designation	Shares Outstanding	Votes Per Share
Regeneration Technologies common stock	29,880,296	1

A complete list of stockholders entitled to vote at the Regeneration Technologies special meeting will be available for examination by any Regeneration Technologies stockholder at Regeneration Technologies’ headquarters, 11621 Research Circle, Alachua, Florida 32615 for purposes pertaining to the Regeneration Technologies special meeting, during normal business hours for a period of ten days before the Regeneration Technologies special meeting, and at the time and place of the Regeneration Technologies special meeting.

Quorum and Votes Required

In order to carry on the business of the meeting, Regeneration Technologies must have a quorum. A quorum requires the presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast at the meeting.

Required Vote to Adopt the Charter Amendment (Item 1 on the Proxy Card)

The affirmative vote of a majority of the outstanding shares of common stock of Regeneration Technologies entitled to vote is required to approve the Charter Amendment.

Required Vote to Approve the Share Issuance (Item 2 on the Proxy Card)

The affirmative vote of a majority of the Regeneration Technologies shares voting on the proposal is required to approve the Share Issuance.

Treatment of Abstentions, Not Voting and Incomplete Proxies

If a Regeneration Technologies stockholder fails to vote on the Charter Amendment or responds to the Charter Amendment with an “abstain” vote, it will have the same effect as a vote against that proposal. If a Regeneration Technologies stockholder fails to vote on the Share Issuance or responds to the Share Issuance with an “abstain” vote, it will have no effect on the outcome of the vote for the proposal. If a proxy is received without indication as to how to vote, the Regeneration Technologies stock represented by that proxy will be considered to be voted in favor of all matters for consideration at the Regeneration Technologies special meeting.

Voting by Regeneration Technologies Directors and Executive Officers

On the Regeneration Technologies record date, directors and executive officers of Regeneration Technologies and their affiliates owned and were entitled to vote 1,911,841 shares of Regeneration Technologies common stock, or approximately 6.4% of the total voting power of the shares of Regeneration Technologies common stock and shares of Regeneration Technologies capital stock outstanding on that date.

Voting of Proxies

Giving a proxy means that a Regeneration Technologies stockholder authorizes the persons named in the enclosed proxy card to vote its shares at the Regeneration Technologies special meeting in the manner it directs. A Regeneration Technologies stockholder may vote by proxy or in person at the meeting. To vote by proxy, a Regeneration Technologies stockholder, if it is a registered holder (that is, it holds its stock in its own name), should complete and return the proxy card in the enclosed envelope. The envelope requires no additional postage if mailed in the United States.

Regeneration Technologies requests that Regeneration Technologies stockholders complete and sign the accompanying proxy and return it to Regeneration Technologies as soon as possible in the enclosed postage-paid envelope. When the accompanying proxy is returned properly executed, the shares of Regeneration Technologies stock represented by it will be voted at the Regeneration Technologies special meeting in accordance with the instructions contained on the proxy card.

If any proxy is returned without indication as to how to vote, the Regeneration Technologies stock represented by the proxy will be considered a vote in favor of all matters for consideration at the Regeneration Technologies special meeting. Unless a Regeneration Technologies stockholder checks the box on its proxy card to withhold discretionary authority, the proxyholders may use their discretion to vote on other matters relating to the Regeneration Technologies special meeting.

If a Regeneration Technologies stockholder’s shares are held in “street name” by a broker or other nominee, the stockholder should check the voting form used by that firm to determine whether it may vote by telephone or the Internet.

Every Regeneration Technologies stockholder’s vote is important. Accordingly, each Regeneration Technologies stockholder should sign, date and return the enclosed proxy card, whether or not it plans to attend the Regeneration Technologies special meeting in person.

Revocability of Proxies and Changes to a Regeneration Technologies Stockholder’s Vote

A Regeneration Technologies stockholder has the power to change its vote at any time before its shares are voted at the special meeting by:

•

notifying Regeneration Technologies’ Corporate Secretary, Thomas F. Rose, in writing at Regeneration Technologies, Inc., 11621 Research Circle, Alachua, Florida 32615 that you are revoking your proxy; or

•	executing and delivering a later dated proxy card; or

•	voting in person at the special meeting.

However, if a Regeneration Technologies stockholder has shares held through a brokerage firm, bank or other custodian, it may revoke its instructions only by informing the custodian in accordance with any procedures the custodian has established.

Solicitation of Proxies

The solicitation of proxies from Regeneration Technologies stockholders is made on behalf of the Regeneration Technologies board of directors. Regeneration Technologies and Tutogen will generally share equally the cost and expenses of printing and mailing this Proxy Statement and all fees paid to the SEC. Regeneration Technologies will pay the costs of soliciting and obtaining these proxies, including the cost of reimbursing brokers, banks and other financial institutions for forwarding proxy materials to their customers. Proxies may be solicited, without extra compensation, by Regeneration Technologies officers and employees by mail, telephone, fax, personal interviews or other methods of communication. Regeneration Technologies has engaged the firm of Georgeson, Inc. to assist Regeneration Technologies in the distribution and solicitation of proxies from Regeneration Technologies stockholders and will pay Georgeson a base fee of $7,500 plus certain additional fees and out-of-pocket expenses for its services. Tutogen will pay the costs of soliciting and obtaining its proxies and all other expenses related to the Tutogen special meeting.

Delivery of Proxy Materials to Households Where Two or More Stockholders Reside

As permitted by the Exchange Act, only one copy of this Proxy Statement is being delivered to stockholders residing at the same address, unless Regeneration Technologies stockholders have notified Regeneration Technologies of their desire to receive multiple copies of this Proxy Statement. This is known as householding.

Regeneration Technologies will promptly deliver, upon oral or written request, a separate copy of this Proxy Statement to any stockholder residing at an address to which only one copy was mailed. Requests for additional copies of this Proxy Statement should be directed to: Regeneration Technologies, Inc., Attention: Corporate Secretary, 11621 Research Circle, Alachua, Florida 32615.

Attending the Meeting

Subject to space availability, all stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. Registration and seating will begin at 8:30 a.m., local time.

If you are a registered stockholder (that is, if you hold your stock in certificate form), an admission ticket is enclosed with your proxy card. If you wish to attend the special meeting, please vote your proxy but keep the admission ticket and bring it with you to the special meeting.

If your shares are held in “street name” (that is, through a bank, broker or other holder of record) and you wish to attend the special meeting, you need to bring a copy of a bank or brokerage statement to the special meeting reflecting your stock ownership as of the Regeneration Technologies record date.

Item 1.	The Charter Amendment

(Item 1 on Proxy Card)

Regeneration Technologies is proposing:

•	to increase the number of authorized shares of Regeneration Technologies common stock from 50,000,000 shares to 150,000,000 shares and

•	to change its name to RTI Biologics, Inc.

To effect these changes, Regeneration Technologies must amend and restate its certificate of incorporation.

Increase in Authorized Shares of Regeneration Technologies Common Stock. Regeneration Technologies currently has 50,000,000 shares of Regeneration Technologies common stock authorized for issuance. On the Regeneration Technologies record date, Regeneration Technologies had outstanding 29,880,296 shares of Regeneration Technologies common stock and 3,697,739 shares of Regeneration Technologies common stock issuable based on options and stock-based awards. Based on the number of shares of Tutogen common stock, convertible securities, and options and warrants to acquire Tutogen common stock outstanding as of the Regeneration Technologies record date, as a result of the merger, Regeneration Technologies can expect to issue up to approximately 23,694,000 additional shares of Regeneration Technologies common stock in the merger and up to an additional 2,900,000 shares of common stock upon exercise of Tutogen employee stock options. Regeneration Technologies is proposing to increase the number of authorized shares of Regeneration Technologies common stock to give it sufficient authorized shares to complete the merger. The increased share authorization will also provide greater flexibility in the capital structure of the resulting company by allowing it to raise capital that may be necessary to further develop its business, to fund potential acquisitions, to have shares available for use in connection with stock plans and to pursue other corporate purposes that may be identified by the board of directors.

The Regeneration Technologies board of directors will determine whether, when and on what terms the issuance of shares of Regeneration Technologies common stock may be warranted in connection with any future actions. No further action or authorization by Regeneration Technologies stockholders will be necessary before issuance of the additional shares of Regeneration Technologies common stock authorized under the amended and restated certificate of incorporation, except as may be required for a particular transaction by applicable law or regulatory agencies or by the rules of the Nasdaq Global Market or any other stock exchange on which the Regeneration Technologies common stock may then be listed.

Although an increase in the authorized shares of Regeneration Technologies common stock could, under certain circumstances, also be construed as having an anti-takeover effect (for example, by permitting easier dilution of the stock ownership of a person seeking to effect a change in the composition of the board of directors or contemplating a tender offer or other transaction resulting in the acquisition of Regeneration Technologies by another company), the proposed increase in shares authorized is not in response to any effort by any person or group to accumulate Regeneration Technologies common stock or to obtain control of Regeneration Technologies by any means. In addition, the proposal is not part of any plan by the Regeneration Technologies board of directors to recommend or implement a series of anti-takeover measures.

An increase in the number of authorized shares of Regeneration Technologies common stock is necessary to effect the merger.

Name Change. The name change to RTI Biologics, Inc. is being proposed because Regeneration Technologies and Tutogen believe that the adoption of a new name for the combined company will facilitate the integration of Regeneration Technologies and Tutogen and the branding of the merged companies as a single, combined entity.

The Charter Amendment will become effective only in connection with and immediately before the time of completion of the merger. This Proposal 1 is conditioned on the approval of Proposal 2, and the approval of both of these Proposals is required for completion of the merger.

The Regeneration Technologies board of directors recommends a vote

FOR the Charter Amendment (Item 1).

Item 2.	The Share Issuance

(Item 2 on Proxy Card)

It is a condition to completion of the merger that Regeneration Technologies issue shares of Regeneration Technologies common stock. When the merger becomes effective, each share of Tutogen common stock outstanding immediately before the merger will be converted into the right to receive 1.22 shares of Regeneration Technologies common stock. A company listed on the Nasdaq Global Market is required to obtain stockholder approval in connection with a merger with another company if the number of shares of common stock or securities convertible into common stock to be issued is in excess of 20% of the number of shares of common stock then outstanding. If the merger is completed, Regeneration Technologies will issue approximately 23,694,000 shares of Regeneration Technologies common stock in the merger and up to 2,900,000 additional shares of common stock upon exercise of Tutogen employee stock options. On an as converted basis, the aggregate number of shares of Regeneration Technologies common stock to be issued in the merger will exceed 20% of the shares of Regeneration Technologies common stock outstanding on the record date for the Regeneration Technologies special meeting, and for this reason Regeneration Technologies must obtain the approval of Regeneration Technologies stockholders for the issuance of these securities to Tutogen stockholders in the merger.

Regeneration Technologies is asking its stockholders to approve the Share Issuance. The issuance of these securities to Tutogen stockholders is necessary to effect the merger. This Proposal 2 is conditioned on the approval of Proposal 1, and the approval of both of these Proposals is required for completion of the merger.

The Regeneration Technologies board of directors recommends a vote

FOR the Share Issuance (Item 2).

Item 3.	Possible Adjournment or Postponement of the Regeneration Technologies Special Meeting

(Item 3 on Proxy Card)

The Regeneration Technologies special meeting may be adjourned or postponed to another time or place to permit, among other things, further solicitation of proxies if necessary to obtain additional votes in favor of the Charter Amendment and Share Issuance.

The Regeneration Technologies board of directors recommends a vote

FOR this item.

Other Matters to Come Before the Meeting

No other matters are intended to be brought before the meeting by Regeneration Technologies, and Regeneration Technologies does not know of any matters to be brought before the meeting by others. If, however, any other matters properly come before the meeting, the persons named in the proxy card will vote the shares represented thereby in accordance with the judgment of management on any such matter.

TUTOGEN SPECIAL MEETING

Date, Time and Place

The special meeting of stockholders of Tutogen will be held at its headquarters at 13709 Progress Boulevard, Alachua, Florida at 9:00 a.m., local time, on February 27, 2008.

Purpose of the Tutogen Special Meeting

Tutogen stockholders will be asked to vote on the following proposals:

1.	to adopt the merger agreement, which we refer to as the Merger Proposal (Item 1 on the Proxy Card);

2.	to approve any motion to adjourn or postpone the special meeting to another time or place, if necessary, to solicit additional proxies (Item 2 on the Proxy Card); and

3.	to conduct any other business that properly comes before the Tutogen special meeting and any adjournment or postponement thereof.

Auditors

Representatives of Deloitte & Touche LLP, an independent registered public accounting firm and the independent auditors of Tutogen for the current year and for the most recently completed fiscal year, are expected to be present at the meeting of Tutogen stockholders, will have an opportunity to make a statement if they desire to do so, and are expected to be available to respond to questions.

Tutogen Record Date; Stock Entitled to Vote

The close of business on January 22, 2008, which we refer to as the Tutogen record date, has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the Tutogen special meeting or any adjournments or postponements of the Tutogen special meeting.

As of the Tutogen record date, the following shares were outstanding and entitled to vote:

Designation	Shares Outstanding	Votes Per Share
Tutogen common stock	19,421,289	1

A complete list of stockholders entitled to vote at the Tutogen special meeting will be available for examination by any Tutogen stockholder at Tutogen’s headquarters, 13709 Progress Blvd., Alachua, Florida 32615 for purposes pertaining to the Tutogen special meeting, during normal business hours for a period of ten days before the Tutogen special meeting, and at the time and place of the Tutogen special meeting.

Quorum and Votes Required

In order to carry on the business of the meeting, Tutogen must have a quorum. A quorum requires the presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast at the meeting.

Required Vote to adopt the Merger Proposal (Item 1 on the Proxy Card)

The affirmative vote of a majority of the outstanding shares of Tutogen common stock is required to approve the Merger Proposal.

Treatment of Abstentions, Not Voting and Incomplete Proxies

If a Tutogen stockholder fails to vote on the Merger Proposal or responds to the Merger Proposal with an “abstain” vote, it will have the same effect as a vote against that proposal. If a Tutogen stockholder responds but does not indicate how it wants to vote on the Merger Proposal, the proxy card will be counted as a vote in favor of the Merger Proposal.

Voting by Tutogen Directors and Executive Officers

On the Tutogen record date, directors and executive officers of Tutogen and their affiliates owned and were entitled to vote 138,300 shares of Tutogen common stock, or approximately 0.7% of the total voting power of the shares of Tutogen common stock and shares of Tutogen capital stock outstanding on that date.

Voting of Proxies

Giving a proxy means that a Tutogen stockholder authorizes the persons named in the enclosed proxy card to vote its shares at the Tutogen special meeting in the manner it directs. A Tutogen stockholder may vote by proxy or in person at the meeting. To vote by proxy, a Tutogen stockholder, if it is a registered holder (that is, it holds its stock in its own name), should complete and return the proxy card in the enclosed envelope. The envelope requires no additional postage if mailed in the United States.

Tutogen requests that Tutogen stockholders complete and sign the accompanying proxy and return it to Tutogen as soon as possible in the enclosed postage-paid envelope. When the accompanying proxy is returned properly executed, the shares of Tutogen stock represented by it will be voted at the Tutogen special meeting in accordance with the instructions contained on the proxy card.

If any proxy is returned without indication as to how to vote, the Tutogen stock represented by the proxy will be considered a vote in favor of all matters for consideration at the Tutogen special meeting. Unless a Tutogen stockholder checks the box on its proxy card to withhold discretionary authority, the proxyholders may use their discretion to vote on other matters relating to the Tutogen special meeting.

If a Tutogen stockholder’s shares are held in “street name” by a broker or other nominee, the stockholder should check the voting form used by that firm to determine whether it may vote by telephone or the Internet.

Every Tutogen stockholder’s vote is important. Accordingly, each Tutogen stockholder should sign, date and return the enclosed proxy card, whether or not it plans to attend the Tutogen special meeting in person.

Revocability of Proxies and Changes to a Tutogen Stockholder’s Vote

A Tutogen stockholder has the power to change its vote at any time before its shares are voted at the special meeting by:

•	Notifying Tutogen’s Corporate Secretary, L. Robert Johnston, Jr., in writing at Tutogen Medical, Inc., 13709 Progress Blvd., Alachua, Florida 32615 that you are revoking your proxy; or

•	Executing and delivering a later dated proxy card; or

•	Voting in person at the special meeting.

However, if a Tutogen stockholder has shares held through a brokerage firm, bank or other custodian, it may revoke its instructions only by informing the custodian in accordance with any procedures it has established.

Solicitation of Proxies

The solicitation of proxies from Tutogen stockholders is made on behalf of the Tutogen board of directors. Regeneration Technologies and Tutogen will generally share equally the costs and expenses of printing and mailing this Proxy Statement and all fees paid to the SEC. Tutogen will pay the costs of soliciting and obtaining these proxies, including the cost of reimbursing brokers, banks and other financial institutions for forwarding proxy materials to their customers. Proxies may be solicited, without extra compensation, by Tutogen officers and employees by mail, telephone, fax, personal interviews or other methods of communication. Tutogen has engaged the firm of Georgeson, Inc. to assist Tutogen in the distribution and solicitation of proxies from Tutogen stockholders and will pay Georgeson a base fee of $7,500 plus certain additional fees and out-of-pocket expenses for its services. Regeneration Technologies will pay the costs of soliciting and obtaining its proxies and all other expenses related to the Regeneration Technologies special meeting.

Attending the Meeting

Subject to space availability, all stockholders as of the Tutogen record date, or their duly appointed proxies, may attend the meeting. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. Registration and seating will begin at 8:30 a.m., local time.

Only record holders (registered stockholders who hold stock in certificate form) or beneficial owners (stockholders who hold stock through a bank, broker or other record holder) of Tutogen stock or their proxies may attend the special meeting in person. When you arrive at the special meeting, you must present photo identification, such as a driver’s license. Beneficial owners must also provide evidence of stock holdings, such as a recent brokerage account or bank statement.

Item 1.	The Merger Proposal

(Item 1 on Proxy Card)

As discussed elsewhere in this Proxy Statement, Tutogen is asking its stockholders to approve the Merger Proposal. Holders of Tutogen common stock should read carefully this Proxy Statement in its entirety, including the annexes, for more detailed information concerning the merger agreement and the merger. In particular, holders of Tutogen common stock are directed to the merger agreement, a copy of which is attached as Annex A to this Proxy Statement.

The Tutogen board of directors recommends a vote

FOR the Merger Proposal (Item 1).

Item 2.	Possible Adjournment or Postponement of the Tutogen Special Meeting

(Item 2 on Proxy Card)

The Tutogen special meeting may be adjourned or postponed to another time or place, if necessary, to solicit additional proxies if there are insufficient votes at the time of the Tutogen special meeting to approve the Merger Proposal (Proposal 1 above).

The Tutogen board of directors recommends a vote

FOR this Item 2.

Other Matters to Come Before the Meeting

No other matters are intended to be brought before the special meeting by Tutogen, and Tutogen does not know of any matters to be brought before the meeting by others. If, however, any other matters properly come before the Tutogen special meeting, the persons named in the proxy will vote the shares represented thereby in accordance with the judgment of management on any such matter.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The unaudited pro forma condensed combined balance sheet combines the historical consolidated balance sheets of Regeneration Technologies and Tutogen, giving effect to the merger as if it had been consummated on September 30, 2007 and the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2007 and for the year ended December 31, 2006, giving effect to the merger as if it had occurred at the beginning of each period presented. The historical consolidated financial information has been adjusted to give effect to pro forma events that are (i) directly attributable to the merger, (ii) factually supportable, and (iii) with respect to the statement of operations, expected to have a continuing impact on the combined results estimated have been eliminated in the unaudited pro forma condensed combined financial statements.

These unaudited pro forma condensed combined financial statements should be read in conjunction with the historical audited consolidated financial statements and accompanying notes of Regeneration Technologies and Tutogen, which have been incorporated by reference into this Proxy Statement. The unaudited pro forma condensed combined financial statements are not necessarily indicative of the operating results or financial position that would have occurred if the merger had been completed on the dates indicated.

The unaudited pro forma condensed combined financial statements were prepared using the purchase method of accounting with Regeneration Technologies treated as the acquiring entity. Accordingly, consideration given by Regeneration Technologies to complete the merger with Tutogen will be allocated to assets and liabilities based upon their estimated fair values as of the date of completion of the merger. The allocation is dependent upon certain valuations and other studies that have not progressed to a stage where there is sufficient information to make a definitive allocation. Additionally, a final determination of the fair value of Tutogen’s assets and liabilities, which cannot be made prior to the completion of the transaction, will be based on the actual net tangible and intangible assets of Tutogen that exist as of the date of completion of the merger. Accordingly, the pro forma purchase price adjustments are preliminary, subject to further adjustments as additional information becomes available and as additional analyses are performed and have been made solely for the purpose of providing the unaudited pro forma condensed combined financial information presented below. Regeneration Technologies estimated the fair value of Tutogen’s assets and liabilities based on discussions with Tutogen’s management, due diligence and information presented in public filings. Until regulatory approvals are received from the Department of Justice and Federal Trade Commission, both companies are limited in their ability to share information. Upon completion of the merger, final valuations will be performed. Increases or decreases in the fair value of relevant balance sheet amounts will result in adjustments to the balance sheet and/or statement of operations. There can be no assurances that the final determination will not result in material changes.

Regeneration Technologies expects to incur significant costs associated with integrating Regeneration Technologies’ and Tutogen’s businesses. The unaudited pro forma condensed combined financial statements do not reflect the cost of any integration activities or benefits that may result from synergies that may be derived from integration activities.

REGENERATION TECHNOLOGIES, INC. AND SUBSIDIARIES

TUTOGEN MEDICAL, INC.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Nine Months Ended September 30, 2007

(In thousands, except share and per share data)

	Regeneration Technologies	Tutogen	Pro Forma Adjustments		Combined
			(see note 2)
Revenues	$68,706	$42,356	$(1,875)	g	$109,187
Costs of processing and distribution	42,235	18,588	(1,875)	g	58,948

Gross profit	26,471	23,768	—		50,239

Expenses:
Marketing, general and administrative	21,743	19,269	261	h	41,273
Research and development	3,817	1,676	—		5,493
Asset impairment and abandonments	(197)	—	—		(197)

Total expenses	25,363	20,945	261		46,569

Operating income	1,108	2,823	(261)		3,670

Other (expense) income:
Interest expense	(576)	(924)	—		(1,500)
Foreign exchange loss	—	(80)	—		(80)
Other income	619	333	—		952

Total other income (expense) — net	43	(671)	—		(628)

Income before income tax (expense) benefit	1,151	2,152	(261)		3,042
Income tax (expense) benefit	(644)	4,245	99	e	3,700

Net income	507	6,397	(162)		6,742
Foreign currency translation adjustments	—	887	—		887

Comprehensive income	$507	$7,284	$(162)		$7,629

Net income per common share — basic	$0.02	$0.36			$0.13

Net income per common share — diluted	$0.02	$0.34			$0.13

Weighted average shares outstanding — basic	29,822,472	17,682,750			51,395,427

Weighted average shares outstanding — diluted	30,296,635	19,080,164			53,574,435

See accompanying notes to unaudited proforma condensed combined financial information.

REGENERATION TECHNOLOGIES, INC. AND SUBSIDIARIES

TUTOGEN MEDICAL, INC.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2006

(In thousands, except share and per share data)

	Regeneration Technologies	Tutogen	Pro Forma Adjustments		Combined
			(see note 2)
Revenues	$73,970	$41,376	$(748)	g	$114,598
Costs of processing and distribution	54,647	17,428	(748)	g	71,327

Gross profit	19,323	23,948	—		43,271

Expenses:
Marketing, general and administrative	27,252	21,346	206	h	48,804
Research and development	5,403	1,934	—		7,337
Asset impairment and abandonments	4,202	—	—		4,202

Total expenses	36,857	23,280	206		60,343

Operating (loss) income	(17,534)	668	(206)		(17,072)

Other (expense) income:
Interest expense	(898)	(489)	—		(1,387)
Foreign exchange loss	—	(468)	—		(468)
Other income	934	127	—		1,061

Total other income (expense) - net	36	(830)	—		(794)

(Loss) income before income tax benefit (expense)	(17,498)	(162)	(206)		(17,866)
Income tax benefit (expense)	6,373	15	78	e	6,466

Net (loss) income	(11,125)	(147)	(128)		(11,400)

Foreign currency translation adjustments	—	1,320	—		1,320

Comprehensive (loss) income	$(11,125)	$1,173	$(128)		$(10,080)

Net (loss) income per common share — basic	$(0.37)	$(0.01)			$(0.23)

Net (loss) income per common share — diluted	$(0.37)	$(0.01)			$(0.23)

Weighted average shares outstanding — basic	29,753,166	16,137,168			49,440,510

Weighted average shares outstanding — diluted	29,753,166	16,137,168			49,440,510

See accompanying notes to unaudited proforma condensed combined financial information.

REGENERATION TECHNOLOGIES, INC. AND SUBSIDIARIES

TUTOGEN MEDICAL, INC.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of September 30, 2007

(In thousands, except per share data)

	Regeneration Technologies	Tutogen	Pro Forma Adjustments		Combined
			(see note 2)
Assets
Current Assets:
Cash and cash equivalents	$18,795	$7,849	$—		$26,644
Short term marketable securities	—	5,000	—		5,000
Accounts receivable — net	8,806	6,477	(205)	c	15,078
Inventories — net	38,707	17,390	—		56,097
Prepaid and other current assets	5,275	1,550	—		6,825
Deferred tax assets — current	8,701	3,792	—		12,493
Assets held for sale	3,233	—	—		3,233

Total current assets	83,517	42,058	(205)		125,370
Property, plant and equipment — net	36,006	14,429	—		50,435
Deferred tax assets	7,079	2,376	—	e	9,455
Goodwill and other intangible assets	8,730	—	219,262	a	227,992
Other assets — net	1,562	387	5,000	b	6,949

Total assets	$136,894	$59,250	$224,057		$420,201

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$8,671	$1,720	$(205)	c	$10,186
Accrued expenses	5,343	5,266	7,500	i	18,109
Accrued commissions	—	2,532	—		2,532
Short-term borrowings	—	356	—		356
Current portion of deferred revenue	500	1,817	—		2,317
Current portion of long-term obligations	1,593	1,281	—		2,874

Total current liabilities	16,107	12,972	7,295		36,374
Long-term obligations - less current portion	2,258	3,278	—		5,536
Other long-term liabilities	795	—	—		795
Deferred revenue	4,292	2,641	—		6,933

Total liabilities	23,452	18,891	7,295		49,638

Commitments and contingencies
Stockholders’ equity:
Common stock	30	192	(166)	f	56
Additional paid-in capital	132,817	54,812	202,283	f	389,912
Accumulated other comprehensive income	—	3,682	(3,682)	d	—
Accumulated deficit	(19,391)	(18,327)	18,327	d	(19,391)
Less treasury stock	(14)	—	—		(14)

Total stockholders’ equity	113,442	40,359	216,762		370,563

Total liabilities and stockholders’ equity	$136,894	$59,250	$224,057		$420,201

See accompanying notes to unaudited proforma condensed combined financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1. Basis of Presentation

On November 13, 2007, Regeneration Technologies and Tutogen jointly announced the execution of the merger agreement. The accompanying unaudited pro forma condensed combined financial statements present the pro forma consolidated financial position and results of operations of the combined company based upon the historical financial statements of Regeneration Technologies and Tutogen, after giving effect to the Tutogen merger and adjustments described in these footnotes, and are intended to reflect the impact of the merger on Regeneration Technologies.

The accompanying unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and do not give effect to any cost savings, revenue synergies or restructuring costs which may result from the integration of Regeneration Technologies and Tutogen’s operations.

The unaudited pro forma condensed combined balance sheet reflects the merger as if it was completed on September 30, 2007 and includes estimated pro forma adjustments for Regeneration Technologies’ preliminary internal valuations of certain intangible assets acquired. These adjustments are subject to further adjustment as additional information becomes available and additional analyses are performed. The unaudited pro forma condensed combined statements of operations reflect the merger as if it had been completed at the beginning of each period presented.

The pro forma condensed combined balance sheet has been adjusted to reflect the preliminary allocation of the purchase price to identifiable net assets acquired and the excess purchase price to goodwill. The purchase price allocation included within these unaudited pro forma condensed combined financial statements is based upon a purchase price of approximately $265 million which includes $7.5 million of acquisition costs. This amount was derived from the estimated number of shares of Regeneration Technologies common stock to be issued of approximately 23 million, based on the outstanding shares of Tutogen common stock on September 30, 2007 and the exchange ratio of 1.22 per each Tutogen share, at a price of $10.13 per share, the average closing price of Regeneration Technologies shares of common stock for the two days prior to, the day of, and two days subsequent to the public announcement of the merger. The actual number of newly issued shares of Regeneration Technologies common stock to be delivered in connection with the merger will be based upon the actual number of Tutogen shares issued and outstanding when the merger closes. The purchase price also includes the estimated fair value of stock options to be issued as of the closing date of the merger in exchange for similar securities of Tutogen. Tutogen stock options which will all become fully vested as of the date of the merger, will be assumed by Regeneration Technologies, will be modified to provide for the purchase of Regeneration Technologies common stock and the number of shares and the price per share will be adjusted for the 1.22 exchange ratio. Vested stock options held by employees and directors of Tutogen are considered part of the purchase price. Accordingly, the purchase price includes an estimated fair value of stock options of approximately $20 million.

The fair value of Regeneration Technologies stock options that will be issued in exchange for Tutogen stock options was estimated by using the Black-Scholes option pricing model with market assumptions. Option pricing models require the use of highly subjective market assumptions, including expected stock price volatility, which if changed can materially affect fair value estimates. The more significant assumptions used in estimating the fair value include volatility of 52.9 percent, an expected life of 3 years based on the age of the original award, full vesting as of the date of the merger and a risk-free interest rate of 3.35 percent.

The preliminary purchase price is as follows:

	Common Stock	Additional Paid In Capital	Acquisition Costs	Total
	(in thousands)
Issuance of Regeneration Technologies common stock to Tutogen stockholders (23,384,886 shares at $10.13)	$23	$236,866	$—	$236,889
Estimated fair value of outstanding Tutogen stock options	3	20,229	—	20,232
Acquisition costs	—	—	7,500	7,500

Total purchase price	$26	$257,095	$7,500	$264,621

The table below represents a preliminary allocation of the total consideration to Tutogen’s tangible and intangible assets and liabilities based on management’s preliminary estimate of their respective fair values as of September 30, 2007.

(in thousands)
Tutogen historical net book value of assets and liabilities assumed	$40,359
Adjustment to fair value intangible assets	5,000
Residual goodwill created from the merger	219,262

Total purchase price allocated	$264,621

Upon completion of the fair value assessment after the merger, Regeneration Technologies anticipates that the ultimate price allocation will differ from the preliminary assessment outlined above. Any changes to the initial estimates of the fair value of the assets and liabilities will be recorded as adjustments to those assets and liabilities and residual amounts will be allocated to goodwill.

Note 2. Pro Forma Adjustments

The unaudited pro forma condensed combined financial statements have been adjusted for the following:

a. To reflect the adjustment to goodwill for the acquisition of Tutogen based on the preliminary purchase price allocation as follows:

(in thousands)
Total estimated purchase price	$264,621
Less book value of Tutogen’s net assets	(40,359)
Intangible assets	(5,000)

Pro Forma Goodwill Adjustment	$219,262

b. Adjustment to reflect the additional amortization expense due to the adjustment of certain of Tutogen’s intangible assets to fair value at the time of the merger (See Note 1). Pro forma amortization expense for the nine months ended September 30, 2007 and twelve months ended December 31, 2006 of $450,000 and $600,000, respectively, was recorded utilizing the straight-line method of amortization for the following intangible assets:

	Book Value as of September 30, 2007	Fair Value as of September 30, 2007	Pro Forma Adjustment	Fair Value Range
	(in thousands)
Intangibles, net	$—	$5,000	$5,000	$4,000 - $6,000

The table below represents a preliminary allocation of the purchase price to certain long-lived intangible assets of Tutogen. The remaining unallocated purchase price was allocated to goodwill (See Note 1). The preliminary allocation of the purchase price was calculated as follows:

	Fair Value at Acquisition	Estimated Useful Lives (Years)	Pro Forma Amortization Expense for September 30, 2007	Pro Forma Amortization Expense for December 31, 2006
	(in thousands)
Procurement contracts	$4,000	10	$300	$400
Distribution agreements	1,000	5	150	200

Total	$5,000		$450	$600

c. To reflect elimination of intercompany accounts receivable and accounts payable.

d. To reflect elimination of Tutogen’s historical stockholders’ deficit accounts.

e. To reflect adjustments to income tax expense for the pro forma adjustments at statutory rates.

f. To reflect the issuance of 1.22 shares of Regeneration Technologies stock for each share of Tutogen common stock outstanding as follows (in thousands except for exchange ratio and share data):

Tutogen common shares outstanding at September 30, 2007	19,168
Exchange Ratio	1.22
Regeneration Technologies common shares to be issued	23,385
Price per share	$10.13
Aggregate value of Regeneration Technologies shares to be issued	$236,889
Value attributed to par at $.001 par value	$23
Balance to capital in excess of par value	$236,866

g. To reflect elimination of intercompany tissue distributions.

h. To reflect adjustments to amortization expense and stock-based compensation expense for the pro forma adjustments as follows:

	Pro Forma Adjustment to Expense for September 30, 2007	Pro Forma Adjustment to Expense for December 31, 2006
	(in thousands)
Stock-based compensation	$(189)	$(394)
Amortization expense	450	600

Total	$261	$206

i. To reflect the accrual of estimated direct acquisition costs.

MATERIAL CONTACTS BETWEEN REGENERATION TECHNOLOGIES AND TUTOGEN

In November 2006, Regeneration Technologies and Tutogen entered into a strategic sourcing relationship. Under the terms of the sourcing agreements, Regeneration Technologies has the first right of refusal to soft tissue used in sports medicine surgeries recovered by Tutogen’s recovery partners. Tutogen, in turn, has a first right of refusal to all dermis, fascia and pericardium recovered by RTI Donor Services agencies.

Regeneration Technologies paid no reimbursement payments to Tutogen for the year ending December 31, 2006 and paid total reimbursement payments to Tutogen of $204,000 for the nine-month period ending September 30, 2007. Reimbursements received by Regeneration Technologies for tissues recovered and delivered to Tutogen totaled $386,000 for the year ending December 31, 2006 and $1.7 million for the nine-month period ending September 30, 2007.

Regeneration Technologies provides laboratory services to Tutogen to test donated tissue. Regeneration Technologies recognized income of $82,000 for the year ending December 31, 2006 and $199,000 for the nine-month period ending September 30, 2007 relating to these services.

Since entering into the strategic sourcing relationship, the two companies have cooperated on the development of optimal procedures to recover and ship tissue to each other and have explored other avenues to maximize the utilization of tissues recovered by each of the companies.

DESCRIPTION OF REGENERATION TECHNOLOGIES CAPITAL STOCK

We have summarized below the material terms of Regeneration Technologies’ capital stock that will be in effect if the merger is completed. The following description does not purport to be complete and is qualified in its entirety by reference to the certificate of incorporation and by-laws of Regeneration Technologies, which documents are incorporated by reference as exhibits to the registration statement of which this Proxy Statement is a part, the applicable provisions of the Delaware General Corporate Law and the Amended and Restated Certificate of Incorporation of Regeneration Technologies attached as Annex B to this Proxy Statement. All references within this section to common stock mean the common stock of Regeneration Technologies unless otherwise noted.

Authorized Capital Stock of Regeneration Technologies

The Regeneration Technologies amended and restated certificate of incorporation, which will be in effect if the merger is completed, provides that the total number of shares of capital stock which may be issued by Regeneration Technologies is 155,000,000, and the designation, the number of authorized shares and the par value of the shares of each class or series will be as follows:

Designation	Class	No. of Shares Authorized	Par Value
Common Stock	Common	150,000,000	$0.001
Preferred Stock	Preferred	5,000,000	$0.001

Description of Regeneration Technologies Common Stock

Voting Rights

General

Except as otherwise provided by law, as set forth in the Regeneration Technologies amended and restated certificate of incorporation or as otherwise provided by any outstanding series of preferred stock, the holders of common stock will have general voting power on all matters as a single class. Except for the provision authorizing the issuance of preferred stock, the amended certificate of incorporation does not limit the voting rights of the common stock. No preferred stock currently is outstanding.

Votes Per Share

On each matter to be voted on by the holders of common stock, each outstanding share of common stock will be entitled to one vote per share.

Liquidation Rights

In the event of the voluntary or involuntary liquidation, dissolution or winding up of Regeneration Technologies, the prior rights of creditors and the aggregate liquidation preference of any preferred stock then outstanding must first be satisfied. The holders of common stock will be entitled to share in the remaining assets of Regeneration Technologies on a pro rata basis.

Dividends

Shares of common stock are entitled to participate equally in dividends when and as dividends may be declared by the Regeneration Technologies board of directors out of funds legally available. Regeneration Technologies does not anticipate paying any cash dividends in the foreseeable future.

Preemptive Rights

No holder of shares of any class or series of capital stock of Regeneration Technologies or holder of any security or obligation convertible into shares of any class or series of capital stock of Regeneration Technologies will have any preemptive right to subscribe for, purchase or otherwise acquire shares of any class or series of capital stock of Regeneration Technologies.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is Registrar and Transfer Company.

Anti-takeover Provisions

The Delaware General Corporation Law, which we refer to as the DGCL, and the Regeneration Technologies amended certificate of incorporation and by-laws contain provisions which could discourage or make more difficult a change in control of the company without the support of the board of directors. A summary of these provisions follows.

Business Combinations

Regeneration Technologies is a Delaware corporation which is subject to Section 203 of the DGCL. Section 203 provides that, subject to certain exceptions specified in the law, a Delaware corporation shall not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder unless:

•	prior to such time, the board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least eighty-five percent (85%) of the voting stock outstanding at the time the transaction commenced, excluding certain shares; or

•

at or subsequent to that time, the business combination is approved by the board of directors and by the affirmative vote of holders of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years did own, fifteen percent (15%) or more of the voting stock of Regeneration Technologies.

Under certain circumstances, Section 203 makes it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three year period. The provisions of Section 203 may encourage companies interested in acquiring Regeneration Technologies to negotiate in advance with its board of directors because the stockholder approval requirement would be avoided if the board of directors of Regeneration Technologies approve either the business combination or the transaction that results in the stockholder becoming an interested stockholder. These provisions also may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Classified Board of Directors

The board of directors of Regeneration Technologies is divided into three classes. At each annual meeting of stockholders, successors to the class of directors whose term expires at that annual meeting are elected for a three-year term. As a result, only a minority of the entire board of directors are elected at each annual meeting of stockholders. The classified board might delay a change of control of Regeneration Technologies.

Supermajority Voting

A supermajority vote of the holders of sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of all classes and series of Regeneration Technologies entitled to vote generally in the election of directors is required to amend the following provisions of the Regeneration Technologies certificate of incorporation and by-laws:

•	Paragraph Tenth of the certificate of incorporation, relating to indemnification of directors, officers, employees and agents of Regeneration Technologies;

•	Paragraph Thirteenth of the certificate of incorporation, limiting the personal liability of directors of Regeneration Technologies;

•	Section 2.04 of the by-laws, relating to special meetings of the stockholders of Regeneration Technologies; and

•	Section 2.07 of the by-laws, relating to the required votes at meetings of the stockholders of Regeneration Technologies.

Limitations on Stockholder Actions

The certificate of incorporation and by-laws of Regeneration Technologies include several provisions which limit actions by Regeneration Technologies stockholders:

•	there are limitations on who can call special meetings of stockholders; and

•	stockholders may not take action by written consent.

Authorized but Unissued Preferred Stock

We have summarized below the material terms of Regeneration Technologies’ authorized preferred stock. No shares of preferred stock are outstanding.

The board of directors of Regeneration Technologies is expressly authorized to provide for the issue of all or any shares of preferred stock, in one or more series, and to fix for each such series the voting powers, full or limited, and the designations, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions in a resolution or resolutions adopted by the board of directors providing for the issue of that series, as permitted by law.

The board of directors has the authority to create one or more series of preferred stock and, with respect to each series, to fix or alter as permitted by law:

•	the number of shares and the distinctive designation of the series;

•	the voting power, if any; and

•	any other terms, conditions, special rights and protective provisions.

The number of authorized shares of preferred stock may be increased or decreased (but not below the number of preferred stock then outstanding) by the affirmative vote of the holders of a majority of the shares of capital stock entitled to vote, voting together as a single class, without a separate vote of the holders of the preferred stock, or any series of the preferred stock, unless a vote of any such holders is required pursuant to the resolution or resolutions adopted by the board of directors providing for the issue of that series.

No Stockholder Rights Plan

Regeneration Technologies currently does not have a stockholder rights plan.

COMPARISON OF RIGHTS OF STOCKHOLDERS OF REGENERATION TECHNOLOGIES AND TUTOGEN

Regeneration Technologies is a Delaware corporation and is governed by the DGCL. Tutogen is a Florida corporation and is governed by the Florida Business Corporation Act, which we refer to as the FBCA. The combined company will continue to be a Delaware corporation following the merger and will be governed by the DGCL.

Upon completion of the merger, Tutogen stockholders will become Regeneration Technologies stockholders. Regeneration Technologies’ current certificate of incorporation will be amended and restated immediately before the time of completion of the merger by the Amended and Restated Certificate of Incorporation in the form attached as Annex B to this Proxy Statement. The rights of the former Tutogen stockholders and the Regeneration Technologies stockholders will therefore be governed by the DGCL and the amended and restated certificate of incorporation and by-laws of Regeneration Technologies.

The following description summarizes the material differences that may affect the rights of the stockholders of Regeneration Technologies and Tutogen, but is not a complete statement of all those differences, or a complete description of the specific provisions referred to in this summary. Stockholders should read carefully the relevant provisions of the DGCL and the respective certificates of incorporation and by-laws of Regeneration Technologies and Tutogen. For more information on how to obtain the documents that are not attached to this Proxy Statement, see “Where You Can Find More Information” beginning on page 107.

Capitalization

Regeneration Technologies

The total number of shares of all classes of capital stock authorized under the Regeneration Technologies certificate of incorporation is 55 million, which is divided into:

•	50 million shares of common stock, par value $0.001 per share; and

•	5 million shares of preferred stock, par value $0.001 per share.

At the special meeting, Regeneration Technologies stockholders will be asked to approve the Charter Amendment to increase the number of authorized shares of Regeneration Technologies’ common stock to 150 million.

Tutogen

The total number of shares of all classes of capital stock authorized under Tutogen’s certificate of incorporation is 31 million, which is divided into:

•	30 million shares of common stock, par value $0.01 per share; and

•	250,000 shares of Series A junior participating preferred stock, par value $0.01 per share.

An additional 750,000 shares of preferred stock, par value $0.01 per share, are available for further issuance in one or more series to be designated by the Tutogen board of directors.

Voting Rights

Regeneration Technologies

The holders of Regeneration Technologies common stock are entitled to one vote per share on all matters to be voted on by stockholders.

Tutogen

The holders of Tutogen common stock are entitled to one vote per share on all matters to be voted on by the stockholders.

Stockholder Action By Written Consent

Regeneration Technologies

The DGCL allows action to be taken by stockholders by written consent to be made by the holders of the minimum number of votes that would be needed to approve a matter at an annual or special meeting of stockholders, unless this right to act by written consent is denied in the certificate of incorporation.

The Regeneration Technologies certificate of incorporation does not permit stockholders to take action by written consent. As a result, stockholders may act only at an annual or special meeting of stockholders.

Tutogen

The FBCA allows holders of the minimum number of votes that would be needed to approve a matter at an annual or special meeting of stockholders to take action by written consent, unless this right to act by written consent is denied in the articles of incorporation.

Tutogen’s articles of incorporation do not prohibit Tutogen’s stockholders from taking action by written consent. Tutogen’s by-laws permit any action to be taken without a meeting, without prior notice and without a vote, as long as (i) it is required or permitted to be taken at any annual or special meeting of the stockholders and (ii) one or more consents in writing, setting forth the action so taken, is signed by stockholders holding shares representing not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote were present and voted.

Dividends

Regeneration Technologies

The DGCL permits a corporation to declare and pay dividends out of “surplus” or, if there is no “surplus,” out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. “Surplus” is defined as the excess of the net assets of the corporation over the amount determined to be the capital of the corporation by the board of directors. The capital of the corporation cannot be less than the aggregate par value of all issued shares of capital stock. Net assets equals total assets minus total liabilities. The DGCL also provides that dividends may not be paid out of net profits if, after the payment of the dividend, capital is less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.

Tutogen

The FCBA permits the board of directors of a Florida corporation to authorize such corporation to make “distributions,” including in the form of a declaration or payment of dividends, to shareholders subject to any restrictions contained in the corporation’s articles of incorporation. However, no distribution may be made if, (i) after giving it effect, the corporation would not be able to pay its debts as they become due in the usual course of business, or (ii) the corporation’s total assets would be less than the sum of its total liabilities plus (unless the articles of incorporation permit otherwise) the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

Number, Election, Vacancy and Removal of Directors

Regeneration Technologies

Under the DGCL, a majority of the directors in office can fill any vacancy or newly created directorship. A director may be removed with or without cause by a majority of the shares entitled to vote at an election of the directors.

The number of directors that constitutes the whole board of directors of Regeneration Technologies is fixed and determined from time to time by the directors and shall not be fewer than one. Directors are elected by stockholders at the annual meeting of stockholders, except that a majority of the board of directors then in office may elect a director to fill any vacancy caused by death, resignation, retirement, disqualification, or removal from office of any director, or otherwise, or if any new directorship is created by an increase in the authorized number of directors. Any director of Regeneration Technologies may be removed either for or without cause at any special meeting of stockholders duly called and held for such purpose.

Tutogen

Under the FBCA, a board of directors must consist of one or more individuals, with the number specified in or fixed in accordance with the corporation’s articles of incorporation or by-laws. The articles of incorporation may confer upon holders of any voting group the right to elect one or more directors who shall serve for such term and have such voting powers as are stated in the articles of incorporation. A majority of the directors in office can fill any vacancy or newly created directorship. Unless the articles of incorporation provide that directors may be removed only for cause, a director may be removed with or without cause by a majority of the shares entitled to vote at any meeting called for that purpose.

The number of Tutogen directors shall be between one and nine as determined from time to time by the board of directors of Tutogen. Subject to certain exceptions, directors shall be elected at the annual meeting of the stockholders. Vacancies and newly created directorships resulting from death, resignation, removal and from any increase in the authorized number of directors or otherwise may be filled by the affirmative vote of a majority of the directors then in office, although fewer than a quorum, or by a sole remaining director. A majority of the total number of directors as determined from time to time shall constitute a quorum. Except when filling a vacancy, each director shall hold office until the next annual meeting of Tutogen stockholders, and until such director’s successor is elected and qualified, or until the director’s earlier death, resignation or removal. A director elected to fill a vacancy shall be elected for the unexpired term of such director’s predecessor in office. Except as subject to the rights, if any, of the holders of preferred stock, any director may be removed from office at any time by the affirmative vote of the holders of at least a majority in voting power of the issued and outstanding capital stock of Tutogen entitled to vote in the election of directors.

In the event that a quorum of Tutogen’s directors cannot readily be assembled because of some catastrophic event, the director or directors who are able to be assembled at a meeting of directors during such catastrophe may assemble for the purposes of appointing, if such director or directors deem necessary, one or more temporary directors to serve as directors of Tutogen during the term of the catastrophe. If no directors are able to attend a meeting of directors during a catastrophe, then such stockholders as may reasonably be assembled shall have the right, by majority vote of those assembled, to appoint temporary directors of Tutogen until the catastrophe has ended. Each temporary director shall automatically be deemed to have resigned from the board of directors upon the termination of the catastrophe in connection with which the temporary director was appointed.

Amendments to Certificate or Articles of Incorporation

Regeneration Technologies

Under the DGCL, an amendment to a certificate of incorporation requires approval by both the board of directors and a majority of the votes entitled to be cast. Any proposed amendment to the certificate of incorporation that would increase or decrease the authorized shares of a class of stock, increase or decrease the par value of the shares of a class of stock, or alter or change the powers, preferences or special rights of the shares of a class of stock (so as to affect them adversely) requires approval of the holders of a majority of the outstanding shares of the affected class, voting as a separate class, in addition to the approval of a majority of the shares entitled to vote on that proposed amendment. If any proposed amendment would alter or change the powers, preferences or special rights of any series of a class of stock so as to affect them adversely, but does not affect the entire class, then only the shares of the series affected by the proposed amendment is considered a separate class for purposes of the immediately preceding sentence.

A supermajority vote of the holders of sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of all classes and series of Regeneration Technologies entitled to vote generally in the election of directors is required to amend the following provisions of the Regeneration Technologies certificate of incorporation:

•	Paragraph Tenth, relating to indemnification of directors, officers, employees and agents of Regeneration Technologies and

•	Paragraph Thirteenth, limiting the personal liability of directors of Regeneration Technologies.

Tutogen

Under the FBCA, an amendment to the articles of incorporation generally requires approval by both the board of directors and a majority of the votes entitled to be cast. Unless the articles of incorporation provide otherwise, the board of directors may adopt or amend a corporation’s articles of incorporation without shareholder approval where such adoption or amendment:

•	extends the duration of the corporation;

•	deletes the names and addresses of the initial directors;

•	deletes the name and address of the initial registered agent or registered office;

•	deletes any other information contained in the articles of incorporation that is solely of historical interest;

•	deletes the authorization for a class or series of “blank check” shares of capital stock if no such shares are issued;

•	changes the corporate name by substituting the word “corporation,” incorporated,” or “company” or the abbreviation “corp.,” “Inc.,” or “Co.,” for a similar word or abbreviation;

•	changes the par value for a class or series of shares; or

•	provides that if the corporation acquires its own shares, such shares belong to the corporation and constitute treasury shares until disposed of or cancelled by the corporation.

Tutogen’s articles of incorporation do not contain any special provisions regarding approval of amendments to its articles of incorporation.

Amendments to By-laws

Regeneration Technologies

The by-laws of Regeneration Technologies may be altered, amended, or repealed by a majority of the number of directors then constituting the board of directors of Regeneration Technologies at any regular meeting of the board of directors without prior notice, or at any special meeting of the board of directors if notice of such alteration, amendment, or repeal is contained in the notice of such special meeting.

Tutogen

Tutogen’s by-laws may be altered, amended or repealed, and new by-laws may be adopted, by the board of directors or stockholders. However, the stockholders, in amending or repealing the by-laws generally or a particular by-law provision, may expressly preclude the board of directors from further amending or repealing the by-laws or such particular by-law provision. All such amendments must be approved by either the holders of a majority of the outstanding capital stock entitled to vote or by a majority of the entire board of directors then in office.

Notice of Certain Stockholder Actions

Regeneration Technologies

The by-laws of Regeneration Technologies do not contain any special provisions regarding notice of stockholder actions.

Tutogen

Tutogen’s by-laws state that a stockholder may only nominate directors for election or present an action to be taken at an annual stockholder’s meeting if the stockholder gives advance notice not less than 45 days and not more than 75 days before the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days prior to, or delayed by more than 30 days after, such anniversary date, notice by the stockholder to be timely must be so delivered no later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the tenth day following the day on which public announcement of the date of such meeting is first made. Notwithstanding anything in the previous sentence to the contrary, in the event that the number of directors to be elected to the board of directors of Tutogen is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased board of directors made by Tutogen at least 55 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by Tutogen’s by-laws shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the corporate secretary at the principal executive offices of Tutogen not later than the close of business on the tenth day following the day on which public announcement is first made by Tutogen.

Special Stockholder Meetings

Regeneration Technologies

Under the DGCL, a special meeting of a corporation’s stockholders may be called by the board or by any other person authorized by the corporation’s certificate of incorporation or by-laws. All stockholders of record entitled to vote must receive notice of all stockholder meetings not less than 10 nor more than 60 days before the date of the stockholder meeting.

The by-laws of Regeneration Technologies state that special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the Chairman of the Board or by the President of Regeneration Technologies or by the Board of Directors or by written order of a majority of the directors and shall be called by the President or the Secretary at the request in writing of stockholders owning a majority in amount of the entire capital stock of Regeneration Technologies issued and outstanding and entitled to vote.

Tutogen

Under the FBCA, a special meeting of a corporation’s stockholders may be called by the board or by any other person authorized by the corporation’s articles of incorporation or bylaws. All stockholders of record entitled to vote must receive notice of all stockholder meetings not fewer than 10 or more than 60 days before the date of the stockholder meeting. The notice must include a description of the purpose or purposes for which the special meeting is called.

Special meetings of the Tutogen stockholders may be called, for any purpose or purposes, by the President of Tutogen or by the board of directors and shall be called by the President or the Secretary at the request in writing of Tutogen stockholders owning not less than ten percent of all the votes entitled to be cast on any issue proposed to be considered at such special meeting.

Limitation of Personal Liability of Directors and Indemnification

Regeneration Technologies

The certificate of incorporation of Regeneration Technologies provides that Regeneration Technologies shall indemnify any director or officer of Regeneration Technologies, and may indemnify any other person, who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee, or agent of Regeneration Technologies, or is or was serving at the request of Regeneration Technologies as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Regeneration Technologies, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action or suit by or in the right of Regeneration Technologies to procure a judgment in its favor, no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to Regeneration Technologies unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Court of Chancery or such other court shall deem proper.

Tutogen

Tutogen’s by-laws provide that Tutogen shall indemnify, to the fullest extent permitted by law, any person who is or was a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or other type of proceeding (other than an action by or in the right of Tutogen), whether civil, criminal, administrative, investigative or otherwise, and whether formal or informal, by reason of the fact that such person is or was a director or officer of Tutogen or is or was serving at the request of Tutogen as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Indemnified persons are indemnified against judgments, amounts paid in settlement, penalties, fines (including an excise tax assessed with respect to any employee benefit plan) and expenses (including attorneys’ fees, paralegals’ fees and court costs) actually and reasonably incurred in connection with any such action, suit or other proceeding, including any appeal thereof, so long as an indemnified person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of Tutogen and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Mergers, Consolidations and Other Transactions

Regeneration Technologies

Under the DGCL, the board of directors and the holders of a majority of the shares entitled to vote must approve a merger, consolidation or sale of all or substantially all of a corporation’s assets. However, unless the corporation provides otherwise in its articles or certificate of incorporation, no stockholder vote of a constituent corporation surviving a merger is required if:

•	the merger agreement does not amend the constituent corporation’s articles or certificate of incorporation;

•	each share of stock of the constituent corporation outstanding before the merger is an identical outstanding or treasury share of the surviving corporation after the merger; and

•

either no shares of common stock of the surviving corporation and no shares, securities or obligations convertible into such stock are to be issued or delivered under the plan of merger, or the authorized unissued shares or the treasury shares of common stock of the surviving corporation to be issued or delivered under the plan of merger plus those initially issuable upon conversion of any other shares, securities or obligations to be issued or delivered under such plan do not exceed twenty percent (20%) of the shares of common stock of such constituent corporation outstanding immediately prior to the effective date of the merger.

Tutogen

Under the FCBA, a corporation may sell, lease, exchange or otherwise dispose of all or substantially all of its property on terms and conditions and for the consideration determined by the corporation’s board of directors, if the board proposes the transaction and the transaction is approved by a majority of all the votes entitled to be cast on the disposition. Additionally, one or more corporations may merge into another corporation if the board of directors of each corporation adopts, and holders of a majority of the shares entitled to vote approve, the plan of merger. However, unless the corporation provides otherwise in its articles of incorporation, action by the shareholders of the surviving corporation in a merger is not required if:

•

the plan of merger does not amend the surviving corporation’s articles of incorporation beyond those amendments that can be acted upon solely by the board of directors, see “— Amendments to Certificate or Articles of Incorporation — Tutogen” beginning on page 97; and

•

each shareholder of the surviving corporation whose shares were outstanding immediately prior to the effective date of the merger will hold the same number of shares, with identical designations, preferences, limitations and relative rights, immediately after the merger.

Neither the Regeneration Technologies certificate of incorporation nor the Tutogen articles of incorporation contains any super-majority voting requirements governing mergers, consolidations, sales of substantially all of the assets, liquidations, reclassifications or recapitalizations.

State Anti-takeover Statutes

Regeneration Technologies

Regeneration Technologies is subject to Section 203 of the DGCL, which under certain circumstances may make it more difficult for a person who would be an “Interested Stockholder” (defined generally as a person with fifteen percent (15%) or more of a corporation’s outstanding voting stock) to effect a “Business Combination” (defined generally as mergers, consolidations and certain other transactions, including sales, leases or other dispositions of assets with an aggregate market value equal to ten percent (10%) or more of the aggregate market value of the corporation) with the corporation for a three-year period. Under Section 203, a corporation may under certain circumstances avoid the restrictions imposed by Section 203. Moreover, a corporation’s certificate of incorporation or by-laws may exclude a corporation from the restrictions imposed by Section 203. The Regeneration Technologies certificate of incorporation and by-laws does not exclude the company from the restrictions imposed under Section 203.

Tutogen

The FBCA contains provisions designed to enhance the ability of a Florida corporation’s board of directors to properly respond to attempts to acquire control of a corporation such as Tutogen. Specifically, these provisions could defer or delay a change in control, and may discourage takeover attempts that have not been approved by the board of directors. Below is a summary of the anti-takeover provisions contained in the FBCA.

Transactions with Interested Shareholders. Tutogen is subject to Section 901 of the FBCA which sets forth certain restrictions on transactions with an “Interested Shareholder” (generally defined as any person who beneficially owns more than ten percent (10%) of the outstanding shares of the subject corporation). Pursuant to

Section 901, in addition to any vote required by any other section of the FBCA or a corporation’s articles of incorporation, any merger or consolidation of the corporation with an Interested Shareholder must be approved by holders of two-thirds of the voting shares other than the shares beneficially owned by the Interested Shareholder, unless:

•	the merger or consolidation is approved by a majority of the disinterested directors;

•	the corporation has not had more than 300 shareholders of record at any time during the three years preceding the date the merger or consolidation is first announced;

•	the Interested Shareholder has been the beneficial owner of at least eighty percent (80%) of the corporation’s outstanding voting shares for at least five years preceding the announcement date;

•

the Interested Shareholder has been the beneficial owner of at least ninety percent (90%) of the corporation’s outstanding voting shares, exclusive of shares acquired from the corporation in a transaction not approved by a majority of the disinterested directors;

•	the corporation is an investment company registered under the Investment Company Act of 1940; or

•	the consideration in the merger or consolidation to be paid to the holders of the corporation’s voting shares satisfies certain value thresholds.

Under Section 901, a corporation’s articles of incorporation or by-laws may expressly elect that such corporation not be governed by Section 901. Tutogen’s articles of incorporation and by-laws do not contain such an election.

Control Share Acquisitions. Section 902 of the FBCA is designed to afford shareholders of “Issuing Public Corporations” protection against acquisitions in which a person, entity or group seeks to gain voting control. With enumerated exceptions, the statute provides that certain shares will not possess voting rights unless the voting rights are approved by a majority vote of the Issuing Public Corporation’s disinterested shareholders. The term “Issuing Public Corporation” means a corporation that has:

•	at least 100 shareholders;

•	its principal place of business, its principal office or substantial assets within Florida; and either

•	more that ten percent of its shareholders resident in Florida;

•	more than ten percent of its shares owned by residents of Florida; or

•	1,000 shareholders resident in Florida.

Under certain circumstances, the statute permits the acquiring person to call a special meeting of shareholders for the purpose of considering the grant of voting rights to the holder of control shares. The statute also enables a corporation to provide for the redemption of control shares with no voting rights in specific instances. Section 902 allows a corporation, through a provision in its articles of incorporation or by-laws, to opt out of the rights and obligations granted under Section 902. Tutogen has elected not to be governed by Section 902.

Appraisal Rights

Neither Regeneration Technologies nor Tutogen common stockholders have appraisal rights in the merger.

Stockholder Rights Plan

Regeneration Technologies

Regeneration Technologies does not have a stockholder rights plan in place as of the date of this Proxy Statement.

Tutogen

On July 16, 2002, Tutogen adopted a shareholders’ rights agreement (commonly known as a “poison pill”) pursuant to which each share of its common stock carries with it a dividend of one preferred share purchase right. The rights protect shareholders from coercive or otherwise unfair takeover tactics. In general, the rights impose a significant penalty upon any person or group, with certain exceptions, that acquires twenty percent (20%) or more of Tutogen’s outstanding common stock without the approval of Tutogen’s directors (“Acquiring Person”). In the case of Zimmer Holdings and its affiliates, since Zimmer, at the time of adoption of the shareholders’ rights agreement, owned approximately thirty-three percent (33%) of Tutogen’s outstanding shares, an increase of one percent (1%) or more would trigger the rights under the agreement. The rights are exercisable ten days after a public announcement that a person or group has acquired beneficial ownership of more than twenty percent (20%) of Tutogen’s outstanding common stock or commences a tender offer resulting in such beneficial ownership. Each right allows the holder (other than an Acquiring Person) to purchase from Tutogen one one-hundredth of a share of preferred stock for $35.00 once they become exercisable. This then allows a shareholder to purchase for $35.00 shares of Tutogen’s common stock having a market value of $70.00.

On November 12, 2007, the shareholders’ rights agreement was amended so as not to cause Regeneration Technologies or Rockets FL Corp. to be deemed an “Acquiring Person” by virtue of entering into or consummating the transactions contemplated by the merger agreement.

LEGAL MATTERS

The validity of the Regeneration Technologies common stock will be passed upon for Regeneration Technologies by Fulbright & Jaworski L.L.P. Certain U.S. federal income tax consequences relating to the merger will be passed upon by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

EXPERTS

The consolidated financial statements, the related financial statement schedule and management’s report on the effectiveness of internal control over financial reporting incorporated in this Registration Statement by reference from Regeneration Technologies, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2006 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports dated March 12, 2007, which are incorporated herein by reference (which reports (1) express an unqualified opinion on the consolidated financial statements and financial statement schedule, which includes an explanatory paragraph referring to Regeneration Technologies, Inc. adoption of Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment”, on January 1, 2006 (2) express an unqualified opinion on management’s assessment regarding the effectiveness of internal control over financial reporting, and (3) express an unqualified opinion on the effectiveness of internal control over financial reporting), and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements, the related financial statement schedule, of Tutogen Medical, Inc. incorporated in this Registration Statement by reference from Tutogen Medical, Inc’s Annual Report on Form 10-K for the year ended September 30, 2007, and the effectiveness of Tutogen Medical, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

FUTURE STOCKHOLDER PROPOSALS

Regeneration Technologies

To be eligible for inclusion in this Proxy Statement and form of proxy for Regeneration Technologies’ next year’s annual meeting, stockholder proposals must have been submitted in writing by the close of business on December 1, 2007, to Thomas F. Rose, Vice President, Chief Financial Officer and Secretary, Regeneration Technologies, Inc., 11621 Research Circle, Alachua, Florida 32615.

Tutogen

In the event that Tutogen holds an annual meeting in 2008, a shareholder is eligible to submit a proposal for inclusion in Tutogen’s proxy materials for the 2008 annual meeting of shareholders, if at such time the shareholder owns at least one percent or $2,000 in market value of Tutogen’s common stock. In addition, the shareholder must have held the shares for at least one year, and must continue to own such shares through the date of the 2008 annual meeting. Eligible shareholders who wished to submit a proposal for inclusion in Tutogen’s proxy materials for the 2008 annual meeting of shareholders should have submitted the proposal(s), in writing, to the Office of the Secretary, Tutogen Medical, Inc., 13709 Progress Blvd., Alachua, Florida 32615. All such proposals must have been received at the Office of the Secretary no later than October 15, 2007, and must have been in the form required by applicable rules and regulations of the SEC.

Alternatively, shareholders who wish to have a proposal presented at the 2008 annual meeting, but who are not seeking to include the proposals in Tutogen’s written proxy materials mailed to shareholders prior to the meeting, should submit the proposal to the Office of the Secretary between December 15, 2007 and January 31, 2008. There are no shareholder eligibility requirements for shareholders who are not seeking to include their proposals in Tutogen’s written proxy materials. However, the proposals must include (i) a brief description of the matter to be brought before the annual meeting and the reasons therefor, (ii) the name and record address of the shareholder proposing the matter, (iii) the class and number of shares beneficially owned by the shareholder, (iv) any material interest of the shareholder, any immediate family member of the shareholder, or any affiliate of the shareholder in the proposed matter; and (v) any other information which is reasonably required in order to make the proposal not materially misleading. If the Chairman of the 2008 annual meeting determines that a matter has not been properly brought before the meeting in accordance with the foregoing procedures, such matter will not be presented and no action will be taken thereon at the annual meeting.

WHERE YOU CAN FIND MORE INFORMATION

Tutogen and Regeneration Technologies file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any of this information at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or 202-942-8090 for further information on the public reference room. The SEC also maintains an Internet website that contains reports, proxy statements and other information regarding issuers, including Tutogen and Regeneration Technologies, who file electronically with the SEC. The address of that website is www.sec.gov. The information contained on the SEC’s website is expressly not incorporated by reference into this Proxy Statement.

Regeneration Technologies has filed with the SEC a registration statement of which this Proxy Statement forms a part. The registration statement registers the shares of Regeneration Technologies common stock to be issued to Tutogen stockholders in connection with the merger. The registration statement, including the attached exhibits and annexes, contains additional relevant information about the common stock and preferred stock of each of Regeneration Technologies and Tutogen. The rules and regulations of the SEC allow Regeneration Technologies and Tutogen to omit certain information included in the registration statement from this Proxy Statement.

In addition, the SEC allows Regeneration Technologies and Tutogen to disclose important information to you by referring you to other documents filed separately with the SEC. This information is considered to be a part of this Proxy Statement, except for any information that is superseded by information included directly in this Proxy Statement or incorporated by reference subsequent to the date of this Proxy Statement as described below.

This Proxy Statement incorporates by reference the documents listed below that Regeneration Technologies and Tutogen have previously filed with the SEC. They contain important information about the companies and their financial condition.

Regeneration Technologies SEC Filings

•	Annual report on Form 10-K for the fiscal year ended December 31, 2006;

•	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2006, including:

•	Quarterly reports on Form 10-Q for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007;

•

Current reports on Form 8-K filed on February 7, 2007, March 7, 2007, March 12, 2007, May 8, 2007, May 17, 2007, May 29, 2007, July 31, 2007, October 25, 2007, November 13, 2007, November 16, 2007, January 14, 2008 and January 17, 2008;

•

All written communications filed pursuant to Rule 425 under the Securities Act and deemed filed pursuant to Rule 14a-6 under the Exchange Act, including communications filed on November 13, 2007, November 14, 2007, November 15, 2007, November 16, 2007, November 19, 2007, November 20, 2007, January 14, 2008, January 15, 2008 and January 17, 2008; and

•	The description of Regeneration Technologies’ common stock contained in Regeneration Technologies’ Registration Statement on Form 8-A filed pursuant to Section 12(b) of the Exchange Act.

Tutogen SEC Filings

•	Annual report on Form 10-K for the fiscal year ended September 30, 2007;

•

All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since September 30, 2007, including Current reports on Form 8-K filed on November 13, 2007, November 15, 2007, November 19, 2007, December 10, 2007, January 15, 2008 and January 17, 2008 (except with respect to the items reported under Item 2.02 of any Current Report on Form 8-K);

•

All written communications filed pursuant to Rule 425 under the Securities Act and deemed filed pursuant to Rule 14a-6 under the Exchange Act, including communications filed on November 14, 2007, November 15, 2007, November 16, 2007, November 19, 2007, November 20, 2007, January 15, 2008 and January 17, 2008;

•

The description of the Rights under Tutogen’s Rights Agreement (which are currently transferred with Tutogen’s common stock) contained in Tutogen’s Registration Statement on Form 8-A filed pursuant to Section 12(b) of the Exchange Act on July 17, 2002; and

•	The description of Tutogen’s common stock contained in Tutogen’s Registration Statement on Form 8-A filed pursuant to Section 12(b) of the Exchange Act on August 16, 2000.

In addition, Regeneration Technologies and Tutogen incorporate by reference any future filings they make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement and before the date of the Regeneration Technologies special meeting on February 27, 2008 and the Tutogen special meeting on February 27, 2008 (excluding any current reports on Form 8-K to the extent disclosure is furnished and not filed). Those documents are considered to be a part of this Proxy Statement, effective as of the date they are filed. In the event of conflicting information in these documents, the information in the latest filed document should be considered correct.

You can obtain any of the other documents listed above from the SEC, through the SEC’s web site at the address described above, or from Regeneration Technologies or Tutogen, as applicable, by requesting them in writing or by telephone from the appropriate company at the following addresses:

By Mail:	By Mail:

Regeneration Technologies, Inc.	Tutogen Medical, Inc.
11621 Research Circle	13709 Progress Blvd.
Alachua, FL 32615	Alachua, FL 32615
Attention: Thomas F. Rose	Attention: L. Robert Johnston, Jr.

By Telephone: (386) 418-8888	By Telephone: (386) 462-0402

These documents are available from Regeneration Technologies or Tutogen, as the case may be, without charge, excluding any exhibits to them unless the exhibit is specifically listed as an exhibit to the registration statement of which this Proxy Statement forms a part. You can also find information about Regeneration Technologies and Tutogen at their Internet websites at www.rtix.com and www.tutogen.com, respectively. Information contained on these websites does not constitute part of this Proxy Statement.

You may also obtain documents incorporated by reference into this document by requesting them in writing or by telephone from Georgeson, Inc., proxy solicitor for Regeneration Technologies and Tutogen at the following addresses and telephone numbers:

By Mail:	Georgeson, Inc.
199 Water Street, 26th Floor
New York, NY 10038

By Telephone:	(800) 849-5307 (toll free)
(212) 440-9800 (collect)

If you are a stockholder of Tutogen or Regeneration Technologies, you may request documents up to the date of the special meeting. If you request any documents from Regeneration Technologies or Tutogen, Regeneration Technologies or Tutogen will mail them to you by first class mail, or another equally prompt means, within one business day after Regeneration Technologies or Tutogen, as the case may be, receives your request.

This document is a prospectus of Regeneration Technologies and is a joint proxy statement of Regeneration Technologies and Tutogen for the Regeneration Technologies special meeting and the Tutogen special meeting. Neither Regeneration Technologies nor Tutogen has authorized anyone to give any information or make any representation about the merger or Regeneration Technologies or Tutogen that is different from, or in addition to, that contained in this Proxy Statement or in any of the materials that Regeneration Technologies or Tutogen has incorporated by reference into this Proxy Statement. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

Annex A

EXECUTION COPY

AGREEMENT AND PLAN OF MERGER

AMONG

REGENERATION TECHNOLOGIES, INC.,

ROCKETS FL CORP.

AND

TUTOGEN MEDICAL, INC.

Dated as of November 12, 2007

i

(continued)

(continued)

(continued)

EXHIBITS

Exhibit A—    Exchange Procedures

Exhibit B—    Bylaws of Parent

Exhibit C—    Board of Directors of Parent

Exhibit D—    Guy L. Mayer Employment Agreement

SCHEDULES

Company Disclosure Memorandum

Parent Disclosure Memorandum

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER (this “Agreement”), made and entered into as of November 12, 2007 by and among Regeneration Technologies, Inc. a Delaware corporation (“Parent”), Rockets FL Corp., a Florida corporation and wholly owned Subsidiary of Parent (“Merger Sub”), and Tutogen Medical, Inc., a Florida corporation (the “Company”). Parent, Merger Sub and the Company are sometimes referred to herein individually as a “Party” and, collectively, as the “Parties.”

WHEREAS, the Boards of Directors of Parent, Merger Sub and the Company have each declared it to be advisable and in the best interests of each corporation and their respective stockholders that Company combine with Parent in order to advance each of their long-term business interests; and

WHEREAS, the Boards of Directors of Parent, Merger Sub and the Company have each approved this Agreement and the merger of Merger Sub with and into the Company (the “Merger”), in accordance with the Florida Business Corporation Act (the “FBCA”) and the terms and conditions set forth herein, which Merger will result in, among other things, the Company becoming a wholly owned subsidiary of Parent and the stockholders of the Company becoming stockholders of Parent;

WHEREAS, the Board of Directors of the Company has determined that this Agreement and the transactions contemplated hereby are in the best interests of the Company and its stockholders and has determined to recommend to its stockholders approval and adoption of this Agreement and the Merger;

WHEREAS, the Board of Directors of Parent has approved, and has determined to recommend to its stockholders approval of the issuance of shares of Parent Common Stock in connection with the Merger (the “Stock Issuance”) and the amendment of the Parent certificate of incorporation to increase the authorized number of shares of Parent Common Stock from 50,000,000 to 150,000,000 (the “Charter Amendment”); and,

WHEREAS, it is intended that the Merger shall qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”).

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows.

1. DEFINITIONS

1.1 Definitions. Each of the following terms is defined in the Section set forth opposite such term.

Acquisition Agreement	5.3(f)
AdvaMed Code	3.20(i)
Affiliate	9.11(a)
Agreement	Preamble
AMEX	6.2(a)
Antitrust Laws	6.5(c)
Articles of Merger	2.3
Assignment	3.13(a)
Assumed Stock Option	2.9(a)
Biologic	3.20(a)
Business Day	2.2
Charter Amendment	Recitals
Closing	2.2
Closing Average	2.12
Closing Date	2.2
Code	Recitals

Company	Preamble
Company Assets	3.16
Company Board Recommendation	3.3(c)
Company Certificate	2.7(b)
Company Common Stock	2.7(a)
Company Disclosure Memorandum	Article 3
Company Employees Plans	3.11(a)
Company Intellectual Property	3.13(a)
Company Material Contracts	3.14
Company Material Adverse Effect	Article 3
Company NOL	3.10(m)
Company Preferred Stock	3.2(a)
Company Required Vote	3.3(b)
Company Rights Agreement	3.25
Company SEC Reports	3.6(a)
Company Securities	3.2(b)
Company Stock Options	2.9(a)
Company Stock Plans	3.2(b)
Company Stockholder Meeting	3.24(b)(i)
Company Termination Fee	8.3(b)
Company Warrant	3.2(b)
Competing Proposal	5.3(a)
Confidentiality Agreement	6.4(b)
Control	9.11(b)
Copyrights	3.13(a)
DGCL	2.17(a)
Drug	3.20(a)
ECMR	6.5(c)
Effective Time	2.3
Environmental Laws	3.12(d)(i)
Environmental Permits	3.12(d)(ii)
ERISA	3.11(a)
ERISA Affiliate	3.11(c)
Exchange Act	3.4
Excluded Shares	2.8
FBCA	Recitals
FDA	3.20(a)
FDCA	3.20(a)
GAAP	Article 3
Governmental Entity	3.4
Hazardous Materials	3.12(d)(iii)
HSR Act	3.4
Human Tissue Intended for Transplantation	3.20(a)
Indemnified Party	6.10(b)
Intellectual Property	3.13(a)
Interim Period	5.1(a)
IP Contracts	3.13(a)
IRS	3.10(n)(i)
Knowledge	9.11(c)
Law	2.6
Legal Restraint	7.1(f)

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License	3.13(a)
Licensed Property	3.13(a)
Liens	3.1
Medical Device	3.20(a)
Merger	Recitals
Merger Consideration	2.7(b)
Merger Sub	Preamble
Merger Sub Common Stock	2.10
New Company Proposal	5.3(g)
New Parent Proposal	5.3(f)
NGM	2.12
Order	5.3(c)
Other Filings	6.1(b)
Outside Date	8.1(b)
Owned Property	3.13(a)
Parent	Preamble
Parent Assets	4.16
Parent Board Recommendation	4.3(c)
Parent Common Stock	2.7(a)
Parent Disclosure Memorandum	Article 4
Parent Employee Plans	4.11(a)
Parent Intellectual Property	4.13(a)
Parent IP Contracts	4.13(a)
Parent Licensed Property	4.13(a)
Parent Material Adverse Effect	Article 4
Parent Material Contracts	4.14
Parent NOL	4.10(m)
Parent Owned Property	4.13(a)
Parent Required Vote	4.3(b)
Parent SEC Reports	4.6(a)
Parent Stock Options	4.2(b)
Parent Stock Plans	4.2(b)
Parent Stockholder Meeting	3.24(b)(ii)
Parent Termination Fee	8.3(c)
Party	Preamble
Patents	3.13(a)
Permits	3.9
Person	9.11(d)
Proxy Statement	3.24(b)(ii)
Registration Authority	3.13(a)
Registered Intellectual Property	3.13(a)
Registration Statement	3.24(a)
Regulated Products	3.20(a)
Release	3.12(d)(iv)
Representative	5.3(a)
SEC	3.4
Securities Act	3.6(a)
Social Security Act	3.20(f)
SOX	3.6(a)
Stock Exchange Ratio	2.7(a)
Stock Issuance	Recitals

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Subsidiary	3.1
Superior Competing Proposal	5.3(e)
Surviving Corporation	2.1
Taxes	3.10(n)(i)
Taxing Authority	3.10(n)(i)
Tax Return	3.10(n)(ii)
Third Party	5.3(a)
Trade Secrets	3.13(a)
Trademarks	3.13(a)
Transactions	Article 3
Transaction Document	Article 3

2. THE MERGER.

2.1 The Merger. At the Effective Time (as defined in Section 2.3), in accordance with the FBCA and the terms and conditions of this Agreement, (i) Merger Sub shall be merged with and into the Company, (ii) the separate corporate existence of Merger Sub shall cease, (iii) the Company, as the surviving corporation in the Merger, shall continue its existence under the laws of the State of Florida as a wholly owned subsidiary of Parent, and (iv) the Company shall succeed to and assume all the rights and obligations of Merger Sub. The Company, as the surviving corporation after the Merger, is hereinafter sometimes referred to as the “Surviving Corporation.”

2.2 Closing. Unless this Agreement shall have been terminated pursuant to the provisions of Section 8, and subject to the satisfaction or waiver (subject to applicable law), as the case may be, of the conditions set forth in Section 7, the closing of the Merger and other Transactions (the “Closing”) shall take place at a time and on a date to be mutually agreed upon by the Parties (the “Closing Date”), which date shall be no later than the second Business Day (as defined below) after all the conditions set forth in Section 7 (excluding conditions that, by their nature, cannot be satisfied until the Closing, it being understood that the occurrence of the Closing shall remain subject to the satisfaction or waiver of such conditions) shall have been satisfied, or waived in accordance with Section 8.5, unless another time and/or date is agreed to in writing by the Parties. The Closing shall take place at the offices of Fulbright & Jaworski L.L.P., 666 Fifth Avenue, New York, New York 10103 unless another place is agreed to in writing by the Parties. For purposes of this Agreement, “Business Day” shall mean any day other than Saturday, Sunday or a legal holiday on which banks are closed in New York, New York.

2.3 Filing of Certificate of Merger. Subject to the provisions of this Agreement, at the Closing, the Parties shall cause the Merger to become effective by causing the Surviving Corporation to execute and file in accordance with Section 607.1105 of the FBCA articles of merger with the Department of State of the State of Florida (the “Articles of Merger”), together with any required related certificates. The Merger shall become effective upon such filing, or at such later date and time as is agreed to by Parent and the Company and set forth in the Articles of Merger (the “Effective Time”).

2.4 Effect of the Merger. Upon the Closing, the Merger shall have the effects set forth in this Agreement and in Section 607.1106 of the FBCA.

2.5 Articles of Incorporation and Bylaws of the Surviving Corporation. At the Effective Time and without further action on the part of the Parties, (i) the Articles of Incorporation of the Surviving Corporation shall be the Articles of Incorporation of Merger Sub immediately prior to the Effective Time until thereafter amended as provided by the FBCA and (ii) the Bylaws of the Surviving Corporation shall be the Bylaws of Merger Sub immediately prior to the Effective Time until thereafter amended as provided by the FBCA.

2.6 Directors and Officers. Subject to the requirements of federal, state, local or foreign statute, law, regulation, legal requirement or rule, ordinance, code decree, or judgment of any Governmental Entity (as such term is defined in Section 3.4 of this Agreement), including any judicial or administrative interpretation thereof

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(“Law”), the directors and officers of Merger Sub immediately prior to the Closing shall be the initial directors and officers of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and the Bylaws of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with applicable Law and the Surviving Corporation’s Articles of Incorporation and Bylaws.

2.7 Conversion of Company Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the Parties or the holders of the following securities:

(a) Subject to Section 2.8, each share of the Company’s common stock, par value $0.01 per share (“Company Common Stock”), issued and outstanding immediately prior to the Effective Time (other than Excluded Shares as defined below) shall be converted automatically into the right to receive 1.220 (the “Stock Exchange Ratio”) fully paid and non-assessable shares of common stock of Parent, $0.001 par value per share (“Parent Common Stock”).

(b) At the Effective Time, all shares of Company Common Stock shall automatically be cancelled and shall cease to exist, and each holder of a certificate which previously represented any such share of Company Common Stock (each, a “Company Certificate” and, collectively, the “Company Certificates”) shall cease to have any rights with respect thereto other than the right to receive the shares of Parent Common Stock such holder is entitled to receive pursuant to this Section 2.7 together with cash in lieu of fractional shares of Parent Common Stock, if any, to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 2.12 hereof, in each case without interest (such shares of Parent Common Stock and any cash in lieu of fractional shares of Parent Common Stock being referred to herein as the “Merger Consideration”).

2.8 Cancellation of Shares. At the Effective Time, each share of Company Common Stock either owned by the Company as treasury stock or owned by Parent or any direct or indirect wholly owned Subsidiary of Company or Parent (as defined in Sections 3.1 and 4.1 respectively) immediately prior to the Effective Time (collectively, “Excluded Shares”), shall be canceled and extinguished without any conversion thereof or payment therefor.

2.9 Company Stock Options.

(a) At the Effective Time, each outstanding option to purchase shares of Company Common Stock (the “Company Stock Option”) shall be assumed by Parent (each an “Assumed Stock Option”) and, subject to the adjustments described below, shall become an option to purchase shares of Parent Common Stock on substantially the same terms and conditions as were applicable to the corresponding Company Stock Option immediately prior to the Effective Time. The number of shares of Parent Common Stock subject to each Assumed Stock Option will be equal to the number of shares of Company Common Stock subject to the corresponding outstanding Company Stock Option multiplied by the Stock Exchange Ratio, rounded down to the nearest whole share, and the exercise price per share of Parent Common Stock covered by each Assumed Stock Option will be equal to the exercise price per share of Company Common Stock subject to the corresponding Company Stock Option divided by the Stock Exchange Ratio, rounded up to the nearest whole cent.

(b) Following the Effective Time, Parent shall deliver to the participants in the Company Stock Plans holding Assumed Stock Options an appropriate notice setting forth such participants’ rights pursuant to the Assumed Stock Option, as provided in this Section 2.9.

(c) Parent shall take all corporate action necessary to reserve for issuance a sufficient number of Parent Common Shares for delivery upon exercise of the Assumed Stock Options. Within twenty (20) Business Days following the Effective Time, Parent shall file a registration statement on Form S-8 with respect to the Parent Common Shares subject to such Assumed Stock Options and shall use its reasonable best efforts to maintain the effectiveness of such registration statement for so long as Assumed Stock Options covering such shares remain outstanding.

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(d) Prior to the Effective Time, the Company Board of Directors will adopt such resolutions and take such other and further actions as are required or reasonably requested by Parent in order to ensure that the assumption of the Company Stock Options, as aforesaid, complies and is otherwise consistent with the Company’s stock option plans, the applicable stock option agreements, the intent and purposes of this Agreement and the provisions of applicable law. The Company and Parent shall each take such corporate action reasonably necessary to cause the assumption of the Company Stock Options to be exempt transactions under Rule 16b-3 of the Exchange Act.

2.10 Capital Stock of Merger Sub. Each share of common stock of Merger Sub, $0.01 par value per share (“Merger Sub Common Stock”), issued and outstanding immediately prior to the Effective Time shall be converted automatically into one fully paid and non-assessable share of common stock of the Surviving Corporation, $0.01 par value per share. From and after the Effective Time, each stock certificate of Merger Sub which previously represented shares of Merger Sub Common Stock shall evidence ownership of an equal number of shares of common stock of the Surviving Corporation.

2.11 Adjustments. The Stock Exchange Ratio shall be appropriately adjusted, at any time and from time to time, to fully reflect the effect of any reclassification, stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Company Common Stock, as the case may be), reorganization, recapitalization or other like change with respect to Parent Common Stock or, if permitted by the terms of Section 5.1, Company Common Stock, as the case may be, occurring (or for which a record date occurs) during the Interim Period (as defined in Section 5.1).

2.12 No Fractional Shares. No certificate or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender of Company Certificates for exchange, and such fractional share interests will not entitle the owner thereof to vote or to any other rights of a stockholder of Parent. Each holder of shares of Company Common Stock exchanged pursuant to the Merger who would otherwise be entitled to receive a fraction of a share of Parent Common Stock (after taking into account all Company Certificates delivered by such holder) shall receive from Parent, in lieu thereof, cash (without interest) in an amount, less the amount of withholding taxes which may be required thereon as contemplated by subsection (f) of Exhibit A hereto, equal to such fractional part of a share of Parent Common Stock multiplied by the Closing Average. For purposes of this Agreement, the “Closing Average” shall be equal to the volume weighted average closing price per share of Parent Common Stock (rounded up to the nearest cent) on the Nasdaq Global Market (“NGM”) for the ten (10) consecutive trading days ending on the second-to-last trading day immediately prior to the Closing Date.

2.13 Exchange of Certificates, Etc. The procedures for exchanging outstanding shares of Company Common Stock for the Merger Consideration pursuant to the Merger are set forth in Exhibit A attached hereto, which is incorporated by reference herein as if set forth in full.

2.14 No Liability. To the extent permitted by applicable Law, none of the Exchange Agent (as defined in Exhibit A), Parent, Merger Sub or the Surviving Corporation shall be liable to a holder of shares of Company Common Stock for any shares of Parent Common Stock or any amount of cash properly delivered or paid to a public official pursuant to any applicable abandoned property, escheat or similar Law.

2.15 Taking of Necessary Action; Further Action. If, at any time and from time to time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest in the Surviving Corporation full right, title and possession of all properties, assets, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Surviving Corporation shall be and are fully authorized, in the name of and on behalf of any of the Company, Merger Sub or the Surviving Corporation, to take, or cause to be taken, all such lawful and necessary action as is not inconsistent with this Agreement.

2.16 Reorganization Treatment. For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368(a) of the Code. The Parties hereby adopt this Agreement as a “plan of reorganization” within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations. Parent, the Company and Merger Sub have taken no actions and will take no actions, nor have they

6

failed to take any actions or will they fail to take any actions, either before or after the Closing, which could reasonably be expected to cause the Merger to fail to qualify as a reorganization. Each of Parent, the Company and Merger Sub shall report the Merger for income tax purposes as a reorganization and will take no position in any Return or Tax proceeding inconsistent with treatment of the Merger as a reorganization, unless required to by Law.

2.17 Parent Governance.

(a) The Parent certificate of incorporation as in effect immediately prior to the Effective Time, as amended pursuant to the Charter Amendment, shall thereafter be the certificate of incorporation of Parent, until amended in accordance with the General Corporation Law of the State of Delaware (“DGCL”) and such certificate of incorporation. Prior to the Effective Time, Parent shall take all actions necessary to adopt the Amended and Restated Bylaws of Parent in the form attached hereto as Exhibit B.

(b) On or prior to the Effective Time, the Parent Board of Directors shall cause the number of directors that will constitute the full Parent Board of Directors at the Effective Time to be twelve. At the Effective Time, the members of the Parent Board of Directors and the class of the Parent Board of Directors in which each such member shall serve shall be as set forth on Exhibit C.

(c) Effective as of the Effective Time: (i) Brian K. Hutchison shall continue to serve as the Chairman of the Board and Chief Executive Officer of Parent, (ii) Guy L. Mayer shall become and serve as the President and a director of Parent, subject to and in accordance with the Parent Bylaws, (iii) Thomas F. Rose shall continue to serve as the Vice President, Chief Financial Officer and Secretary of Parent, and (iv) L. Robert Johnston, Jr. shall become and serve as Vice President — Finance of Parent. Parent shall enter into an Employment Agreement with Mr. Mayer in the Form of Exhibit D.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth on the disclosure schedule provided by the Company to Parent on the date hereof (the “Company Disclosure Memorandum”), the Company represents and warrants to Parent that the statements contained in this Section 3 are true, complete and correct. The Company Disclosure Memorandum shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Section 3, and the disclosure in any paragraph shall qualify the corresponding paragraph of this Section 3. As used in this Agreement, a “Company Material Adverse Effect” means any change, event or effect that is materially adverse to the business, properties, assets (including intangible assets), condition (financial or otherwise), capitalization, liabilities or results of operations of the Company and its Subsidiaries, taken as a whole, or which would reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement and all other agreements, instruments and documents to be executed by Parent, Merger Sub or the Company pursuant hereto or in connection with such transactions (each, a “Transaction Document” and collectively, the “Transaction Documents”), including the Merger (collectively, the “Transactions”) excluding any changes, events or effects that result from: (i) any change in the market price or trading volume of the capital stock of the Company after the date hereof; (ii) any adverse change, event, development or effect arising from or relating to general business or economic conditions (including prevailing interest rate and stock market levels) and the general state of the industries and market sectors in which the Company operates that does not disproportionately affect the Company and its Subsidiaries, taken as a whole, relative to other industry participants; (iii) any adverse change, event, development, or effect arising from or relating to any change in accounting principles generally accepted in the United States of America (“GAAP”) that does not disproportionately affect the Company and its Subsidiaries, taken as a whole, relative to other industry participants; (iv) any adverse change, event, development or effect arising from or relating to national or international political or social conditions, including the engagement by the United States in hostilities or the escalation thereof, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack anywhere in the world; and (v) any adverse change, event, development or

7

effect arising from or relating to Law that does not disproportionately affect the Company and its Subsidiaries, taken as a whole, relative to other industry participants. In the event of any litigation regarding clauses (i) – (v) of the foregoing sentence, the Company shall be required to sustain the burden of demonstrating that any such change, event or effect results from the circumstances referred to in any such applicable clause.

3.1 Organization and Qualification; Subsidiaries. Each of the Company and its Subsidiaries is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is organized and has the requisite power and authority to carry on its business as now being conducted. Each of the Company and its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) has not had and would not reasonably be expected to have a Company Material Adverse Effect. The term “Subsidiary”, with respect to any Person, means any corporation or other legal entity of which such Person Controls (either alone or through or together with any other Subsidiary), directly or indirectly, more than 50% of the capital stock or other ownership interests the holders of which are generally entitled to vote for the election of the Board of Directors or other governing body of such corporation or other legal entity. The Company Disclosure Memorandum lists each Subsidiary of the Company. The Company has delivered to Parent complete and correct copies of its articles of incorporation and by-laws and the articles or certificates of incorporation and by-laws (or comparable charter documents) of its Subsidiaries, in each case as amended to the date hereof. The Company has made available to Parent complete and accurate copies of the minutes (or, in the case of minutes that have not yet been finalized, drafts thereof) of all meetings of the stockholders of the Company, the Board of Directors of the Company and the committees of its Board of Directors, in each case held since January 1, 2003 and as of the date hereof. All of the outstanding shares of capital stock or other ownership interests of each Subsidiary of the Company have been validly issued and are fully paid and nonassessable and owned by the Company, by another Subsidiary of the Company or by the Company and another such Subsidiary, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, “Liens”), and free of any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests, except for restrictions imposed by applicable securities Laws. There are no outstanding (i) securities of the Company or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or other ownership interests in any Subsidiary of the Company or (ii) options or other rights to acquire from the Company or any of its Subsidiaries, or other obligation of the Company or any of its Subsidiaries to issue, any capital stock or other ownership interests in, or any securities convertible into or exchangeable for any capital stock or other ownership interests in, any Subsidiary of the Company. Except for ownership of less than 1% in any publicly traded company and the capital stock or other ownership interests of its Subsidiaries, the Company does not own, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, joint venture or other entity. No Subsidiary of the Company owns any shares of Company Common Stock.

3.2 Capital Structure

(a) The authorized capital stock of the Company as of the date of this Agreement consists of 30,000,000 shares of Company Common Stock, and 1,000,000 shares of preferred stock of the Company, par value $0.01 per share (“Company Preferred Stock”) .

(b) As of the close of business on November 12, 2007: (i) 19,201,939 shares of Company Common Stock were issued and outstanding; (ii) no shares of Company Common Stock were held in the treasury of the Company; (iii) no shares of Company Preferred Stock were outstanding (iv) 2,007,700 shares of Company Common Stock were duly reserved for future issuance pursuant to outstanding Company Stock Options pursuant to the Company’s 1996 Stock Option Plan, as amended to date, and 2006 Incentive and Non-Statutory Stock Option Plans (collectively, the “Company Stock Plans”); and (v) 175,000 shares of Company Common Stock were duly reserved for future issuance pursuant to the exercise of a warrant to purchase shares of Company Common Stock (the “Company Warrant”). Except as described above, as of the close of business on the day

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prior to the date hereof, there were no shares of voting or non-voting capital stock, equity interests or other securities of the Company (“Company Securities”) authorized, issued, reserved for issuance or otherwise outstanding. The Company Warrant shall be automatically exercised pursuant to Section 2(c) of the Company Warrant at 5:00 p.m. Eastern Time on the day prior to the Closing Date.

(c) All outstanding shares of Company Common Stock are, and all shares which may be issued pursuant to the Company Stock Plans, the Company Stock Options, and the Company Warrant will be, when issued against payment therefor in accordance with the terms thereof, duly authorized, validly issued, fully paid and non-assessable, and not subject to, or issued in violation of, any preemptive, subscription or any kind of similar rights. The Company has no outstanding shares of Company Common Stock that are subject to a right of repurchase that will survive the Merger.

(d) There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into securities having the right to vote) on any matters on which stockholders of the Company may vote. Except as described in subsection (b) above, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind (contingent or otherwise) to which the Company is a party or bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company or obligating the Company to issue, grant, extend or enter into any agreement to issue, grant or extend any security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. Neither the Company nor any of its Subsidiaries is subject to any obligation or requirement to provide funds for or to make any investment (in the form of a loan or capital contribution) in any Person.

(e) The Company has previously made available to Parent a complete and correct list of the holders of all Company Stock Options and the Company Warrant outstanding as of the date specified therein, including: (i) the date of grant or issuance; (ii) the exercise price; (iii) the vesting schedule and expiration date; and (iv) any other material terms, including any terms regarding the acceleration of vesting. No Company Stock Option (i) has a per share exercise price lower than the fair market value of a share of Company Common Stock on the date of grant of such Company Stock Option, (ii) has had its grant date backdated or (iii) has had its grant date delayed in order to take advantage of the release or other public announcement of material non-public information regarding the Company or its Subsidiaries.

(f) All of the issued and outstanding shares of Company Common Stock and the issued and outstanding Company Warrant and Company Stock Options were issued in compliance in all material respects with all applicable federal and state securities Laws and the applicable Company Stock Plan.

(g) There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of capital stock (or options or warrants to acquire any such shares) or other security or equity interests of the Company, other than rights of repurchase of Company Common Stock pursuant to agreements entered into in connection with the Company Stock Plans between the Company and the holder of such shares of Company Common Stock. Except as described in this Section 3.2, there are no stock-appreciation rights, security-based performance units, phantom stock or other security rights or other agreements, arrangements or commitments of any character (contingent or otherwise) pursuant to which any Person is or may be entitled to receive any payment or other value based on the revenues, earnings or financial performance, stock price performance or other attribute of the Company or any of its Subsidiaries or assets or calculated in accordance therewith (other than ordinary course cash payments or commissions to sales representatives of the Company or any of its Subsidiaries based upon revenues generated by them without augmentation as a result of the Transactions) of the Company or to cause the Company or any of its Subsidiaries to file a registration statement under the Securities Act, or which otherwise relate to the registration of any securities of the Company or any of its Subsidiaries.

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(h) There are no voting trusts, proxies or other agreements, commitments or understandings to which the Company or any of its Subsidiaries or, to the knowledge of the Company, any of the stockholders of the Company, is a party or by which any of them is bound with respect to the issuance, holding, acquisition, voting or disposition of any shares of capital stock or other security or equity interest of the Company or any of its Subsidiaries.

3.3 Corporate Authorization; Voting Requirements. (a) The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and, subject to the stockholders of the Company adopting this Agreement at the Company Stockholder Meeting, to consummate the Transactions. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Transactions have been duly authorized by all necessary corporate action on the part of the Company, subject to adoption of this Agreement by the Company’s stockholders. This Agreement has been duly executed and delivered by the Company and (assuming that this Agreement constitutes a valid and binding agreement of Parent and Merger Sub) constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar Laws affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity.

(b) The affirmative vote of the holders of a majority of the aggregate voting power of the outstanding shares of Company Common Stock adopting this Agreement is the only vote of the holders of any class or series of the Company’s capital stock necessary to adopt this Agreement (the “Company Required Vote”).

(c) The Board of Directors of the Company at a meeting duly called and held has, by unanimous vote of the directors, (i) approved and adopted this Agreement and the Transactions, which approval and adoption has not been rescinded or modified, (ii) determined that this Agreement and the Transactions are advisable and fair to and in the best interests of the Company and its stockholders, (iii) resolved to recommend this Agreement and the Transactions to its stockholders for approval and adoption (the “Company Board Recommendation”) and (iv) directed that this Agreement and the Transactions be submitted to its stockholders for consideration in accordance with this Agreement.

3.4 Governmental Authorization. No consent, approval, order or authorization of, or registration, declaration or filing with, any federal, state or local government or any court, administrative agency, commission or other governmental authority or agency, domestic or foreign (a “Governmental Entity”), is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the Transactions, except for (a) the filing of a premerger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and expiration or termination of the waiting period thereunder and filings pursuant to similar applicable competition, merger control, antitrust or other Laws, (b) the filing with the Securities and Exchange Commission (the “SEC”) of (i) a proxy statement relating to the Company Stockholder Meeting (as amended or supplemented from time to time), and (ii) such reports under the Securities Exchange Act of 1934, as amended (including such rules and regulations promulgated thereunder, the “Exchange Act”), as may be required in connection with this Agreement and the Transactions, (c) the filing of the Articles of Merger with the Department of State of the State of Florida and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business and (d) as may be required by any applicable state securities or “blue sky” Laws or state takeover Laws.

3.5 Non-contravention. The execution, delivery and performance of this Agreement by the Company do not and, subject to obtaining stockholder adoption of this Agreement, the consummation of the Transactions will not (a) contravene, conflict with, or result in any violation or breach of any provision of the articles of incorporation or by-laws of the Company, (b) contravene, conflict with, or result in a violation or breach of any provision of any Law, (c) require any consent or other action by any Person under, constitute a default under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any

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benefit to which the Company or any of its Subsidiaries is entitled under any provision of any agreement or other instrument binding upon the Company or any of its Subsidiaries or any license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or business of the Company and its Subsidiaries or (d) result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries, except, in the case of clause (d), for such matters as have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

3.6 SEC Reports; Financial Statements. (a) The Company has filed all required reports, schedules, forms, statements and other documents (including exhibits and other information incorporated therein) with the SEC since January 1, 2004 (such documents, together with any documents filed during such period by the Company with the SEC on a voluntary basis on Current Reports on Form 8-K, the “Company SEC Reports”). As of their respective filing dates, the Company SEC Reports complied in all material respects with the requirements of the Securities Act of 1933, as amended (including such rules and regulations promulgated thereunder, the “Securities Act”), the Exchange Act and the Sarbanes-Oxley Act of 2002 (including the rules and regulations promulgated thereunder, “SOX”) applicable to such Company SEC Reports, and none of the Company SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) The financial statements of the Company included in the Company SEC Reports filed after January 1, 2004 comply in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited quarterly statements, as indicated in the notes thereto) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and present fairly, in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to year-end audit adjustments). Neither the Company nor any of its Subsidiaries has any liabilities, obligations or impaired assets of any nature (whether accrued, absolute, contingent or otherwise), except for: (i) liabilities identified as such in the “liabilities” column of the balance sheet contained in the Company’s Form 10-Q filed with the SEC on August 14, 2007, and (ii) normal and recurring current liabilities that have been incurred by Company or its Subsidiaries since September 30, 2007 in the ordinary course of business and consistent with past practices.

(c) Each of the principal executive officer of the Company and the principal financial officer of the Company has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of SOX with respect to the Company SEC Reports, and the statements contained in such certifications are true and accurate. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in SOX. Neither the Company nor any of its Subsidiaries has outstanding, or has arranged any outstanding, “extensions of credit” to directors or executive officers within the meaning of Section 402 of SOX.

(d) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iii) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(e) The Company’s “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the chief executive officer and chief financial officer of the Company required under the Exchange Act with respect to such reports.

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(f) The Company has not received any oral or written notification of any (i) “significant deficiency” or (ii) “material weakness” in the Company’s internal controls over financial reporting. There is no outstanding “significant deficiency” or “material weakness” which the Company’s independent accountants certify has not been appropriately and adequately remedied by the Company. For the purposes of this Agreement, the terms “significant deficiency” and “material weakness” shall have the meanings assigned to them in Release 2004-001 of the Public Company Accounting Oversight Board, as in effect on the date hereof.

3.7 Absence of Certain Changes or Events. Except as set forth in the Company SEC Reports, since September 30, 2006, (a) the Company has conducted its business only in the ordinary course, (b) there has not been any event, change, effect or development that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect, and (c) neither the Company nor any of its Subsidiaries has taken any action contemplated by Section 5.1(a) hereof.

3.8 Litigation. There is no investigation, suit, action or proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any of their assets (including, but not limited to, Company Intellectual Property), nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any of its Subsidiaries.

3.9 Compliance with Laws. The Company and its Subsidiaries have been, and currently are, in compliance in all material respects with all applicable Laws (provided that no representation or warranty is made in this Section 3.9 with respect to Environmental Laws, which are separately addressed in Section 3.12 hereof, or with respect to authorizations under the Federal Food, Drug and Cosmetic Act of 1938, as amended, and the regulations of the FDA promulgated thereunder, which are separately addressed in Section 3.20 hereof). Each of the Company and its Subsidiaries has in effect all federal, state, local and foreign governmental approvals, authorizations, certificates, filings, franchises, licenses, notices, permits and rights (“Permits”) necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, except where the absence of such Permits, individually or in the aggregate, are not or would not be material. There has been no violation of, default (with or without notice or lapse of time or both) under, or event giving to others any right of termination, amendment or cancellation of, with or without notice or lapse of time or both, any Permits. The Merger, in and of itself, would not reasonably be expected to cause the revocation or cancellation of any Permit.

3.10 Taxes. (a) The Company and each of its Subsidiaries has timely filed, or has caused to be timely filed, with the appropriate Taxing Authority all material Tax Returns in all jurisdictions in which Tax Returns are required to be filed, and such Tax Returns are correct and complete in all material respects. Neither the Company nor any of its Subsidiaries is the beneficiary of any extension of time within which to file any Tax Return. All material Taxes of the Company and each of its Subsidiaries (whether or not shown on any Tax Return) that have become due or payable have been fully and timely paid, or such Taxes are being contested in good faith and proper accruals pursuant to GAAP have been established on the Company’s consolidated financial statements with respect thereto. There are no Liens for any Taxes (other than a Lien for current real property or ad valorem Taxes not yet due and payable) on any of the assets of the Company or any of its Subsidiaries.

(b) Neither the Company nor any of its Subsidiaries has received any written notice of any disputes, claims, audits, examinations, assessments or proposed assessments regarding any Taxes, and there are no disputes, claims, audits, examinations, assessments or proposed assessments regarding any Taxes of the Company or any of its Subsidiaries or the assets of the Company or any of its Subsidiaries that (i) are pending or (ii) have been threatened in writing (or, to the knowledge of the Company, otherwise threatened). Neither the Company nor any of its Subsidiaries has waived any statute of limitations in respect of any Taxes or agreed to a Tax assessment or deficiency.

(c) The Company and each of its Subsidiaries has duly and timely withheld, collected, paid and reported to the proper Governmental Entity all Taxes required to have been withheld, collected, paid or reported (including, without limitation, pursuant to Sections 1441 through 1464, 3101 through 3510, and 6041 through 6053 of the Code and Treasury regulations thereunder, and comparable provisions under any other Laws).

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(d) Proper accruals pursuant to GAAP have been established (and until the Closing Date will be maintained) on the Company’s consolidated financial statements adequate to pay all Taxes of the Company and each of its Subsidiaries not yet due and payable.

(e) Neither the Company nor any of its Subsidiaries is a party to any Tax allocation or sharing agreement. Neither the Company nor any of its Subsidiaries has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) or has any Tax liability to any Person under Treasury regulation Section 1.1502-6 or any similar provision of Law (other than the other members of the consolidated group of which the Company is parent), or as a transferee or successor, or by contract, agreement or other arrangement.

(f) Neither the Company nor any of its Subsidiaries has been a distributing corporation or a controlled corporation in a transaction intended to be governed by Section 355 of the Code.

(g) The Company is not now and has never been a United States real property holding corporation within the meaning of Section 897(c)(1)(A)(ii) of the Code.

(h) Neither the Company nor any of its Subsidiaries has engaged in any intercompany transaction within the meaning of Treasury regulation Section 1.1502-13 for which any income or gain remains unrecognized or deferred and no excess loss account within the meaning of Treasury regulation Section 1.1502-19 exists with respect to the stock of any of the Subsidiaries of the Company.

(i) Neither the Company nor any of its Subsidiaries has agreed to or is required to include in income any adjustment under either Section 481(a) or Section 482 of the Code (or an analogous provision of state, local, or foreign law) by reason of a change in accounting method or otherwise.

(j) No claim has ever been made by any Taxing Authority with respect to the Company or any of its Subsidiaries in a jurisdiction where the Company or such Subsidiary does not file Tax Returns that the Company or such Subsidiary is or may be subject to taxation by that jurisdiction.

(k) Neither the Company nor any of its Subsidiaries has engaged in any “reportable transaction” within the meaning of Treasury regulation Section 1.6011-4.

(l) No power of attorney that is currently in force has been granted by the Company or any of its Subsidiaries with respect to any matters relating to Taxes.

(m) Section 3.10(m) of the Company Disclosure Memorandum accurately sets forth as to the Company and each of its Subsidiaries (i) the amount of any unused research and development, investment or other Tax credits of the Company or any of its Subsidiaries for federal income Tax, alternative minimum Tax or any other Tax purposes (including dates of expiration of such items, and any limitations on the use of such items), (ii) the amount, as of the date of this Agreement, of the net operating loss deduction (within the meaning of Section 172(a) of the Code and the applicable Treasury regulations thereunder), detailing separately any amounts defined as specified liability loss amounts under Section 172(f) of the Code, that may be carried forward or backward by the Company or such Subsidiary (the “Company NOL”), (iii) the dates of expiration of the Company NOL or any portion thereof and the amounts expiring on each such date, (iv) a full description of each limitation on the amount or usage of the Company NOL under (A) Section 381, 382, 383 or 384 of the Code or any regulation promulgated under any of such Sections (including, but not limited to, each limitation as a result of an ownership change within the meaning of Section 382 of the Code and regulations thereunder and, for each ownership change, the date and amount of the limitation and the methodology used to calculate the limitation), (B) any regulation promulgated under Section 1502 of the Code, or (C) any election made by or on behalf of the Company or such Subsidiary, and (v) information comparable to the foregoing as determined for state, local or foreign income tax purposes in each jurisdiction where the Company or a Subsidiary is required to file a franchise or income tax return.

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(n) As used herein,

(i) “Taxes” shall mean any and all taxes, charges, fees, levies, duties, imposts or other similar assessments, including income, gross receipts, estimated, gains, ad valorem, minimum, excise, real or personal property, sales, withholding, social security, retirement, unemployment, occupation, use, goods and services, service use, license, value added, capital, net worth, payroll, profits, franchise, business, transfer, recording, stamp, fees and charges, and any other taxes, assessments or similar charges imposed by the United States Internal Revenue Service (“IRS”) or any other federal, state, cantonal, provincial, county, local or national Governmental Entity (whether domestic or foreign) or any subdivision or taxing agency thereof (including a United States possession) (a “Taxing Authority”), whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest, fines, penalties or additional amounts attributable to, or imposed upon, or with respect to, any such taxes, charges, fees, levies, duties, imposts or other assessments, as well as any obligations under any contracts, agreements or arrangements with any Person with respect to the liability for, or sharing of, Taxes (including pursuant to Treasury regulation §1.1502-6 or comparable provisions of Law) and including any liability for Taxes as a transferee or successor, by contract or otherwise; and

(ii) “Tax Return” shall mean any form, report, return, document, declaration or other information or filing required to be supplied (including any electronic submissions) to any Taxing Authority or jurisdiction (foreign or domestic) with respect to Taxes, including information returns, amended or corrected returns, any documents required to accompany the required filings, any principal documentation (as described in Treasury regulation §1.6662-6(d)(2)(iii)(B) or similar state or foreign jurisdiction provisions) that was prepared to support transfer pricing methodologies, any documents with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such form, report, return, document, declaration or other information.

(o) As of the Effective Time, Company will hold assets representing at least ninety percent (90%) of the fair market value of Company’s net assets and at least seventy (70%) of the fair market value of Company’s gross assets held by Company immediately prior to the Effective Time. For purposes of this representation, the following assets will be included as assets of Company held by Company immediately prior but not subsequent to the Effective Time: (i) assets disposed of by Company prior to the Merger and in contemplation thereof (including without limitation any asset disposed of other than in the ordinary course of business, pursuant to a plan or intent existing during the period ending on the Effective Time and beginning with commencement of negotiations (whether formal or informal) with Parent regarding the Merger), (ii) assets used to pay expenses or liabilities incurred in connection with the Merger; and (iii) assets used by Company to make distributions, redemptions, or other payments in respect of Company Common Stock or rights to acquire such stock (including payments treated as such for tax purposes) that are made as part of an overall plan of which the Merger is a part.

(p) Neither Company nor any person related to Company within the meaning of Treasury Regulation Section 1.368-1(e)(3), (e)(4) and (e)(5) has purchased, redeemed or otherwise acquired, or made any distributions with respect to, any Company Common Stock prior to and in contemplation of the Merger, or otherwise as part of a plan of which the Merger is a part.

(q) To the best knowledge of the management of Company, there is no plan or intention on the part of any stockholder of the Company to sell, exchange or otherwise transfer ownership of any Parent Common Stock received in the Merger to Parent or any person related to Parent (within the meaning of Treasury Regulation Section 1.368-1(e)(3), (e)(5)), directly or indirectly, other than through open-market purchases of Parent Common Stock pursuant to a general stock repurchase program of Parent that has not been created or modified in connection with the Merger.

3.11 Company Employee Plans. (a) Section 3.11(a) of the Company Disclosure Memorandum lists each material “employee benefit plan,” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), whether or not subject to ERISA, and each other employment, severance, incentive, retention, consulting, change-in-control, fringe benefit, collective bargaining, deferred compensation,

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or other compensatory plan, policy, agreement or arrangement which is made or maintained with or for the benefit of any current or former employee, director or other personnel of other employment, severance, change in control, salary continuation, bonus, incentive, insurance, retention, consulting, fringe benefit, collective bargaining, deferred compensation or other compensatory plan, policy, agreement or arrangement that is maintained with or for the benefit of any current or former employee, consultant, director or other personnel of the Company or any of its Subsidiaries or under which the Company or any of its Subsidiaries has any direct or indirect liability (collectively, the “Company Employee Plans”). The Company has delivered to Parent true and complete copies of each Company Employee Plan document, and, as applicable, true and complete copies of (1) any related trust agreements, insurance contracts or other funding agreements or arrangements, (2) the most recent summary plan description and any summary of material modifications, (3) the most recent determination letter or opinion letter issued by the IRS and any pending application for a determination letter or opinion letter, (4) the last two Form 5500 filings, (5) applicable nondiscrimination testing for the two (2) most recent Company Employee Plan years, and (6) the most recent audited financial statement and actuarial valuation.

(b) Each Company Employee Plan which is a funded employee pension plan within the meaning of Section 3(2) of ERISA satisfies the requirements of Section 401(a) of the Code and each related trust or other funding vehicle is exempt from tax under Section 501(a) of the Code. Each Company Benefit Plan has been maintained and administered in all material respects in accordance with its terms and the provisions of applicable law, including ERISA and the Code. No compensation paid or required to be paid under any Company Benefit Plan is or will be subject to additional tax under Section 409A(1)(B) of the Code. All equity compensation awards issued by the Company have been made, accounted for, reported and disclosed in accordance with applicable law, accounting rules and stock exchange requirements.

(c) With respect to any Company Employee Plan covered by Title I of ERISA, no non-exempt transaction prohibited by Section 406 of ERISA or Section 4975 of the Code has occurred. Neither the Company nor any Subsidiary has sponsored, participated in or contributed to any “multiple employer welfare arrangement” as defined in Section 3(40) of ERISA. None of the Company, any Subsidiary of the Company nor any entity that, together with the Company or any Subsidiary of the Company, would be treated as a single employer under Section 414 of the Code (an “ERISA Affiliate”) contributes, nor within the six-year period ending on the date hereof has any of them contributed or been obligated to contribute or otherwise participated under any “multiemployer plan” (as defined in Section 3(37) of ERISA) or employee pension plan (within the meaning of Section 3(2) of ERISA) which is subject to Title IV of ERISA or Section 412 or 4971 of the Code.

(d) No Company Employee Plan provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for current or former employees, directors, consultants or other personnel of the Company or any of its Subsidiaries for periods extending beyond their retirement or other termination of service, other than group health plan continuation coverage mandated by applicable Law.

(e) There are no pending or, to the Company’s knowledge, threatened, claims, lawsuits, arbitrations, investigations or audits asserted or instituted against any Company Employee Plan, any fiduciary (as defined by Section 3(21) of ERISA) thereto, the Company, any of its Subsidiaries or any employee or administrator thereof in connection with the existence, operation or administration of an Company Employee Plan, other than routine claims for benefits.

(f) All contributions, premium and benefit payments required to be made under or in connection with each Company Benefit Plan through the date hereof have been made or properly accrued.

(g) Except as otherwise specified in Section 3.11(g) of the Company Disclosure Memorandum, the consummation of the Transactions will not, either alone or in combination with any other event, (i) entitle any current or former employee, director or officer of the Company or any of its Subsidiaries to severance pay or any other payment or benefit, (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee, director or officer, or (iii) require the Company to place in trust or otherwise set aside

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any amounts in respect of severance pay or any other payment or benefit. There are no agreements between the Company and any director, officer or employee pursuant to which the Company would be required to make a “parachute payment” (within the meaning of Section 280G(b)(2) of the Code) as a result of the consummation of the Transactions (whether alone or in combination with a termination of employment or other event). No payments required to be made after the date hereof, whether as a result of the consummation of the Transactions or otherwise, will be non-deductible by reason of Section 162(m) of the Code.

(h) Each Company Employee Plan, if any, which is maintained outside of the United State has been operated in all material respects in conformance with the applicable statutes or governments regulations and rulings relating to such plans in the jurisdictions in which such Company Employee Plan is present or operates and, to the extent relevant, the United States.

(i) Except as set forth in Company Disclosure Memorandum, no Company Employee Plan, excluding any short-term disability, non-qualified deferred compensation or flexible spending account plan or program, is self-funded, self-insured or funded through the general assets of the Company or an ERISA Affiliate. Except as set forth in the Company Disclosure Memorandum, no Company Employee Plan which is an employee welfare benefit plan under Section 3(1) of ERISA is funded by a trust or is subject to Section 419 or 419A of the Code.

(j) With respect to each Company Employee Plan, other than restrictions under the Code and ERISA, there are no restrictions on the ability of the sponsor of each Company Employee Plan to amend or terminate any Company Employee Plan.

3.12 Environmental Matters. (a) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

(i) no written notice, demand, request for information, citation, summons or order has been received, no penalty has been assessed, no judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator is outstanding, and no action, suit, proceeding or, to the knowledge of the Company, investigation is pending or, to the knowledge of the Company, threatened by any Governmental Entity or any other Person regarding or alleging any violation of or noncompliance with any Environmental Law by the Company or any of its Subsidiaries or liability under any Environmental Law of the Company or any of its Subsidiaries;

(ii) there are no conditions, facts or circumstances existing or at any property currently or formerly owned, leased or operated by the Company or any of its Subsidiaries that would reasonably be expected to prevent or interfere with compliance with Environmental Laws or give rise to liability under any Environmental Law in the future;

(iii) the Company and its Subsidiaries currently are, and to the knowledge of the Company have been, in compliance with all applicable Environmental Laws in effect and have all Environmental Permits necessary for the ownership, lease and operation of their properties and assets and for the conduct of their businesses as currently conducted;

(iv) neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any other Person has treated, stored or disposed of any Hazardous Materials at, on or beneath any property currently or formerly owned, leased or operated by the Company or any of its Subsidiaries except in compliance with Environmental Laws; and

(v) there has been no Release or threatened Release of any Hazardous Materials at, under, onto or from any property currently owned, leased or operated, or to the knowledge of the Company, formerly owned, leased or operated, by the Company or any of its Subsidiaries or, to the knowledge of the Company, any other location, including any location at which any Hazardous Materials used or generated by the Company or any of its Subsidiaries have been stored, treated or disposed.

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(b) The Company has delivered, or caused to be delivered, to Merger Sub true and complete copies of all environmental reports and studies of which the Company has knowledge or were conducted by, at the expense of or otherwise on behalf of or are in the possession of the Company or any of its Subsidiaries.

(c) To the knowledge of the Company, no underground storage tanks or surface impoundments exist on any property currently or formerly owned by the Company or its Subsidiaries.

(d) As used herein,

(i) “Environmental Laws” means any federal, state, local or foreign law, statute, ordinance, regulation, rule, order, judgment or decree or other requirement of any Governmental Entity existing and in effect on the Closing Date relating to the environment, natural resources or the protection of human health, including the manufacture, transportation, storage, distribution in commerce, use or Release of Hazardous Materials including, but not limited to the following statutes and the regulations promulgated thereunder: the Clean Air Act, 42 U.S.C. § 7401 et seq., the Clean Water Act, 33 U.S.C. § 1251 et seq., the Resource Conservation and Recovery Act (“RCRA”), 42 U.S.C. § 6901 et seq., the Superfund Amendments and Reauthorization Act, 42 U.S.C. § 11011 et seq., the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq., the Water Pollution Control Act, 33 U.S.C. § 1251 et seq., the Safe Drinking Water Act, 42 U.S.C. § 300f et seq., the Comprehensive Environmental Response, Compensation, and Liability Act (“CERCLA”), 42 U.S.C. § 9601 et seq., the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. § 1801 et seq., and any state, county, or local regulations similar thereto;

(ii) “Environmental Permits” means all Permits required under Environmental Laws;

(iii) “Hazardous Materials” shall mean any hazardous or toxic material, substance or waste, contaminant, medical waste, special waste, petroleum or petroleum-derived substance, waste or additive, asbestos, polychlorinated biphenyl, radioactive material, or other compound, element, material or substances in any form (including products) regulated under any applicable Environmental Law; and

(iv) “Release” shall mean any release, pumping, pouring, emptying, injecting, escaping, leaching, dumping, spill, leak, discharge, disposal or emission.

3.13 Intellectual Property. (a) For purposes of this Agreement, the term (i) “Intellectual Property” shall mean any and all of the following: U.S. and non-U.S. (A) patents, utility models and applications therefor (including provisional applications, certificates of invention and applications for certificates of invention) and divisionals, continuations, continuations-in-part, patents of addition, reissues, renewals, extensions, registrations, confirmations, re-examinations and equivalents thereof throughout the world (collectively, “Patents”), (B) trade secrets, know-how, invention disclosures, proprietary information, inventions, discoveries, improvements, technology (including, without limitation, allograft, and xenograft technology), technical data, formulas and research and development, whether patentable or not (collectively, “Trade Secrets”), (C) trademarks, service marks, trade names, trade dress, logos, commercial symbols, internet domain names, registrations and applications for any of the foregoing and the goodwill associated with any of the foregoing (collectively, “Trademarks”), (D) copyrights, mask works, integrated circuit topographies, registrations and applications therefor, and equivalents thereof throughout the world (collectively, “Copyrights”), and (E) other intellectual property, industrial property and proprietary rights and all applications, registrations and grants related thereto; (ii) “IP Contracts” shall mean all contracts or agreements to which the Company or any of its Subsidiaries is a party or beneficiary that assigns, sells, grants, or otherwise conveys (each individually, an “Assignment”) or licenses, waives, options, covenants not to enforce or otherwise obligates (each individually, a “License”) any rights under, in or to any Intellectual Property; (iii) “Registered Intellectual Property” shall mean any and all Intellectual Property that is the subject matter of an application, election, designation, certificate, filing, registration, recordation, acknowledgement, document or other communication issued by, filed with, or recorded by any Governmental Entity or other Person primarily responsible for issuing, filing or recording any of the foregoing (such Governmental Entity or other Person, a “Registration Authority”); (iv) “Owned Property” shall

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mean all Intellectual Property in which the Company or any of its Subsidiaries has an ownership interest; (v) “Licensed Property” shall mean all Intellectual Property that is licensed to the Company and its Subsidiaries other than the Owned Property; and (vi) “Company Intellectual Property” shall mean the Owned Property and the Licensed Property.

(b) Section 3.13(b)(i) of the Company Disclosure Memorandum sets forth a complete and accurate list of all Registered Intellectual Property that is Company Intellectual Property, and, to the knowledge of the Company, all Trademarks that are not Registered Intellectual Property and that are Owned Property; provided, however, that such list shall not include any applications for any Company Intellectual Property. Section 3.13(b)(ii) of the Company Disclosure Memorandum sets forth, as of the date hereof, to the knowledge of the Company, a complete and accurate list of IP Contracts; provided, however, that such list need not include immaterial “shrink-wrap”, “click-wrap” and similar widely available, off-the-shelf commercial software licenses or employment agreements or Intellectual Property assignments from the Company’s officers, former officers, directors, former directors, employees, former employees, consultants, or former consultants. The Company has delivered or made available to Parent correct and complete copies of all IP Contracts. All Company Intellectual Property is either (x) owned solely and exclusively by the Company or a Subsidiary of the Company free and clear of all Liens, or (y) licensed to the Company or a Subsidiary of the Company free and clear of all Liens and royalty, payment or other consideration obligations (except for royalty, payment or other consideration obligations expressly described in the IP Contracts listed on Section 3.13(b)(ii) of the Company Disclosure Memorandum or commercially reasonable payment obligations with respect to IP Contracts not required to be listed on Section 3.13(b)(ii) of the Company Disclosure Memorandum). To the knowledge of the Company, the Company has obtained from all Persons who are inventors or authors of, or have otherwise participated in the discovery or creation of, the Owned Property, effective assignments to the Company or one of its Subsidiaries of all rights, title and interest under, in and with respect thereto (other than with respect to copyrightable works the Company hereby represents to be “works made for hire” within the meaning of Section 101 of the Copyright Act of 1976, as amended, or equivalent non-U.S. law), and it is not necessary to use any Intellectual Property of any such Persons made prior to their engagement or employment by the Company or any of its Subsidiaries in connection with the use or exercise of any right under such Owned Property, that has had or would reasonably be expected to have a Company Material Adverse Effect. To the knowledge of the Company, no director, officer, consultant or employee of the Company or any Subsidiary is subject to any agreement with any other Person or Governmental Entity which requires such director, officer, consultant or employee to assign, license or otherwise convey any right or interest in inventions or other Intellectual Property to any Persons other than the Company or its Subsidiaries in violation of such director’s, officer’s, consultant’s or employee’s assignment agreement with the Company. To the knowledge of the Company, all fees, annuities, royalties, honoraria, payments and other forms of consideration which are due from the Company to any party to an IP Contract on or before the date hereof have been paid, and all such fees, annuities, royalties, honoraria, payments and other forms of consideration which are due from the Company to any party to an IP Contract after the date hereof but before the Closing will have been paid by Closing. To the knowledge of the Company, other than through an IP Contract listed in Section 3.13(b)(ii) of the Company Disclosure Memorandum (or through an IP Contract not required to be listed in Section 3.13(b)(ii) of the Company Disclosure Memorandum), no Person, including any academic organization or Governmental Entity, possesses any rights, title or interest to or in the Company Intellectual Property which, if exercised, could enable such Person to license, provide, develop or market products or services competitive to those of the Company or its Subsidiaries. To the knowledge of the Company, the Company Intellectual Property includes all the Intellectual Property that is used in or is necessary for the conduct of the business of the Company and each of its Subsidiaries as currently conducted or as conducted in the past.

(c) To the knowledge of the Company, none of the Company, any of its Subsidiaries or any of their respective current operations, products, services or promotional activities or communications related thereto infringes, misappropriates, or violates or otherwise conflicts with, or has infringed, misappropriated, or violated any valid Intellectual Property of any Person to an extent which has had or would reasonably be expected to have a Company Material Adverse Effect. To the knowledge of the Company, the execution, performance and delivery of this Agreement by the Company does not, and the consummation by the Company of the Merger and

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the other Transactions and compliance by the Company or its Subsidiaries with the provisions of this Agreement will not, (i) conflict with, or result in any violation, impairment or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation or to the loss of a benefit under, or result in the creation of any Lien in or upon, or result in any claim of abandonment of, any Company Intellectual Property, (ii) grant or require the Company or any Subsidiary to grant to any Person any rights with respect to any Company Intellectual Property, (iii) subject the Company or any of its Subsidiaries to any fees or increase in royalties, payments or other consideration in respect of any Company Intellectual Property, (iv) materially diminish any royalties, payments or other consideration the Company or its Subsidiaries would otherwise be entitled to in respect of any Company Intellectual Property, (v) result in a violation, waiver or breach of, or default (with or without notice or lapse of time, or both) under, any IP Contract, or (vi) impair in any way the right of Parent or Surviving Corporation to make, use, sell, offer to sell, import or export any products, processes or services covered by any Company Intellectual Property, and which has had or would reasonably be expected to have a Company Material Adverse Effect.

(d) To the knowledge of the Company, no proceedings or claims in which the Company or any of its Subsidiaries alleges that any Person is infringing, misappropriating or otherwise violating any Company Intellectual Property are pending, and none have been served by, instituted or asserted by the Company or any such Subsidiary, nor are any proceedings threatened alleging any such infringement, misappropriation or violation. To the knowledge of the Company, there are no breaches, defaults or waivers of or any disputes or threatened disputes concerning any of the IP Contracts. To the knowledge of the Company, no proceedings, claims, threats or allegations have been communicated and none have been served by, instituted or asserted by a third party alleging that the License or Assignment of the Company Intellectual Property is in conflict with the terms of any license or other agreement. Section 3.13(d) of the Company Disclosure Memorandum sets forth, as of the date hereof, to the knowledge of the Company, facts, circumstances or conditions that could reasonably be expected to form the basis for any claim by a Person to exclude or prevent the Company or any of its Subsidiaries from freely exploiting or exercising its rights under Company Intellectual Property or continuing to conduct the business of the Company and each of its Subsidiaries as currently or in the past conducted that has had or would reasonably be expected to have a Company Material Adverse Effect.

(e) To the knowledge of the Company, all Registered Intellectual Property required to be listed on Section 3.13(b)(i) of the Company Disclosure Memorandum has been duly registered and/or filed with or issued by each appropriate Registration Authority, all necessary affidavits of continuing use, renewal, incontestability and the like and requests for extension have been timely filed, and all necessary maintenance, annuities, and other fees have been timely paid to continue all such rights in effect. To the knowledge of the Company, the Company or one of its Subsidiaries is listed in the records of the appropriate Registration Authority as the sole and exclusive owner of record for each registration, grant and application included in the Registered Intellectual Property required to be listed on Section 3.13(b)(i) of the Company Disclosure Memorandum. To the knowledge of the Company, patents required to be listed on Section 3.13(b)(i) of the Company Disclosure Memorandum disclose patentable subject matter under Title 35 of the United States Code or its counterparts under non-U.S. law, as applicable. To the knowledge of the Company, the Company and its Subsidiaries have complied with the required duty of candor and good faith in dealing with the United States Patent and Trademark Office and similar non-U.S. Registration Authorities, including the duty to disclose all information required to be disclosed under all applicable Laws. There are no inventorship or ownership challenges, interferences, oppositions, cancellations, nullity actions, reissues, reexaminations or other proceedings challenging any of the Patents, Trademarks or Copyrights required to be listed on Section 3.13(b)(i) of the Company Disclosure Memorandum (or, to the knowledge of the Company, challenging any Patents, Trademarks or Copyrights licensed to the Company or any of its Subsidiaries), including ex parte and post-grant proceedings, in the United States Patent and Trademark Office or in any foreign patent office or similar Registration Authority.

(f) To the knowledge of the Company, none of the Registered Intellectual Property required to be listed on Section 3.13(b)(i) of the Company Disclosure Memorandum has expired or been declared invalid, in whole or in part, or unenforceable by any Registration Authority. To the knowledge of the Company, all of the Company’s and its Subsidiaries’ rights in the Company Intellectual Property are valid and enforceable, and the Owned

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Property (including, without limitation, the Registered Intellectual Property required to be listed on Section 3.13(b)(i) of the Company Disclosure Memorandum) is valid and enforceable. To the knowledge of the Company, there are no material facts, proceedings, claims or challenges that cause or would cause any Company Intellectual Property to be invalid or unenforceable, and neither the Company nor any of its Subsidiaries have received any notice from any Person bringing or threatening to bring such proceedings, claims or challenges. To the knowledge of the Company, neither the Company nor any of its Subsidiaries or any licensee thereof has taken, or failed to take, any action which has, had or could have the effect of impairing or dedicating to the public, or entitling any Governmental Entity or any other Person to cancel, forfeit, modify or consider abandoned, any Company Intellectual Property, or give any Person any rights with respect thereto, that has had or would reasonably be expected to have a Company Material Adverse Effect; provided, however, the foregoing sentence does not apply to any business decision to abandon a patent, trademark, or copyright application, refrain from filing a patent, trademark, or copyright application, or to elect trade secret rather than patent protection.

(g) To the knowledge of the Company, neither the Company nor any of its Subsidiaries has disclosed, divulged, furnished to or made accessible to any Person any Trade Secret included in the Company Intellectual Property without having obtained an enforceable written agreement requiring each such Person to maintain the confidentiality of such Trade Secrets. To the knowledge of the Company, each director, officer, consultant and employee of the Company or its Subsidiaries who has developed, has been exposed to, develops or is exposed to the Company’s or its Subsidiaries’ Trade Secrets has signed an enforceable written agreement requiring such director, officer, consultant or employee to maintain the confidentiality of such Trade Secrets. In addition to the foregoing, the Company, its Subsidiaries and the directors, officers, consultants, and employees of the Company and its Subsidiaries have otherwise used commercially reasonable efforts to maintain such Trade Secrets in confidence. To the knowledge of the Company, no director, officer, consultant or employee of the Company or its Subsidiaries has (i) misappropriated any Trade Secrets of any Person in the course of performance as an director, officer, consultant or employee or (ii) is in default of any term of any employment agreement, consulting agreement, non-disclosure agreement, assignment of invention agreement or similar agreement relating in any way to the protection, ownership, development, use, disclosure or transfer of Intellectual Property, that has had or would reasonably be expected to have a Company Material Adverse Effect.

(h) To the knowledge of the Company, the Company and each of its Subsidiaries has the right to use all software, development tools, library functions, compilers and other third party software currently resident on their computers or other data storage media or that are used in or necessary for the conduct of the business of the Company and each of its Subsidiaries as currently conducted.

3.14 Certain Contracts. As of the date hereof, neither the Company nor any of its Subsidiaries is a party to or bound by any (a) contract, agreement or arrangement the performance of which involves aggregate consideration in excess of $500,000 or a term in excess of one year, (b) employment agreement, including, without limitation, any retention, severance or similar agreements, (c) contract, agreement or arrangement which relates to indebtedness owed by the Company or any of its Subsidiaries or the guarantee thereof, (d) broker, dealer, manufacturer’s representative, franchise, agency, research, clinical trial, development, license, sales promotion, market research, marketing, co-promotion, consulting or advertising contracts, agreements or arrangements, in each case, involving annual consideration in excess of $125,000, (e) distributor, sales, or supply agreements or arrangements involving annual consideration in excess of $500,000, (f) contracts, agreements or arrangements with independent contractors or consultants which are not cancelable without penalty or further payment and without more than 90 days’ notice (g) contracts, agreements or arrangements with any Governmental Entity, (h) contracts, agreements or arrangements that limit or purport to limit the ability of the Company or any of its Subsidiaries to compete in any line of business, with respect to any product or with any Person or in any geographic area or during any period of time, (i) contracts, agreements or arrangements with any senior executive officer or director of the Company or any of its Subsidiaries, (j) contract, agreement or arrangement containing change of control provisions and (k) contract, agreement or arrangement the termination of which, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect (collectively, “Company Material Contracts”). The Company has made available to Parent a copy of each

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Company Material Contract, together with any and all amendments or modifications thereto. Each Company Material Contract is valid, binding, enforceable and in full force and effect, and neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any other party is in breach of or default under any such Company Material Contract and no event has occurred which, with or without notice or lapse of time or both, would constitute a breach or default, or permit termination, modification or acceleration, under such Company Material Contract. No other party to any such Company Material Contract has, to the knowledge of the Company, alleged that the Company or any of its Subsidiaries is in violation or breach of or in default under any such Company Material Contract or has notified the Company or any of its Subsidiaries of an intention to modify any material terms of or to terminate or not to renew any such Company Material Contract.

3.15 Employment Matters. (a) Neither the Company nor any of its Subsidiaries is a party to any labor or collective bargaining agreement. There are no material controversies, strikes, work stoppages, slowdowns, lockouts, arbitrations or other material labor disputes pending or, to the knowledge of the Company, threatened between the Company or any of its Subsidiaries and any representatives (including unions and any bargaining unit) of any of their employees. To the knowledge of the Company, there are no material organizational efforts presently being made involving any of the presently unorganized employees of the Company or any of its Subsidiaries. There are no pending or, to the knowledge of the Company, threatened complaints, charges or claims against the Company or any of its Subsidiaries brought or filed with any Governmental Entity, arbitrator or court based on, arising out of, in connection with or otherwise relating to the employment or termination of employment by the Company or any of its Subsidiaries of employees or other Persons providing services to or on behalf of the Company or any of its Subsidiaries. The Company and its Subsidiaries are in material compliance with all Laws applicable to the Company, its Subsidiaries and the employees or other Persons providing services to or on behalf of the Company or any of its Subsidiaries, as the case may be, relating to the employment of labor, including all such Laws relating to wages, hours, employment standards, WARN Act, collective bargaining, discrimination, civil rights, safety and health, and workers’ compensation.

(b) The Company and its Subsidiaries have, in all material respects, properly classified the employment or other service status of all employees, independent contractors and other persons providing services to or on behalf of the Company or any of its Subsidiaries for purposes of compliance with (i) all applicable Laws, (ii) the terms or tax qualification requirements of any Company Employee Plan or other benefit arrangement and (iii) the collection and payment of withholding and/or social security taxes and any similar Tax.

(c) Each officer or employee of, or consultant to, the Company and any Subsidiary is a signatory to, and is bound by, an agreement with the Company or such Subsidiary relating to confidentiality, nonsolicitation and noncompetition. No officer or employee of, or consultant to, the Company or any Subsidiary is, or is now expected to be, in violation of any term of any employment contract, consulting agreement, noncompetition agreement, nonsolicitation agreement or any other contract including, but not limited to, those matters relating to the relationship of any such individual with the Company or to any other party as a result of the nature of the Company’s business as currently conducted. To the Company’s knowledge, the continued employment or engagement of the Company’s or any Subsidiary’s officers, employees and consultants does not subject the Company or any Subsidiary to any liability with respect to any of the foregoing matters.

(d) Section 3.15(d) of the Company Disclosure Memorandum sets forth a list of (i) every employee, officer and director of the Company and its Subsidiaries, (ii) the current salary or wages of each such employee, officer and director, (iii) the amount and date of payment of the most recent bonus paid to each such employee, officer and director, if applicable, and (iv) the date and amount of the most recent increase in wages, salary, bonus and other compensation, to the extent applicable, for each such employee, officer and director.

3.16 Title to Properties. Each of the Company and its Subsidiaries has valid title to, or valid leasehold or sublease interests or other comparable contract rights in or relating to all of its real properties and other material tangible assets, including, but not limited to, buildings, plants, structures and equipment used in the conduct of its business as currently conducted (the “Company Assets”). The Company Assets are structurally sound, are in good

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operating condition and repair and are adequate for the uses to which they are being put in all material respects, and, to the knowledge of the Company, none of such Company Assets is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The Company Assets are sufficient in all material respects for the continued operation of the Company’s businesses after the Closing in substantially the same manner as conducted to the date hereof. Each of the Company and its Subsidiaries has complied with the terms of all leases or subleases to which it is a party and under which it is in occupancy, and all leases to which the Company is a party and under which it is in occupancy are in full force and effect, except for such failure to comply or be in full force and effect that individually or in the aggregate are not or would not be material. Neither the Company nor any of its Subsidiaries has received any written notice of any event or occurrence that has resulted or could result (with or without the giving of notice, the lapse of time or both) in a default with respect to any lease or sublease to which it is a party, which defaults individually or in the aggregate would be material.

3.17 Finders’ Fees. Except for Cowen and Company, LLC, a copy of whose engagement agreement has been provided to Parent, there is no investment banker, broker or finder that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who is entitled to any fee or commission from the Company or any of its Subsidiaries in connection with the Transactions.

3.18 Opinion of Financial Advisor. The Company has received an opinion of Cowen and Company, LLC to the effect that, as of the date of such opinion, the Stock Exchange Ratio is fair to the holders of Company Common Stock from a financial point of view.

3.19 Insurance. Section 3.19 of the Company Disclosure Memorandum contains a list, as of the date of this Agreement, of all material policies of fire, liability, workmen’s compensation and other forms of insurance owned or held by or covering the Company or all or any portion of its property and assets. All such policies are in full force and effect and no notice of cancellation or termination has been received with respect to any such policy. Such policies are sufficient for compliance with all requirements of Law and of all agreements to which the Company is a party and, to the knowledge of the Company, are valid, outstanding and enforceable policies and provide, in the reasonable judgment of management, adequate insurance coverage for the assets and operations of the Company. No insurance has been refused with respect to any operations or property assets of the Company, nor has the coverage of any insurance been limited, by any insurance carrier which has carried, or received any application for, any such insurance during the last three years.

3.20 Regulatory Compliance. (a) As to the Company and its Subsidiaries, Affiliates and agents, and as to each product subject to the Federal Food, Drug and Cosmetic Act of 1938, as amended, and the regulations of the Food and Drug Administration (the “FDA”) promulgated thereunder (the “FDCA”) or similar Law (each such product, a “Medical Device”, a “Biologic”, a “Drug”, or “Human Tissue Intended for Transplantation”, as the case may be, and collectively “Regulated Products”)) that is or has been developed, manufactured, tested, distributed or marketed by the Company and its Subsidiaries, Affiliates and agents are in compliance with, and each such Regulated Product is being developed, manufactured, tested, distributed and/or marketed in compliance with, all applicable requirements under the FDCA and other applicable Laws, including 21 C.F.R. Parts 1270 and 1271 (regulation of Human Cellular and Tissue Products, or HCTP’s), 21 C.F.R. Part 820 (regulation of Medical Devices), the United States National Organ Transplant Act, 42 U.S.C. §274e, the licensing requirements and other applicable Laws of the several states of the United States, European Union Directive 2004/23/EC (standards of quality and safety for the donation, procurement, testing, processing, preservation, storage and distribution of human tissues and cells), applicable Laws of the various member nations of the European Union, American Association of Tissue Banking (AATB) standards, and those Laws relating to the tissue donor recovery process. The Company has not received any material notice or other material communication from the FDA or any other Governmental Entity (i) contesting the premarket clearance or approval of, the uses of or the labeling and promotion of any products of the Company or any of its Subsidiaries or (ii) otherwise alleging any violation applicable to any Regulated Product by the Company or any of its Subsidiaries, Affiliates or agents of any Law.

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(b) All material reports, documents, claims and notices required to be filed, maintained, or furnished to any Governmental Entity by the Company or any of its Subsidiaries have been so filed, maintained or furnished.

(c) No Regulated Product of the Company or any of its Subsidiaries has been recalled, withdrawn, suspended or discontinued by the Company or any of its Subsidiaries in the United States or outside the United States (whether voluntarily or otherwise). No proceedings in the United States or outside of the United States of which the Company has knowledge (whether completed or pending) seeking the recall, withdrawal, suspension or seizure of any Regulated Product of the Company or any of its Subsidiaries are pending against the Company or any of its Subsidiaries nor have any such proceedings been pending at any prior time.

(d) As to each Regulated Product of the Company or any of its Subsidiaries for which a premarket notification submission under Section 510(k) of the FDCA, premarket approval application, biological license application, new drug application, investigational new drug application or similar state or foreign regulatory application has been cleared or approved, the Company and its Subsidiaries, Affiliates and agents are in compliance with 21 U.S.C. §§ 355, 360 and 360e, and 42 U.S.C. § 262 and 21 C.F.R. Parts 312, 314, 600, and 601, 807, 812, 814 et seq., as applicable, and similar Law and all terms and conditions of such applications, except for any such failure or failures to be in compliance which individually or in the aggregate are not or would not be material. As to each such Regulated Product of the Company or any of its Subsidiaries, the Company and the officers, employees or agents of the Company, have included in the application for such Regulated Product of the Company or any of its Subsidiaries, where required, the certification described in 21 U.S.C. § 335a(k)(1) or any similar Law and the list described in 21 U.S.C. § 335a(k)(2) or any similar Law, and each such certification and list was true, complete and correct in all material respects when made. In addition, the Company and its Subsidiaries, Affiliates and agents are in substantial compliance with all applicable registration and listing requirements set forth in 21 U.S.C. § 360, 42 U.S.C. § 262 and 21 C.F.R. Part 207, 601 and 807 and all similar Laws.

(e) No article of any Regulated Product manufactured and/or distributed by the Company or any of its Subsidiaries is (i) adulterated within the meaning of 21 U.S.C. § 351 (or similar Law), (ii) misbranded within the meaning of 21 U.S.C. § 352 (or similar Law) or (iii) a product that is in violation of 21 U.S.C. §§ 355, 360, 360e and 42 U.S.C. § 262 (or similar Law), except for failures to be in compliance with the foregoing that individually or in the aggregate are not or would not be material.

(f) Neither the Company nor any of its Subsidiaries or Affiliates nor, to the knowledge of the Company, any officer, employee or agent of the Company or any of its Subsidiaries or Affiliates has made an untrue statement of a material fact or fraudulent statement to the FDA or any other Governmental Entity that primarily regulates Medical Devices, Biologics or Drugs, failed to disclose a material fact required to be disclosed to the FDA or any other Governmental Entity that primarily regulates Medical Devices, Biologics or Drugs, or committed an act, made a statement, or failed to make a statement that, at the time such disclosure was made, would reasonably be expected to provide a basis for the FDA or any other Governmental Entity to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities”, set forth in 56 Fed. Reg. 46191 (September 10, 1991) or any similar policy. Neither the Company nor any of its Subsidiaries or Affiliates or, to the knowledge of the Company, any officer, employee or agent of the Company or any of its Subsidiaries or Affiliates has been convicted of any crime or engaged in any conduct for which debarment is mandated by 21 U.S.C. § 335a(a) or any similar Law or authorized by 21 U.S.C. § 335a(b) or any similar Law. Neither the Company nor any of its Subsidiaries or Affiliates nor, to the knowledge of the Company, any officer, employee or agent of the Company or any of its Subsidiaries or Affiliates has been convicted of any crime or engaged in any conduct for which such person or entity could be excluded from participating in the federal health care programs under Section 1128 of the Social Security Act of 1935, as amended (the “Social Security Act”), or any similar Law.

(g) Neither the Company nor any of its Subsidiaries has received any written notice that the FDA or any other Governmental Entity has (i) commenced, or threatened to initiate, any action to withdraw its approval or request the recall of any Regulated Product of the Company or any of its Subsidiaries, (ii) commenced, or threatened to initiate, any action to enjoin production of any Regulated Product of the Company or any of its

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Subsidiaries, or (iii) commenced, or threatened to initiate, any action to enjoin the production of any Regulated Product of the Company or any of its Subsidiaries produced at any facility where any Regulated Product is manufactured, tested or packaged, except for any such action that individually or in the aggregate are not or would not be material.

(h) To the knowledge of the Company, there are no facts, circumstances or conditions that would reasonably be expected to form the basis for any investigation, suit, claim, action or proceeding against or affecting the Company or any of its Subsidiaries relating to or arising under (i) the FDCA, (ii) the Public Health Service Act of 1944 or (iii) the Social Security Act or regulations of the Office of the Inspector General of the Department of Health and Human Services.

(i) The Company and its Subsidiaries are in full compliance with the Federal Anti-Kickback Statute, 42 U.S.C.A. §§ 1320a-7b(b), the Stark Law (42 U.S.C. §§ 1395nn) and the AdvaMed Code of Ethics on Interactions with Health Care Professionals (the “AdvaMed Code”), and all of the Company’s and its Subsidiaries’ contracts, agreements and arrangements with Health Care Professionals (as defined in the AdvaMed Code) are in full compliance with the AdvaMed Code.

3.21 Products. No contract, agreement or arrangement to which the Company or any of its Subsidiaries is a party in any way restricts the Company or any of its Subsidiaries or, following the consummation of the Transactions, Parent, Merger Sub, Surviving Corporation or any of their respective Affiliates: (i) from directly or indirectly producing, manufacturing, distributing, selling, offering to sell, importing or exporting, or directly or indirectly assisting others to do any of the foregoing, any allograft or xenograft products anywhere in the world for any application; (ii) from directly or indirectly producing, manufacturing, distributing, selling, offering to sell, importing or exporting, or directly or indirectly assisting others to do any of the foregoing, any of the Company’s products anywhere in the world for any application.

3.22 Restrictions on Business Activities. There is no agreement, judgment, injunction, order or decree binding upon the Company or any of its Subsidiaries which has the effect of prohibiting or materially impairing (a) any current or future business practice of the Company or any of its Subsidiaries or (b) any acquisition of any Person or property by the Company or any of its Subsidiaries, except in each of clauses (a) and (b) for any such prohibitions or impairments that would not reasonably be expected to have a Company Material Adverse Effect.

3.23 Certain Business Practices. Neither the Company, any of its Subsidiaries or, to the knowledge of the Company, any director, officer, employee or agent of the Company, in the course of his or her duties on behalf of the Company, except as would not reasonably be expected to have a Company Material Adverse Effect, has: (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful payments relating to political activity; (b) made any unlawful payment to any foreign or domestic government official or employee or to any foreign or domestic political party or campaign or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; (c) consummated any transaction, made any payment, entered into any agreement or arrangement or taken any other action in violation of Section 1128B(b) of the Social Security Act; or (d) made any other unlawful payment. Except as would not reasonably be expected to have a Company Material Adverse Effect, no Person has submitted to the Company, any of its Subsidiaries or any member of the Board of Directors of either the Company or any of its Subsidiaries any written complaint concerning any material violation of Law, or any notice concerning the violation or potential violation of the federal securities or other Law, with respect to the Company or any of its Subsidiaries, or any officer, director, employee or agent of either the Company or any of its Subsidiaries, or concerning any violations or potential violations of the Company’s or its Subsidiaries’ corporate code of conduct or code of ethics, in each case whether such notices or complaints are made pursuant to the provisions of SOX or otherwise.

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3.24 Registration Statement; Proxy Statement/Prospectus.

(a) The information to be supplied by the Company for inclusion (or incorporation by reference, as the case may be) in the registration statement on Form S-4 (or such successor form as shall then be appropriate) pursuant to which the shares of Parent Common Stock to be issued in the Merger will be registered by Parent under the Securities Act (including any amendments or supplements thereto, the “Registration Statement”) shall not, at the time such document is filed with the SEC, at the time it is amended or supplemented, at the time the Registration Statement is declared effective by the SEC and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

(b) The information to be supplied by the Company for inclusion in the joint proxy statement/prospectus to be sent to the stockholders of the Company and Parent in connection with (i) the special meeting of stockholders of the Company to consider and vote on a proposal to adopt this Agreement (the “Company Stockholder Meeting”) and (ii) the special meeting of stockholders of Parent to consider and vote on the issuance of shares of Parent Common Stock in connection with the Merger (the “Parent Stockholder Meeting”) (such joint proxy statement/prospectus, as the same may be amended or supplemented, the “Proxy Statement”), shall not on the date the Proxy Statement is first mailed to the stockholders of the Company and Parent, at the time of the Company Stockholder Meeting or Parent Stockholder Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading, or omit to state any material fact necessary to correct any statement in any earlier written communication constituting a solicitation of proxies by the Company and Parent for the Company Stockholder Meeting or Parent Stockholder Meeting which has in the interim become false or misleading in any material respect.

3.25 Company Rights Agreement. The Company has taken all necessary action to ensure that the provisions of the Tutogen Medical, Inc. and Computershare Investor Services, LLC Rights Agreement, dated as of July 16, 2002 (the “Company Rights Agreement”) shall be inapplicable to the Merger and the other Transactions, including, without limitation, amending the Company Rights Agreement to provide that neither the Parent nor the Merger Sub shall be deemed to be an Acquiring Person (as defined in the Company Rights Agreement), such that neither a Shares Acquisition Date (as defined in the Company Rights Agreement) nor a Distribution Date (as defined in the Company Rights Agreement) shall be deemed to occur, and the Rights will not separate from the Company Common Stock, as a result of the execution, delivery or performance of the Transaction Documents.

4. REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Except as set forth in the disclosure schedule provided by Parent to the Company on the date hereof (the “Parent Disclosure Memorandum”), Parent represents and warrants to the Company that the statements contained in this Section 4 are true, complete and correct. The Parent Disclosure Memorandum shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Section 4, and the disclosure in any paragraph shall qualify the corresponding paragraph of this Section 4. As used in this Agreement, a “Parent Material Adverse Effect” means any change, event or effect that is materially adverse to the business, properties, assets (including intangible assets), condition (financial or otherwise), capitalization, liabilities or results of operations of Parent and its Subsidiaries, taken as a whole, or which would reasonably be expected to prevent or materially delay the consummation of the Transactions, including the Merger, excluding any changes, events or effects that result from: (i) any change in the market price or trading volume of the capital stock of Parent after the date hereof; (ii) any adverse change, event, development or effect arising from or relating to general business or economic conditions (including prevailing interest rate and stock market levels) and the general state of the industries and market sectors in which Parent operates that does not disproportionately affect Parent and its Subsidiaries, taken as a whole, relative to other industry participants; (iii) any adverse change, event, development, or effect arising from or relating to any change in GAAP that does

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not disproportionately affect Parent and its Subsidiaries, taken as a whole, relative to other industry participants; (iv) any adverse change, event, development or effect arising from or relating to national or international political or social conditions, including the engagement by the United States in hostilities or the escalation thereof, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack anywhere in the world; and (v) any adverse change, event, development or effect arising from or relating to Law that does not disproportionately affect Parent and its Subsidiaries, taken as a whole, relative to other industry participants. In the event of any litigation regarding clauses (i) – (v) of the foregoing sentence, Parent shall be required to sustain the burden of demonstrating that any such change, event or effect results from the circumstances referred to in any such applicable clause.

4.1 Organization and Qualification; Subsidiaries. Each of Parent and its Subsidiaries is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is organized and has the requisite power and authority to carry on its business as now being conducted. Each of Parent and its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) has not had and would not reasonably be expected to have a Parent Material Adverse Effect. The Parent Disclosure Memorandum lists each Subsidiary of Parent. Parent has delivered to the Company complete and correct copies of its certificate of incorporation and by-laws and the articles or certificates of incorporation and by-laws (or comparable charter documents) of its Subsidiaries, in each case as amended to the date hereof. Parent has made available to the Company complete and accurate copies of the minutes (or, in the case of minutes that have not yet been finalized, drafts thereof) of all meetings of the stockholders of Parent, the Board of Directors of Parent and the committees of its Board of Directors, in each case held since January 1, 2003 and as of the date hereof. All of the outstanding shares of capital stock or other ownership interests of each Subsidiary of Parent have been validly issued and are fully paid and nonassessable and owned by Parent, by another Subsidiary of Parent or by Parent and another such Subsidiary, free and clear of Liens, and free of any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests, except for restrictions imposed by applicable securities Laws. There are no outstanding (i) securities of Parent or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or other ownership interests in any Subsidiary of Parent or (ii) options or other rights to acquire from Parent or any of its Subsidiaries, or other obligation of Parent or any of its Subsidiaries to issue, any capital stock or other ownership interests in, or any securities convertible into or exchangeable for any capital stock or other ownership interests in, any Subsidiary of Parent. Except for ownership of less than 1% in any publicly traded company and the capital stock or other ownership interests of its Subsidiaries, Parent does not own, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, joint venture or other entity. No Subsidiary of Parent owns any shares of Parent Common Stock.

4.2 Capital Structure

(a) The authorized capital stock of Parent as of the date of this Agreement consists of 50,000,000 shares of Parent Common Stock, and 5,000,000 shares of preferred stock of Parent, par value $0.001 per share.

(b) As of the close of business on November 9, 2007: (1) 29,879,664 shares of Parent Common Stock were issued and outstanding; (2) no shares of Parent Common Stock were held in the treasury of Parent; and, (3) 3,732,991 shares of Parent Common Stock were duly reserved for future issuance pursuant to outstanding options to purchase Parent Common Stock (“Parent Stock Options”) granted pursuant to the Parent 1998 Stock Option Plan, the 2004 Equity Incentive Plan and the Parents Omnibus Stock Plan (“Parent Stock Plans”). Except as described above, as of the close of business on the day prior to the date hereof, there were no shares of voting or non-voting capital stock, equity interests or other securities of Parent authorized, issued, reserved for issuance or otherwise outstanding.

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(c) All outstanding shares of Parent Common Stock are, and all shares which may be issued pursuant to Parent Stock Plans and Parent Stock Options will be, when issued against payment therefor in accordance with the terms thereof, duly authorized, validly issued, fully paid and non-assessable, and not subject to, or issued in violation of, any preemptive, subscription or any kind of similar rights. Parent has no outstanding shares of Parent Common Stock that are subject to a right of repurchase that will survive the Merger.

(d) There are no bonds, debentures, notes or other indebtedness of Parent having the right to vote (or convertible into securities having the right to vote) on any matters on which stockholders of Parent may vote. Except as described in subsection (b) above, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind (contingent or otherwise) to which Parent is a party or bound obligating Parent to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of Parent or obligating Parent to issue, grant, extend or enter into any agreement to issue, grant or extend any security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. Neither Parent nor any of its Subsidiaries is subject to any obligation or requirement to provide funds for or to make any investment (in the form of a loan or capital contribution) in any Person.

(e) Parent has previously made available to the Company a complete and correct list of the holders of all Parent Stock Options outstanding as of the date specified therein, including: (i) the date of grant or issuance; (ii) the exercise price; (iii) the vesting schedule and expiration date; and (iv) any other material terms, including any terms regarding the acceleration of vesting. The date of grant or issuance of each Parent Stock Option set forth on this list is the date such option would be considered granted or issued under the DGCL, the Code, and GAAP (that is, no such option has had its exercise or grant date delayed or “backdated”), and the exercise price of each such Parent Stock Option is equal to or greater than the closing price of Parent Common Stock on the NGM upon the date its grant or issuance was approved by the Parent Board of Directors.

(f) All of the issued and outstanding shares of Parent Common Stock and all of the issued and outstanding Parent Stock Options were issued in compliance in all material respects with all applicable federal and state securities Laws and the applicable Parent Stock Plan.

(g) There are no outstanding contractual obligations of Parent to repurchase, redeem or otherwise acquire any shares of capital stock (or options or warrants to acquire any such shares) or other security or equity interests of Parent, other than rights of repurchase of Parent Common Stock pursuant to agreements entered into in connection with Parent Stock Plans and between Parent and the holder of such shares of Parent Common Stock. Except as described in this Section 4.2, there are no stock-appreciation rights, security-based performance units, phantom stock or other security rights or other agreements, arrangements or commitments of any character (contingent or otherwise) pursuant to which any Person is or may be entitled to receive any payment or other value based on the revenues, earnings or financial performance, stock price performance or other attribute of Parent or any of its Subsidiaries or assets or calculated in accordance therewith (other than ordinary course cash payments or commissions to sales representatives of Parent or any of its Subsidiaries based upon revenues generated by them without augmentation as a result of the Transactions) of Parent or to cause Parent or any of its Subsidiaries to file a registration statement under the Securities Act, or which otherwise relate to the registration of any securities of Parent or any of its Subsidiaries.

(h) There are no voting trusts, proxies or other agreements, commitments or understandings to which Parent or any of its Subsidiaries or, to the knowledge of Parent, any of the stockholders of Parent, is a party or by which any of them is bound with respect to the issuance, holding, acquisition, voting or disposition of any shares of capital stock or other security or equity interest of Parent or any of its Subsidiaries.

4.3 Corporate Authorization; Voting Requirements. (a) Parent has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and, subject to the stockholders of Parent adopting the Charter Amendment and the Stock Issuance at the Parent Stockholder Meeting, to consummate the Transactions. The execution and delivery of this Agreement by Parent and the consummation by

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Parent of the Transactions have been duly authorized by all necessary corporate action on the part of Parent. This Agreement has been duly executed and delivered by Parent and constitutes a valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar Laws affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity.

(b) The affirmative vote of the holders of a majority of the aggregate voting power of the outstanding shares of Parent Common Stock adopting this Agreement is the only vote of the holders of any class or series of the Parent’s capital stock necessary to approve: (i) the Charter Amendment, and (ii) the Share Issuance (the “Parent Required Vote”) .

(c) The Board of Directors of Parent at a meeting duly called and held has, by unanimous vote of the directors, (i) approved and adopted this Agreement, the Charter Amendment, the Stock Issuance and the Transactions, which approval and adoption has not been rescinded or modified, (ii) determined that this Agreement, the Charter Amendment, the Stock Issuance and the Transactions are advisable and fair to and in the best interests of Parent and its stockholders, (iii) resolved to recommend the Charter Amendment and the Stock Issuance to its stockholders for approval (the “Parent Board Recommendation”) and (iv) directed that the Charter Amendment and the Stock Issuance be submitted to its stockholders for consideration in accordance with this Agreement.

4.4 Governmental Authorization. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Parent or the consummation by Parent of the Transactions, except for (a) the filing of a premerger notification and report form by Parent under the HSR Act and expiration or termination of the waiting period thereunder and filings pursuant to similar applicable competition, merger control, antitrust or other Laws, (b) the filing with the SEC of (i) a Proxy Statement relating to the Parent Stockholder Meeting, and (ii) such reports under the Exchange Act, as may be required in connection with this Agreement and the Transactions, (c) the filing of the Articles of Merger with the Department of State of the State of Florida and appropriate documents with the relevant authorities of other states in which Parent is qualified to do business and (d) as may be required by any applicable state securities or “blue sky” Laws or state takeover Laws.

4.5 Non-contravention. The execution, delivery and performance of this Agreement by Parent do not and, subject to obtaining stockholder adoption of this Agreement, the consummation of the Transactions will not (a) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or by-laws of Parent, (b) contravene, conflict with, or result in a violation or breach of any provision of any Law, (c) require any consent or other action by any Person under, constitute a default under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which Parent or any of its Subsidiaries is entitled under any provision of any agreement or other instrument binding upon Parent or any of its Subsidiaries or any license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or business of Parent and its Subsidiaries, other than the consent of Merrill Lynch Business Financial Services, Inc. pursuant to that certain Loan Agreement, dated February 20, 2004, by and among Parent, certain of its Subsidiaries, and Merrill Lynch Business Financial Services, Inc., or (d) result in the creation or imposition of any Lien on any asset of Parent or any of its Subsidiaries, except, in the case of clause (d), for such matters as have not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

4.6 SEC Reports; Financial Statements. (a) Parent has filed all required reports, schedules, forms, statements and other documents (including exhibits and other information incorporated therein) with the SEC since January 1, 2004 (such documents, together with any documents filed during such period by Parent with the SEC on a voluntary basis on Current Reports on Form 8-K, the “Parent SEC Reports”). As of their respective filing dates, the Parent SEC Reports complied in all material respects with the requirements of the Securities Act,

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the Exchange Act and SOX applicable to such Parent SEC Reports, and none of the Parent SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) The financial statements of Parent included in the Parent SEC Reports filed after January 1, 2004 comply in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited quarterly statements, as indicated in the notes thereto) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and present fairly, in all material respects, the consolidated financial position of Parent and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to year-end audit adjustments). Neither Parent nor any of its Subsidiaries has any liabilities, obligations or impaired assets of any nature (whether accrued, absolute, contingent or otherwise), except for: (i) liabilities identified as such in the “liabilities” column of the balance sheet contained in the Parent’s Form 10-Q filed with the SEC on October 26, 2007, and (ii) normal and recurring current liabilities that have been incurred by Parent or its Subsidiaries since September 30, 2007 in the ordinary course of business and consistent with past practices.

(c) Each of the principal executive officer of Parent and principal financial officer of Parent has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of SOX with respect to the Parent SEC Reports, and the statements contained in such certifications are true and accurate. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in SOX. Neither Parent nor any of its Subsidiaries has outstanding, or has arranged any outstanding, “extensions of credit” to directors or executive officers within the meaning of Section 402 of SOX.

(d) Parent maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iii) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(e) The Parent’s “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by Parent in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to the Parent’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the chief executive officer and chief financial officer of Parent required under the Exchange Act with respect to such reports.

(f) Parent has not received any oral or written notification of any (i) “significant deficiency” or (ii) “material weakness” in Parent’s internal controls over financial reporting. There is no outstanding “significant deficiency” or “material weakness” which Parent’s independent accountants certify has not been appropriately and adequately remedied by Parent. For the purposes of this Agreement, the terms “significant deficiency” and “material weakness” shall have the meanings assigned to them in Release 2004-001 of the Public Company Accounting Oversight Board, as in effect on the date hereof.

4.7 Absence of Certain Changes or Events. Except as set forth in the Parent SEC Reports, since December 31, 2006, (a) Parent has conducted its business only in the ordinary course, (b) there has not been any event, change, effect or development that, individually or in the aggregate, has had or would reasonably be expected to have a Parent Material Adverse Effect, and (c) neither Parent nor any of its Subsidiaries has taken any action contemplated by Section 5.2 hereof.

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4.8 Litigation. There is no investigation, suit, action or proceeding pending or, to the knowledge of Parent, threatened against or affecting Parent or any of its Subsidiaries or any of their assets (including, but not limited to, Parent Intellectual Property), nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Parent or any of its Subsidiaries.

4.9 Compliance with Laws. Parent and its Subsidiaries have been, and currently are, in compliance in all material respects with all applicable Laws (provided that no representation or warranty is made in this Section 4.9 with respect to Environmental Laws, which are separately addressed in Section 4.12 hereof, or with respect to authorizations under the Federal Food, Drug and Cosmetic Act of 1938, as amended, and the regulations of the FDA promulgated thereunder, which are separately addressed in Section 4.20 hereof). Each of Parent and its Subsidiaries has in effect all Permits necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, except where the absence of such Permits, individually or in the aggregate, are not or would not be material. There has been no violation of, default (with or without notice or lapse of time or both) under, or event giving to others any right of termination, amendment or cancellation of, with or without notice or lapse of time or both, any Permits. The Merger, in and of itself, would not reasonably be expected to cause the revocation or cancellation of any Permit.

4.10 Taxes. (a) Parent and each of its Subsidiaries has timely filed, or has caused to be timely filed, with the appropriate Taxing Authority all material Tax Returns in all jurisdictions in which Tax Returns are required to be filed, and such Tax Returns are correct and complete in all material respects. Neither Parent nor any of its Subsidiaries is the beneficiary of any extension of time within which to file any Tax Return. All material Taxes of Parent and each of its Subsidiaries (whether or not shown on any Tax Return) that have become due or payable have been fully and timely paid, or such Taxes are being contested in good faith and proper accruals pursuant to GAAP have been established on the Parent’s consolidated financial statements with respect thereto. There are no Liens for any Taxes (other than a Lien for current real property or ad valorem Taxes not yet due and payable) on any of the assets of Parent or any of its Subsidiaries.

(b) Neither Parent nor any of its Subsidiaries has received any written notice of any disputes, claims, audits, examinations, assessments or proposed assessments regarding any Taxes, and there are no disputes, claims, audits, examinations, assessments or proposed assessments regarding any Taxes of Parent or any of its Subsidiaries or the assets of Parent or any of its Subsidiaries that (i) are pending or (ii) have been threatened in writing (or, to the knowledge of Parent, otherwise threatened). Neither Parent nor any of its Subsidiaries has waived any statute of limitations in respect of any Taxes or agreed to a Tax assessment or deficiency.

(c) Parent and each of its Subsidiaries has duly and timely withheld, collected, paid and reported to the proper Governmental Entity all Taxes required to have been withheld, collected, paid or reported (including, without limitation, pursuant to Sections 1441 through 1464, 3101 through 3510, and 6041 through 6053 of the Code and Treasury regulations thereunder, and comparable provisions under any other Laws).

(d) Proper accruals pursuant to GAAP have been established (and until the Closing Date will be maintained) on Parent’s consolidated financial statements adequate to pay all Taxes of Parent and each of its Subsidiaries not yet due and payable.

(e) Neither Parent nor any of its Subsidiaries is a party to any Tax allocation or sharing agreement. Neither Parent nor any of its Subsidiaries has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was Parent) or has any Tax liability to any Person under Treasury regulation Section 1.1502-6 or any similar provision of Law (other than the other members of the consolidated group of which Parent is parent), or as a transferee or successor, or by contract, agreement or other arrangement.

(f) Neither Parent nor any of its Subsidiaries has been a distributing corporation or a controlled corporation in a transaction intended to be governed by Section 355 of the Code.

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(g) Parent is not now and has never been a United States real property holding corporation within the meaning of Section 897(c)(1)(A)(ii) of the Code.

(h) Neither Parent nor any of its Subsidiaries has engaged in any intercompany transaction within the meaning of Treasury regulation Section 1.1502-13 for which any income or gain remains unrecognized or deferred and no excess loss account within the meaning of Treasury regulation Section 1.1502-19 exists with respect to the stock of any of the Subsidiaries of Parent.

(i) Neither Parent nor any of its Subsidiaries has agreed to or is required to include in income any adjustment under either Section 481(a) or Section 482 of the Code (or an analogous provision of state, local, or foreign law) by reason of a change in accounting method or otherwise.

(j) No claim has ever been made by any Taxing Authority with respect to Parent or any of its Subsidiaries in a jurisdiction where Parent or such Subsidiary does not file Tax Returns that Parent or such Subsidiary is or may be subject to taxation by that jurisdiction.

(k) Neither Parent nor any of its Subsidiaries has engaged in any “reportable transaction” within the meaning of Treasury regulation Section 1.6011-4.

(l) No power of attorney that is currently in force has been granted by Parent or any of its Subsidiaries with respect to any matters relating to Taxes.

(m) Section 4.10(m) of Parent Disclosure Memorandum accurately sets forth as to Parent and each of its Subsidiaries (i) the amount of any unused research and development, investment or other Tax credits of Parent or any of its Subsidiaries for federal income Tax, alternative minimum Tax or any other Tax purposes (including dates of expiration of such items, and any limitations on the use of such items), (ii) the amount, as of the date of this Agreement, of the net operating loss deduction (within the meaning of Section 172(a) of the Code and the applicable Treasury regulations thereunder), detailing separately any amounts defined as specified liability loss amounts under Section 172(f) of the Code, that may be carried forward or backward by Parent or such Subsidiary (the “Parent NOL”), (iii) the dates of expiration of the Parent NOL or any portion thereof and the amounts expiring on each such date, (iv) a full description of each limitation on the amount or usage of the Parent NOL under (A) Section 381, 382, 383 or 384 of the Code or any regulation promulgated under any of such Sections (including, but not limited to, each limitation as a result of an ownership change within the meaning of Section 382 of the Code and regulations thereunder and, for each ownership change, the date and amount of the limitation and the methodology used to calculate the limitation), (B) any regulation promulgated under Section 1502 of the Code, or (C) any election made by or on behalf of Parent or such Subsidiary, and (v) information comparable to the foregoing as determined for state, local or foreign income tax purposes in each jurisdiction where Parent or a Subsidiary is required to file a franchise or income tax return.

4.11 Parent Employee Plans. (a) Section 4.11(a) of Parent Disclosure Memorandum lists each material “employee benefit plan,” as defined in Section 3(3) of ERISA, whether or not subject to ERISA, and each other employment, severance, incentive, retention, consulting, change-in-control, fringe benefit, collective bargaining, deferred compensation, or other compensatory plan, policy, agreement or arrangement which is made or maintained with or for the benefit of any current or former employee, director or other personnel of other employment, severance, change in control, salary continuation, incentive, retention, consulting, fringe benefit, collective bargaining, deferred compensation or other compensatory plan, policy, agreement or arrangement that is maintained with or for the benefit of any current or former employee, consultant, director or other personnel of Parent or any of its Subsidiaries or under which Parent or any of its Subsidiaries has any direct or indirect liability (collectively, the “Parent Employee Plans”). Parent has delivered to the Company true and complete copies of each Parent Employee Plan document, and, as applicable, true and complete copies of (1) any related trust agreements, insurance contracts or other funding agreements or arrangements, (2) the most recent summary plan description and any summary of material modifications, (3) the most recent determination letter or opinion

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letter issued by the IRS and any pending application for a determination letter or opinion letter, (4) the last two Form 5500 filings, (5) applicable nondiscrimination testing for the two (2) most recent Parent Employee Plan years, and (6) the most recent audited financial statement and actuarial valuation.

(b) Each Parent Employee Plan which is a funded employee pension plan within the meaning of Section 3(2) of ERISA satisfies the requirements of Section 401(a) of the Code and each related trust or other funding vehicle is exempt from tax under Section 501(a) of the Code. Each Parent Benefit Plan has been maintained and administered in all material respects in accordance with its terms and the provisions of applicable law, including ERISA and the Code. No compensation paid or required to be paid under any Parent Benefit Plan is or will be subject to additional tax under Section 409A(1)(B) of the Code. All equity compensation awards issued by Parent have been made, accounted for, reported and disclosed in accordance with applicable law, accounting rules and stock exchange requirements.

(c) With respect to any Parent Employee Plan covered by Title I of ERISA, no non-exempt transaction prohibited by Section 406 of ERISA or Section 4975 of the Code has occurred. Neither Parent nor any Subsidiary has sponsored, participated in or contributed to any “multiple employer welfare arrangement” as defined in Section 3(40) of ERISA. None of Parent, any Subsidiary of Parent nor any entity that, together with Parent or any Subsidiary of Parent, would be treated as an ERISA Affiliate, contributes, nor within the six-year period ending on the date hereof has any of them contributed or been obligated to contribute or otherwise participated under any “multiemployer plan” (as defined in Section 3(37) of ERISA) or employee pension plan (within the meaning of Section 3(2) of ERISA) which is subject to Title IV of ERISA or Section 412 or 4971 of the Code.

(d) No Parent Employee Plan provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for current or former employees, directors, consultants or other personnel of Parent or any of its Subsidiaries for periods extending beyond their retirement or other termination of service, other than group health plan continuation coverage mandated by applicable Law.

(e) There are no pending or, to Parent’s knowledge, threatened, claims, lawsuits, arbitrations, investigations or audits asserted or instituted against any Parent Employee Plan, any fiduciary (as defined by Section 3(21) of ERISA) thereto, Parent, any of its Subsidiaries or any employee or administrator thereof in connection with the existence, operation or administration of an Parent Employee Plan, other than routine claims for benefits.

(f) All contributions, premium and benefit payments required to be made under or in connection with each Parent Benefit Plan through the date hereof have been made or properly accrued.

(g) The consummation of the Transactions will not, either alone or in combination with any other event, (i) entitle any current or former employee, director or officer of Parent or any of its Subsidiaries to severance pay or any other payment or benefit, (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee, director or officer, or (iii) require Parent to place in trust or otherwise set aside any amounts in respect of severance pay or any other payment or benefit. There are no agreements between Parent and any director, officer or employee pursuant to which Parent would be required to make a “parachute payment” (within the meaning of Section 280G(b)(2) of the Code) as a result of the consummation of the Transactions (whether alone or in combination with a termination of employment or other event). No payments required to be made after the date hereof, whether as a result of the consummation of the Transactions or otherwise, will be non-deductible by reason of Section 162(m) of the Code.

(h) Each Parent Employee Plan, if any, which is maintained outside of the United State has been operated in all material respects in conformance with the applicable statutes or governments regulations and rulings relating to such plans in the jurisdictions in which such Parent Employee Plan is present or operates and, to the extent relevant, the United States.

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(i) Except as set forth in Parent Disclosure Memorandum, no Parent Employee Plan, excluding any short-term disability, non-qualified deferred compensation or flexible spending account plan or program, is self-funded, self-insured or funded through the general assets of the Parent or an ERISA Affiliate. Except as set forth in the Parent Disclosure Memorandum, no Parent Employee Plan which is an employee welfare benefit plan under Section 3(1) of ERISA is funded by a trust or is subject to Section 419 or 419A of the Code.

(j) With respect to each Parent Employee Plan, other than restrictions under the Code and ERISA, there are no restrictions on the ability of the sponsor of each Parent Employee Plan to amend or terminate any Parent Employee Plan.

4.12 Environmental Matters. (a) Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect:

(i) no written notice, demand, request for information, citation, summons or order has been received, no penalty has been assessed, no judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator is outstanding, and no action, suit, proceeding or, to the knowledge of Parent, investigation is pending or, to the knowledge of Parent, threatened by any Governmental Entity or any other Person regarding or alleging any violation of or noncompliance with any Environmental Law by Parent or any of its Subsidiaries or liability under any Environmental Law of Parent or any of its Subsidiaries;

(ii) there are no conditions, facts or circumstances existing or at any property currently or formerly owned, leased or operated by the Parent or any of its Subsidiaries that would reasonably be expected to prevent or interfere with compliance with Environmental Laws or give rise to liability under any Environmental Law in the future;

(iii) Parent and its Subsidiaries currently are, and to the knowledge of the Parent have been, in compliance with all applicable Environmental Laws in effect and have all Environmental Permits necessary for the ownership, lease and operation of their properties and assets and for the conduct of their businesses as currently conducted;

(iv) neither Parent nor any of its Subsidiaries nor, to the knowledge of Parent, any other Person has treated, stored or disposed of any Hazardous Materials at, on or beneath any property currently or formerly owned, leased or operated by Parent or any of its Subsidiaries except in compliance with Environmental Laws; and

(v) there has been no Release or threatened Release of any Hazardous Materials at, under, onto or from any property currently owned, leased or operated, or to the knowledge of the Parent, formerly owned, leased or operated, by Parent or any of its Subsidiaries or, to the knowledge of Parent, any other location, including any location at which any Hazardous Materials used or generated by Parent or any of its Subsidiaries have been stored, treated or disposed;

(b) Parent has delivered, or caused to be delivered, to Merger Sub true and complete copies of all environmental reports and studies of which Parent has knowledge or were conducted by, at the expense of or otherwise on behalf of or are in the possession of Parent or any of its Subsidiaries; and,

(c) To the knowledge of the Parent, no underground storage tanks or surface impoundments exist on any property currently or formerly owned by the Parent or its Subsidiaries.

4.13 Intellectual Property.

(a) For purposes of this Agreement, the term (i) “Parent Owned Property” shall mean all Intellectual Property in which Parent or any of its Subsidiaries has an ownership interest; (ii) “Parent Licensed Property” shall mean all Intellectual Property that is licensed to Parent and its Subsidiaries other than the Parent Owned Property; (iii) “Parent Intellectual Property” shall mean the Parent Owned Property and the Parent Licensed Property, and (iv) “Parent IP Contracts” shall mean all contracts or agreements to which Parent or any of its Subsidiaries is a party or beneficiary that Assigns or Licenses any rights under, in or to any Intellectual Property.

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(b) Section 4.13(b)(i) of Parent Disclosure Memorandum sets forth, as of the date hereof, a complete and accurate list of all Registered Intellectual Property that is Parent Intellectual Property, and, to the knowledge of Parent, all Trademarks that are not Registered Intellectual Property and that are Parent Owned Property; provided, however, that such list shall not include any applications for any Parent Intellectual Property. Section 4.13(b)(ii) of Parent Disclosure Memorandum sets forth, as of the date hereof, to the knowledge of Parent, a complete and accurate list of Parent IP Contracts; provided, however, that such list need not include immaterial “shrink-wrap”, “click-wrap” and similar widely available, off-the-shelf commercial software licenses or employment agreements or Intellectual Property assignments from Parent’s officers, former officers, directors, former directors, employees, former employees, consultants, or former consultants. Parent has delivered or made available to the Company correct and complete copies of all Parent IP Contracts. All Parent Intellectual Property is either (x) owned solely and exclusively by Parent or a Subsidiary of Parent free and clear of all Liens, or (y) licensed to Parent or a Subsidiary of Parent free and clear of all Liens and royalty, payment or other consideration obligations (except for royalty, payment or other consideration obligations expressly described in the Parent IP Contracts listed on Section 4.13(b)(ii) of Parent Disclosure Memorandum or commercially reasonable payment obligations with respect to Parent IP Contracts not required to be listed on Section 4.13(b)(ii) of Parent Disclosure Memorandum). To the knowledge of Parent, Parent has obtained from all Persons who are inventors or authors of, or have otherwise participated in the discovery or creation of, the Parent Owned Property, effective assignments to Parent or one of its Subsidiaries of all rights, title and interest under, in and with respect thereto (other than with respect to copyrightable works Parent hereby represents to be “works made for hire” within the meaning of Section 101 of the Copyright Act of 1976, as amended, or equivalent non-U.S. law), and it is not necessary to use any Intellectual Property of any such Persons made prior to their engagement or employment by Parent or any of its Subsidiaries in connection with the use or exercise of any right under such Parent Owned Property, that has had or would reasonably be expected to have a Parent Material Adverse Effect. To the knowledge of Parent, no director, officer, consultant or employee of Parent or any Subsidiary is subject to any agreement with any other Person or Governmental Entity which requires such director, officer, consultant or employee to assign, license or otherwise convey any right or interest in inventions or other Intellectual Property to any Persons other than Parent or its Subsidiaries in violation of such director’s, officer’s, consultant’s or employee’s assignment agreement with Parent. To the knowledge of Parent, all fees, annuities, royalties, honoraria, payments and other forms of consideration which are due from Parent to any party to a Parent IP Contract on or before the date hereof have been paid, and all such fees, annuities, royalties, honoraria, payments and other forms of consideration which are due from Parent to any party to a Parent IP Contract after the date hereof but before the Closing will have been paid by Closing. To the knowledge of Parent, other than through a Parent IP Contract listed in Section 4.13(b)(ii) of Parent Disclosure Memorandum (or through a Parent IP Contract not required to be listed in Section 4.13(b)(ii) of Parent Disclosure Memorandum), no Person, including any academic organization or Governmental Entity, possesses any rights, title or interest to or in Parent Intellectual Property which, if exercised, could enable such Person to license, provide, develop or market products or services competitive to those of Parent or its Subsidiaries. To the knowledge of Parent, the Parent Intellectual Property includes all the Intellectual Property that is used in or is necessary for the conduct of the business of Parent and each of its Subsidiaries as currently conducted or as conducted in the past.

(c) To the knowledge of Parent, none of Parent, any of its Subsidiaries or any of their respective current operations, products, services or promotional activities or communications related thereto infringes, misappropriates, or violates or otherwise conflicts with, or has infringed, misappropriated, or violated any valid Intellectual Property of any Person to an extent which has had or would reasonably be expected to have a Parent Material Adverse Effect. To the knowledge of Parent, the execution, performance and delivery of this Agreement by Parent does not, and the consummation by Parent of the Transactions and compliance by Parent or its Subsidiaries with the provisions of this Agreement will not, (i) conflict with, or result in any violation, impairment or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation or to the loss of a benefit under, or result in the creation of any Lien in or upon, or result in any claim of abandonment of, any Parent Intellectual Property, (ii) grant or require Parent or any Subsidiary to grant to any Person any rights with respect to any Parent Intellectual Property, (iii) subject Parent or any of its Subsidiaries to any fees or increase in royalties,

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payments or other consideration in respect of any Parent Intellectual Property, (iv) materially diminish any royalties, payments or other consideration Parent or its Subsidiaries would otherwise be entitled to in respect of any Parent Intellectual Property, (v) result in a violation, waiver or breach of, or default (with or without notice or lapse of time, or both) under, any Parent IP Contract, or (vi) impair in any way the right of Parent or Surviving Corporation to make, use, sell, offer to sell, import or export any products, processes or services covered by any Parent Intellectual Property, and which has had or would reasonably be expected to have a Parent Material Adverse Effect.

(d) To the knowledge of Parent, no proceedings or claims in which Parent or any of its Subsidiaries alleges that any Person is infringing, misappropriating or otherwise violating any Parent Intellectual Property are pending, and none have been served by, instituted or asserted by Parent or any such Subsidiary, nor are any proceedings threatened alleging any such infringement, misappropriation or violation. To the knowledge of Parent, there are no breaches, defaults or waivers of or any disputes or threatened disputes concerning any of the Parent IP Contracts. To the knowledge of Parent, no proceedings, claims, threats or allegations have been communicated and none have been served by, instituted or asserted by a third party alleging that the License or Assignment of Parent Intellectual Property is in conflict with the terms of any license or other agreement. Section 4.13(d) of the Parent Disclosure Memorandum sets forth, as of the date hereof, to the knowledge of Parent, facts, circumstances or conditions that could reasonably be expected to form the basis for any claim by a Person to exclude or prevent Parent or any of its Subsidiaries from freely exploiting or exercising its rights under Parent Intellectual Property or continuing to conduct the business of Parent and each of its Subsidiaries as currently or in the past conducted that has had or would reasonably be expected to have a Parent Material Adverse Effect.

(e) To the knowledge of Parent, all Registered Intellectual Property required to be listed on Section 4.13(b)(i) of Parent Disclosure Memorandum has been duly registered and/or filed with or issued by each appropriate Registration Authority, all necessary affidavits of continuing use, renewal, incontestability and the like and requests for extension have been timely filed, and all necessary maintenance, annuities, and other fees have been timely paid to continue all such rights in effect. To the knowledge of Parent, Parent or one of its Subsidiaries is listed in the records of the appropriate Registration Authority as the sole and exclusive owner of record for each registration, grant and application included in the Registered Intellectual Property required to be listed on Section 4.13(b)(i) of the Parent Disclosure Memorandum. To the knowledge of Parent, patents required to be listed on Section 4.13(b)(i) of Parent Disclosure Memorandum disclose patentable subject matter under Title 35 of the United States Code or its counterparts under non-U.S. law, as applicable. To the knowledge of Parent, Parent and its Subsidiaries have complied with the required duty of candor and good faith in dealing with the United States Patent and Trademark Office and similar non-U.S. Registration Authorities, including the duty to disclose all information required to be disclosed under all applicable Laws. There are no inventorship or ownership challenges, interferences, oppositions, cancellations, nullity actions, reissues, reexaminations or other proceedings challenging any of the Patents, Trademarks or Copyrights required to be listed on Section 4.13(b)(i) of Parent Disclosure Memorandum (or, to the knowledge of Parent, challenging any Patents, Trademarks or Copyrights licensed to Parent or any of its Subsidiaries), including ex parte and post-grant proceedings, in the United States Patent and Trademark Office or in any foreign patent office or similar Registration Authority.

(f) To the knowledge of Parent, none of the Registered Intellectual Property required to be listed on Section 4.13(b)(i) of Parent Disclosure Memorandum has expired or been declared invalid, in whole or in part, or unenforceable by any Registration Authority. To the knowledge of Parent, all of Parent’s and its Subsidiaries’ rights in Parent Intellectual Property are valid and enforceable, and the Parent Owned Property (including, without limitation, the Registered Intellectual Property required to be listed on Section 4.13(b)(i) of Parent Disclosure Memorandum) is valid and enforceable. To the knowledge of Parent, there are no material facts, proceedings, claims or challenges that cause or would cause any Parent Intellectual Property to be invalid or unenforceable, and neither Parent nor any of its Subsidiaries have received any notice from any Person bringing or threatening to bring such proceedings, claims or challenges. To the knowledge of Parent, neither Parent nor any of its Subsidiaries or any licensee thereof has taken, or failed to take, any action which has, had or could

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have the effect of impairing or dedicating to the public, or entitling any Governmental Entity or any other Person to cancel, forfeit, modify or consider abandoned, any Parent Intellectual Property, or give any Person any rights with respect thereto, that has had or would reasonably be expected to have a Parent Material Adverse Effect; provided, however, the foregoing sentence does not apply to any business decision to abandon a patent, trademark, or copyright application, refrain from filing a patent, trademark, or copyright application, or to elect trade secret rather than patent protection.

(g) To the knowledge of Parent, neither Parent nor any of its Subsidiaries has disclosed, divulged, furnished to or made accessible to any Person any Trade Secret included in Parent Intellectual Property without having obtained an enforceable written agreement requiring each such Person to maintain the confidentiality of such Trade Secrets. To the knowledge of Parent, each director, officer, consultant and employee of Parent or its Subsidiaries who has developed, has been exposed to, develops or is exposed to Parent’s or its Subsidiaries’ Trade Secrets has signed an enforceable written agreement requiring such director, officer, consultant or employee to maintain the confidentiality of such Trade Secrets. In addition to the foregoing, Parent, its Subsidiaries and the directors, officers, consultants, and employees of Parent and its Subsidiaries have otherwise used commercially reasonable efforts to maintain such Trade Secrets in confidence. To the knowledge of Parent, no director, officer, consultant or employee of Parent or its Subsidiaries has (i) misappropriated any Trade Secrets of any Person in the course of performance as an director, officer, consultant or employee or (ii) is in default of any term of any employment agreement, consulting agreement, non-disclosure agreement, assignment of invention agreement or similar agreement relating in any way to the protection, ownership, development, use, disclosure or transfer of Intellectual Property, that has had or would reasonably be expected to have a Parent Material Adverse Effect.

(h) To the knowledge of Parent, Parent and each of its Subsidiaries has the right to use all software, development tools, library functions, compilers and other third party software currently resident on their computers or other data storage media or that are used in or necessary for the conduct of the business of Parent and each of its Subsidiaries as currently conducted.

4.14 Certain Contracts. As of the date hereof, neither Parent nor any of its Subsidiaries is a party to or bound by any (a) contract, agreement or arrangement the performance of which involves aggregate consideration in excess of $1,000,000 or a term in excess of one year and sixty (60) days from the Closing Date, (b) employment agreement, including, without limitation, any retention, severance or similar agreements, (c) contract, agreement or arrangement which relates to indebtedness owed by Parent or any of its Subsidiaries or the guarantee thereof, (d) broker, dealer, manufacturer’s representative, franchise, agency, research, clinical trial, development, license, sales promotion, market research, marketing, co-promotion, consulting or advertising contracts, agreements or arrangements, in each case, involving annual consideration in excess of $250,000, (e) distributor, sales, or supply agreements or arrangements involving annual consideration in excess of $500,000, (f) contracts, agreements or arrangements with independent contractors or consultants which are not cancelable without penalty or further payment and without more than 90 days’ notice (g) contracts, agreements or arrangements with any Governmental Entity, (h) contracts, agreements or arrangements that limit or purport to limit the ability of Parent or any of its Subsidiaries to compete in any line of business, with respect to any product or with any Person or in any geographic area or during any period of time, (i) contracts, agreements or arrangements with any senior executive officer or director of Parent or any of its Subsidiaries, (j) contract, agreement or arrangement containing change of control provisions and (k) contract, agreement or arrangement the termination of which, individually or in the aggregate, would reasonably be expected to have a Parent Material Adverse Effect (collectively, “Parent Material Contracts”). Parent has made available to Parent a copy of each Parent Material Contract, together with any and all amendments or modifications thereto. Each Parent Material Contract is valid, binding, enforceable and in full force and effect, and neither Parent nor any of its Subsidiaries nor, to the knowledge of Parent, any other party is in breach of or default under any such Parent Material Contract and no event has occurred which, with or without notice or lapse of time or both, would constitute a breach or default, or permit termination, modification or acceleration, under such Parent Material Contract. No other party to any such Parent Material Contract has, to the knowledge of Parent, alleged that Parent

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or any of its Subsidiaries is in violation or breach of or in default under any such Parent Material Contract or has notified Parent or any of its Subsidiaries of an intention to modify any material terms of or to terminate or not to renew any such Parent Material Contract.

4.15 Employment Matters. (a) Neither Parent nor any of its Subsidiaries is a party to any labor or collective bargaining agreement. There are no material controversies, strikes, work stoppages, slowdowns, lockouts, arbitrations or other material labor disputes pending or, to the knowledge of Parent, threatened between Parent or any of its Subsidiaries and any representatives (including unions and any bargaining unit) of any of their employees. To the knowledge of Parent, there are no material organizational efforts presently being made involving any of the presently unorganized employees of Parent or any of its Subsidiaries. There are no pending or, to the knowledge of Parent, threatened complaints, charges or claims against Parent or any of its Subsidiaries brought or filed with any Governmental Entity, arbitrator or court based on, arising out of, in connection with or otherwise relating to the employment or termination of employment by Parent or any of its Subsidiaries of employees or other Persons providing services to or on behalf of Parent or any of its Subsidiaries. Parent and its Subsidiaries are in material compliance with all Laws applicable to Parent, its Subsidiaries and the employees or other Persons providing services to or on behalf of Parent or any of its Subsidiaries, as the case may be, relating to the employment of labor, including all such Laws relating to wages, hours, employment standards, WARN Act, collective bargaining, discrimination, civil rights, safety and health, and workers’ compensation.

(b) Parent and its Subsidiaries have, in all material respects, properly classified the employment or other service status of all employees, independent contractors and other persons providing services to or on behalf of Parent or any of its Subsidiaries for purposes of compliance with (i) all applicable Laws, (ii) the terms or tax qualification requirements of any Parent Employee Plan or other benefit arrangement and (iii) the collection and payment of withholding and/or social security taxes and any similar Tax.

(c) Each officer or employee of, or consultant to, Parent and any Subsidiary is a signatory to, and is bound by, an agreement with Parent or such Subsidiary relating to confidentiality, nonsolicitation and noncompetition. No officer or employee of, or consultant to, Parent or any Subsidiary is, or is now expected to be, in violation of any term of any employment contract, consulting agreement, noncompetition agreement, nonsolicitation agreement or any other contract including, but not limited to, those matters relating to the relationship of any such individual with Parent or to any other party as a result of the nature of Parent’s business as currently conducted. To Parent’s knowledge, the continued employment or engagement of Parent’s or its Subsidiary’s officers, employees and consultants does not subject Parent or its Subsidiaries to any liability with respect to any of the foregoing matters.

(d) Section 4.15(d) of the Parent Disclosure Memorandum sets forth a list of (i) every employee, officer and director of Parent and its Subsidiaries, (ii) the current salary or wages of each such employee, officer and director, (iii) the amount and date of payment of the most recent bonus paid to each such employee, officer and director, if applicable, and (iv) the date and amount of the most recent increase in wages, salary, bonus and other compensation, to the extent applicable, for each such employee, officer and director.

4.16 Title to Properties. Each of Parent and its Subsidiaries has valid title to, or valid leasehold or sublease interests or other comparable contract rights in or relating to all of its real properties and other material tangible assets, including, but not limited to, buildings, plants, structures and equipment used in the conduct of its business as currently conducted (the “Parent Assets”). The Parent Assets are structurally sound, are in good operating condition and repair and are adequate for the uses to which they are being put in all material respects, and, to the knowledge of Parent, none of such Parent Assets is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The Parent Assets are sufficient in all material respects for the continued operation of the Parent’s businesses after the Closing in substantially the same manner as conducted to the date hereof. Each of Parent and its Subsidiaries has complied with the terms of all leases or subleases to which it is a party and under which it is in occupancy, and all leases to which Parent is a party and under which it is in occupancy are in full force and effect, except for such failure to comply or be in

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full force and effect that individually or in the aggregate are not or would not be material. Neither Parent nor any of its Subsidiaries has received any written notice of any event or occurrence that has resulted or could result (with or without the giving of notice, the lapse of time or both) in a default with respect to any lease or sublease to which it is a party, which defaults individually or in the aggregate would be material.

4.17 Finders’ Fees. Except for Lehman Brothers Inc., a copy of whose engagement agreement has been provided to the Company, there is no investment banker, broker or finder that has been retained by or is authorized to act on behalf of Parent or any of its Subsidiaries who is entitled to any fee or commission from Parent or any of its Subsidiaries in connection with the Transactions.

4.18 Opinion of Financial Advisor. Parent has received an opinion of Lehman Brothers Inc. to the effect that, as of the date of such opinion, from a financial point of view, the Stock Exchange Ratio is fair to the Parent.

4.19 Insurance. Section 4.19 of Parent Disclosure Memorandum contains a list, as of the date of this Agreement, of all material policies of fire, liability, workmen’s compensation and other forms of insurance owned or held by or covering Parent or all or any portion of its property and assets. All such policies are in full force and effect and no notice of cancellation or termination has been received with respect to any such policy. Such policies are sufficient for compliance with all requirements of Law and of all agreements to which Parent is a party and, to the knowledge of Parent, are valid, outstanding and enforceable policies and provide, in the reasonable judgment of management, adequate insurance coverage for the assets and operations of Parent. No insurance has been refused with respect to any operations or property assets of Parent, nor has the coverage of any insurance been limited, by any insurance carrier which has carried, or received any application for, any such insurance during the last three years.

4.20 Regulatory Compliance. (a) As to Parent and its Subsidiaries, Affiliates and agents, and as to each Regulated Product that is or has been developed, manufactured, tested, distributed or marketed by Parent or its Subsidiaries, Parent and its Subsidiaries, Affiliates and agents are in compliance with, and each such Regulated Product is being developed, manufactured, tested, distributed and/or marketed in compliance with, all applicable requirements under the FDCA and other applicable Laws, including 21 C.F.R. Parts 1270 and 1271 (regulation of Human Cellular and Tissue Products, or HCTP’s), 21 C.F.R. Part 820 (regulation of Medical Devices), the United States National Organ Transplant Act, 42 U.S.C. §274e, the licensing requirements and other applicable Laws of the several states of the United States, European Union Directive 2004/23/EC (standards of quality and safety for the donation, procurement, testing, processing, preservation, storage and distribution of human tissues and cells), the Clinical Laboratory Improvement Amendments of 1988, 42 C.F.R. Part 493, applicable Laws of the various member nations of the European Union, American Association of Tissue Banking (AATB) standards, and those Laws relating to the tissue donor recovery process. Parent has not received any material notice or other material communication from the FDA or any other Governmental Entity (i) contesting the premarket clearance or approval of, the uses of or the labeling and promotion of any products of Parent or any of its Subsidiaries or (ii) otherwise alleging any violation applicable to any Regulated Product of Parent or any of its Subsidiaries by Parent or any of its Subsidiaries, Affiliates or agents of any Law.

(b) All material reports, documents, claims and notices required to be filed, maintained, or furnished to any Governmental Entity by Parent or any of its Subsidiaries have been so filed, maintained or furnished.

(c) No Regulated Product has been recalled, withdrawn, suspended or discontinued by Parent or any of its Subsidiaries in the United States or outside the United States (whether voluntarily or otherwise). No proceedings in the United States or outside of the United States of which Parent has knowledge (whether completed or pending) seeking the recall, withdrawal, suspension or seizure of any Regulated Product of Parent or any of its Subsidiaries are pending against Parent or any of its Subsidiaries nor have any such proceedings been pending at any prior time.

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(d) As to each Regulated Product of Parent or any of its Subsidiaries for which a premarket notification submission under Section 510(k) of the FDCA, premarket approval application, biological license application, new drug application, investigational new drug application or similar state or foreign regulatory application has been cleared or approved, Parent and its Subsidiaries, Affiliates and agents are in compliance with 21 U.S.C. §§ 355, 360 and 360e, and 42 U.S.C. § 262 and 21 C.F.R. Parts 312, 314, 600, and 601, 807, 812, 814 et seq., as applicable, and similar Law and all terms and conditions of such applications, except for any such failure or failures to be in compliance which individually or in the aggregate are not or would not be material. As to each such Regulated Product of Parent or any of its Subsidiaries, Parent and the officers, employees or agents of Parent, have included in the application for such Regulated Product of Parent or any of its Subsidiaries, where required, the certification described in 21 U.S.C. § 335a(k)(1) or any similar Law and the list described in 21 U.S.C. § 335a(k)(2) or any similar Law, and each such certification and list was true, complete and correct in all material respects when made. In addition, Parent and its Subsidiaries, Affiliates and agents are in substantial compliance with all applicable registration and listing requirements set forth in 21 U.S.C. § 360, 42 U.S.C. § 262 and 21 C.F.R. Part 207, 601 and 807 and all similar Laws.

(e) No article of any Regulated Product manufactured and/or distributed by Parent or any of its Subsidiaries is (i) adulterated within the meaning of 21 U.S.C. § 351 (or similar Law), (ii) misbranded within the meaning of 21 U.S.C. § 352 (or similar Law) or (iii) a product that is in violation of 21 U.S.C. §§ 355, 360, 360e and 42 U.S.C. § 262 (or similar Law), except for failures to be in compliance with the foregoing that individually or in the aggregate are not or would not be material.

(f) Neither Parent nor any of its Subsidiaries or Affiliates nor, to the knowledge of Parent, any officer, employee or agent of Parent or any of its Subsidiaries or Affiliates has made an untrue statement of a material fact or fraudulent statement to the FDA or any other Governmental Entity that primarily regulates Medical Devices, Biologics or Drugs, failed to disclose a material fact required to be disclosed to the FDA or any other Governmental Entity that primarily regulates Medical Devices, Biologics or Drugs, or committed an act, made a statement, or failed to make a statement that, at the time such disclosure was made, would reasonably be expected to provide a basis for the FDA or any other Governmental Entity to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities”, set forth in 56 Fed. Reg. 46191 (September 10, 1991) or any similar policy. Neither Parent nor any of its Subsidiaries or Affiliates or, to the knowledge of Parent, any officer, employee or agent of Parent or any of its Subsidiaries or Affiliates has been convicted of any crime or engaged in any conduct for which debarment is mandated by 21 U.S.C. § 335a(a) or any similar Law or authorized by 21 U.S.C. § 335a(b) or any similar Law. Neither Parent nor any of its Subsidiaries or Affiliates nor, to the knowledge of Parent, any officer, employee or agent of Parent or any of its Subsidiaries or Affiliates has been convicted of any crime or engaged in any conduct for which such person or entity could be excluded from participating in the federal health care programs under Section 1128 of the Social Security Act or any similar Law.

(g) Neither Parent nor any of its Subsidiaries has received any written notice that the FDA or any other Governmental Entity has (i) commenced, or threatened to initiate, any action to withdraw its approval or request the recall of any Regulated Product of Parent or any of its Subsidiaries, (ii) commenced, or threatened to initiate, any action to enjoin production of any Regulated Product of Parent or any of its Subsidiaries or (iii) commenced, or threatened to initiate, any action to enjoin the production of any Regulated Product of Parent or any of its Subsidiaries produced at any facility where any Regulated Product is manufactured, tested or packaged, except for any such action that individually or in the aggregate are not or would not be material.

(h) To the knowledge of Parent, there are no facts, circumstances or conditions that would reasonably be expected to form the basis for any investigation, suit, claim, action or proceeding against or affecting Parent or any of its Subsidiaries relating to or arising under (i) the FDCA, (ii) the Public Health Service Act of 1944 or (iii) the Social Security Act or regulations of the Office of the Inspector General of the Department of Health and Human Services.

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(i) Parent and its Subsidiaries are in full compliance with the Federal Anti-Kickback Statute, 42 U.S.C.A. §§ 1320a-7b(b), the Stark Law (42 U.S.C. §§ 1395nn) and the AdvaMed Code, and all of Parent’s and its Subsidiaries’ contracts, agreements and arrangements with Health Care Professionals (as defined in the AdvaMed Code) are in full compliance with the AdvaMed Code.

4.21 Products. No contract, agreement or arrangement to which Parent or any of its Subsidiaries is a party in any way restricts Parent or any of its Subsidiaries or, following the consummation of the Transactions, Parent, Merger Sub, Surviving Corporation or any of their respective Affiliates: (i) from directly or indirectly producing, manufacturing, distributing, selling, offering to sell, importing or exporting, or directly or indirectly assisting others to do any of the foregoing, any allograft or xenograft products anywhere in the world for any application; (ii) from directly or indirectly producing, manufacturing, distributing, selling, offering to sell, importing or exporting, or directly or indirectly assisting others to do any of the foregoing, any of Parent’s products anywhere in the world for any application.

4.22 Restrictions on Business Activities. There is no agreement, judgment, injunction, order or decree binding upon Parent or any of its Subsidiaries which has the effect of prohibiting or materially impairing (a) any current or future business practice of Parent or any of its Subsidiaries or (b) any acquisition of any Person or property by Parent or any of its Subsidiaries, except in each of clauses (a) and (b) for any such prohibitions or impairments that would not reasonably be expected to have a Parent Material Adverse Effect.

4.23 Certain Business Practices. Neither Parent, any of its Subsidiaries or, to the knowledge of Parent, any director, officer, employee or agent of Parent, in the course of his or her duties on behalf of Parent, except as would not reasonably be expected to have a Parent Material Adverse Effect, has: (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful payments relating to political activity; (b) made any unlawful payment to any foreign or domestic government official or employee or to any foreign or domestic political party or campaign or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; (c) consummated any transaction, made any payment, entered into any agreement or arrangement or taken any other action in violation of Section 1128B(b) of the Social Security Act; or (d) made any other unlawful payment. Except as would not reasonably be expected to have a Parent Material Adverse Effect, no Person has submitted to Parent, any of its Subsidiaries or any member of the Board of Directors of either Parent or any of its Subsidiaries any written complaint concerning any material violation of Law, or any notice concerning the violation or potential violation of the federal securities or other Law, with respect to Parent or any of its Subsidiaries, or any officer, director, employee or agent of either Parent or any of its Subsidiaries, or concerning any violations or potential violations of Parent’s or its Subsidiaries’ corporate code of conduct or code of ethics, in each case whether such notices or complaints are made pursuant to the provisions of SOX or otherwise.

4.24 Registration Statement; Proxy Statement/Prospectus

(a) The information to be supplied by Parent for inclusion (or incorporation by reference, as the case may be) in the Registration Statement on Form S-4 (or such successor form as shall then be appropriate) shall not, at the time such document is filed with the SEC, at the time it is amended or supplemented, at the time the Registration Statement is declared effective by the SEC and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

(b) The information to be supplied by Parent for inclusion in the Proxy Statement to be sent to the stockholders of Parent and the Company in connection with (i) the Company Stockholder Meeting and (ii) the Parent Stockholder Meeting, shall not on the date the Proxy Statement is first mailed to the stockholders of Parent and the Company, at the time of Company Stockholder Meeting or Parent Stockholder Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading, or omit to state any material fact necessary to correct any statement in

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any earlier written communication constituting a solicitation of proxies by the Company and Parent for the Company Stockholder Meeting or Parent Stockholder Meeting which has in the interim become false or misleading in any material respect.

4.25 Interim Operations of Merger Sub. Merger Sub was formed solely for the purpose of engaging in the Transactions, has engaged in no other business activities and has conducted its operations only as contemplated in this Agreement.

5. CONDUCT OF BUSINESS PENDING THE MERGER

5.1 Conduct of Business by Company Pending the Merger.

(a) The Company covenants and agrees that, beginning on the date hereof and ending at the earlier to occur of the Closing or such earlier time as this Agreement is terminated in accordance with Section 8 (such period being hereinafter referred to as the “Interim Period”), except as expressly provided or permitted by this Agreement or set forth in Section 5.1 of the Company Disclosure Memorandum or unless Parent shall otherwise consent in writing, the Company shall, and shall cause its Subsidiaries to: (i) conduct its business only in the ordinary course of business, consistent with past practice, and in compliance in all material respects with applicable Law; (ii) not take any action, or fail to take any action, except in the ordinary course of business, consistent with past practice; and (iii) preserve intact its business organization, properties and assets, keep available the services of its officers and other key employees, maintain in effect all Company Material Contracts, and preserve its relationships with customers, licensors, licensees, suppliers, distributors and other Persons with which they have business relations with the intention that its goodwill and ongoing business shall be preserved. By way of amplification and not limitation, except as expressly permitted by this Agreement or as set forth on Section 5.1 of the Company Disclosure Memorandum, neither the Company nor any of its Subsidiaries shall, during the Interim Period, directly or indirectly, do any of the following without the prior written consent of Parent:

(i) amend its Articles or Certificate of Incorporation, Bylaws or other equivalent organizational documents, or otherwise alter its corporate structure through merger, liquidation, reorganization or otherwise;

(ii) issue, deliver, grant, sell, transfer, pledge, dispose of or encumber any shares of capital stock of any class, any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any “phantom” stock, “phantom” stock right, stock appreciation rights or stock based performance units, of the Company or any of its Subsidiaries (except for the issuance of shares of Company Common Stock upon the exercise of Company Stock Options or the Company Warrant);

(iii) redeem, repurchase or otherwise acquire, directly or indirectly, any shares of capital stock of the Company or any equity interest in or securities of any of its Subsidiaries, other than (i) repurchases of Company Common Stock pursuant to any right of repurchase pursuant to agreements existing prior to the date hereof between the Company and the holder of such shares of Company Common Stock (ii) in connection with any “cashless exercise” of any Company Stock Options in accordance with the terms of the Company Stock Plans or the Company Warrant in accordance with the terms thereof, and (iii) recapture of shares subject to Company Stock Options which expires;

(iv) sell, transfer, pledge, dispose of or encumber any material properties, facilities, equipment or other assets, except for (A) sales of inventory in the ordinary course of business, (B) pledges of up to $500,000 in assets, and (C) sales of equipment in the ordinary course of business where, in the case of clause (C) only, any such sales do not exceed $100,000 individually or $250,000 in the aggregate;

(v) declare, set aside or pay any dividend or other distribution (whether in cash, stock or other securities or property, or any combination thereof) in respect of any of its capital stock or other equity interests (except that any of the Subsidiaries of the Company may declare and pay cash dividends to the Company);

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(vi) split, combine or reclassify any shares of its capital stock or other securities or equity interests, or, except as set forth in Section 5.1(a)(ii) above, issue any other securities in respect of in lieu of or in substitution for shares of its capital stock or equity interests;

(vii) other than in the ordinary course of business and consistent with past practice, sell, transfer, lease, license, sublicense, mortgage, pledge, encumber, grant or otherwise dispose of any Company Intellectual Property, or amend or modify in any material respect any existing material agreements with respect to any Company Intellectual Property;

(viii) acquire (by merger, consolidation, acquisition of stock or assets or otherwise) an interest in any corporation, limited liability company, partnership, joint venture or other business organization or division thereof;

(ix) incur any indebtedness for borrowed money or issue or sell any debt securities or assume, guarantee (other than guarantees of bank debt of the Company’s Subsidiaries entered into in the ordinary course of business) or endorse or otherwise as an accommodation become responsible for the obligations of any Person, or make any loans or advances to, or capital contribution or investments in, or enter into any financial commitments or lease commitments with, any other Person, except in each case as otherwise permitted under any loan or credit agreement to which the Company or any of its Subsidiaries is a party as of the date of this Agreement, provided, however that such amounts as otherwise permitted under such loan or credit agreement shall not exceed $500,000 in the aggregate;

(x) make any capital expenditures (including leases) or enter into any agreement or agreements providing for payments which, when added together with all other capital expenditures made by the Company since the date of this Agreement, exceed $500,000;

(xi) take or permit to be taken any action to: (A) increase the wages, salaries, bonus or other compensation payable or to become payable to its officers, employees, directors, consultants, agents, independent contractors or other individual service providers, except for increases in salary or wages required by agreements entered into prior to the date of this Agreement, or in the ordinary course of business on the anniversary of an employee’s employment with the Company in accordance with the Company’s compensation policy; (B) grant any additional severance or termination pay to, or enter into any employment or severance agreements with, its officers, employees, directors, consultants, agents, independent contractors or other institutional service providers; (C) establish, adopt, renew, enter into or amend in any material respect any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, trust, fund, policy or arrangement for the benefit of any of its directors, officers or employees, or any collective bargaining agreement; (D) pay any bonuses in amounts greater than those accrued on the Company’s balance sheet through September 30, 2007, except for amounts paid at the end of the calendar year as contributions to employees 401(k) plan balances pursuant to the Company’s 401(K) plan as currently in effect; or (E) hire any employee at a level of Vice President or above or with an annual base salary in excess of $125,000, or promote any employee to Vice President or above (except in order to fill those positions that are set forth on Section 5.1 (xi) of the Company Disclosure Memorandum).

(xii) make any material changes to the personnel or business policies of the Company;

(xiii) change any accounting policies, procedures or practices (including procedures with respect to reserves, revenue recognition, payments of accounts payable and collection of accounts receivable), unless required by statutory accounting principles or GAAP;

(xiv) create, incur, suffer to exist or assume any Lien on any of its material properties, facilities or other assets, other than any Lien for Taxes not yet due and any Lien that would not reasonably be expected to have a Company Material Adverse Effect;

(xv) other than in the ordinary course of business and consistent with past practice, (A) enter into any Company Material Contract; (B) modify, amend, extend or transfer in any material respect or terminate (other than in accordance with its terms) any Company Material Contract or waive, release or assign any

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material rights or claims thereto or thereunder; (C) enter into or extend any lease with respect to real property; or (D) initiate or participate in any new research, clinical trials or clinical trial or development programs;

(xvi) enter into, negotiate or extend (including through any failure to act to prevent an extension) any contracts, agreements or arrangements relating to the research, clinical trial, development, distribution, sale, supply, license, marketing, co-promotion or manufacturing by third parties of products (including products under development) of the Company or any of its Subsidiaries or products (including products under development) licensed by the Company or any of its Subsidiaries, or the Company Intellectual Property, in each case, except in the ordinary course of business;

(xvii) make any Tax election or settle or compromise any material federal, state, local or foreign Tax liability, or agree to an extension of a statute of limitations with respect thereto;

(xviii) (A) pay, discharge, settle or satisfy any claims, liabilities, obligations or litigation (absolute, accrued, asserted or unasserted, contingent or otherwise) other than the payment, discharge, settlement or satisfaction in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities disclosed, reflected or reserved against in the most recent financial statements (or, if applicable, the notes thereto) of the Company included in the Company SEC Reports publicly available prior to the date hereof (for amounts not in excess of such reserves), (B) cancel any indebtedness, (C) waive or assign any claims or rights of substantial value or (D) waive any material benefits of, or agree to modify in any material respect, or, subject to the terms hereof, fail to enforce in any material respect, or consent to any matter with respect to which consent is required under, any confidentiality or similar contract, agreement or arrangement to which the Company or any of its subsidiaries is a party;

(xix) fail to maintain in full force and effect all insurance policies currently in effect, or permit any of the coverage thereunder to lapse, in each case without simultaneously securing replacement insurance policies which will be in full force and effect and provide coverage substantially similar to or greater than under the prior insurance policies;

(xx) take any action that (without regard to any action taken, or agreed to be taken, by Parent or any of its Affiliates) would be reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code;

(xxi) take any action or fail to take any reasonable action permitted by this Agreement if such action or failure to take action would reasonably be expected to result in either (A) any of the representations and warranties of the Company set forth in Section 3 of this Agreement becoming untrue in any material respect or (B) any of the conditions to the Closing set forth in Section 7 of this Agreement not being satisfied as of the Closing Date;

(xxii) sell, assign, transfer, encumber, enter into any license or covenant not to sue with respect to, grant any right with respect to, or otherwise dispose of, or abandon or fail to maintain, or enter into any settlements or arrangements with respect to, any Company Intellectual Property or any third party Intellectual Property, in each case, other than in the ordinary course of business;

(xxiii) take any other action with respect to any Company Intellectual Property other than prosecution of patent and trademark applications in the ordinary course of business consistent with past practice and payment of any fees or other actions required to maintain such Company Intellectual Property;

(xxiv) fail to allow Parent to participate fully in the preparation of the reply or response to any written correspondence or other documents or any other communication (written or otherwise) received by the Company or any of its Subsidiaries from third parties (not including correspondence with the United States Patent and Trademark Office received in the ordinary course of business) in connection with any Company Intellectual Property or Intellectual Property of any third party by (A) promptly providing such correspondence or other documents to Parent and informing Parent of the substance of any non-written communication and (B) collaborating with Parent as requested with the preparation of a response to such correspondence or other documents or other communication; or

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(xxv) enter into any agreement or contract to do any of the foregoing.

(b) During the Interim Period, the Company shall, and shall cause its Subsidiaries to: (i) solicit and accept customer orders in the ordinary course of business; and (ii) cooperate with Parent in communicating with suppliers, collaborators, customers and licensors to facilitate the post-Closing integration of the business of the Company and its Subsidiaries with the business of Parent and its Subsidiaries.

5.2 Conduct of Business by Parent Pending the Merger.

(a) Parent covenants and agrees that, during the Interim Period, except as expressly provided or permitted by this Agreement or set forth in Section 5.2 of the Parent Disclosure Memorandum or unless the Company shall otherwise consent in writing, Parent shall, and shall cause its Subsidiaries to: (i) conduct its business only in the ordinary course of business, consistent with past practice, and in compliance in all material respects with applicable Law; (ii) not take any action, or fail to take any action, except in the ordinary course of business, consistent with past practice; and (iii) preserve intact its business organization, properties and assets, keep available the services of its officers and other key employees, maintain in effect all Parent Material Contracts, and preserve its relationships with customers, licensors, licensees, suppliers, distributors and other Persons with which they have business relations with the intention that is goodwill and ongoing business shall be preserved. By way of amplification and not limitation, except as expressly permitted by this Agreement or as set forth on Section 5.2 of the Parent Disclosure Memorandum, neither Parent nor any of its Subsidiaries shall, during the Interim Period, directly or indirectly, do any of the following without the prior written consent of the Company:

(i) amend its Articles or Certificate of Incorporation, Bylaws or other equivalent organizational documents, or otherwise alter its corporate structure through merger, liquidation, reorganization or otherwise (except as set forth in the Charter Amendment);

(ii) issue, deliver, grant, sell, transfer, pledge, dispose of or encumber any shares of capital stock of any class, any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any “phantom” stock, “phantom” stock right, stock appreciation rights or stock based performance units, of Parent or any of its Subsidiaries (except for the issuance of shares of Parent Common Stock upon the exercise of Parent Stock Options, or the granting of Parent Stock Options in the ordinary course of business, such as the Parent’s annual grants of Parent Stock Options to its officers, employees, directors, consultants, agents, independent contractors or other individual service providers);

(iii) redeem, repurchase or otherwise acquire, directly or indirectly, any shares of capital stock of Parent or any equity interest in or securities of any of its Subsidiaries, other than (i) repurchases of Parent Common Stock pursuant to any right of repurchase pursuant to agreements existing prior to the date hereof between Parent and the holder of such shares of Parent Common Stock (ii) in connection with any “cashless exercise” of any Parent Stock Options in accordance with the terms of the Parent Stock Plans in accordance with the terms thereof and (iii) recapture of shares subject to Parent Stock Options which expires;

(iv) sell, transfer, pledge, dispose of or encumber any material properties, facilities, equipment or other assets, except for (A) sales of inventory in the ordinary course of business, (B) pledges of up to $500,000 in assets, (C) sales of equipment in the ordinary course of business where any such sales do not exceed $200,000 individually or $500,000 in the aggregate, and (D) the sublease or sale of leased space of the former cardiovascular facility of Regeneration Technologies, Inc.-Cardiovascular, a wholly-owned subsidiary of Parent, comprising 9,745 square feet located at 201 London Parkway, Suite 2300, Birmingham, Alabama, and the leasehold improvements made to and the equipment located at such property;

(v) declare, set aside or pay any dividend or other distribution (whether in cash, stock or other securities or property, or any combination thereof) in respect of any of its capital stock or other equity interests (except that any of the Subsidiaries of Parent may declare and pay cash dividends to Parent);

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(vi) split, combine or reclassify any shares of its capital stock or other securities or equity interests, or, except as set forth in Section 5.2(a)(ii) above, issue any other securities in respect of in lieu of or in substitution for shares of its capital stock or equity interests;

(vii) other than in the ordinary course of business and consistent with past practice, sell, transfer, lease, license, sublicense, mortgage, pledge, encumber, grant or otherwise dispose of any Parent Intellectual Property, or amend or modify in any material respect any existing material agreements with respect to any Parent Intellectual Property;

(viii) acquire (by merger, consolidation, acquisition of stock or assets or otherwise) an interest in any corporation, limited liability company, partnership, joint venture or other business organization or division thereof;

(ix) incur any indebtedness for borrowed money or issue or sell any debt securities or assume, guarantee (other than guarantees of bank debt of the Parent’s Subsidiaries entered into in the ordinary course of business) or endorse or otherwise as an accommodation become responsible for the obligations of any Person, or make any loans or advances to, or capital contribution or investments in, or enter into any financial commitments or lease commitments with, any other Person, except in each case as otherwise permitted under any loan or credit agreement to which Parent or any of its Subsidiaries is a party as of the date of this Agreement, provided, however that such amounts as otherwise permitted under such loan or credit agreement shall not exceed $500,000 in the aggregate;

(x) make any capital expenditures (including leases) or enter into any agreement or agreements providing for payments which, when added together with all other capital expenditures made by Parent since the date of this Agreement, exceed $5,000,000;

(xi) take or permit to be taken any action to: (A) increase the wages, salaries, bonus or other compensation payable or to become payable to its officers, employees, directors, consultants, agents, independent contractors or other individual service providers, except for increases in compensation required by agreements entered into prior to the date of this Agreement, or made in the ordinary course of business, such as Parent’s annual increase in the compensation of such persons; (B) establish, adopt, renew, enter into or amend in any material respect any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, trust, fund, policy or arrangement for the benefit of any of its directors, officers or employees, or any collective bargaining agreement; (C) pay any bonuses in amounts greater than $1,500,000; or (D) hire any employee at a level of Vice President or above or with an annual base salary in excess of $150,000.

(xii) make any material changes to the personnel or business policies of Parent;

(xiii) change any accounting policies, procedures or practices (including procedures with respect to reserves, revenue recognition, payments of accounts payable and collection of accounts receivable), unless required by statutory accounting principles or GAAP;

(xiv) create, incur, suffer to exist or assume any Lien on any of its material properties, facilities or other assets, other than any Lien for Taxes not yet due and any Lien that would not reasonably be expected to have a Parent Material Adverse Effect;

(xv) other than in the ordinary course of business and consistent with past practice, (A) enter into any Parent Material Contract; (B) modify, amend, extend or transfer in any material respect or terminate (other than in accordance with its terms) any Parent Material Contract or waive, release or assign any material rights or claims thereto or thereunder; or (C) enter into or extend any lease with respect to real property;

(xvi) enter into, negotiate or extend (including through any failure to act to prevent an extension) any contracts, agreements or arrangements relating to the research, clinical trial, development, distribution, sale, supply, license, marketing, co-promotion or manufacturing by third parties of products (including products under development) of Parent or any of its Subsidiaries or products (including products under development) licensed by Parent or any of its Subsidiaries, or the Parent Intellectual Property, in each case, except in the ordinary course of business;

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(xvii) make any Tax election or settle or compromise any material federal, state, local or foreign Tax liability, or agree to an extension of a statute of limitations with respect thereto;

(xviii) (A) pay, discharge, settle or satisfy any claims, liabilities, obligations or litigation (absolute, accrued, asserted or unasserted, contingent or otherwise) other than the payment, discharge, settlement or satisfaction in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities disclosed, reflected or reserved against in the most recent financial statements (or, if applicable, the notes thereto) of Parent included in the Parent SEC Reports publicly available prior to the date hereof (for amounts not in excess of such reserves), (B) cancel any indebtedness, (C) waive or assign any claims or rights of substantial value or (D) waive any material benefits of, or agree to modify in any material respect, or, subject to the terms hereof, fail to enforce in any material respect, or consent to any matter with respect to which consent is required under, any confidentiality or similar contract, agreement or arrangement to which Parent or any of its Subsidiaries is a party;

(xix) fail to maintain in full force and effect all insurance policies currently in effect, or permit any of the coverage thereunder to lapse, in each case without simultaneously securing replacement insurance policies which will be in full force and effect and provide coverage substantially similar to or greater than under the prior insurance policies;

(xx) take any action that (without regard to any action taken, or agreed to be taken, by Company or any of its Affiliates) would be reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code;

(xxi) take any action or fail to take any reasonable action permitted by this Agreement if such action or failure to take action would reasonably be expected to result in either (A) any of the representations and warranties of the Parent set forth in Section 4 of this Agreement becoming untrue in any material respect or (B) any of the conditions to the Closing set forth in Section 7 of this Agreement not being satisfied as of the Closing Date;

(xxii) sell, assign, transfer, encumber, enter into any license or covenant not to sue with respect to, grant any right with respect to, or otherwise dispose of, or abandon or fail to maintain, or enter into any settlements or arrangements with respect to, any Parent Intellectual Property or any third party Intellectual Property, in each case, other than in the ordinary course of business;

(xxiii) take any other action with respect to any Parent Intellectual Property other than prosecution of patent and trademark applications in the ordinary course of business consistent with past practice and payment of any fees or other actions required to maintain such Parent Intellectual Property; or

(xxiv) enter into any agreement or contract to do any of the foregoing.

(b) During the Interim Period, Parent shall, and shall cause its Subsidiaries to: (i) solicit and accept customer orders in the ordinary course of business; and (ii) cooperate with the Company in communicating with suppliers, collaborators, customers and licensors to facilitate the post-Closing integration of the business of Parent and its Subsidiaries with the business of the Company.

5.3 No Solicitation of Transactions.

(a) Each of the Company and Parent shall, and shall cause its officers, directors, auditors, attorneys and financial advisors (each, a “Representative”) and any other agents to, immediately cease any discussions, negotiations or communications with any party or parties that commenced prior to the date of this Agreement with respect to any Competing Proposal. As used in this Agreement, a “Competing Proposal” means, with respect to the Company or Parent, any proposal or offer (other than this Agreement and the Merger), whether in writing or otherwise, from any Person or group (as defined in Section 13d-3 of the Exchange Act) other than, in the case of the Company, Parent, Merger Sub or any Affiliates thereof, and in the case of Parent, the Company or any Affiliates thereof (a “Third Party”), to acquire (i) assets that constitute or account for five percent (5%) or more of the consolidated net revenues, consolidated net income or consolidated assets of the Company or Parent,

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as the case may be, or (ii) beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of five percent (5%), or with respect to any such Person or group that has beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of at least five percent (5%) or more of any class of equity securities of the Company or Parent, as the case may be, as of the date hereof, an additional amount which would increase such ownership by one percent (1%) or more, of any class of equity securities of the Company or Parent, as the case may be, in each case pursuant to a merger, consolidation or other business combination, sale of shares of stock, sale of assets, tender offer, exchange offer or similar transaction or series of related transactions.

(b) During the Interim Period, each of the Company and Parent shall not, nor shall either authorize or permit any of its or its Subsidiaries respective Representatives to, (i) solicit, initiate or encourage, or otherwise facilitate, directly or indirectly, any inquiries relating to, or the submission of, any Competing Proposal, (ii) directly or indirectly solicit, initiate, encourage or otherwise facilitate any discussions or negotiations regarding any Competing Proposal, (iii) furnish to any Third Party any information or data for the purpose of encouraging or facilitating, or, except as required by applicable Law, provide access to the properties, offices, books, records, officers, directors or employees of, or take any other action to knowingly, directly or indirectly, solicit, initiate, intentionally encourage, participate in or otherwise facilitate the making of any proposal that constitutes, or may reasonably be expected to lead to, any Competing Proposal, (iv) enter into any agreement with respect to a Competing Proposal, or (v) waive any benefits of, or agree to modify in any respect, or, subject to the terms hereof, fail to enforce, or consent to any matter with respect to which consent is required under, any standstill or similar contract, agreement or arrangement to which the Company or any of its Subsidiaries, or Parent or any of its Subsidiaries, as the case may be, is a party with respect to any class of equity securities. Without limiting the generality of the foregoing, it is understood that any violation of any of the restrictions set forth in this Section 5.3 by any Representative of the Company or any of its Subsidiaries, or Parent or any of its Subsidiaries, shall be deemed to be a breach of this Section 5.3 by the Company or Parent, respectively.

(c) Notwithstanding the foregoing, if, prior to obtaining the Company Required Vote, (i) the Company has complied with this Section 5.3, and (ii) the Company Board of Directors reasonably determines in good faith that a Competing Proposal that did not result from a breach or deemed breach of this Agreement constitutes a Superior Competing Proposal (as such term is defined below), then, to the extent that a majority of the members of the Company Board of Directors determines in good faith, after consultation with the Company’s outside counsel, that the failure to do so could reasonably be expected to constitute a breach by the Company Board of Directors of its fiduciary duties to the holders of Company Common Stock under Law or writ, judgment, injunction, consent, order, decree, stipulation, award or executive order of or by any Governmental Entity (each, an “Order”), the Company may, subject to the Company’s providing prompt (but in any event at least twenty-four (24) hours) prior written notice to Parent of its decision to take such action and compliance by the Company with Section 5.3(f), furnish information with respect to the Company to, and participate in discussions and negotiations directly or through its Representatives with, such Third Party, subject to a confidentiality agreement not materially less favorable to the Company than the Confidentiality Agreement (as defined in Section 6.4(b) hereof), provided that all such information not already provided to Parent is provided to Parent prior to or as soon as reasonably practicable (but in any event within twenty-four (24) hours) after it is provided to such Third Party.

(d) Notwithstanding subsections 5.3(a) and (b) above, if (i) Parent has complied with this Section 5.3, and (ii) the Parent Board of Directors reasonably determines in good faith that a Competing Proposal that did not result from a breach or deemed breach of this Agreement constitutes a Superior Competing Proposal (as such term is defined below), then, to the extent that a majority of the members of the Parent Board of Directors determines in good faith, after consultation with Parent’s outside counsel, that the failure to do so could reasonably be expected to constitute a breach by the Parent Board of Directors of its fiduciary duties to the holders of Parent Common Stock under Law or writ, judgment, injunction, consent, order, decree, stipulation, award or executive order of or by any Governmental Entity (each, an “Order”), Parent may, subject to Parent providing prompt (but in any event at least twenty-four (24) hours) prior written notice to Company of its decision to take such action and compliance by Parent with Section 5.3(g), furnish information with respect to Parent, and participate in discussions and negotiations directly or through its Representatives with, such Third

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Party, subject to a confidentiality agreement not materially less favorable to Parent than the Confidentiality Agreement, provided that all such information not already provided to the Company is provided to Company prior to or as soon as reasonably practicable (but in any event within twenty-four (24) hours) after it is provided to such Third Party.

(e) For purposes of this Agreement, “Superior Competing Proposal” shall mean a bona fide, unsolicited written proposal or offer made by a Third Party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, sale of shares of stock, sale of assets, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, more than 50% of the capital stock of the Company or Parent, as the case may be, then outstanding (including the capital stock of the Company or Parent, as the case may be, then owned of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by such Third Party) or more than 50% of the consolidated total assets of the Company and its Subsidiaries, or Parent and its Subsidiaries, as the case may be, (i) on terms the Company’s Board of Directors or Parent’s Board of Directors, as the case may be, determines in good faith (after consulting Parent’s outside legal counsel and financial advisor), taking into account, among other things, all legal, financial, regulatory, timing and other aspects of the offer and the Third Party making the offer, are more favorable from a financial point of view to the holders of Company Common Stock or Parent Common Stock, as the case may be, than the Transactions, (ii) such Competing Proposal is reasonably capable of being consummated, and (iii) the financing for such Competing Proposal, if required, has been committed in writing.

(f) Neither the Company Board of Directors nor any committee thereof, shall (i) withdraw or modify, or propose or resolve to withdraw or modify in a manner adverse to Parent or Merger Sub, the approval and recommendation by the Company Board of Directors of the Merger, this Agreement, the “plan of merger” (as such term is used in Section 607.1108 of the FBCA) contained herein, and all other Transaction Documents, the Transactions and the actions taken in connection herewith and therewith, (ii) approve or recommend, or propose or resolve to approve or recommend, any Competing Proposal, (iii) approve or recommend, or propose or resolve to approve or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, stock purchase agreement, asset purchase agreement, acquisition agreement, option agreement or similar agreement relating to a Competing Proposal (“Acquisition Agreement”), (iv) approve or recommend, or propose or resolve to approve or recommend, or execute or enter into, any agreement (written or oral) requiring it to abandon, terminate or fail to consummate the Merger, any Transaction Document or the Transactions, (v) take any action necessary to render the provisions of any “moratorium”, “control share”, “fair price”, “affiliate transaction”, “business combination”, or other anti-takeover laws and regulations of any state or other jurisdiction, including those included in the FBCA, inapplicable to any Competing Proposal, or (vi) propose or agree to do any of the foregoing constituting or related to, or that is intended to or would reasonably be expected to lead to, any Competing Proposal. Notwithstanding the foregoing, prior to obtaining the Company Required Vote, the Board of Directors may, in response to a Superior Competing Proposal that was not solicited, initiated, intentionally encouraged, participated in or otherwise facilitated by the Company in breach of the Agreement, if it determines in good faith (after consultation with the Company’s outside legal counsel) that the failure to do so could reasonably be expected to result in a breach of the fiduciary duties of the Company Board of Directors to the Company stockholders under Law or any Order, (1) withdraw or modify, or propose or resolve to modify, in a manner adverse to Parent or Merger Sub, the approvals and recommendations of the Company Board of Directors of the Merger or the other Transactions, (2) approve, recommend and enter into such Superior Competing Proposal, but in each case only (x) if the Company has been in compliance at all times with the provisions of this Section 5.3, (y) at a time that is after the fifth (5th) Business Day following Parent’s receipt of written notice advising Parent that the Company Board of Directors is prepared to take such action (during which period the Company shall negotiate in good faith with Parent concerning any amendment of the terms of the Merger by Parent or Merger Sub or any proposal by Parent or Merger Sub to amend the terms of this Agreement or the Merger (a “New Parent Proposal”)), specifying therein all of the terms and conditions of such Superior Competing Proposal, and identifying the Person or group making such Superior Competing Proposal (it being understood and agreed that any amendment to the financial terms or any other material term of such Superior Competing Proposal shall require a new notice and a new five (5) Business Day period), and (z) if, after the end

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of such five (5) Business Day period, the Company Board of Directors determines in good faith (after consultation with the Company’s outside legal counsel and financial advisor) that such proposed transaction continues to be a Superior Competing Proposal, after taking into account any New Parent Proposal. Except as otherwise required by the fiduciary duties of the Company Board of Directors in accordance with the provisions of this Section 5.3, the Company shall not during the term of this Agreement release any Third Party from, or agree to amend or waive any provision of any confidentiality agreement, and the Company shall use its best efforts to enforce, to the fullest extent permitted by Law, each confidentiality agreement entered into pursuant to this Section 5.3 and any other confidentiality agreement to which the Company is or becomes a party.

(g) Neither the Parent Board of Directors nor any committee thereof, shall (i) withdraw or modify, or propose or resolve to withdraw or modify in a manner adverse to the Company, the approval and recommendation by the Parent Board of Directors of the Charter Amendment and the Share Issuance, (ii) approve or recommend, or propose or resolve to approve or recommend, any Competing Proposal, (iii) approve or recommend, or propose or resolve to approve or recommend, or execute or enter into, any Acquisition Agreement with respect to Parent, (iv) approve or recommend, or propose or resolve to approve or recommend, or execute or enter into, any agreement (written or oral) requiring it to abandon, terminate or fail to consummate the Merger, any Transaction Document or the Transactions, (v) take any action necessary to render the provisions of any “moratorium”, “control share”, “fair price”, “affiliate transaction”, “business combination”, or other anti-takeover laws and regulations of any state or other jurisdiction, including those included in the FBCA, inapplicable to any Competing Proposal, or (vi) propose or agree to do any of the foregoing constituting or related to, or that is intended to or would reasonably be expected to lead to, any Competing Proposal. Notwithstanding the foregoing, the Board of Directors may, in response to a Superior Competing Proposal that was not solicited, initiated, intentionally encouraged, participated in or otherwise facilitated by Parent in breach of the Agreement, if it determines in good faith (after consultation with Parent’s outside legal counsel) that the failure to do so could reasonably be expected to result in a breach of the fiduciary duties of the Parent Board of Directors to the Parent stockholders under Law or any Order, (1) withdraw or modify, or propose or resolve to modify, in a manner adverse to the Company, the approvals and recommendations of the Parent Board of Directors of the Charter Amendment and Share Issuance, (2) approve, recommend and enter into such Superior Competing Proposal, but in each case only (x) if Parent has been in compliance at all times with the provisions of this Section 5.3, (y) at a time that is after the fifth (5th) Business Day following the Company’s receipt of written notice advising the Company that the Parent Board of Directors is prepared to take such action (during which period Parent shall negotiate in good faith with the Company concerning any amendment of the terms of the Merger by the Company or any proposal by the Company to amend the terms of this Agreement or the Merger (a “New Company Proposal”)), specifying therein all of the terms and conditions of such Superior Competing Proposal, and identifying the Person or group making such Superior Competing Proposal (it being understood and agreed that any amendment to the financial terms or any other material term of such Superior Competing Proposal shall require a new notice and a new five (5) Business Day period), and (z) if, after the end of such five (5) Business Day period, the Parent Board of Directors determines in good faith (after consultation with the Parent’s outside legal counsel and financial advisor) that such proposed transaction continues to be a Superior Competing Proposal, after taking into account any New Company Proposal. Except as otherwise required by the fiduciary duties of the Parent Board of Directors in accordance with the provisions of this Section 5.3, Parent shall not during the term of this Agreement release any Third Party from, or agree to amend or waive any provision of any confidentiality agreement, and the Company shall use its best efforts to enforce, to the fullest extent permitted by Law, each confidentiality agreement entered into pursuant to this Section 5.3 and any other confidentiality agreement to which Parent is or becomes a party.

(h) In addition to the obligations set forth in this Section 5.3, each of the Company and Parent shall advise the other orally and, if requested, in writing of (i) any Competing Proposal or any offer, proposal or inquiry with respect to or which could reasonably be expected to lead to any Competing Proposal received by any officer or director of such Party or, to the knowledge of such Party, any other Representative of such Party, (ii) the terms and conditions of such Competing Proposal (including a copy of any written proposal) and (iii) the identity of the person or group making the offer, proposal or inquiry for any such Competing Proposal immediately following

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receipt by such Party or any officer or director of such Party or, to the knowledge of the Company, any other Representative of such Party of such Competing Proposal offer, proposal or inquiry. Each of the Company and Parent shall keep the other advised on a current basis of any developments with respect to any of its substantive discussions or negotiations with, or provision of material information in connection with any such Competing Proposal in which such Party, any of such Party’s Subsidiaries, or any of their respective Affiliates or Representatives participate. Each of the Company and Parent agrees to notify the other promptly (and in any event within twenty-four (24) hours) if its Board of Directors determines that a Competing Proposal is not a Superior Competing Proposal.

(i) Each of the Company and Parent agrees that immediately following the execution of this Agreement it shall request (to the extent it has not already done so) each Person which has heretofore executed a confidentiality agreement in connection with such Person’s consideration of acquiring such Party to return or destroy all confidential information heretofore furnished to such Person by or on its behalf in accordance with the terms of such agreement.

6. ADDITIONAL AGREEMENTS

6.1 Proxy Statement/Prospectus; Registration Statement.

(a) As promptly as practicable after the execution of this Agreement, Parent and the Company shall prepare and file with the SEC the Registration Statement, of which the Proxy Statement will constitute a part, in form and substance reasonably satisfactory to each of the Parties. Each of the Parties shall respond as promptly as practicable to any comments of the SEC and use their respective commercially reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing. The Company shall furnish all information concerning the Company and the holders of Company Common Stock as may be reasonably required or requested by Parent in connection with such actions and the preparation of the Registration Statement. The Company and Parent shall cause the Proxy Statement to be mailed to their respective stockholders as promptly as practicable after the Registration Statement shall have become effective under the Securities Act.

(b) As promptly as practicable after the date of this Agreement, the Parties shall prepare and file any other filings required under the Exchange Act, the Securities Act or any other federal or state securities Law relating to the Merger and the other Transactions (collectively, the “Other Filings”).

(c) Each of the Parties shall notify the other promptly of the receipt of any comments from the SEC (or its staff) and of any request by the SEC (or its staff) or any other Governmental Entity for amendments or supplements to the Registration Statement, the Proxy Statement or any Other Filing, or for additional information, and shall promptly supply the other with copies of all correspondence between such Party or any of its representatives, on the one hand, and the SEC, its staff or any other Governmental Entity, on the other hand, with respect to the Registration Statement, the Proxy Statement, the Merger or any Other Filings.

(d) Each Party shall cause all documents that it is responsible for filing with the SEC or other regulatory authorities under this Section 6.1 to comply in all material respects with all applicable requirements of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder. Whenever any event occurs which is required under the Securities Act, the Exchange Act or other Law to be set forth in an amendment or supplement to the Proxy Statement, the Registration Statement or any Other Filing, each Party, as the case may be, shall promptly inform the other of such occurrence, provide the other Party reasonable opportunity under the circumstances to review and comment, and cooperate in filing with the SEC, its staff or any other Governmental Entity, and/or mailing to stockholders of the Company, such amendment or supplement.

(e) Subject to Section 5.3(g), the Proxy Statement shall include the Parent Board Recommendation and, subject to Section 5.3(f), the Proxy Statement shall include the Company Board Recommendation.

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6.2 Meeting of Company Stockholders.

(a) As soon as practicable following the date upon which the Registration Statement becomes effective with the SEC, the Company shall take all action necessary in accordance with the FBCA and its Articles of Incorporation and Bylaws, and the rules of American Stock Exchange (“AMEX”) to duly call, give notice of and hold the Company Stockholder Meeting.

(b) Subject to Section 6.2(d), once the Company Stockholder Meeting has been called and noticed, the Company shall not postpone or adjourn the Company Stockholder Meeting (other than for the absence of a quorum) without the prior written consent of Parent.

(c) Subject to Section 5.3(c), the Company’s Board of Directors shall recommend that the Merger be approved and this Agreement be approved and adopted by the stockholders of the Company. The Company’s Board of Directors shall submit this Agreement to the stockholders of the Company for their approval and adoption, whether or not the Company’s Board of Directors at any time changes, withdraws or modifies the Company Board Recommendation. As long as the Company’s Board of Directors has not so changed, withdrawn or modified the Company Board Recommendation (to the extent permitted under the terms of this Agreement), the Company shall solicit from stockholders of the Company proxies in favor of the Merger and shall take all other action necessary or advisable to secure the vote or consent of stockholders required by the FBCA and its Articles of Incorporation to authorize and approve the Merger. Without limiting the generality of the foregoing: (i) the Company agrees that its obligation to duly call, give notice of, convene and hold the Company Stockholder Meeting as required by this Section 6.2 shall not be affected by the withdrawal, amendment or modification of the Company Board Recommendation; and (ii) subject to Section 5.3 hereof, the Company agrees that its obligations under this Section 6.2 shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Superior Competing Proposal.

(d) Notwithstanding anything to the contrary contained in this Agreement, the Company, may adjourn or postpone the Company Stockholder Meeting to the extent necessary to ensure that any required supplement or amendment to the Proxy Statement is provided to the Company’s stockholders.

6.3 Meeting of Parent Stockholders.

(a) As soon as practicable following the date upon which the Registration Statement becomes effective with the SEC, Parent shall take all action necessary in accordance with the DGCL, its Certificate of Incorporation and Bylaws, and the rules of the NGM to duly call, give notice of and hold the Parent Stockholder Meeting.

(b) Subject to Section 6.3(d), once the Parent Stockholder Meeting has been called and noticed, Parent shall not postpone or adjourn the Parent Stockholder Meeting (other than for the absence of a quorum) without the prior written consent of the Company.

(c) Subject to Section 5.3(d), Parent’s Board of Directors shall recommend that the Charter Amendment and the Stock Issuance be approved by the stockholders of the Parent. The Parent’s Board of Directors shall submit the Charter Amendment and the Stock Issuance to the stockholders of Parent for their approval, whether or not the Parent’s Board of Directors at any time changes, withdraws or modifies the Parent Board Recommendation. As long as the Parent’s Board of Directors has not so changed, withdrawn or modified the Parent Board Recommendation, Parent shall solicit from stockholders of Parent proxies in favor of the Charter Amendment and the Stock Issuance and shall take all other action necessary or advisable to secure the vote or consent of stockholders required by the DGCL and its Certificate of Incorporation to authorize the Charter Amendment and the Stock Issuance. Without limiting the generality of the foregoing: (i) Parent agrees that its obligation to duly call, give notice of, convene and hold the Parent Stockholder Meeting as required by this Section 6.3 shall not be affected by the withdrawal, amendment or modification of the Parent Board Recommendation; and (ii) subject to Section 5.3 hereof, Parent agrees that its obligations under this Section 6.3 shall not be affected by the commencement, public proposal, public disclosure or communication to Parent of any Superior Competing Proposal

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(d) Notwithstanding anything to the contrary contained in this Agreement, Parent may adjourn or postpone the Parent Stockholder Meeting to the extent necessary to ensure that any required supplement or amendment to the Proxy Statement is provided to Parent’s stockholders.

6.4 Access to Information; Confidentiality.

(a) Upon reasonable notice, during normal business hours and in a manner that does not disrupt or interfere with business operations, Parent and Company shall (and shall cause each of their respective Subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of the other Party reasonable access, during the Interim Period, to: (i) the appropriate individuals for discussion of its business (including, but not limited to, its books, contracts, commitments, records, suppliers, customers and other third parties having material dealings with it), properties, personnel and pending or threatened litigation (to the extent that such Party’s receipt of such information does not affect any privilege relating to the producing Party), (ii) such information relating to any circumstance that arises or event that occurs after the date hereof that is reasonably expected to be material to their business (such as their entering into a material agreement), and (iii) such information relating to matters for which they are required to provide notice to the other party pursuant to Section 6.7 hereof, in each case, as the other may reasonably request. Anything above to the contrary notwithstanding, no Party shall be required to provide any other access to information relating to any Intellectual Property of such Party that is currently in development, the subject of negotiation between such Party and a third party, or for which an application for patent or trademark is being sought, provided said application has not been published. No investigation pursuant to this Section 6.4 shall affect any representations or warranties of Parent or the Company contained herein or the conditions to the obligations of Parent or the Company hereto.

(b) The Parties shall keep all information obtained pursuant to this Section 6.4 confidential in accordance with the Confidentiality Agreement dated as of October 19, 2007 (the “Confidentiality Agreement”), between Parent and the Company.

6.5 Commercially Reasonable Efforts Further Assurances.

(a) Parent and the Company shall use their commercially reasonable efforts to satisfy or cause to be satisfied all of the conditions precedent that are set forth in Section 7, as applicable to each of them. Each Party, at the reasonable request of the other, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or advisable and consistent with this Agreement to effect the consummation of the Merger and other Transactions.

(b) Subject to the terms and conditions hereof, the Company and Parent agree to use their respective commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to promptly consummate and make effective the Merger and other Transactions, including using their respective commercially reasonable efforts: (i) to obtain prior to the Closing Date all licenses, certificates, permits, consents, approvals, authorizations, qualifications and orders of Governmental Entities and parties to contracts with the Company or its Subsidiaries as are necessary for the consummation of the Transactions; (ii) to effect all necessary registrations and filings required by any Governmental Entity (in connection with which Parent and the Company shall cooperate with each other in connection with the making of all such registrations and filings, including providing copies of all such documents to the non-filing party and its advisors prior to the time of such filing and, if requested, will consider in good faith reasonable additions, deletions or changes suggested in connection therewith); (iii) to furnish to each other such information and assistance as reasonably may be requested in connection with the foregoing; and (iv) to lift, rescind or mitigate the effects of any injunction, restraining order or other ruling by a Governmental Entity adversely affecting the ability of any Party to consummate the Merger or the other Transactions and to prevent, with respect to any threatened or such injunction, restraining order or other such ruling, the issuance or entry thereof.

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(c) Each of Parent and the Company (1) shall as promptly as practicable and in any event within twenty one (21) Business Days of the date hereof, make the filings required of such party or any Subsidiary under the HSR Act or European Community Merger Regulation (“ECMR”) with respect to the Transactions; (ii) agrees to use its commercially reasonable efforts to negotiate with the United States Federal Trade Commission, the United States Department of Justice, European Commission and/or any other Governmental Entity in respect of such filings to prevent the issuance of any requests for additional information, documents or other materials under the HSR Act or ECMR; provided that, (x) if such a request is about to be issued notwithstanding the parties’ efforts, the parties shall discuss the withdrawal and refining of the filings to avoid the issuance of such a request and to enable the parties to continue to attempt to resolve the issues raised by any Governmental Entity in connection with the filings without the need to respond to any such request, and each of the parties shall have the option of withdrawal and refining, and that, (y) if any such requests are nonetheless issued, to seek modification of same and comply at the earliest practicable date with respect thereto, as modified; and (iii) shall act in good faith and reasonably cooperate with the other party in connection with any such filing and in connection with resolving any investigation or other inquiry of any such agency or other Governmental Entity under any antitrust Law (“Antitrust Laws”) with respect to any such filing or any such transaction, including in connection with any proceeding initiated by a private party. To the extent not prohibited by Law, each party to this Agreement shall use commercially reasonable efforts to furnish to each other all information required for any application or other filing to be made pursuant to any Law in connection with the Transactions. Each of the Company and Parent shall give the other reasonably prompt notice of any communication with, and any proposed understanding, undertaking or agreement with, any Governmental Entity regarding any such filings or any such transaction. None of the Company or any of its Subsidiaries, on the one hand, or Parent or any of its Subsidiaries, on the other hand, shall independently participate in any meeting, or engage in any substantive conversation, with any Governmental Entity in respect of any such filings, investigation or other inquiry without giving the other prior notice (if practicable) of the meeting and discussing with the other the advisability of it or its representatives participating in such meeting or conversation. Each of Parent and the Company shall use commercially reasonable efforts to take such action as may be required to cause the expiration of the notice periods under the HSR Act or other Antitrust Laws with respect to the Transactions as promptly as possible after the execution of this Agreement. Notwithstanding the foregoing, nothing in this Section shall be deemed to require either Parent or the Company (unless, in the case of the Company, Parent requires as such) to take any action, or commit to take any action, or agree to any condition or restriction, in connection with obtaining the foregoing consents, approvals and authorizations of Governmental Entities and having theretofore used reasonable best efforts hereunder to avoid having to take, or to otherwise mitigate, any such action, make any such commitment or agree to any such condition or restriction that would reasonably be expected to have either a Company Material Adverse Effect or a Parent Material Adverse Effect, or that would result in a material limitation of the benefits expected to be derived by Parent as a result of the Merger and other Transactions.

6.6 Employee Service Credit. Each individual who, immediately prior to the Effective Time, is an employee of the Company or any of its Subsidiaries shall be given full credit for prior service with the Company or any of its Subsidiaries for purposes of participation and vesting (but not for purposes of benefit accrual) under any employee benefit plans or arrangements of Parent in which they first become eligible after the Effective Time, as well as for purposes of determining benefit levels under any service-based severance, vacation or other paid time off plans or policies of Parent in which they may participate. In addition, Parent shall waive, or cause to be waived, any limitations on benefits relating to pre-existing conditions to the same extent such limitations are waived under any comparable Company Employee Plan and recognize for purposes of annual deductible and out-of-pocket limits under its medical and dental plans, deductible and out-of-pocket expenses paid by the Company employees in the calendar year in which the Effective Time occurs.

6.7 Notification of Certain Matters.

(a) The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of the occurrence or non-occurrence of (i) any event the occurrence, or non-occurrence of which would reasonably be expected to result in any representation or warranty contained in this Agreement to be untrue or inaccurate in

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any material respect (or, in the case of any representation or warranty qualified by its terms by materiality, then untrue or inaccurate in any respect) and (ii) any failure of the Company, Parent or Merger Sub, as the case may be, to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however that the delivery of any notice pursuant to this Section 6.7(a) shall not limit or otherwise affect the remedies available hereunder to the Party receiving such notice.

(b) Each of the Company and Parent shall give prompt notice to the other of (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Merger or other Transactions; (ii) any notice or other communication from any Governmental Entity in connection with the Merger or other Transactions; (iii) any litigation, relating to or involving or otherwise affecting the Company or any of its Subsidiaries or Parent and its Subsidiaries that relates to the Merger or other Transactions; (iv) the occurrence of a default or event that, with notice or lapse of time or both, will become a default under either a Company Material Contract or a Parent Material Contract; and (v) any change that would be reasonably likely to result in a Company Material Adverse Effect or Parent Material Adverse Effect, as the case may be, or is likely to impede or impair in any material respect the ability of either Parent or the Company to consummate the Transactions or to fulfill their respective obligations herein.

6.8 Public Announcements. Parent and the Company will consult with each other before issuing, and give each other the opportunity to review and comment upon, and concur with, any press release or making any public statement with respect to this Agreement or the Transactions and, except as may be required by applicable Law or the rules of AMEX or the NGM, will not issue any such press release or make any such public statement prior to such consultation. The parties agree that (a) all Company employee communication programs or announcements with respect to the Transactions shall be in the forms mutually agreed to by the parties and (b) the initial press release to be issued with respect to the Transactions shall be in the form heretofore agreed to by the parties.

6.9 Accountant’s Letters.

(a) The Company shall cause to be delivered to Parent a “comfort” letter of Deliotte & Touche LLP, dated within two Business Days before the date on which the Registration Statement shall become effective and addressed to Parent and the Company, in form and substance reasonably satisfactory to Parent and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

(b) Parent shall cause to be delivered to the Company a “comfort” letter of Deloitte & Touche LLP, dated a date within two Business Days before the date on which the Registration Statement shall become effective and addressed to the Company and Parent, in form and substance reasonably satisfactory to the Company and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

6.10 Directors and Officers Insurance; Indemnification.

(a) The Surviving Corporation shall, until the sixth (6th) anniversary of the Effective Time, cause to be maintained in effect the policies of directors’ and officers’ liability insurance maintained by the Company or its Subsidiaries as of the date hereof (or policies of at least comparable coverage and amounts containing terms that are no less advantageous to the insured parties) with respect to claims arising from facts or events that occurred on or prior to the Effective Time, covering those Persons who are covered by the Company’s current directors’ and officers’ liability insurance policy. In lieu of the purchase of such insurance by the Surviving Corporation, the Surviving Corporation may purchase a six (6) year “tail policy” under the Company’s existing directors’ and officers’ liability insurance coverage, and maintain such “tail policy” in full force and effect for its full term. Notwithstanding the foregoing, in no event shall Parent or the Surviving Corporation be obligated to expend any amount in excess of 150% per year of the last annual premium paid by the Company and its Subsidiaries prior to

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the date hereof for directors’ and officers liability insurance in order to maintain or procure insurance coverage pursuant to this paragraph, and in the event that Parent or the Surviving Corporation would be required to expend an amount in excess of such maximum for such insurance coverage, they shall, instead, maintain the maximum amount of coverage available within the premium limits set forth herein.

(b) The Surviving Corporation shall, until the sixth (6th) anniversary of the Effective Time, jointly and severally, indemnify and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, a director or officer of the Company or any of its Subsidiaries (the “Indemnified Parties”), against all claims, losses, liabilities, damages, judgments, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements, incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to the fact that the Indemnified Party was an officer or director of the Company or any of its Subsidiaries prior to and including the Effective Time, including without limitation any such liability arising out of the Parent’s Form S-4 filed in connection with the Merger to the extent such liability solely relates to information about Parent, to the fullest extent permitted under the FBCA for officers and directors of Florida corporations. Each Indemnified Party will be entitled to advancement of expenses incurred in the defense of any such claim, action, suit, proceeding or investigation from the Surviving Corporation; provided that any person to whom expenses are advanced provides an undertaking, to the extent required by the FBCA, to repay such advances if it is ultimately determined that such person is not entitled to indemnification hereunder.

(c) Until the sixth (6th) anniversary of the Effective Time, the Articles of Incorporation and Bylaws of the Surviving Corporation shall contain, and Parent shall cause the Articles of Incorporation and Bylaws of the Surviving Corporation to contain, provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of present and former directors and officers of the Company and its Subsidiaries than are presently set forth in the Articles of Incorporation and Bylaws of the Company.

(d) Until the sixth (6th) anniversary of the Effective Time, Parent shall cause the Surviving Corporation to fulfill and honor in all respects the obligations of the Company pursuant to any indemnification agreements between the Company and the Indemnified Parties. Parent shall pay all expenses, including reasonable attorneys’ fees, that may be incurred by the persons referred to in this Section 6.10 in connection with their enforcement of their rights provided in this Section 6.10.

(e) The provisions of this Section 6.10 are intended to be in addition to the rights otherwise available to the current officers and directors of the Company by Law, articles, bylaw or agreement, and shall operate for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their representatives.

6.11 Nasdaq Listing. Parent shall use commercially reasonable efforts to cause the shares of Parent Common Stock to be issued as part of the Merger Consideration (including upon the exercise of Company Options assumed by Parent pursuant to Section 2.9) to be approved for listing on the NGM or such other exchange or market as may be mutually agreed by the parties, in each case on or prior to the Effective Time.

6.12 Affiliates. The Company shall use commercially reasonable efforts to cause each person who is an “affiliate” (for purposes of Rule 145 under the Securities Act) to deliver to Parent, as soon as reasonably practicable and in any event prior to the Company Stockholders Meeting, a written agreement, in form and substance reasonably satisfactory to Parent, relating to required transfer restrictions on the Parent Common Stock received by them in the Merger pursuant to Rule 145 under the Securities Act.

6.13 Merger Sub. Parent, as the sole stockholder of Merger Sub, shall adopt this Agreement and approve the Merger, and Parent shall cause Merger Sub to perform its obligations under this Agreement.

6.14 Resignation of Directors of the Company. Prior to the Effective Time, the Company shall cause each member of the Board of Directors of the Company to execute and deliver a letter, which shall not be revoked or amended prior to the Effective Time, effectuating his or her resignation as a director of the Board of Directors of the Company effective immediately prior to the Effective Time.

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6.15 FIRPTA Certificate. Immediately prior to the Closing, the Company shall furnish to Parent a certification in accordance with Treasury regulation §1.1445-2(c), and otherwise in form and substance reasonably satisfactory to Parent, certifying that an interest in the Company is not a real property interest because the Company is not and has not been a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the five-year period ending on the date the Closing occurs.

7. CONDITIONS OF MERGER

7.1 Conditions to Obligation of Each Party to Effect the Merger. The obligations of each Party to effect the Merger and consummate the other Transactions shall be subject to the satisfaction at or prior to the Closing of the following conditions, any of which may be waived in writing by the Party entitled to the benefit thereof, in whole or in part:

(a) Effectiveness of the Registration Statement. The Registration Statement shall have been declared effective under the Securities Act; no stop order suspending the effectiveness of the Registration Statement or the use of the Proxy Statement shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or threatened in writing by the SEC;

(b) Company Stockholder Approval. This Agreement shall have been adopted by the Company Required Vote;

(c) Parent Stockholder Approval. The Charter Amendment and the Stock Issuance shall each have been duly approved by the Parent Required Vote;

(d) NASDAQ Listing. The shares of Parent Common Stock issuable to the stockholders of the Company pursuant to this Agreement (including upon the exercise of Company Options assumed Pursuant to Section 2.9) shall have been listed on the NGM or such other exchange or market as may be mutually agreed by the parties;

(e) HSR Act. The waiting period under the HSR Act relating to the Transactions shall have expired or been terminated, as the case may be, and all material foreign antitrust approvals required to be obtained prior to the Merger in connection with the Transactions (if any) shall have been obtained; and,

(f) No Injunctions or Restraints; Illegality. No statute, rule or regulation shall have been enacted, promulgated or deemed applicable to the Merger by any Governmental Entity which prevents the consummation of the Merger or makes the consummation of the Merger unlawful, and no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction preventing the consummation of the Merger (each, a “Legal Restraint”) shall be in effect; provided, however, that each of the parties shall have used commercially reasonable efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any injunction or other order that may be entered.

7.2 Additional Conditions to Obligations of Parent. The obligations of Parent to effect the Merger are also subject to the following conditions, any and all of which may be waived in writing by Parent, in whole or in part, to the extent permitted by Law:

(a) Representations and Warranties. Each of the representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the date of this Agreement and the Closing Date as if made on and as of such dates (other than to the extent that any such representation and warranty, by its terms, is expressly limited to a specific date, in which case such representation and warranty shall be true and correct as of such date), without giving effect to any materiality qualifications or limitations therein or any references therein to Material Adverse Effect, except for such failures to be true and correct, individually or in the aggregate, that do not constitute and could not reasonably be expected to result in a Company Material Adverse Effect;

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(b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing;

(c) Company Officer’s Certificate. Parent shall have received a certificate signed on behalf of the Company by the Chief Executive Officer or Chief Financial Officer of the Company and in form and substance satisfactory to Parent certifying as to the satisfaction of the conditions contained in Sections 7.2(a) and (b);

(d) No Material Adverse Effect. Since September 30, 2006, there shall not have occurred any event and no circumstance shall exist which, alone or together with any one or more other events or circumstances has had, is having or would reasonably be expected to result in a Company Material Adverse Effect;

(e) Governmental Proceedings. There shall not be pending or threatened any suit, action or proceeding brought by any Governmental Entity, and there shall be no Legal Restraint that has the effect of, (i) challenging the Merger, seeking to restrain or prohibit the consummation of the Transactions or seeking to obtain from the Company, Parent or Merger Sub any damages that are material in relation to the Company, (ii) seeking to prohibit or limit the ownership or operation by the Company or Parent and its Subsidiaries of any material portion of the business or assets of the Company, or Parent and its Subsidiaries, taken as a whole, or to compel the Company or Parent and its Subsidiaries to dispose of or hold separate any material portion of the business or assets of the Company, or Parent and its Subsidiaries, taken as a whole, as a result of the Transactions, (iii) seeking to prohibit Parent or any of its Subsidiaries from effectively controlling or operating in any material respect the business or operations of the Company or (iv) imposing material limitations on the ability of Parent or any of its Affiliates to acquire or hold, or exercise full rights of ownership of, any shares of Company Common Stock (or shares of common stock of the Surviving Corporation), including the right to vote the Company Common Stock (or shares of common stock of the Surviving Corporation) on all matters properly presented to the stockholders of the Company, except, in each case, where any such suits, actions, proceedings or Legal Restraints would not reasonably be expected to result, individually or in the aggregate, in a Parent Material Adverse Effect upon consummation of the Transactions; and

(f) Third Party Consents. Parent shall have received evidence, in form and substance reasonably satisfactory to it, that the Company and Parent shall have obtained or shall have in full force and effect all consents, approvals, qualifications, licenses, orders and authorizations of third parties required in connection with this Agreement and the Transactions, except for such consents, approvals, qualifications, licenses, orders and authorizations of third parties that the failure of which to obtain or have in full force and effect prior to the Effective Time would not reasonably be expected to result, individually or in the aggregate, in a Parent Material Adverse Effect upon the consummation of the Transactions.

7.3 Additional Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is also subject to the following conditions, any and all of which may be waived in writing by the Company, in whole or in part, to the extent permitted by Law:

(a) Representations and Warranties. Each of the representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct on and as of the date of this Agreement and the Closing Date as if made on and as of such dates (other than to the extent that any such representation and warranty, by its terms, is expressly limited to a specific date, in which case such representation and warranty shall be true and correct as of such date), without giving effect to any materiality qualifications or limitations therein or any references therein to Material Adverse Effect, except for such failures to be true and correct, individually or in the aggregate, that do not constitute and could not reasonably be expected to result in a Parent Material Adverse Effect or materially impair the ability of Parent or Merger Sub to consummate the Transactions on the terms and conditions provided for herein;

(b) Agreements and Covenants. Parent and Merger Sub shall have performed or complied, in all material respects, with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing;

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(c) Parent’s Officer’s Certificate. The Company shall have received a certificate signed on behalf of Parent by the President or Chief Executive Officer or a Senior Vice President of Parent and in form and substance reasonably satisfactory to the Company certifying as to the satisfaction of the conditions contained in Sections 7.3(a) and (b);

(d) No Material Adverse Effect. From and after the date hereof, there shall not have occurred any event and no circumstance shall exist which, alone or together with any one or more other events or circumstances has had, is having or would reasonably be expected to have a Parent Material Adverse Effect; and,

(e) Governmental Proceedings. There shall not be pending or threatened any suit, action or proceeding brought by any Governmental Entity, and there shall be no Legal Restraint that has the effect of, (i) challenging the Merger, seeking to restrain or prohibit the consummation of the Transactions or seeking to obtain from the Company, Parent or Merger Sub any damages that are material in relation to the Company, (ii) seeking to prohibit or limit the ownership or operation by the Company or Parent and its Subsidiaries of any material portion of the business or assets of the Company, or Parent and its Subsidiaries, taken as a whole, or to compel the Company or Parent and its Subsidiaries to dispose of or hold separate any material portion of the business or assets of the Company, or Parent and its Subsidiaries, taken as a whole, as a result of the Transactions, (iii) seeking to prohibit Parent or any of its Subsidiaries from effectively controlling or operating in any material respect the business or operations of the Company or (iv) imposing material limitations on the ability of Parent or any of its Affiliates to acquire or hold, or exercise full rights of ownership of, any shares of Company Common Stock (or shares of common stock of the Surviving Corporation), including the right to vote the Company Common Stock (or shares of common stock of the Surviving Corporation) on all matters properly presented to the stockholders of the Company, except, in each case, where any such suits, actions, proceedings or Legal Restraints would not reasonably be expected to result, individually or in the aggregate, in a Parent Material Adverse Effect upon consummation of the Transactions.

8. TERMINATION, AMENDMENT AND WAIVER

8.1 Termination. This Agreement may be terminated and the Merger and other Transactions may be abandoned at any time prior to the Effective Time, notwithstanding approval thereof by the stockholders of the Company or approval of the Charter Amendment or the Stock Issuance by the stockholders of Parent:

(a) by mutual written consent of the Parties duly authorized by each of the Boards of Directors of Parent and the Company;

(b) by either Parent or the Company if the Merger shall not have been consummated on or before May 15, 2008 (the “Outside Date”); provided, however that the right to terminate this Agreement under this Section 8.1(b) shall not be available to a Party whose failure to fulfill any material obligation under this Agreement has been a principal cause of, or resulted in, the failure of the Merger to have been consummated on or before such date; provided, further, however, that either Parent or the Company may extend such date by an additional 90 days if on the Outside Date all of the conditions to the Closing set forth in Article VI shall then be satisfied (other than conditions with respect to actions the respective parties will take at the Closing itself) except that the waiting period under the HSR Act has not expired or been terminated;

(c) by either Parent or the Company, if any Governmental Entity shall have issued an order, decree or ruling or taken any other action (which order, decree, ruling or other action the parties hereto shall use their commercially reasonable efforts to lift) restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable; provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(c) shall not be available to any party that has not taken all actions required by Section 6.5 or to any party whose breach of any provision of this Agreement results in the imposition of such order, decree or ruling or other action or the failure of such order, decree or ruling or other action to be resisted, resolved or lifted, as applicable;

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(d) by either Parent or the Company, if, (i) at the Company Stockholder Meeting at which a vote on this Agreement is taken, the Company Required Vote shall not have been obtained; provided, however, that the right to terminate this Agreement under this Section 8.1(d) shall not be available to the Company if the Company has materially breached any of its obligations under Sections 5.3 or 6.2 or (ii) at the Parent Stockholder Meeting at which a vote on the Charter Amendment and Stock Issuance is taken, the Charter Amendment or the Stock Issuance shall not have been duly approved by the Parent Required Vote; and provided, further, that the right to terminate this Agreement under this Section 8.1(d) shall not be available to Parent if Parent has materially breached any of its obligations under Sections 5.3 or 6.3;

(e) by Parent if (i) the Board of Directors of the Company shall have withdrawn or modified (in a manner adverse to Parent or Merger Sub) its approval or recommendation of the Merger or this Agreement, or approved or recommended any Competing Proposal with respect to the Company or publicly proposed to do any of the foregoing, (ii) the Company shall have materially breached any of its obligations under Section 5.3 or Section 6.2, (iii) a tender or exchange offer relating to any Company Securities has been commenced and the Company fails to send to its security holders pursuant to Rule 14e-2 promulgated under the Exchange Act, within ten Business Days after such tender or exchange offer is first published, sent or given, a statement disclosing that the Company recommends the rejection of such tender or exchange offer, (iv) a Competing Proposal with respect to the Company is publicly announced, and the Company fails to issue, within ten Business Days after such Competing Proposal is announced, a press release that reaffirms the recommendation of the Board of Directors of the Company that the stockholders of the Company vote in favor of the adoption of the Agreement, or (v) the Company fails to include in the Proxy Statement the recommendation of the Board of Directors of the Company that its stockholders vote to approve and adopt this Agreement;

(f) by the Company if (i) the Board of Directors of Parent shall have withdrawn or modified (in a manner adverse to the Company) its approval or recommendation of the Charter Amendment or the Share Issuance, or approved or recommended any Competing Proposal with respect to Parent or publicly proposed to do any of the foregoing, (ii) Parent shall have materially breached any of its obligations under Section 5.3 or Section 6.3, (iii) a tender or exchange offer relating to any Parent capital stock has been commenced and Parent fails to send to its security holders pursuant to Rule 14e-2 promulgated under the Exchange Act, within ten Business Days after such tender or exchange offer is first published, sent or given, a statement disclosing that Parent recommends the rejection of such tender or exchange offer, (iv) a Competing Proposal with respect to Parent is publicly announced, and Parent fails to issue, within ten Business Days after such Competing Proposal is announced, a press release that reaffirms the recommendation of the Board of Directors of Parent that the stockholders of Parent vote in favor of the Charter Amendment and Share Issuance, or (v) the Parent fails to include in the Proxy Statement the recommendation of the Board of Directors of Parent that its stockholders vote to approve the Charter Amendment and the Share Issuance;

(g) by Parent, if the Company shall have breached any representation, warranty, covenant or other agreement contained in this Agreement, which breach, individually or in the aggregate, does or could reasonably be expected to give rise to a failure of a condition set forth in Section 7.3(a) or (b) and cannot be or has not been cured within 30 days after the giving of written notice to the Company;

(h) by the Company, if Parent or Merger Sub shall have breached any representation, warranty, covenant or other agreement contained in this Agreement, which breach, individually or in the aggregate, does or could reasonably be expected to give rise to a failure of a condition set forth in Section 7.2(a) or (b) and cannot be or has not been cured within 30 days after the giving of written notice to Parent or Merger Sub, as applicable;

(i) by the Company if (i) this Agreement has not been adopted by the Company Required Vote at the Company Stockholder Meeting, (ii) the Board of Directors of the Company approves or recommends a Superior Competing Proposal with respect to the Company pursuant to Section 5.3(c) hereof, (iii) the Company shall have complied in all material respects with Section 5.3 hereof, (iv) on the date of such termination, the Company enters into a definitive agreement for, or consummates, the transactions contemplated by such Superior

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Competing Proposal and (v) on or prior to the date of such termination, the Company pays to Parent in immediately available funds any fees required to be paid pursuant to Section 8.3(b) hereof;

(j) by Parent if (i) either the Charter Amendment or the Stock Issuance have not been adopted by the Parent Required Vote at the Parent Stockholder Meeting, (ii) the Board of Directors of Parent approves or recommends a Superior Competing Proposal with respect to the Parent, (iii) on the date of such termination, Parent enters into a definitive agreement for, or consummates, the transactions contemplated by such Superior Competing Proposal and (iv) on or prior to the date of such termination, Parent pays to Company in immediately available funds any fees required to be paid pursuant to Section 8.3(c) hereof; or

(k) by Parent or the Company, if with respect to antitrust matters, HSR approval has not been obtained before the expiration of 150 days after the date of the HSR filing; provided, however, that such 150 day period shall be extended for an additional 150 day period in the event that facts and circumstances existing at such time indicate that there is a reasonable possibility that HSR approval will be obtained within such additional 150 day period with the cooperation in good faith of both Parent and the Company in pursuing such approval.

8.2 Effect of Termination. Except as provided in Section 8.3, in the event of the termination of this Agreement pursuant to Section 8.1, this Agreement (other than this Section 8.2 and Sections 6.4(b), 8.3 and 9, each of which shall survive such termination) will forthwith become void, and there will be no liability on the part of Parent, Merger Sub or the Company or any of their respective officers or directors to the other and all rights and obligations of any Party will cease, except that nothing herein will relieve any Party from liability for any breach, prior to termination of this Agreement in accordance with its terms, of any representation, warranty, covenant or agreement contained in this Agreement.

8.3 Fees and Expenses.

(a) Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement and the Transactions shall be paid by the Party incurring such fees and expenses, whether or not the Merger is consummated; provided, however, that Parent and the Company shall share equally all fees and expenses, other than accountants’ and attorneys’ fees, incurred in relation to the printing, mailing and filing of the Proxy Statement (including any preliminary materials related thereto), the Registration Statement (including financial statements and exhibits) and any amendments or supplements thereto and all filing fees payable in connection with filings made under the HSR Act and other Laws.

(b) If: (i) (x) this Agreement is terminated by both Parent and the Company pursuant to Section 8.1(a), or by either Parent or the Company pursuant to Section 8.1(d), in each case, as a result of the failure to obtain the Company Required Vote, and (y) within twelve (12) months after the date hereof a Competing Proposal with respect to the Company shall have been publicly announced or otherwise communicated to the Company or any of its Subsidiaries; or (ii) this Agreement is terminated pursuant to Section 8.1(e) or Section 8.1(i), then the Company shall pay to Parent, upon the date of such announcement or communication in the case of (i) above, and simultaneously with such termination of this Agreement in the event of (ii) above, a fee in cash equal to Six Million Five Hundred Thousand Dollars ($6,500,000) (the “Company Termination Fee”), which Company Termination Fee shall be payable by wire transfer of immediately available funds to an account specified in writing by Parent.

(c) If: (i) (x) this Agreement is terminated by both Parent and the Company pursuant to Section 8.1(a), or by either Parent or the Company pursuant to Section 8.1(d), in each case, as a result of the failure to obtain the Parent Required Vote, and (y) within twelve (12) months after the date hereof a Competing Proposal with respect to the Parent shall have been publicly announced or otherwise communicated to the Parent; or (ii) this Agreement is terminated pursuant to Section 8.1(f) or Section 8.1(j), and provided that at the time of such termination the Company is not in material breach of this Agreement, then Parent shall pay to the Company, upon the date of such announcement or communication in the case of (i) above, and simultaneously with such termination of this

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Agreement in the event of (ii) above, a fee in cash equal to Six Million Five Hundred Thousand Dollars ($6,500,000) (the “Parent Termination Fee”), which Parent Termination Fee shall be payable by wire transfer in immediately available funds to an account specified in writing by the Company.

(d) Nothing in this Section 8.3 shall be deemed to be exclusive of any other rights or remedies either Party may have hereunder or at law or in equity for any breach of this Agreement.

8.4 Amendment. This Agreement may be amended by the Parties by action taken by or on behalf of their respective Boards of Directors at any time prior to the Closing; provided, however, that, after approval of the Merger by the stockholders of the Company and approval of the Charter Amendment and Stock Issuance by the stockholders of Parent, no amendment may be made which by Law, or any rule or regulation of the AMEX or NGM requires further approval of Parent’s or Company’s stockholders without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed by all of the Parties.

8.5 Waiver. At any time prior to the Closing, Parent and Merger Sub, on the one hand, and the Company, on the other hand, may extend the time for the performance of any of the other’s obligations or other acts required hereunder, waive any inaccuracies in the other’s representations and warranties contained herein or in any document delivered pursuant hereto and, subject to the proviso in the first sentence of Section 8.4, waive compliance with any of the other’s agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument signed by the Party to be bound thereby. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

9. GENERAL PROVISIONS

9.1 Non-Survival of Representations and Warranties. The representations and warranties contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time or the termination of this Agreement. This Section 9.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

9.2 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by nationally-recognized overnight courier or by registered or certified mail, postage prepaid, return receipt requested, or by electronic mail, with a copy thereof to be delivered by mail (as aforesaid) within 24 hours of such electronic mail, or by telecopier, with a copy thereof to be delivered by mail (as aforesaid) within 24 hours of such telecopy, in each case addressed as follows:

(a)	If to Parent or Merger Sub:

Regeneration Technologies, Inc.
11521 Research Circle
Alachua, FL 32615
	Attention:	Brian K. Hutchison,
Chief Executive Officer
Fax: (386) 418-3608
With a copy (which shall not constitute notice) to:

Fulbright & Jaworski L.L.P.
666 Fifth Avenue
New York, New York 10103
	Attention:	Warren J. Nimetz, Esq.
Joseph F. Daniels, Esq.
Fax: (212) 318-3400

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(b)	If to the Company:

Tutogen Medical, Inc.
13709 Progress Blvd., Box 19
Alachua, FL 32615
	Attention:	Guy L. Mayer
Chief Executive Officer
Fax: (386) 462-1421

With a copy (which shall not constitute notice) to:

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
One Financial Center
Boston, MA 02112
	Attention:	Stanford N. Goldman, Jr.
Fax: (617) 542-2241

or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. All such notices or communications shall be deemed to be received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of nationally-recognized overnight courier, on the next Business Day after the date when sent, (c) in the case of facsimile transmission or telecopier or electronic mail, upon confirmed receipt, and (d) in the case of mailing, on the fifth Business Day following the date on which the piece of mail containing such communication was posted by registered or certified mail, postage prepaid, return receipt requested.

9.3 Interpretation. When a reference is made in this Agreement to Sections, subsections, schedules or Exhibits, such reference shall be to a Section, subsection, Schedule or Exhibit to this Agreement unless otherwise indicated. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The words “hereof”, “herein” and “hereunder” and similar references mean, except where a specific Section or Section reference is expressly indicated, the entire Agreement rather than any specific Section or Section. The table of contents and the headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) any rules, regulations and delegated legislation issued thereunder and by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns. Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

9.4 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the Transactions are fulfilled to the extent possible.

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9.5 Entire Agreement. This Agreement (including all exhibits and schedules hereto), and other documents and instruments delivered in connection herewith constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior and contemporaneous representations, warranties, agreements and understandings (other than the Confidentiality Agreement), both oral and written, between the parties with respect to the subject matter of this Agreement. No prior drafts of this Agreement or portions thereof shall be admissible into evidence in any action, suit or other proceeding involving this Agreement.

9.6 Assignment. This Agreement shall not be assigned by operation of law or otherwise, except that Parent or Merger Sub may transfer or assign, in whole or from time to time in part, to one or more of its Affiliates, the right to enter into the Transactions, but no such transfer or assignment will relieve Parent or Merger Sub of its obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon, and inure to the benefit of and he enforceable by, the parties hereto and their respective successors and assigns.

9.7 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party hereto, and, except that the Indemnified Parties shall be intended beneficiaries of Section 6.10 and that following the Effective Time the stockholders of the Company shall be intended beneficiaries of Section 2.7, nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

9.8 Failure or Indulgence Not Waiver: Remedies Cumulative. No failure or delay on the part of any Party in the exercise of any right hereunder will impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor will any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive to, and not exclusive of, any rights or remedies otherwise available.

9.9 Governing Law: Enforcement. This Agreement and the rights and duties of the Parties hereunder shall be governed by, and construed in accordance with, the DGCL as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to principals of conflict of laws. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the Parties: (a) consents to submit itself to the exclusive personal jurisdiction of the Court of Chancery in and for New Castle County in the State of Delaware (or, if such court lacks jurisdiction, any appropriate state or federal court in New Castle County in the State of Delaware), in the event of any dispute related to or arising out of this Agreement or any transaction contemplated hereby; (b) agrees not to commence any action, suit or proceeding related to or arising out of this Agreement or any transaction contemplated hereby except in such courts; (c) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (d) waives any right to trial by jury with respect to any action related to or arising out of this Agreement or any transaction contemplated hereby; and (e) consents to service of process by delivery pursuant to Section 8.2 hereof.

9.10 Counterparts. This Agreement may be executed in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto. Except as provided in Section 6.10, no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective permitted successors and assigns. Execution of this Agreement may be made by facsimile signature which, for all purposes, shall be deemed to be an original signature.

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9.11 Certain Definitions. As used in this Agreement:

(a) The term “Affiliate,” as applied to any Person, shall mean any other Person directly or indirectly Controlling, Controlled by, or under common Control with, that Person.

(b) The term “Control” (including, with correlative meanings, the terms “Controlling,” “Controlled by,” and “under common Control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.

(c) The term “knowledge”, and all variations thereof, with respect to any Party, means the actual knowledge of the executive officers and directors of such Party.

(d) The term “Person” shall include individuals, corporations, partnerships, trusts, limited liability companies, associations, unincorporated organizations, joint ventures, other entities, groups (which then shall include a “group” as such term is defined in Section 13(d)(3) of the Exchange Act), labor unions and Governmental Entities.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement and Plan of Merger to be executed as of the date first written above by their respective officers thereunto duly authorized.

REGENERATION TECHNOLOGIES, INC.

By:	/s/ BRIAN K. HUTCHISON
Name:	Brian K. Hutchison
Title:	Chairman of the Board and Chief Executive Officer

ROCKETS FL CORP.

By:	/s/ BRIAN K. HUTCHISON
Name:	Brian K. Hutchison
Title:	President

TUTOGEN MEDICAL, INC.

By:	/s/ GUY L. MAYER
Name:	Guy L. Mayer
Title:	President

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Annex B

FORM OF

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

RTI BIOLOGICS, INC.

FIRST: The name of the corporation is RTI Biologics, Inc.

SECOND: The address of the registered office of the corporation in the State of Delaware is United Corporate Services, Inc., 874 Walker Road, Suite C, Dover, Kent County, DE 19901. The name of the corporation’s registered agent at such address is United Corporate Services.

THIRD: The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware as set forth in Title 8 of the Delaware Code 1953, as amended (the “GCL”).

FOURTH: Capital Stock:

This corporation is authorized to issue 155,000,000 shares of capital stock, $0.001 par value, of which 150,000,000 shares shall be Common Stock, $0.001 par value and 5,000,000 shares shall be Preferred Stock, $0.001 par value.

(A) Preferred Stock. The Board of Directors is expressly authorized to provide for the issue of all or any shares of the Preferred Stock, in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series (a “Preferred Stock Designation”) and as may be permitted by the GCL. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of the capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

(B) Common Stock. Except as otherwise required by law or as otherwise provided in any Preferred Stock Designation, the holders of the Common Stock shall exclusively possess all voting power and each share of Common Stock shall have one vote.

FIFTH: The corporation is to have perpetual existence.

SIXTH: In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the by-laws of the corporation. Notwithstanding anything in this Amended and Restated Certificate of Incorporation to the contrary, Bylaw Sections 2.04, 2.07 and paragraphs Ninth and Twelfth of this Amended and Restated Certificate of Incorporation may not be repealed or amended in any respect, and no provision inconsistent therewith may be adopted by the stockholders unless such action is approved by the affirmative vote of the holders of sixty-six and two-thirds percent (66  2/3%) of the outstanding shares of all classes and series of the corporation entitled to vote generally in the election of the corporation’ directors.

SEVENTH: Classification of Board of Directors. Upon the consummation of the Corporation’s initial public offering of its Common Stock, directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. Class I directors shall serve until the 2001 Annual Meeting of Stockholders, Class II directors shall serve until the 2002 Annual Meeting of Stockholders and Class III directors shall serve until the 2003 Annual Meeting of Stockholders. At each annual meeting of stockholders beginning in

2001, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of the class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and qualified. Any vacancy on the Board of Directors for any reason, and any directorships resulting from any increase in the number of directors of the Board of Directors, may be filled by a majority of the Board of Directors then in office, although less than a quorum, or a sole remaining director and any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their successors shall be elected and qualified. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Amended and Restated Certificate of Incorporation applicable thereto, such directors so elected shall not be divided into classes pursuant to this paragraph Seventh and the number of such directors shall not be counted in determining the maximum number of directors permitted under the foregoing provision of this paragraph Seventh in each case unless expressly provided by such terms.

EIGHTH: Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. Upon consummation of the corporation’s initial public offering of its Common Stock, stockholder action may not be taken by written consent in lieu of a meeting. The books of the corporation may be kept (subject to any provision of the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Election of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

NINTH: The corporation shall indemnify each person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or is or was a director, officer, employee or agent of a foreign or domestic corporation that was a predecessor corporation of this corporation or another enterprise at the request of the predecessor corporation to the fullest extent permitted by Section 145 of the GCL, as amended. The indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, and such indemnification shall continue as to a person who has ceased to be such a person and shall inure to the benefit of the heirs, executors and administrators of such a person.

Any amendment, repeal or modification of the foregoing provisions of this paragraph Ninth shall not adversely affect any right or protection of a director, officer, agent, or other person existing at the time of, or increase the liability of any director of this corporation with respect to any acts or omissions of such director, officer or agent occurring prior to, such amendment, repeal or modification.

TENTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or thereafter prescribed by statute, and all rights conferred on the stockholders herein are granted subject to this reservation.

ELEVENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of the GCL or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of the GCL, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

TWELFTH: A director of this corporation shall not be personally liable to the corporation or its stockholders for monetary damages for the breach of any fiduciary duty as a director, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit. If the GCL is amended after the date of incorporation of the corporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended.

Any repeal or modification of the foregoing paragraph by the stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such repeal or modification.

    *     *     *

Annex C

LEHMAN BROTHERS

November 12, 2007

Board of Directors

Regeneration Technologies, Inc.

11621 Research Circle

Alachua, FL 32615

Members of the Board of Directors:

We understand that Regeneration Technologies, Inc. (“RTF’ or the “Company”) intends to enter into a transaction (the “Proposed Transaction”) with Tutogen Medical, Inc. (“Tutogen”) pursuant to which (i) a wholly owned subsidiary of RTI (“MergerCo”) will merge with and into Tutogen with Tutogen surviving the merger and (ii) upon the effectiveness of the merger, each share of common stock of Tutogen (“Tutogen Common Stock”) then issued and outstanding (other than shares of Tutogen Common Stock (a) then owned by RTI, MergerCo or Tutogen and (b) to be canceled pursuant to the terms of the Agreement (as defined below)) will be converted into the right to receive 1.220 shares (the “Exchange Ratio”) of common stock of RTI (“Company Common Stock”). The terms and conditions of the Proposed Transaction are set forth in more detail in the Agreement and Plan of Merger, dated as of November 12, 2007, among RTI, Tutogen and MergerCo (the “Agreement”),

We have been requested by the Board of Directors of the Company to render our opinion with respect to the fairness, from a financial point of view, to the Company of the Exchange Ratio to be paid by the Company in the Proposed Transaction. We have not been requested to opine as to, and our opinion does not in any manner address, the Company’s underlying business decision to proceed with or effect the Proposed Transaction.

In arriving at our opinion, we reviewed and analyzed: (1) the Agreement and the specific terms of the Proposed Transaction, (2) publicly available information concerning the Company that we believe to be relevant to our analysis, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2007, June 30, 2007 and September 30, 2007, (3) publicly available information concerning Tutogen that we believe to be relevant to our analysis, including its Annual Report on Form 10-K for the fiscal year ended September 30, 2006 and Quarterly Reports on Form 10-Q for the fiscal quarters ended December 31, 2006, March 31, 2007 and June 30, 2007, (4) financial and operating information with respect to the business., operations and prospects of the Company furnished to us by the Company, including financial projections of the Company prepared by management of the Company, (5) financial and operating information with respect to the business, operations and prospects of Tutogen furnished to us by Tutogen, including financial projections of Tutogen prepared by management of Tutogen, (6) the trading histories of Company Common Stock and Tutogen Common Stock from November 8, 2006 to November 9, 2007 and a comparison of those trading histories with each other, (7) a comparison of the historical financial results and present financial condition of the Company and Tutogen with each other and with those of other companies that we deemed relevant, (8) the relative contributions of the Company and Tutogen to the current and future financial performance of the combined company on a pro forma basis, and (9) the potential pro forma impact of the Proposed Transaction on the future financial performance of the Company, including the amounts of certain cost savings, operating synergies and revenue enhancements expected by the managements of the Company and Tutogen to result from the Proposed Transaction (the “Estimated Synergies”). In addition, we have had discussions with the managements of the Company and Tutogen concerning their respective businesses, operations, assets, liabilities, financial conditions and prospects and have undertaken such other studies, analyses and investigations as we deemed appropriate.

In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without assuming any responsibility for independent verification of such information and have further relied upon the assurances of management of the Company and Tutogen that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial projections of the Company, upon advice of the Company we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company and that the Company will perform substantially in accordance with such projections. With respect to the financial projections of Tutogen, upon advice of the Company we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Tutogen as to the future financial performance of Tutogen and that Tutogen will perform substantially in accordance with such projections. With respect to the Estimated Synergies, we have assumed that the amount and timing of Estimated Synergies are reasonable and, upon the advice of the Company, we also have assumed that the Estimated Synergies will be realized substantially in accordance with such estimates. In arriving at our opinion, we have not conducted a physical inspection of the properties and facilities of the Company and have not made or obtained any evaluations or appraisals of the assets or liabilities of the Company. Our opinion necessarily is based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter.

In addition, we express no opinion as to the prices at which shares of (i) Company Common Stock or Tutogen Common Stock will trade at any time following the announcement of the Proposed Transaction or (ii) Company Common Stock will trade at any time following the consummation of the Proposed Transaction.

Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the Exchange Ratio to be paid by the Company in the Proposed Transaction is fair to the Company.

We have acted as financial advisor to the Company in connection with the Proposed Transaction and will receive fees for our services a portion of which is payable upon rendering this opinion and a substantial portion of which is contingent upon the consummation of the Proposed Transaction. In addition, the Company has agreed to reimburse our expenses and indemnify us for certain liabilities that may arise out of our engagement. We also expect to provide various investment banking and financial services for the Company in the future and expect to receive fees for such services. In the ordinary course of our business, we actively trade in the securities of the Company and Tutogen for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities. In addition, as you know, an affiliate of Lehman Brothers beneficially owns an aggregate of approximately 5.5% of the Company Common Stock and Michael Odrich, a Managing Director in Lehman Brothers’ private equity division, is a member of the Board of Directors of the Company.

This opinion, which has been approved by our fairness opinion committee, is for the use and benefit of the Board of Directors of the Company and is rendered to the Board of Directors in connection with its consideration of the Proposed Transaction. This opinion is not intended to be and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the Proposed Transaction.

Very truly yours,

LEHMAN BROTHERS

COWEN AND COMPANY

Annex D

November 12, 2007

Board of Directors

Tutogen Medical, Inc.

13709 Progress Blvd.

Box 19

Alachua, FL 32615

Ladies and Gentlemen:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of the common stock, par value $0.01 per share, of Tutogen Medical, Inc. (the “Company”) (the “Company Common Stock”) of the Stock Exchange Ratio (as defined below) pursuant to the terms of that certain Agreement and Plan of Merger, to be dated as of November 12, 2007 (the “Agreement”), by and among Regeneration Technologies, Inc. (“Parent”), Rockets Merger Sub, Inc. (“Merger Sub”) and the Company.

As more specifically set forth in the Agreement, and subject to the terms, conditions and adjustments set forth in the Agreement, at the effective time of the Merger (i) Merger Sub shall be merged with and into the Company (the “Merger”), (ii) the separate corporate existence of Merger Sub shall cease, and (iii) the Company, as the surviving corporation in the Merger, shall continue its existence as a wholly owned subsidiary of Parent. At the effective time of the merger, by virtue of the Merger each share of Company Common Stock issued and outstanding immediately prior to the effective time shall be converted automatically into the right to receive 1.220 (the “Stock Exchange Ratio”) fully paid and non-assessable shares of common stock of Parent, $0.001 par value per share (“Parent Common Stock”).

Cowen and Company, LLC (“Cowen”), as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the ordinary course of our business, we and our affiliates may actively trade the securities of the Company and Parent for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

We are acting as exclusive financial advisor to the Board of Directors of the Company in connection with the Merger and will receive a fee from the Company for our services pursuant to the terms of our engagement letter with the Company, dated September 5, 2006, a significant portion of which is contingent upon the consummation of the Merger. We will also receive a fee for providing this Opinion. Cowen and its affiliates in the ordinary course of business have from time to time provided, and in the future may continue to provide, commercial and investment banking services to the Company and Parent and have received, and may receive, fees for the rendering of such services.

In connection with our opinion, we have reviewed and considered such financial and other matters as we have deemed relevant, including, among other things:

•	a draft of the Agreement received on November 12, 2007, which is the most recent draft made available to Cowen;

•

certain publicly available financial and other information for the Company and Parent, respectively, including equity research, and certain other relevant financial and operating data furnished to Cowen by the managements of the Company and Parent, respectively;

•

certain internal financial analyses, financial forecasts, reports and other information concerning the Company (the “Company Forecasts”) and Parent (the “Parent Forecasts”), prepared by the managements of the Company and Parent, respectively, and the amounts and timing of the cost savings and related expenses expected to result from the Merger furnished to us by the managements of the Company and Parent (the “Expected Synergies”);

•

discussions Cowen has had with certain members of the managements of each of the Company and Parent concerning the historical and current business operations, financial conditions and prospects of the Company and Parent, respectively, the Expected Synergies and such other matters Cowen deemed relevant;

•	certain operating results of the Company and Parent, respectively, as compared to operating results of certain publicly traded companies Cowen deemed relevant;

•

the reported price and trading histories of the shares of the common stock of the Company and Parent, respectively, as compared to the reported price and trading histories of certain publicly traded companies Cowen deemed relevant;

•	certain financial terms of the Merger as compared to the financial terms of certain selected business combinations Cowen deemed relevant;

•

based on the Company Forecasts and the Parent Forecasts, the cash flows generated by the Company and Parent, respectively, on a stand-alone basis, as well as the combined pro forma company, to determine the present value of the discounted cash flows;

•	certain pro forma financial effects of the Merger; and

•	such other information, financial studies, analyses and investigations and such other factors that Cowen deemed relevant for the purposes of this opinion.

In conducting our review and arriving at our opinion, we have, with your consent, assumed and relied, without independent investigation, upon the accuracy and completeness of all financial and other information provided to us by the Company and Parent, respectively, or which is publicly available. We have not undertaken any responsibility for the accuracy, completeness or reasonableness of, or independently to verify, such information. We have relied upon, without independent verification, the assessment of Company management as to the existing products and services of the Company and the validity of, and risks associated with, the future products and services of the Company. In addition, we have not conducted nor have we assumed any obligation to conduct any physical inspection of the properties or facilities of the Company or Parent. We have, with your consent, assumed that the financial forecasts and description of Expected Synergies which we examined were reasonably prepared by the respective managements of the Company and Parent on bases reflecting the best currently available estimates and good faith judgments of such managements as to the future performance of the Company and Parent, respectively, and that such projections and synergies, provide a reasonable basis for our opinion.

We have not made or obtained any independent evaluations, valuations or appraisals of the assets or liabilities of the Company or Parent, nor have we been furnished with such materials. With respect to all legal matters relating to the Company and Parent, we have relied on the advice of legal counsel to the Company. Our services to the Company in connection with the Merger have been comprised of rendering an opinion from a financial point of view with respect to the Stock Exchange Ratio. We express no view as to any other aspect or implication of the Merger or any other agreement, arrangement or understanding entered into in connection with the Merger or otherwise. Our opinion is necessarily based upon economic and market conditions and other circumstances as they exist and can be evaluated by us on the date hereof. It should be understood that although subsequent developments may affect our opinion, we do not have any obligation to update, revise or reaffirm our opinion and we expressly disclaim any responsibility to do so. Additionally, we were not engaged to be involved in any determinations of the Board of Directors or the Company’s management to pursue strategic alternatives, and we have not been authorized or requested to, and did not, solicit alternative offers for the Company or its assets, nor have we investigated any other alternative transactions that may be available to the Company.

For purposes of rendering our opinion we have assumed in all respects material to our analysis, that the representations and warranties of each party contained in the Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Agreement and that all

2

conditions to the consummation of the Merger will be satisfied without waiver thereof. We have assumed that the final form of the Agreement will be substantially similar to the last draft reviewed by us. We have also assumed that all governmental, regulatory and other consents and approvals contemplated by the Agreement will be obtained and that in the course of obtaining any of those consents no restrictions will be imposed or waivers made that would have an adverse effect on the contemplated benefits of the Merger. You have informed us, and we have assumed, that the Merger will be treated as a tax-free reorganization.

It is understood that this letter is intended for the benefit and use of the Board of Directors of the Company in its consideration of the Merger and may not be used for any other purpose or reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose without our prior written consent. This letter does not constitute a recommendation to any stockholder as to how such stockholder should vote with respect to the Merger or to take any other action in connection with the Merger or otherwise. We have not been requested to opine as to, and our opinion does not in any manner address, the Company’s underlying business decision to effect the Merger or the relative merits of the Merger as compared to other business strategies or transactions that might be available to the Company. Furthermore, we express no view as to the price or trading range for shares of Parent common stock at any time.

Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, it is our opinion that, as of the date hereof, the Stock Exchange Ratio in the Merger is fair, from a financial point of view, to the stockholders of the Company.

Very truly yours,

COWEN AND COMPANY, LLC

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MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6

000004 C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X

Special Meeting Proxy Card

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Directors recommends a vote FOR the following proposals.

For Against Abstain

1. To adopt the Agreement and Plan of Merger, dated as of November 12, 2007, by and among Regeneration Technologies, Inc., Rockets FL Corp. and Tutogen Medical, Inc., as the same may be amended from time to time.

For Against Abstain

2. To approve any motion to adjourn or postpone the special meeting to a later date or dates, if necessary, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the Agreement and Plan of Merger.

For Against Abstain

3. To transact such other business as may properly come before the special meeting or any adjournment or postponement thereof.

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign your name here exactly as it appears hereon. Joint owners should each sign. When signing as an attorney, executor, administrator, trustee, guardian, corporate officer or other similar capacity, so indicate. If the owner is a corporation, an authorized officer should sign for the corporation and state his title. This Proxy shall be deemed valid for all shares held in all capacities that they are held by the signatory.

Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

C 1234567890 J N T

1	U P X 0 1 6 3 1 1 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

<STOCK#> 00U1CB

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — Tutogen Medical, Inc.

Special Meeting of Shareholders February 27, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned holder of Common Shares of Tutogen Medical, Inc., a corporation organized under the laws of the state of Florida, does hereby appoint Roy D. Crowninshield and Guy L. Mayer, and each of them, as due and lawful attorneys-in-fact (each of whom shall have full power of substitution), to represent and vote as designated below all of the Common Shares of Tutogen Medical, Inc. that the undersigned held of record at 5:00 p.m., Eastern Standard Time, on January 22, 2008 at the Special Meeting of Shareholders of Tutogen Medical, Inc. to be held at Tutogen Medical, Inc.’s headquarters located at 13709 Progress Boulevard, Alachua, Florida 32615 on February 27, 2008, at 9:00 a.m., local time, or any adjournment thereof, on the following matters, and on such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

(Please sign, date, and return this proxy card exactly as your name or names appear on the reverse side, whether or not you plan to attend the meeting.)